            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2005
                                                     REGISTRATION NO. 333-122394
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                               AMENDMENT NO. 2 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                               EMRISE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                          77-0226211
 (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                                      3825
                          (PRIMARY STANDARD INDUSTRIAL
                           CLASSIFICATION CODE NUMBER)
                                 --------------
                          9485 HAVEN AVENUE, SUITE 100
                       RANCHO CUCAMONGA, CALIFORNIA 91730
                                 (909) 987-9220
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                 --------------
                                CARMINE T. OLIVA
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               EMRISE CORPORATION
                          9485 HAVEN AVENUE, SUITE 100
                       RANCHO CUCAMONGA, CALIFORNIA 91730
                                 (909) 987-9220
                              (909) 987-9228 (FAX)
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 --------------
                        COPIES OF ALL CORRESPONDENCE TO:
                             LARRY A. CERUTTI, ESQ.
                           CRISTY LOMENZO PARKER, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, 14TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 641-5100
                              (714) 546-9035 (FAX)
                                 --------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.
                                 --------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                                CALCULATION OF REGISTRATION FEE
======================================== ===================== ====================== ====================== ======================
                                                 Amount           Proposed maximum       Proposed maximum
          Title of each class of                 to be             offering price            aggregate              Amount of
       securities to be registered           registered(1)          per share(2)         offering price(2)      registration fee
---------------------------------------- --------------------- ---------------------- ---------------------- ----------------------
Common stock, $0.0033 par value              18,388,777(3)             $1.49              $27,399,277.73          $3,224.89(4)
======================================== ===================== ====================== ====================== ======================

(1) In the event of a stock split, stock dividend or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and is based upon the average of the high and low sale prices of the registrant's common stock reported on the OTC Bulletin Board on January 25, 2005.
(3) Includes 4,606,685 shares of common stock issuable upon exercise of warrants.
(4) Fee of $3,224.89 was paid with the initial filing of this registration statement.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED MAY 31, 2005


PROSPECTUS

                                18,388,777 SHARES



                               EMRISE CORPORATION

                                  COMMON STOCK
                              ____________________


         This a public offering of 18,388,777 shares of our common stock. All shares are being offered by selling security holders identified in this prospectus. We will not receive any of the proceeds from the sale of shares by the selling security holders. Our common stock is quoted on the OTC Bulletin Board under the symbol "EMRI." On May 20, 2005, the closing sale price of our common stock on the OTC Bulletin Board was $1.18 per share.


         The mailing address and the telephone number of our principal executive offices are 9485 Haven Avenue, Rancho Cucamonga, California 91730, (909) 987-9220.
                              ____________________


         Investing in our shares of common stock involves risks. See "Risk Factors" beginning on page 8 for factors you should consider before buying shares of our common stock.
                              ____________________


         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS ______________, 2005.

                                          TABLE OF CONTENTS
                                                                                                 Page
                                                                                                 ----
Prospectus Summary.................................................................................2
Risk Factors.......................................................................................8
Special Note Regarding Forward-Looking Statements.................................................14
Use of Proceeds...................................................................................14
Dividend Policy...................................................................................14
Price Range of Common Stock.......................................................................15
Capitalization....................................................................................15
Selected Consolidated Historical Financial Data...................................................16
Unaudited Condensed Consolidated Pro Forma Financial Data.........................................18
Management's Discussion and Analysis of Financial Condition and Results of Operations.............23
Business..........................................................................................52
Management........................................................................................77
Retirement Account Matching Contributions.........................................................80
Certain Relationships and Related Transactions....................................................91
Principal Stockholders............................................................................92
Selling Security Holders..........................................................................94
Plan of Distribution.............................................................................101
Description of Capital Stock.....................................................................103
Legal Matters....................................................................................106
Experts..........................................................................................106
Where You Can Find Additional Information........................................................106
Index to Financial Statements and Financial Statement Schedule...................................F-1



                                                  1

                               PROSPECTUS SUMMARY

         TO FULLY UNDERSTAND THIS OFFERING AND ITS CONSEQUENCES TO YOU, YOU SHOULD READ THE FOLLOWING SUMMARY ALONG WITH THE MORE DETAILED INFORMATION AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. IN THIS PROSPECTUS, THE WORDS "WE," "US," "OUR" AND SIMILAR TERMS REFER TO EMRISE CORPORATION TOGETHER WITH ITS SUBSIDIARIES UNLESS THE CONTEXT PROVIDES OTHERWISE.

                               EMRISE CORPORATION


         We are a Delaware corporation that was formed July 14, 1989. We have three wholly-owned operating subsidiaries, Emrise Electronics Corporation, a New Jersey corporation that was formed in 1983 ("Emrise Electronics"), CXR Larus Corporation, a Delaware corporation that was formed in 1984 ("CXR Larus"), and CXR-Anderson Jacobson, a French company that was formed in 1973 ("CXR-AJ"). Emrise Electronics and its subsidiaries design, develop, manufacture and market electronic components for defense, aerospace and industrial markets. CXR Larus and CXR-AJ design, develop, manufacture and market network access and transmission products and communications test equipment. CXR Larus also manufactures and sells communication timing and synchronization products.


         In December 2004, CXR Larus changed its name from CXR Telcom Corporation when it succeeded by merger to the assets and liabilities of Larus Corporation, a San Jose, California-based manufacturer and seller of telecommunications products, and Vista Labs, Incorporated, a subsidiary of Larus Corporation that provided engineering services to Larus Corporation. As described in more detail elsewhere in the prospectus, we acquired Larus Corporation and Vista Labs, Incorporated in July 2004.


         In March 2005, XCEL Corporation Ltd., a United Kingdom-based subsidiary of Emrise Electronics ("XCEL"), acquired Pascall Electronic (Holdings) Limited ("PEHL") and its wholly-owned subsidiary, Pascall Electronics Limited ("Pascall"). Pascall is based in the United Kingdom and manufactures a range of proprietary power systems and radio frequency ("RF") components and subsystems.

         Through our operating subsidiaries, Emrise Electronics, CXR Larus and CXR-AJ, and through the divisions and subsidiaries of those subsidiaries, we design, develop, manufacture, assemble, and market products and services in the following two material business segments:


         o        Electronic Components

                  --       digital and rotary switches

                  --       electronic power supplies

                  --       RF components

                  --       subsystem assemblies

         o        Communications Equipment

                  --       network access and transmission products

                  --       communication timing and synchronization products

                  --       communications test instruments

         Our sales are primarily in North America, Europe and Asia. Sales to customers in the electronic components segment, primarily to defense and aerospace customers, defense contractors and industrial customers, were 52.2% and 63.1% of our total net sales during the three months ended March 31, 2005 and 2004, respectively, and 51.1%, 63.4% and 59.1% of our total net sales during 2004, 2003 and 2002, respectively. Sales of communications equipment and related services, primarily to private customers premises and public carrier customers, were 47.8% and 36.9% of our total net sales during the three months ended March 31, 2005 and 2004, respectively, and 48.9%, 36.6% and 40.9% of our total net sales during 2004, 2003 and 2002, respectively.


         Our objective in our electronic components business is to become the supplier of choice for harsh environment digital and rotary switches, custom power supplies and RF and microwave products. Our objective in our communications equipment business is to become a leader in quality, cost effective solutions to meet the requirements of communications equipment customers. We believe that we can achieve these objectives through customer-oriented product development, superior product solutions, and excellence in local market service and support.

CORPORATE INFORMATION

         Our principal executive offices are located at 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California 91730. Our telephone number is (909) 987-9220. Our Internet address is http://www.emrise.com. Information contained on, or that is accessible through, our websites should not be considered to be part of this prospectus.

                                           THE OFFERING

Common stock offered by the selling security holders        18,388,777 shares

Common stock to be outstanding after this offering          41,991,393 shares

Use of proceeds                                             All proceeds of this offering will be
                                                            received by selling security holders
                                                            for their own accounts. See "Use of
                                                            Proceeds."

OTC Bulletin Board symbol                                   EMRI


         The number of shares of common stock being offered by the selling security holders includes 13,782,092 outstanding shares of common stock held by certain security holders and assumes the exercise of warrants whose underlying shares of common stock are covered by this prospectus in exchange for 4,606,685 shares of common stock, and the immediate resale of all of those 4,606,685 shares of common stock. The number of shares of common stock that will be outstanding upon the completion of this offering is based on the 37,384,708 shares outstanding as of May 20, 2005, and excludes the following:

         o 2,327,696 shares of common stock reserved for issuance under our stock option plans, of which options to purchase 1,458,998 shares were outstanding as of that date, at a weighted average exercise price of $0.64 per share;

         o 85,000 shares of common stock underlying warrants outstanding as of that date, at an exercise price of $1.86 per share; and


         o any additional shares of common stock we may issue from time to time after that date.

         You should read the discussion under "Management -- Stock Option Plans" for additional information about our stock option plans.

                 SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA


         The following financial data should be read in conjunction with the consolidated financial statements and the notes to those statements beginning on page F-1 of this prospectus, and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The consolidated statements of operations and comprehensive income data for the three months March 31, 2005 and 2004 and the consolidated balance sheet data as of March 31, 2005 and 2004 are derived from unaudited financial statements included in the prospectus that, in the opinion of our management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial data for these periods.

         The consolidated statements of operations and comprehensive income data for the years ended December 31, 2004, 2003 and 2002 and the consolidated balance sheet data at December 31, 2004 and 2003 are derived from the consolidated audited financial statements included in this prospectus. The consolidated statements of operations and comprehensive income data with respect to the years ended December 31, 2001 and 2000 and the consolidated balance sheet data at December 31, 2001 are derived from our audited financial statements not included in this prospectus. The historical results that appear below are not necessarily indicative of results to be expected for any future periods.



                                              THREE        THREE
                                              MONTHS       MONTHS
                                              ENDED        ENDED
                                             MAR. 31,     MAR. 31,                       YEAR ENDED DECEMBER 31,
                                             --------     --------     ------------------------------------------------------------
                                               2005         2004         2004         2003         2002         2001         2000
                                             --------     --------     --------     --------     --------     --------     --------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME DATA:

Net sales ...............................    $  7,299     $  6,192     $ 29,861     $ 25,519     $ 22,664     $ 27,423     $ 28,050
Cost of sales ...........................       4,187        3,445       16,146       14,835       14,147       15,456       15,529
                                             --------     --------     --------     --------     --------     --------     --------
Gross profit ............................       3,112        2,747       13,715       10,684        8,517       11,967       12,521
Selling, general and administrative
  expenses ..............................       2,831        2,217       10,226        7,812        7,731       10,129        9,827
Engineering and product development
  expenses ..............................         532          283        1,521          951        1,015        1,076        1,167
                                             --------     --------     --------     --------     --------     --------     --------
Income (loss) from operations ...........        (251)         247        1,968        1,921         (229)         762        1,527
Total other income (expense) ............         (33)        (102)        (439)        (474)        (361)        (414)         207
                                             --------     --------     --------     --------     --------     --------     --------
Income (loss) from continuing
  operations before income taxes ........        (284)         145        1,529        1,447         (590)         348        1,734
Income tax (benefit) expense ............          66           75           49          286          (20)          77           31
                                             --------     --------     --------     --------     --------     --------     --------
Income (loss) from continuing
  operations ............................        (350)          70        1,480        1,161         (570)         271        1,703
Discontinued operations:
  Loss from operations of
    discontinued segment ................          --           --           --           --           --           56         (212)
  Gain (loss) on disposal of
    discontinued segment including
    provision for phase out period
    of $122 in 2000 .....................          --           --           --           --           --           --         (487)
                                             --------     --------     --------     --------     --------     --------     --------
Net income (loss) .......................        (350)          70        1,480        1,161         (570)         327        1,004
Foreign currency translation
  adjustment ............................        (441)          (2)         379          705          446         (312)        (505)
                                             --------     --------     --------     --------     --------     --------     --------
Total comprehensive income (loss) .......    $   (791)    $     68     $  1,859     $  1,866     $   (124)    $     15     $    499
                                             ========     ========     ========     ========     ========     ========     ========

                                              THREE        THREE
                                              MONTHS       MONTHS
                                              ENDED        ENDED
                                             MAR. 31,     MAR. 31,                       YEAR ENDED DECEMBER 31,
                                             --------     --------     ------------------------------------------------------------
                                               2005         2004         2004         2003         2002         2001         2000
                                             --------     --------     --------     --------     --------     --------     --------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME DATA
(CONTINUED):

Basic earnings (loss) per share
  from continuing operations ............    $  (0.01)    $   0.00     $   0.06     $   0.05     $  (0.03)    $   0.01     $   0.09
                                             ========     ========     ========     ========     ========     ========     ========
Diluted earnings (loss) per share
  from continuing operations ............    $  (0.01)    $   0.00     $   0.06     $   0.05     $  (0.03)    $   0.01     $   0.07
                                             ========     ========     ========     ========     ========     ========     ========
Basic earnings (loss) per share
  from discontinued operations ..........    $     --     $     --     $     --     $     --     $     --     $     --     $  (0.04)
                                             ========     ========     ========     ========     ========     ========     ========
Diluted earnings (loss) per share
  from discontinued operations ..........    $     --     $     --     $     --     $     --     $     --     $     --     $  (0.03)
                                             ========     ========     ========     ========     ========     ========     ========
Basic earnings (loss) per share .........    $  (0.01)    $   0.00     $   0.06     $   0.05     $  (0.03)    $   0.02     $   0.05
                                             ========     ========     ========     ========     ========     ========     ========
Diluted earnings (loss) per share .......    $  (0.01)    $   0.00     $   0.06     $   0.05     $  (0.03)    $   0.01     $   0.04
                                             ========     ========     ========     ========     ========     ========     ========
Weighted average shares
  outstanding, basic ....................      36,788       23,480       24,063       22,567       21,208       20,594       19,504
Weighted average shares
  outstanding, diluted ..................      36,788       24,395       24,839       23,811       21,208       23,782       23,027


                                                AT           AT
                                             MAR. 31,     MAR. 31,                           AT DECEMBER 31,
                                             --------     --------     ------------------------------------------------------------
                                               2005         2004         2004         2003         2002         2001         2000
                                             --------     --------     --------     --------     --------     --------     --------
                                                                                 (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:

Cash and cash equivalents ...............    $  6,861     $  1,057     $  1,057     $  1,174     $    254     $    604     $    756
Working capital .........................      14,932        5,540        5,540        5,696        3,961        3,686        2,780
Total assets ............................      41,541       25,086       25,086       17,169       16,786       17,688       19,484
Long-term debt, net of current
  portion ...............................         377          985          985          819          927          763          282
Stockholders' equity ....................      27,047       10,909       10,909        7,916        5,732        5,862        5,807
Convertible redeemable preferred
  stock .................................          --           --           --           --          282          270          259


         No cash dividends on our common stock were declared during any of the periods presented above. In October 2000, we decided to discontinue our circuits segment's operations. Accordingly, all current and prior financial information related to the circuits segment operations have been presented as discontinued operations in historical financial data above.


         Various factors materially affect the comparability of the information presented in the above table. These factors relate primarily to the acquisition of Larus Corporation in July 2004, the acquisition of Pascall in March 2005, changes in foreign currency conversion rates and new accounting pronouncements that may affect the consistency in the generally accepted accounting principles that we use. The year ended December 31, 2004 includes five months of Larus Corporation activity. The three months ended March 31, 2005 includes 13 days of Pascall activity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview."

        SUMMARY UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

         The following tables present a summary of our unaudited condensed consolidated pro forma financial data for the three months ended March 31, 2005 and the year ended December 31, 2004. You should read this financial data together with "Unaudited Condensed Consolidated Pro Forma Financial Data," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our historical audited and unaudited consolidated financial statements and the related notes thereto and the historical audited financial statements of PEHL and subsidiary appearing elsewhere in this prospectus. The unaudited condensed consolidated statements of operations data for the periods ended March 31, 2005 and December 31, 2004 give effect to our acquisition of PEHL and Pascall as if the acquisitions had been consummated on January 1, 2004. We previously acquired, effective as of July 13, 2004, all of the issued and outstanding common stock of Larus Corporation. The accompanying unaudited condensed consolidated statements of operations data for the year ended December 31, 2004 also give effect to the acquisition of Larus Corporation and Larus Corporation's subsidiary as if that acquisition had been consummated on January 1, 2004. The summary unaudited condensed consolidated pro forma financial data are presented for illustrative purposes only and do not represent what our results of operations actually would have been if the transactions referred to above had occurred as of the dates indicated or what our results of operations will be for future periods. The presented information does not include certain cost savings and operational synergies that we expect to achieve upon fully consolidating our acquisitions.

                                                            THREE MONTHS ENDED                  FISCAL YEAR ENDED
                                                               MARCH 31, 2005                   DECEMBER 31, 2004
                                                      ------------------------------      ------------------------------
                                                                         PRO FORMA                           PRO FORMA
                                                                         EMRISE AND                          EMRISE AND
                                                         EMRISE         ACQUISITIONS         EMRISE         ACQUISITIONS
                                                      ------------      ------------      ------------      ------------
CONDENSED CONSOLIDATED STATEMENTS OF
   OPERATIONS DATA:

Net sales .......................................     $      7,299      $     10,540      $     29,861      $     46,060
Cost of sales ...................................            4,187             5,835            16,146            28,005
                                                      ------------      ------------      ------------      ------------
Gross profit ....................................            3,112             4,705            13,715            18,055
Selling, general and administrative expenses ....            2,831             3,904            10,226            14,228
Engineering and product development expenses ....              532               891             1,521             2,100
                                                      ------------      ------------      ------------      ------------
Income (loss) from operations ...................             (251)              (90)            1,968             1,727
Total interest and other expense ................              (33)              (33)             (439)             (531)
Income (loss) before income taxes ...............             (284)             (123)            1,529             1,196
Income tax (benefit) expense ....................               66                66                49              (132)
                                                      ------------      ------------      ------------      ------------
Net income (loss) ...............................     $       (350)     $       (189)     $      1,480      $      1,328
                                                      ============      ============      ============      ============

Earnings (loss) per share, basic      ...........     $      (0.01)     $      (0.01)     $       0.06      $       0.04
Earnings (loss) per share, diluted      .........     $      (0.01)     $      (0.01)     $       0.06      $       0.03

Shares outstanding, basic   .....................           36,788            37,344            24,063            37,781
Shares outstanding, diluted  ....................           36,788            37,344            24,839            38,557


                                                            6

                                                            THREE MONTHS ENDED                  FISCAL YEAR ENDED
                                                               MARCH 31, 2005                   DECEMBER 31, 2004
                                                      ------------------------------      ------------------------------
                                                                         PRO FORMA                           PRO FORMA
                                                                         EMRISE AND                          EMRISE AND
                                                         EMRISE         ACQUISITIONS         EMRISE         ACQUISITIONS
                                                      ------------      ------------      ------------      ------------
LOSS PER SHARE:

Numerator:
   Net loss attributable to common
   stockholders .................................     $       (350)     $       (189)     $      1,480      $      1,328
Denominator:
   Weighted average number of common shares
     outstanding during the period, basic  ......           36,788            36,788            24,063            24,063
   Common shares issued to acquire Larus ........               --                --                --             1,214
   Additional weighted average common shares
     if private placement occurred at
     January 1, 2005 (considered necessary
     to acquire PEHL) ...........................               --               556                --            12,504
   Adjusted weighted average shares .............           36,788            37,344            24,063            37,781
   Incremental shares from assumed
     conversations of warrants, options and
     preferred stock ............................               --                --               776               776
   Adjusted weighted average shares .............           36,788            37,344            24,839            38,557

Loss per share, basic  ..........................     $      (0.01)     $      (0.01)     $       0.06      $       0.04
Loss per share, basic  ..........................     $      (0.01)     $      (0.01)     $       0.06      $       0.03



                                                            7

                                  RISK FACTORS

         THE FOLLOWING SUMMARIZES MATERIAL RISKS THAT YOU SHOULD CAREFULLY CONSIDER BEFORE YOU DECIDE TO BUY OUR COMMON STOCK IN THIS OFFERING. ANY OF THE FOLLOWING RISKS, IF THEY ACTUALLY OCCUR, WOULD LIKELY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE THE MONEY YOU PAID TO BUY OUR COMMON STOCK.

                          RISKS RELATED TO OUR BUSINESS

      OUR LACK OF LONG-TERM PURCHASE ORDERS OR COMMITMENTS MAY ADVERSELY AFFECT OUR BUSINESS IF DEMAND IS REDUCED.


         During 2004 and the three months ended March 31, 2005, the sale of electronic components accounted for 51.1% and 52.2%, respectively, of our total net sales, and the sale of communications equipment and related services accounted for 48.9% and 47.8%%, respectively, of our total net sales. In many cases we have long-term contracts with our electronic components and communications equipment customers that cover the general terms and conditions of our relationships with them but that do not include long-term purchase orders or commitments. Rather, our customers issue purchase orders requesting the quantities of communications equipment they desire to purchase from us, and if we are able and willing to fill those orders, then we fill them under the terms of the contracts. Accordingly, we cannot rely on long-term purchase orders or commitments to protect us from the negative financial effects of a reduced demand for our products that could result from a general economic downturn, from changes in the electronic components and communications equipment industries, including the entry of new competitors into the market, from the introduction by others of new or improved technology, from an unanticipated shift in the needs of our customers, or from other causes.




      MANY OF OUR COMPETITORS HAVE GREATER RESOURCES THAN US. IN ORDER TO COMPETE SUCCESSFULLY, WE MUST KEEP PACE WITH OUR COMPETITORS IN ANTICIPATING AND RESPONDING TO THE RAPID CHANGES INVOLVING THE ELECTRONIC COMPONENTS AND COMMUNICATIONS EQUIPMENT INDUSTRIES.

         Our future success will depend upon our ability to enhance our current products and services and to develop and introduce new products and services that keep pace with technological developments, respond to the growth in the electronic components and communications equipment markets in which we compete, encompass evolving customer requirements, provide a broad range of products and achieve market acceptance of our products. Many of our existing and potential competitors have larger technical staffs, more established and larger marketing and sales organizations and significantly greater financial resources than we do. Our lack of resources relative to our competitors may cause us to fail to anticipate or respond adequately to technological developments and customer requirements or to experience significant delays in developing or introducing new products and services. These failures or delays could reduce our competitiveness, revenues, profit margins or market share.

      WE RELY HEAVILY ON OUR MANAGEMENT, AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.


         Our success is highly dependent upon the continued services of key members of our management, including Carmine T. Oliva, our Chairman of the Board, President and Chief Executive Officer, Graham Jefferies, our Executive Vice President and Chief Operating Officer, and Randolph Foote, our Senior Vice President, Chief Financial Officer and Secretary. Mr. Oliva co-founded Emrise Electronics and has developed personal contacts and other skills that we rely upon in connection with our financing, acquisition and general business strategies. Mr. Jefferies is a long-time employee of Emrise who we have relied upon in connection with our United Kingdom acquisitions and who fulfills significant operational responsibilities in connection with our foreign and domestic operations. We rely upon Mr. Foote's skills in financial reporting, accounting and tax matters in addition to his skills in the analysis of potential acquisitions and general corporate administration. Consequently, the loss of Mr. Oliva, Mr. Jefferies, Mr. Foote or one or more other key members of management could adversely affect us. Although we have entered into employment agreements with each of our executive officers, those agreements are of limited duration and are subject to early termination by the officers under some circumstances. We maintain key-man life insurance on Mr. Oliva and Mr. Jefferies. However, we cannot assure you that we will be able to maintain this insurance in effect or that the coverage will be sufficient to compensate us for the loss of the services of Mr. Oliva or Mr. Jefferies.

      IF WE ARE UNABLE TO SUCCESSFULLY IDENTIFY OR MAKE STRATEGIC ACQUISITIONS, OUR LONG-TERM COMPETITIVE POSITIONING MAY SUFFER.

         Our business strategy includes growth through acquisitions that we believe will improve our competitive capabilities or provide additional market penetration or business opportunities in areas that are consistent with our business plan. Identifying and pursuing strategic acquisitions and integrating acquired products and businesses requires a significant amount of management time and skill. Acquisitions may also require us to expend a substantial amount of cash or other resources, not only as a result of the direct expenses involved in the acquisition transaction, but also as a result of ongoing research and development activities that may be required to maintain or enhance the long-term competitiveness of acquired products, particularly those products marketed to the rapidly evolving telecommunications industry. If we are unable to make strategic acquisitions due to our inability to identify appropriate targets, or to manage the difficulties or costs involved in the acquisitions, our long-term competitive positioning may suffer.

      IF WE ARE UNABLE TO FULFILL BACKLOG ORDERS DUE TO CIRCUMSTANCES INVOLVING US OR ONE OR MORE OF OUR SUPPLIERS OR CUSTOMERS, OUR ANTICIPATED RESULTS OF OPERATIONS WILL SUFFER.


         As of March 31, 2005, we had $15,021,000 in backlog orders for our products. Backlog orders represent revenue that we anticipate recognizing in the future, as evidenced by purchase orders and other purchase commitments received from customers, but on which work has not yet been initiated or with respect to which work is currently in progress. Our backlog orders are due in large part to the long lead-times associated with our electronic components products, which products generally are custom built to order. We cannot assure you that we will be successful in fulfilling orders and commitments in a timely manner or that we will ultimately recognize as revenue the amounts reflected as backlog. Factors that could affect our ability to fulfill backlog orders include difficulty we may experience in obtaining components from suppliers, whether due to obsolescence, production difficulties on the part of suppliers or other causes, or customer-induced delays and product holds. Our anticipated results of operations will suffer to the extent we are unable to fulfill backlog orders within the timeframes we establish, particularly if delays in fulfilling backlog orders cause our customers to reduce or cancel their orders.


      IF OUR PRODUCTS FAIL TO COMPLY WITH EVOLVING GOVERNMENT AND INDUSTRY STANDARDS AND REGULATIONS, WE MAY HAVE DIFFICULTY SELLING OUR PRODUCTS.

         We design our products to comply with a significant number of industry standards and regulations, some of which are evolving as new technologies are deployed. In the United States, our communications equipment products must comply with various regulations defined by the United States Federal Communications Commission, or FCC, and Underwriters Laboratories as well as industry standards established by Telcordia Technologies, Inc., formerly Bellcore, and the American National Standards Institute. Internationally, our communications equipment products must comply with standards established by the

European Committee for Electrotechnical Standardization, the European Committee for Standardization, the European Telecommunications Standards Institute, telecommunications authorities in various countries as well as with recommendations of the International Telecommunications Union. The failure of our products to comply, or delays in compliance, with the various existing and evolving standards could negatively affect our ability to sell our products.

      OUR BUSINESS COULD SUFFER IF WE ARE UNABLE TO OBTAIN COMPONENTS OF OUR PRODUCTS FROM OUTSIDE SUPPLIERS.

         The major components of our products include circuit boards, microprocessors, chipsets and memory components. Most of these components are available from multiple sources. However, we currently obtain some components used in our products from single or limited sources. Some modem chipsets used in our data communications equipment products have been in short supply and are frequently on allocation by semiconductor manufacturers. We have, from time to time, experienced difficulty in obtaining some components. We do not have guaranteed supply arrangements with any of our suppliers, and there can be no assurance that our suppliers will continue to meet our requirements. Further, disruption in transportation services as a result of enhanced security measures in response to terrorism threats or attacks may cause some increases in costs and timing for both our receipt of components and shipment of products to our customers. If our existing suppliers are unable to meet our requirements, we could be required to alter product designs to use alternative components or, if alterations are not feasible, we could be required to eliminate products from our product line.

         Shortages of components could not only limit our product line and production capacity but also could result in higher costs due to the higher costs of components in short supply or the need to use higher cost substitute components. Significant increases in the prices of components could adversely affect our results of operations because our products compete on price and, therefore, we may not be able to adjust product pricing to reflect the increases in component costs. Also, an extended interruption in the supply of components or a reduction in their quality or reliability would adversely affect our financial condition and results of operations by impairing our ability to timely deliver quality products to our customers. Delays in deliveries due to shortages of components or other factors may result in cancellation by our customers of all or part of their orders. Although customers who purchase from us products, such as many of our digital switches and all of our custom power supplies, that are not readily available from other sources would be less likely than other customers of ours to cancel their orders due to production delays, we cannot assure you that cancellations would not occur.

      FINANCIAL STATEMENTS OF OUR FOREIGN SUBSIDIARIES ARE PREPARED USING THE RELEVANT FOREIGN CURRENCY THAT MUST BE CONVERTED INTO UNITED STATES DOLLARS FOR INCLUSION IN OUR CONSOLIDATED FINANCIAL STATEMENTS. AS A RESULT, EXCHANGE RATE FLUCTUATIONS MAY ADVERSELY AFFECT OUR REPORTED RESULTS OF OPERATIONS.


         We have established and acquired international subsidiaries that prepare their balance sheets in the relevant foreign currency. In order to be included in our consolidated financial statements, these balance sheets are converted, at the then current exchange rate, into United States dollars, and the statements of operations are converted using weighted average exchange rates for the applicable period. Accordingly, fluctuations of the foreign currencies relative to the United States dollar could affect our consolidated financial statements. Our exposure to fluctuations in currency exchange rates has increased as a result of the growth of our international subsidiaries. Sales of our products and services to customers located outside of the United States accounted for approximately 57.3% and 51.8% of our net sales for 2004 and the three months ended March 31, 2005. However, because historically the majority of our currency exposure has related to financial statement translation rather than to particular transactions, we do not intend to enter into, nor have we historically entered into, forward currency contracts or hedging arrangements in an effort to mitigate our currency exposure.

      BECAUSE WE BELIEVE THAT PROPRIETARY RIGHTS ARE MATERIAL TO OUR SUCCESS, MISAPPROPRIATION OF THESE RIGHTS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

         Our future success will be highly dependent on proprietary technology, particularly in our communications equipment business. However, we do not hold any patents and we currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary rights. Our management believes that because of the rapid pace of technological change in the industries in which we operate, the legal intellectual property protection for our products is a less significant factor in our success than the knowledge, abilities and experience of our employees, the frequency of our product enhancements, the effectiveness of our marketing activities and the timeliness and quality of our support services. Consequently, we rely to a great extent on trade secret protection for much of our technology. However, there can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors or customers will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology. Our financial condition would be adversely affected if we were to lose our competitive position due to our inability to adequately protect our proprietary rights as our technology evolves.

                         RISKS RELATED TO THIS OFFERING

      OUR COMMON STOCK PRICE HAS BEEN VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES OF OUR COMMON STOCK AND IN LITIGATION AGAINST US.


         The market prices of securities of technology-based companies currently are highly volatile. The market price of our common stock has fluctuated significantly in the past. In fact, during 2004, the high and low closing sale prices of a share of our common stock were $1.68 and $0.52, respectively. Between January 1, 2005 and May 20, 2005, the high and low closing sale prices of a share of our common stock were $1.83 and $1.09, respectively. The market price of our common stock may continue to fluctuate in response to the following factors, many of which are beyond our control:


         o changes in market valuations of similar companies and stock market price and volume fluctuations generally;

         o economic conditions specific to the electronic components or communications equipment industries;

         o announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;

         o delays in our introduction of new products or technological innovations or problems in the functioning of these new products or innovations;

         o third parties' infringement of our intellectual property rights;

         o changes in our pricing policies or the pricing policies of our competitors;

         o        foreign currency translations gains or losses;

         o        regulatory developments;

         o        fluctuations in our quarterly or annual operating results;

         o        additions or departures of key personnel; and

         o        future sales of our common stock or other securities.

         The price at which you purchase shares of common stock may not be indicative of the price of our stock that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you. Moreover, in the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources.

      THE UNPREDICTABILITY OF OUR QUARTERLY OPERATING RESULTS MAY CAUSE THE PRICE OF OUR COMMON STOCK TO FLUCTUATE OR DECLINE.

         Our quarterly operating results have varied significantly in the past and will likely continue to do so in the future due to a variety of factors, many of which are beyond our control. Fluctuations in our operating results may result from a variety of factors. Our operating results from our communications segment tend to be less stable and predictable than our operating results from our electronic components segment.

         For example, the general decline in telecommunications market activity and other changes affecting the telecommunications industry, including consolidations and restructuring of United States and foreign telephone companies, cause our sales to decrease or increase. Our sales may increase if we obtain new customers as a result of the consolidations or restructurings. However, our sales may decrease, either temporarily or permanently to the extent our customers are acquired by or combined with companies that are and choose to remain customers of our competitors.

         In addition, the cyclical nature of the telecommunications business due to the budgetary cycle of Regional Bell Operating Companies, or RBOCs, has had and will continue to have for the foreseeable future an effect on our quarterly operating results. RBOCs generally obtain approval for their annual budgets during the first quarter of each calendar year. If an RBOC's annual budget is not approved early in the calendar year or is insufficient to cover its desired purchases for the entire calendar year, we are unable to sell products to the RBOC during the period of the delay or shortfall.

         Quarter to quarter fluctuations may also result from the uneven pace of technological innovation, the development of products responding to these technological innovations by us and our competitors, our customers' acceptance of these products and innovations, the varied degree of price, product and technological competition and our customers' and competitors' responses to these changes.

         Due to these factors and other factors, including changes in general economic conditions, we believe that period-to-period comparisons of our operating results will not necessarily be meaningful in predicting future performance. If our operating results do not meet the expectations of investors, our stock price may fluctuate or decline.

      FUTURE SALES OF SHARES OF OUR COMMON STOCK BY OUR STOCKHOLDERS COULD CAUSE OUR STOCK PRICE TO DECLINE.


         We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time. As of May 20, 2005, we had outstanding 37,384,708 shares of common stock. An aggregate of 13,782,092 of these shares were included for resale under this prospectus. As of May 20, 2005, we also had outstanding options and warrants to purchase up to 6,150,683 shares of common stock. Of these, 4,606,685 shares of common stock underlying warrants were included for resale under this prospectus and 1,458,998 shares underlying options were covered on existing registration statements. Sales of shares of our common stock in the public market after the registration statement of which this prospectus is a part is declared effective, or the perception that those sales may occur, could cause the trading price of our common stock to decrease or to be lower than it might be in the absence of those shares or perceptions.


      BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR COMMON STOCK MAY BE REDUCED.

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 per share that trade on the OTC Bulletin Board or the Pink Sheets. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in a penny stock, such as our common stock, and investors in our common stock may find it difficult to sell their shares.

      BECAUSE OUR COMMON STOCK IS NOT LISTED ON A NATIONAL SECURITIES EXCHANGE, YOU MAY FIND IT DIFFICULT TO DISPOSE OF OR OBTAIN QUOTATIONS FOR OUR COMMON STOCK.

         Our common stock trades under the symbol "EMRI" on the OTC Bulletin Board. Because our common stock trades on the OTC Bulletin Board rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements, including statements concerning future conditions in the electronic components and communications equipment industries, and concerning our future business, financial condition, operating strategies, and operational and legal risks. We use words like "believe," "expect," "may," "will," "could," "seek," "estimate," "continue," "anticipate," "intend," "goal," "future," "plan" or variations of those terms and other similar expressions, including their use in the negative, to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties, including those identified under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in these forward-looking statements are reasonable, actual conditions in the electronic components and communications equipment industries, and actual conditions and results in our business, could differ materially from those expressed in these forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Any of these different outcomes could cause the price of our common stock to decline substantially. Except as required by law, we undertake no duty to update any forward-looking statement after the date of this prospectus, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of our common stock in this offering. Rather, all proceeds will be received by selling security holders.

                                 DIVIDEND POLICY

         We have not declared or paid any cash dividends on our capital stock in the past, and we do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future. In addition, our credit facility with Wells Fargo Bank, N.A., described in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," restricts the payment of dividends without the bank's consent.

         We will pay dividends on our common stock only if and when declared by our board of directors. Our board of directors' ability to declare a dividend is subject to restrictions imposed by Delaware law. In determining whether to declare dividends, the board of directors will consider these restrictions as well as our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

                           PRICE RANGE OF COMMON STOCK

         Our common stock has been traded on the OTC Bulletin Board under the symbol "EMRI" since September 15, 2004. Throughout 2003 and until September 14, 2004, our common stock traded on the OTC Bulletin Board under the symbol "MCTL." The table below shows, for each fiscal quarter indicated, the high and low closing bid prices for shares of our common stock. This information has been obtained from the OTC Bulletin Board. The prices shown reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.


                                                               HIGH       LOW
                                                              -------   -------
YEAR ENDED DECEMBER 31, 2003
   First Quarter...........................................    $0.20      $0.15
   Second Quarter..........................................     0.37       0.20
   Third Quarter...........................................     1.00       0.28
   Fourth Quarter..........................................     1.37       0.85
YEAR ENDED DECEMBER 31, 2004
   First Quarter...........................................    $1.18      $0.87
   Second Quarter..........................................     1.28       0.76
   Third Quarter...........................................     0.82       0.52
   Fourth Quarter..........................................     1.68       0.60
YEAR ENDING DECEMBER 31, 2005
   First Quarter...........................................    $1.82      $1.46

         As of May 20, 2005, we had 37,384,708 shares of common stock outstanding held of record by approximately 2,900 stockholders. These holders of record include depositories that hold shares of stock for brokerage firms which, in turn, hold shares of stock for numerous beneficial owners. On May 20, 2005, the closing sale price of our common stock on the OTC Bulletin Board was $1.18 per share.


                                 CAPITALIZATION


         The following table sets forth our capitalization as of March 31, 2005. The information in the table below should be read in conjunction with our consolidated financial statements and related notes beginning on page F-1 of this prospectus.





                                                                                     MARCH 31, 2005
                                                                                    -----------------
                                                                                     (IN THOUSANDS,
                                                                                    EXCEPT SHARE DATA)
                                                                                       (UNAUDITED)
Long-term debt, less current portion ............................................     $        377
                                                                                      ------------
Notes payable to stockholders, less current portion .............................            2,125
                                                                                      ------------
Stockholders' equity:
   Preferred Stock, $0.01 par value per share, 10,000,000 shares authorized;
     no shares issued and outstanding ...........................................               --
   Common Stock, $0.0033 par value, 50,000,000 shares authorized;
     37,384,708 shares issued and outstanding ...................................              123
   Additional paid-in capital ...................................................           43,634
   Accumulated deficit ..........................................................          (16,756)
   Accumulated other comprehensive income .......................................               46
                                                                                      ------------
     Total stockholders' equity .................................................           27,047
                                                                                      ------------
       Total capitalization .....................................................     $     29,549
                                                                                      ============

                 SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA


         The following financial data should be read in conjunction with the consolidated financial statements and the notes to those statements beginning on page F-1 of this prospectus, and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The consolidated statements of operations and comprehensive income data for the three months March 31, 2005 and 2004 and the consolidated balance sheet data as of March 31, 2005 and 2004 are derived from unaudited financial statements included in the prospectus that, in the opinion of our management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial data for these periods.

         The consolidated statements of operations and comprehensive income data for the years ended December 31, 2004, 2003 and 2002 and the consolidated balance sheet data at December 31, 2004 and 2003 are derived from the consolidated audited financial statements included in this prospectus. The consolidated statements of operations and comprehensive income data with respect to the years ended December 31, 2001 and 2000 and the consolidated balance sheet data at December 31, 2001 are derived from our audited financial statements not included in this prospectus. The historical results that appear below are not necessarily indicative of results to be expected for any future periods.

                                              THREE        THREE
                                              MONTHS       MONTHS
                                              ENDED        ENDED
                                             MAR. 31,     MAR. 31,                       YEAR ENDED DECEMBER 31,
                                             --------     --------     ------------------------------------------------------------
                                               2005         2004         2004         2003         2002         2001         2000
                                             --------     --------     --------     --------     --------     --------     --------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME DATA:

Net sales ...............................    $  7,299     $  6,192     $ 29,861     $ 25,519     $ 22,664     $ 27,423     $ 28,050
Cost of sales ...........................       4,187        3,445       16,146       14,835       14,147       15,456       15,529
                                             --------     --------     --------     --------     --------     --------     --------
Gross profit ............................       3,112        2,747       13,715       10,684        8,517       11,967       12,521
Selling, general and administrative
  expenses ..............................       2,831        2,217       10,226        7,812        7,731       10,129        9,827
Engineering and product development
  expenses ..............................         532          283        1,521          951        1,015        1,076        1,167
                                             --------     --------     --------     --------     --------     --------     --------
Income (loss) from operations ...........        (251)         247        1,968        1,921         (229)         762        1,527
Total other income (expense) ............         (33)        (102)        (439)        (474)        (361)        (414)         207
                                             --------     --------     --------     --------     --------     --------     --------
Income (loss) from continuing
  operations before income taxes ........        (284)         145        1,529        1,447         (590)         348        1,734
Income tax (benefit) expense ............          66           75           49          286          (20)          77           31
                                             --------     --------     --------     --------     --------     --------     --------
Income (loss) from continuing
  operations ............................        (350)          70        1,480        1,161         (570)         271        1,703
Discontinued operations:
  Loss from operations of
    discontinued segment ................          --           --           --           --           --           56         (212)
  Gain (loss) on disposal of
    discontinued segment including
    provision for phase out period
    of $122 in 2000 .....................          --           --           --           --           --           --         (487)
                                             --------     --------     --------     --------     --------     --------     --------
Net income (loss) .......................        (350)          70        1,480        1,161         (570)         327        1,004
Foreign currency translation
  adjustment ............................        (441)          (2)         379          705          446         (312)        (505)
                                             --------     --------     --------     --------     --------     --------     --------
Total comprehensive income (loss) .......    $   (791)    $     68     $  1,859     $  1,866     $   (124)    $     15     $    499
                                             ========     ========     ========     ========     ========     ========     ========

                                              THREE        THREE
                                              MONTHS       MONTHS
                                              ENDED        ENDED
                                             MAR. 31,     MAR. 31,                       YEAR ENDED DECEMBER 31,
                                             --------     --------     ------------------------------------------------------------
                                               2005         2004         2004         2003         2002         2001         2000
                                             --------     --------     --------     --------     --------     --------     --------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME DATA
(CONTINUED):

Basic earnings (loss) per share
  from continuing operations ............    $  (0.01)    $   0.00     $   0.06     $   0.05     $  (0.03)    $   0.01     $   0.09
                                             ========     ========     ========     ========     ========     ========     ========
Diluted earnings (loss) per share
  from continuing operations ............    $  (0.01)    $   0.00     $   0.06     $   0.05     $  (0.03)    $   0.01     $   0.07
                                             ========     ========     ========     ========     ========     ========     ========
Basic earnings (loss) per share
  from discontinued operations ..........    $     --     $     --     $     --     $     --     $     --     $     --     $  (0.04)
                                             ========     ========     ========     ========     ========     ========     ========
Diluted earnings (loss) per share
  from discontinued operations ..........    $     --     $     --     $     --     $     --     $     --     $     --     $  (0.03)
                                             ========     ========     ========     ========     ========     ========     ========
Basic earnings (loss) per share .........    $  (0.01)    $   0.00     $   0.06     $   0.05     $  (0.03)    $   0.02     $   0.05
                                             ========     ========     ========     ========     ========     ========     ========
Diluted earnings (loss) per share .......    $  (0.01)    $   0.00     $   0.06     $   0.05     $  (0.03)    $   0.01     $   0.04
                                             ========     ========     ========     ========     ========     ========     ========
Weighted average shares
  outstanding, basic ....................      36,788       23,480       24,063       22,567       21,208       20,594       19,504
Weighted average shares
  outstanding, diluted ..................      36,788       24,395       24,839       23,811       21,208       23,782       23,027


                                                AT           AT
                                             MAR. 31,     MAR. 31,                           AT DECEMBER 31,
                                             --------     --------     ------------------------------------------------------------
                                               2005         2004         2004         2003         2002         2001         2000
                                             --------     --------     --------     --------     --------     --------     --------
                                                                                 (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:

Cash and cash equivalents ...............    $  6,861     $  1,057     $  1,057     $  1,174     $    254     $    604     $    756
Working capital .........................      14,932        5,540        5,540        5,696        3,961        3,686        2,780
Total assets ............................      41,541       25,086       25,086       17,169       16,786       17,688       19,484
Long-term debt, net of current
  portion ...............................         377          985          985          819          927          763          282
Stockholders' equity ....................      27,047       10,909       10,909        7,916        5,732        5,862        5,807
Convertible redeemable preferred
  stock .................................          --           --           --           --          282          270          259


         No cash dividends on our common stock were declared during any of the periods presented above. In October 2000, we decided to discontinue our circuits segment's operations. Accordingly, all current and prior financial information related to the circuits segment operations have been presented as discontinued operations in historical financial data above.


         Various factors materially affect the comparability of the information presented in the above table. These factors relate primarily to the acquisition of Larus Corporation in July 2004, changes in foreign currency conversion rates and new accounting pronouncements that may affect the consistency in the generally accepted accounting principles that we use. The year ended December 31, 2004 includes five months of Larus Corporation activity. The three months ended March 31, 2005 includes 13 days of Pascall activity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview."

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

         The following tables present our unaudited condensed consolidated pro forma financial data for the three months ended March 31, 2005 and the year ended December 31, 2004. The unaudited condensed consolidated statements of operations data for the periods ended March 31, 2005 and December 31, 2004 give effect to our acquisition of PEHL and Pascall as if the acquisitions had been consummated on January 1, 2004. A pro forma condensed consolidated balance sheet is not presented because the balance sheets of PEHL and Pascall and related purchase accounting adjustments were included in the financial statements included in our quarterly report on Form 10-Q for the three months ended March 31, 2005.

         We previously acquired, effective as of July 13, 2004, all of the issued and outstanding common stock of Larus Corporation. The accompanying unaudited condensed consolidated statements of operations data for the year ended December 31, 2004 also give effect to the acquisition of Larus Corporation and Larus Corporation's subsidiary as if that acquisition had been consummated on January 1, 2004.

         The acquisitions were accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, plus estimated fees and expenses related to the acquisitions, over the fair value of net assets acquired are recorded as goodwill.

         This information should be read together with our historical audited and unaudited consolidated financial statements and the related notes thereto and the historical audited financial statements of PEHL and subsidiary appearing elsewhere in this prospectus. It should also be read together with our "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.

         The summary unaudited condensed consolidated pro forma financial data are presented for illustrative purposes only and do not represent what our results of operations actually would have been if the transactions referred to above had occurred as of the dates indicated or what our results of operations will be for future periods. The presented information does not include certain cost savings and operational synergies that we expect to achieve upon fully consolidating our acquisitions.

                     EMRISE CORPORATION AND PASCALL ELECTRONIC (HOLDINGS) LIMITED AND SUBSIDIARIES
                         PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                           THREE MONTHS ENDED MARCH 31, 2005
                                     (Amounts In Thousands, Except Per Share Data)


                                                                                          PRO FORMA
                                                         EMRISE             PEHL          ADJUSTMENT          TOTALS
                                                      ------------      ------------     ------------      ------------
Net sales .......................................     $      7,299      $      3,241               --      $     10,540

Cost of sales ...................................            4,187             1,648               --             5,835
                                                      ------------      ------------     ------------      ------------

Gross profit ....................................            3,112             1,593               --             4,705

Selling, general and administrative expenses ....            2,831             1,070                3 (a)         3,904

Engineering and product development expenses ....              532               359               --               891
                                                      ------------      ------------     ------------      ------------

Income (loss) from operations ...................             (251)              164               (3)              (90)
Total other expense .............................              (33)               --               --               (33)
                                                      ------------      ------------     ------------      ------------

Income (loss) before income taxes ...............             (284)              164               (3)             (123)

Income tax expense ..............................               66                --               --                66
                                                      ------------      ------------     ------------      ------------

Net income (loss) ...............................     $       (350)     $        164     $         (3)     $       (189)
                                                      ============      ============     ============      ============

Loss per share, basic (b)  ......................     $      (0.01)               --               --      $      (0.01)

Loss per share, diluted (b)  ....................     $      (0.01)               --               --      $      (0.01)

Shares outstanding, basic  ......................           36,788                --              556            37,344

Shares outstanding, diluted  ....................           36,788                --              556            37,344

-------------------
(a)      Amortization of intangible assets (technology and customer relationships) totaled $3 for the quarter based on the following estimated values and service lives: trademarks - $50 and 5 years.
(b)      The following table summarizes the combined pro forma basic and diluted loss per share as if Emrise had acquired PEHL as of January 1, 2005:


                                                           19

                      EMRISE CORPORATION AND PASCALL ELECTRONIC (HOLDINGS) LIMITED AND SUBSIDIARIES
                          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                                            THREE MONTHS ENDED MARCH 31, 2005
                                      (Amounts In Thousands, Except Per Share Data)


                                                                                          PRO FORMA
                                                         EMRISE             PEHL          ADJUSTMENT          TOTALS
                                                      ------------      ------------     ------------      ------------
Earnings (loss) per share

Numerator:

   Net income (loss) attributable to
     common stockholders ........................     $       (350)     $        164     $         (3)     $       (189)

Denominator:

   Weighted average number of
     common shares outstanding during
     the period, basic  .........................           36,788                --               --            36,788

   Additional weighted average common
     shares if private placement occurred at
     January 1, 2005 (considered necessary
     to acquire PEHL) ...........................               --                --              556               556

   Adjusted weighted average shares .............           36,788                --              556            37,344

   Incremental shares from assumed
     conversions of warrants, options
     and preferred stock ........................               --                --               --                --

   Adjusted weighted average shares .............           36,788                --              556            37,344

Loss per share, basic  ..........................     $      (0.01)               --               --      $      (0.01)

Loss per share, diluted  ........................     $      (0.01)               --               --      $      (0.01)


                                                           20

                 EMRISE CORPORATION AND PASCALL ELECTRONIC (HOLDINGS) LIMITED AND LARUS CORPORATION AND SUBSIDIARIES
                                PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                                    YEAR ENDED DECEMBER 31, 2004
                                            (Amounts In Thousands, Except Per Share Data)


                                                                    LARUS                             PRO FORMA
                                                  EMRISE         CORPORATION           PEHL           ADJUSTMENT          TOTALS
                                               ------------      ------------      ------------      ------------      ------------
Net sales ................................     $     29,861      $      2,625      $     13,574                --      $     46,060

Cost of sales ............................           16,146             1,260            10,659               (60)(a)        28,005
                                               ------------      ------------      ------------      ------------      ------------
Gross profit .............................           13,715             1,365             2,915                60            18,055

Selling, general and administrative
  expenses ...............................           10,226               682             3,285               (15)(a)        14,228
                                                                                                               40 (b)
                                                                                                               10 (c)
Engineering and product development
  expenses ...............................            1,521               220               359                --             2,100
                                               ------------      ------------      ------------      ------------      ------------

Income (loss) from operations ............            1,968               463              (729)               25             1,727

Interest expense .........................             (433)               --              (110)              (76)(d)          (527)
                                                                                                              (18)(e)
                                                                                                              110 (f)

Other expense, net .......................               (6)               (2)               --                --                (4)
                                               ------------      ------------      ------------      ------------      ------------
Income (loss) before income taxes ........            1,529               465              (839)               41             1,196

Income tax (benefit) expense .............               49               181              (355)               (7)(g)          (132)
                                               ------------      ------------      ------------      ------------      ------------

Net income (loss) ........................     $      1,480      $        284      $       (484)     $         48      $      1,328
                                               ============      ============      ============      ============      ============

Earnings per share, basic (h)  ...........     $       0.06                --                --      $      (0.02)     $       0.04

Earnings per share, diluted (h)  .........     $       0.06                --                --      $      (0.03)     $       0.03

Shares outstanding, basic (h)  ...........           24,063                --                --            13,718            37,781

Shares outstanding, diluted (h)  .........           24,839                --                --            13,718            38,557

----------------
(a)      Reduction of $60 rent allocated to manufacturing overhead and $15 allocated to selling and administration due to a recording of a liability in purchase accounting for an unfavorable lease in the Larus Corporation acquisition.
(b)      Amortization of Larus Corporation intangible assets (technology and customer relationships) totaled $40 for the year based on the following estimated values and service lives: technology - $500 and 10 years; customer relationships -
         $300 and 10 years.
(c)      Amortization of Pascall intangible assets (trademarks) totaled $10 for the year based on the following estimated values and service lives: trademarks - $50 and 5 years.
(d)      Increase in interest cost of $76 for long-term notes. The long-term notes for $3,000 carry an interest rate of
         30-day LIBOR plus 1.0% (average interest rate of 5.0% would have resulted in interest expense of $76 for the additional six month period).
(e)      Increase of $18 in working capital interest. Working capital interest is expected to be 5.0% of expected additional capital needs of approximately $700 on an annual basis.
(f)      Decrease in interest cost of $110 related to Pascall debt repaid as a result of acquisition.
(g)      Income tax effect of additional income from the pro forma adjustments
(h)      The following table summarizes the combined pro forma basic and diluted earnings per share as if Emrise had acquired
         Larus Corporation and PEHL as of January 1, 2004:


                                                                 21

                        EMRISE CORPORATION AND PASCALL ELECTRONIC (HOLDINGS) LIMITED AND SUBSIDIARIES
                            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                                                 YEAR ENDED DECEMBER 31, 2004
                                        (Amounts In Thousands, Except Per Share Data)


                                                                    LARUS                             PRO FORMA
                                                  EMRISE         CORPORATION           PEHL           ADJUSTMENT          TOTALS
                                               ------------      ------------      ------------      ------------      ------------
Earnings per share

Numerator:

   Net income (loss) attributable to
   common stockholders ...................     $      1,480      $        284      $       (484)     $         48      $      1,328

Denominator:

   Weighted average number of common
     shares outstanding during the
     period, basic  ......................           24,063                --                --                --            24,063

   Common shares issued to acquire
     Larus Corporation ...................               --                --                --             1,214             1,214

   Additional weighted average common
     shares if private placement
     occurred at January 1, 2005
     (considered necessary to acquire
     PEHL) ...............................               --                --                --            12,504            12,504

   Adjusted weighted average shares,
      basic  .............................           24,063                --                --            13,718            37,781

   Incremental shares from assumed
     conversions of warrants, options
     and preferred stock .................              776                --                --                --               776

   Adjusted weighted average shares ......           24,839                --                --            13,718            38,557

Earnings per share, basic  ...............     $       0.06                --                --      $      (0.02)     $       0.04

Earnings per share, diluted  .............     $       0.06                --                --      $      (0.03)     $       0.03


                                                                 22

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES AND THE OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS AND THE FOLLOWING DISCUSSION CONTAIN FORWARD-LOOKING STATEMENTS REGARDING THE ELECTRONIC COMPONENTS AND COMMUNICATIONS EQUIPMENT INDUSTRIES AND OUR EXPECTATIONS REGARDING OUR FUTURE PERFORMANCE, LIQUIDITY AND CAPITAL RESOURCES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF ANY NUMBER OF FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND UNDER OTHER CAPTIONS CONTAINED ELSEWHERE IN THIS PROSPECTUS.


OVERVIEW


         Through our three wholly-owned operating subsidiaries, Emrise Electronics (formerly XET Corporation), CXR Larus (formerly, CXR Telcom Corporation) and CXR-AJ, and through the divisions and subsidiaries of those subsidiaries, we design, develop, manufacture, assemble, and market products and services in the following two material business segments:


         o        Electronic Components

                  --       digital and rotary switches

                  --       electronic power supplies

                  --       RF components

                  --       subsystem assemblies

         o        Communications Equipment

                  --       network access and transmission products

                  --       communication timing and synchronization products

                  --       communications test instruments


         Sales to customers in the electronic components segment, primarily to aerospace customers, defense contractors and industrial customers, were 52.2% and 63.1% of our total net sales during the three months ended March 31, 2005 and 2004, respectively, and 51.1%, 63.4% and 59.1% of our total net sales during 2004, 2003 and 2002, respectively. Sales of communications equipment and related services, primarily to private customer premises and public carrier customers, were 47.8% and 36.9% of our total net sales during the three months ended March 31, 2005 and 2004, respectively, and 48.9%, 36.6% and 40.9% of our total net sales during 2004, 2003 and 2002, respectively.

         Sales of our electronic components segment decreased $98,000 (2.5%) for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004. Excluding sales of $722,000 from our new subsidiary, Pascall, which we acquired March 18, 2005, our electronic components segment sales declined $820,000 (21.0%) for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004, primarily due to the higher levels of shipments of our digital switches to meet the military's demand for the Iraq war not repeating in the three months ended March 31, 2005, and a $693,000 (29.0%) decrease in net sales of power supplies manufactured by our XCEL Power Systems Ltd. subsidiary that we believe was primarily because the second traunche of power supply shipments on the Eurofighter Typhoon program had not yet begun during the three months ended March 31, 2005.

         We achieved a $1,205,000 (52.7%) sales increase in our communications equipment segment for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004. Excluding $1,509,000 of sales by the Larus division of CXR Larus, which are attributable to the business previously conducted by Larus Corporation that we acquired in July 2004, our communications equipment segment sales declined $304,000 (13.3%) for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004. This was primarily due to a continued low demand for our test equipment by the major United States telecommunications companies, a delay in continued shipments on a long-term United States government infrastructure program due to customer technical issues, and delays in French military program orders that had been expected in early 2005.

         We continue to reduce costs at CXR Larus by reducing its work force and increasing our sourcing of test equipment components from offshore manufacturers that produce components for lower prices than we previously paid to our former suppliers. Outsourcing of manufacturing to Asia was a primary reason we were able to increase our gross margin from 34% in 2002 to 67% in 2004 in our CXR Larus test equipment business, which resulted in an annual cost reductions of approximately $1,372,000 during 2004. During the three months ended March 31, 2005, we began working toward establishing a similar arrangement for the manufacture of our communication timing and synchronization products, which we anticipate will result in further improvements in our gross margin. We also reduced costs elsewhere in our communications equipment segment and lowered the breakeven point both in our United States and France operations through various cost-cutting methods, such as using offshore contract manufacturers, reducing facility rent expense by approximately $327,350 on an annual basis as compared to the three months ended March 31, 2004, and downsizing our administrative office in Paris, France.

         During 2004, we achieved a 56.1% sales increase in our communications equipment segment as compared to 2003. Excluding sales of $3,424,000 from the business previously conducted by Larus Corporation, our communications equipment sales increased 19.5% in 2004 as compared to 2003. Sales of our electronic components segment during 2004 decreased 5.6% as compared to 2003. Improved sales, cost reductions and offshore outsourcing reduced the breakeven point in our communications equipment segment, which enabled us to produce an improved operating profit in this segment for 2004 as compared to 2003 despite the historically low sales volume that reflected a four-year downturn in the telecommunications market. Of our subsidiaries, CXR Larus was the most affected by the telecommunications downturn, because CXR Larus had the greatest dependence on sales to RBOCs.

         In 2004, our communications equipment segment sales increased significantly from 2003 due to improved sales of test instruments and our acquisition of Larus Corporation. We worked to improve the growth and performance of our communications equipment business, particularly customer premises network access and transmission products. These efforts included our acquisition of Larus Corporation, which we merged with and into CXR Telcom Corporation in December 2004. In connection with the merger, we changed the name of CXR Telcom Corporation to CXR Larus Corporation.

         During 2003, CXR-AJ reduced costs by approximately $393,000 annually through compensation reductions due to terminations of employees and a $155,000 reduction in employee benefits, both mainly due to the retirement of the Managing Director of CXR-AJ and the elimination of $45,000 in travel expenses that previously were incurred annually by the retired Managing Director of CXR-AJ and others in connection with marketing activities that are now being handled by other employees.

         In July 2004, we acquired Larus Corporation. Larus Corporation was a San Jose, California-based manufacturer and seller of telecommunications products that had one wholly-owned subsidiary, Vista Labs, Incorporated, or Vista, which provided engineering services to Larus Corporation. The basic purchase terms of the acquisition are described below. We consolidated the results of operations of Larus Corporation beginning from the date of acquisition, July 13, 2004. We are beginning to now benefit from increased sales of our French subsidiary's products in the United States market as a result of sales and marketing support for the French products by CXR Larus' United States-based sales and marketing staff, which has resulted in the securing of relationships with two new major United States-based distributors during the three months ended March 31, 2005. We consolidated our CXR Larus subsidiary's operations into Larus Corporation's facility, which resulted in annual savings in rent and facilities expense of approximately $250,000 beginning in the third quarter of 2004. Subsequent to March 31, 2005, we implemented further administrative, engineering and sales cost savings through staffing reductions of approximately $700,000 on an annual basis as compared to our costs in the three months ended March 31, 2005. These staffing reductions related to eliminating redundancies in our electronic components segment personnel (including nine sales, marketing and administrative positions and one engineering director) that occurred as a result of our acquisition of Larus Corporation.


         We paid $6,539,500 to acquire the outstanding common stock of Larus Corporation. As a result, we acquired assets that included intellectual property, cash, accounts receivable and inventories owned by each of Larus Corporation and Vista. The purchase price for the acquisition consisted of $1,000,000 in cash, the issuance of 1,213,592 shares of our common stock with a fair value of $1,000,000, $887,500 in the form of two short-term, zero interest promissory notes that were repaid in 2004, $3,000,000 in the form of two subordinated secured promissory notes, warrants to purchase up to an aggregate of 150,000 shares of our common stock at $1.30 per share and approximately $580,000 of acquisition costs. The number of shares of our common stock issued as part of the purchase price was calculated based on the $0.824 per share average closing price of our common stock for the five trading days preceding the transaction. The warrants to purchase 150,000 shares of common stock were valued at $72,526 using a Black-Scholes formula that included a volatility of 107.19%, an interest rate of 3.25%, a life of three years and no assumed dividend.

         In addition, we assumed $245,000 in accounts payable and accrued expenses and entered into an above-market real property lease with the sellers. This lease represents an obligation that exceeds the fair market value by approximately $756,000 and is part of the acquisition accounting. The cash portion of the acquisition purchase price was funded with proceeds from our credit facility with Wells Fargo Bank, N.A. and cash on-hand.

         In determining the purchase price for Larus Corporation, we took into account the historical and expected earnings and cash flow of Larus Corporation, as well as the value of companies of a size and in an industry similar to Larus Corporation, comparable transactions and the market for such companies generally. The purchase price represented a significant premium over the $1,800,000 recorded net worth of Larus Corporation's assets. In determining this premium, we considered our potential ability to refine various Larus Corporation products and to use our marketing resources and status as a qualified supplier to qualify and market those products for sale to large telecommunications companies. We believe that large telecommunications companies desired to have an additional choice of suppliers for those products and would be willing to purchase Larus Corporation's products following some refinements. We also believe that if Larus Corporation had remained independent, it was unlikely that it would have been able to qualify to sell its products to the large telecommunications companies due to its small size and lack of history selling to such companies. Therefore, Larus Corporation had a range of value separate from the net worth it had recorded on its books.

         On March 18, 2005, XCEL Corporation Ltd. ("XCEL") purchased all of the outstanding capital stock of PEHL, the parent holding company of Pascall, using funds loaned to XCEL by Emrise. The purchase price for the acquisition totaled $9,669,000, subject to adjustments as described below, and included a $5,972,000 cash payment to PEHL's former parent, a $3,082,000 loan from XCEL to PEHL and Pascall, and approximately $615,000 in acquisition costs.

         The initial portion of the purchase price was 3,100,000 British pounds sterling (approximately U.S. $5,972,000 based on the exchange rate in effect on March 18, 2005). The initial portion of the purchase price was paid in cash and is subject to upward or downward adjustment on a pound for pound basis to the extent that the value of the net assets of Pascall as of the closing date was greater or less than 2,520,000 British pounds sterling. On May 6, 2005, we submitted to Intelek Properties Limited (which is a subsidiary of Intelek plc, a London Stock Exchange public limited company, and is the former parent of PEHL), our calculation of the value of the net assets of Pascall as of the closing date, which we believe slightly exceeded 2,520,000 British pounds sterling. Intelek Properties Limited has 25 business days after receipt of the calculation to accept or dispute the calculation. Any payment relating to the increase or reduction of the purchase price based on the value of the net assets of Pascall will be due from XCEL or Intelek Properties Limited, as the case may be, within 14 days of the acceptance of the calculation. A default rate of interest equal to 3% above the base lending rate of Barclays Bank plc London will apply if the adjustment payment is not timely made. However, we anticipate that any adjustment payment based on this calculation will not be material to our financial results and that it will be timely made. The purchase price is subject to downward adjustments for any payments that may be made to XCEL under indemnity, tax or warranty provisions of the purchase agreement.

         XCEL loaned to Pascall and PEHL at the closing 1,600,000 British pounds sterling (approximately U.S. $3,082,000 based on the exchange rate in effect on March 18, 2005) in accordance with the terms of a loan agreement entered into by those entities at the closing. The loaned funds were used to immediately repay outstanding intercompany debt owed by Pascall and PEHL to Intelek Properties Limited.

         We and Intelek plc have agreed to guarantee payment when due of all amounts payable by XCEL and Intelek Properties Limited, respectively, under the PEHL purchase agreement. Emrise and XCEL have agreed to seek to replace the guaranty that Intelek Properties Limited has given to Pascall's landlord with a guaranty from us, and XCEL has agreed to indemnify Intelek Properties Limited and its affiliates for damages they suffer as a result of any failure to obtain the release of the guarantee of the 17-year lease that commenced in May 1999. The leased property is a 30,000 square-foot administration, engineering and manufacturing facility located off the south coast of England.

         Intelek Properties Limited has agreed to various restrictive covenants that apply for various periods following the closing. The covenants include non-competition with Pascall's business, non-interference with Pascall's customers and suppliers, and non-solicitation of Pascall's employees. In conjunction with the closing, Intelek Properties Limited, XCEL, Intelek plc and we entered into a Supplemental Agreement dated March 18, 2005. The Supplemental Agreement provides, among other things, that an interest-free bridge loan of 200,000 British pounds sterling (approximately U.S. $385,400 based on the exchange rate in effect on March 17, 2005) that was made by Intelek Properties Limited to Pascall on March 17, 2005 would be repaid by Pascall by March 31, 2005. XCEL agreed to ensure that Pascall has sufficient funds to repay the bridge loan. The bridge loan was repaid in full by Pascall to the seller on the March 31, 2005 due date.

         We have consolidated the results of operations of Pascall beginning from the date of acquisition, March 18, 2005. Based on current sales projections, we anticipate that the Pascall acquisition will be accretive to our earnings per share despite the associated expenses relating both to the payment of the purchase price and the operation and integration of the Pascall business. We expect to increase Pascall's sales to its existing customers in the United States and to sell Pascall's products to Emrise's existing customers as a result of our local presence and enhanced support from our United States-based sales and marketing staff. We plan to consolidate a number of administrative functions of our two United Kingdom-based subsidiary's operations into the Pascall facility, which we anticipate will result in significant administrative and facilities cost savings.

         The following table summarizes the unaudited assets acquired and liabilities assumed in connection with this acquisition, including $615,000 in acquisition costs:

                                                             Dollars
                                                           in Thousands
                                                           ------------

         Current assets .............................      $     6,196
         Property, plant and equipment ..............            1,367
         Intangibles, including goodwill ............            4,721
                                                           -----------
         Total assets acquired ......................           12,284
         Current liabilities ........................            2,535
         Other liabilities ..........................               80
                                                           -----------
         Total liabilities assumed ..................            2,615
                                                           -----------
         Net assets acquired ........................      $     9,669
                                                           ===========

         The purchase price represented a significant premium over the recorded net worth of Pascall's assets. In determining to pay this premium, we considered various factors, including the opportunities that Pascall presented for us to add RF components and RF subsystem assemblies to our product offerings, the marketing resources of Pascall in the United States power supplies market, and expected synergies between Pascall's business and our existing power supplies business.

         The following table summarizes, on an unaudited pro forma basis, the combined results of operations of Emrise, Larus Corporation and Pascall, as though the acquisition occurred as of January 1, 2004. The pro forma amounts give effect to appropriate adjustments for interest expense and income taxes. The pro forma amounts presented are not necessarily indicative of future operating results (in thousands, except per share amounts).

                                                    Three Months Ended
                                                         March 31,
                                                ----------------------------
                                                   2005              2004
                                                ----------        ----------
Revenues                                        $   10,540        $   12,215
Net income                                      $     (189)       $      644
Earnings per share of common stock
   Basic                                        $    (0.01)       $     0.02
                                                ===========       ==========
   Diluted                                      $    (0.01)       $     0.02
                                                ===========       ==========


CRITICAL ACCOUNTING POLICIES

         Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of net sales and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

     REVENUE RECOGNITION

         We derive revenues from sales of electronic components and communications equipment products and services. Our sales are based upon written agreements or purchase orders that identify the type and quantity of the item being purchased and the purchase price. We recognize revenues when delivery of products has occurred or services have been rendered, no significant obligations remain on our part, and collectibility is reasonably assured based on our credit and collections practices and policies.

         We recognize revenues from domestic sales of our electronic components and communications equipment at the point of shipment of those products. Product returns are infrequent and require prior authorization because our sales are final and we quality test our products prior to shipment to ensure they meet the specifications of the binding purchase orders under which they are shipped. Normally, when a customer requests and receives authorization to return a product, the request is accompanied by a purchase order for a replacement product.

         Revenue recognition for products and services provided by our United Kingdom subsidiaries depends upon the type of contract involved. Engineering/design services contracts generally entail design and production of a prototype over a term of up to several years, with all revenue deferred until all services under the contracts have been completed. Production contracts provide for a specific quantity of products to be produced over a specific period of time. Customers issue binding purchase orders for each suborder to be produced. At the time each suborder is shipped to the customer, we recognize revenue relating to the products included in that suborder. Returns are infrequent and permitted only with prior authorization because these products are custom made to order based on binding purchase orders and are quality tested prior to shipment. Generally, these products carry a one-year limited parts and labor warranty. We do not offer customer discounts, rebates or price protection on these products.

         We recognize revenues for products sold by our French subsidiary at the point of shipment. Customer discounts are included in the product price list provided to the customer. Returns are infrequent and permitted only with prior authorization because these products are shipped based on binding purchase orders and are quality tested prior to shipment. Generally, these products carry a two-year limited parts and labor warranty.

         Generally, our electronic components, network access and transmission products and communication timing and synchronization products carry a one-year limited parts and labor warranty and our communications test instruments and European network access and transmission products carry a two-year limited parts and labor warranty. Products returned under warranty are tested and repaired or replaced at our option. Historically, warranty repairs have not been material. Product returns during 2004 were less than $1,000. We do not offer customer discounts, rebates or price protection on these products.


         Revenues from services such as repairs and modifications are recognized when the service has been completed and invoiced. For repairs that involve shipment of a repaired product, we recognize repair revenues when the product is shipped back to the customer. Service revenues represented 4.8% of net sales during the three months ended March 31, 2005 and 5.7%, 3.1% and 2.5% of net sales during 2004, 2003 and 2002, respectively.

     INVENTORY VALUATION

         Our finished goods electronic components inventories generally are built to order. Our communications equipment inventories generally are built to forecast, which requires us to produce a larger amount of finished goods in our communications equipment business so that our customers can promptly be served. Our products consist of numerous electronic and other parts, which necessitates that we exercise detailed inventory management. We value our inventory at the lower of the actual cost to purchase or manufacture the inventory (first-in, first-out) or the current estimated market value of the inventory (net realizable value). We perform physical inventories at least once a year. We regularly review inventory quantities on hand and record a provision for excess and obsolete inventory based primarily on our estimated forecast of product demand and production requirements for the next twelve months. Additionally, to determine inventory write-down provisions, we review product line inventory levels and individual items as necessary and periodically review assumptions about forecasted demand and market conditions. Any parts or finished goods that we determine are obsolete, either in connection with the physical count or at other times of observation, are reserved for and subsequently discarded and written-off. Demand for our products can fluctuate significantly. A significant increase in the demand for our products could result in a short-term increase in the cost of inventory purchases, while a significant decrease in demand could result in an increase in the amount of excess inventory quantities on hand.

         In addition, the communications equipment industry is characterized by rapid technological change, frequent new product development, and rapid product obsolescence that could result in an increase in the amount of obsolete inventory quantities on hand. Also, our estimates of future product demand may prove to be inaccurate, in which case we may have understated or overstated the provision required for excess and obsolete inventory. In the future, if our inventory is determined to be overvalued, we would be required to recognize such costs in our cost of goods sold at the time of such determination. Likewise, if our inventory is determined to be undervalued, we may have over-reported our costs of goods sold in previous periods and would be required to recognize additional operating income at the time of sale. Therefore, although we make every effort to ensure the accuracy of our forecasts of future product demand, any significant unanticipated changes in demand or technological developments could have a significant impact on the value of our inventory and our reported operating results.

     FOREIGN CURRENCY TRANSLATION


         We have foreign subsidiaries that together accounted for 55.0% of our net revenues, 54.3% of our assets and 48.2% of our total liabilities as of and for the three months ended March 31, 2005 and 57.3% of our net revenues, 46.0% of our assets and 39.0% of our total liabilities as of and for the year ended December 31, 2004. In preparing our consolidated financial statements, we are required to translate the financial statements of our foreign subsidiaries from the currencies in which they keep their accounting records into United States dollars. This process results in exchange gains and losses which, under relevant accounting guidance, are included either within our statement of operations or as a separate part of our net equity under the caption "accumulated other comprehensive income (loss)."


         Under relevant accounting guidance, the treatment of these translation gains or losses depends upon our management's determination of the functional currency of each subsidiary. This determination involves consideration of relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which the subsidiary transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency. However, management must also consider any dependency of the subsidiary upon the parent and the nature of the subsidiary's operations.

         If management deems any subsidiary's functional currency to be its local currency, then any gain or loss associated with the translation of that subsidiary's financial statements is included as a separate component of stockholders' equity in accumulated other comprehensive income (loss). However, if management deems the functional currency to be United States dollars, then any gain or loss associated with the translation of these financial statements would be included within our statement of operations.

         If we dispose of any of our subsidiaries, any cumulative translation gains or losses would be realized into our statement of operations. If we determine that there has been a change in the functional currency of a subsidiary to United States dollars, then any translation gains or losses arising after the date of the change would be included within our statement of operations.


         Based on our assessment of the factors discussed above, we consider the functional currency of each of our international subsidiaries as each subsidiary's local currency. Accordingly, we had cumulative translation gains of $46,000 and $487,000 that were included as part of accumulated other comprehensive income within our balance sheets at December 31, 2004 and March 31, 2005, respectively. During the three months ended March 31, 2005 and the year ended December 31, 2004, we included translation adjustments of losses of approximately $441,000 and $379,000, respectively, under accumulated other comprehensive income (loss).

         If we had determined that the functional currency of our subsidiaries was United States dollars, these gains or losses would have decreased or increased our gain or loss for 2004 and the three months ended March 31, 2005. The magnitude of these gains or losses depends upon movements in the exchange rates of the foreign currencies in which we transact business as compared to the value of the United States dollar. These currencies include the euro, the British pound sterling and the Japanese yen. Any future translation gains or losses could be significantly higher or lower than those we recorded for these periods.


     INTANGIBLES, INCLUDING GOODWILL

         We periodically evaluate our intangibles, including goodwill, for potential impairment. Our judgments regarding the existence of impairment are based on legal factors, market conditions and operational performance of our acquired businesses.


         In assessing potential impairment of goodwill, we consider these factors as well as forecasted financial performance of the acquired businesses. If forecasts are not met, we may have to record additional impairment charges not previously recognized. In assessing the recoverability of our goodwill and other intangibles, we must make assumptions regarding estimated future cash flows and other factors to determine the fair value of those respective assets. If these estimates or their related assumptions change in the future, we may be required to record impairment charges for these assets that were not previously recorded. If that were the case, we would have to record an expense in order to reduce the carrying value of our goodwill. On January 1, 2002, we adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," and were required to analyze our goodwill for impairment issues by June 30, 2002, and then at least annually after that date or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. At March 31, 2005 and December 31, 2004, the reported goodwill totaled $10,552,000 and $5,881,000, respectively (net of accumulated amortization of $1,084,000). During the quarter ended March 31, 2005 and the year ended December 31, 2004, we did not record any impairment losses related to goodwill and other intangible assets.

         In conjunction with our July 2004 acquisition of Larus Corporation, we have commissioned a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. Although the valuation analysis is still in progress, we have estimated that the Larus trade name and trademark are valued at $2,800,000 and that the technology and customer relationships are valued at $800,000. Goodwill associated with the Larus Corporation acquisition totaled $3,363,000. The Larus trade name and trademark were determined to have indefinite lives and therefore are not being amortized but rather are being periodically tested for impairment. The technology and customer relationships were both estimated to have ten-year lives and, as a result, $40,000 of amortization expense was recorded and charged to administrative expense in 2004. The valuation of the identified intangible assets is expected to be completed during the quarter ending June 30, 2005 and could result in changes to the value of these identified intangible assets and corresponding changes to the value of goodwill. However, we do not believe these changes will be material to our financial position or results of operations.

         In conjunction with our March 2005 acquisition of Pascall, we are preparing to commission a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. We have considered whether the acquisition included various types of identifiable intangible assets, including without limitation patents, covenants not to compete, customers, trade names and trademarks. We have estimated that the Pascall trade name and trademark are valued at $50,000 and believe that no other identifiable intangible assets of value were acquired. Accordingly, we have estimated that the goodwill associated with the Pascall acquisition totaled $4,671,000. The Pascall trade name and trademark were determined to have indefinite lives and therefore are not being amortized but rather are being periodically tested for impairment. The valuation of the identified intangible assets is expected to be completed during the quarter ending September 30, 2005 and could result in changes to the value of these identified intangible assets and corresponding changes to the value of goodwill. However, we do not believe these changes will be material to our financial position or results of operations.


RESULTS OF OPERATIONS

         The tables presented below, which compare our results of operations from one period to another, present the results for each period, the change in those results from one period to another in both dollars and percentage change, and the results for each period as a percentage of net sales. The columns present the following:

         o The first two data columns in each table show the absolute results for each period presented.

         o The columns entitled "Dollar Variance" and "Percentage Variance" show the change in results, both in dollars and percentages. These two columns show favorable changes as a positive and unfavorable changes as negative. For example, when our net sales increase from one period to the next, that change is shown as a positive number in both columns. Conversely, when expenses increase from one period to the next, that change is shown as a negative in both columns.

         o The last two columns in each table show the results for each period as a percentage of net sales.

                          THREE MONTHS ENDED MARCH 31, 2005 COMPARED TO THREE MONTHS ENDED MARCH 31, 2004


                                                                                                           RESULTS AS A PERCENTAGE
                                                                                 DOLLAR       PERCENTAGE    OF NET SALES FOR THE
                                                  THREE MONTHS ENDED            VARIANCE       VARIANCE      THREE MONTHS ENDED
                                                        MARCH 31,              ----------     ----------          MARCH 31,
                                             ----------------------------       FAVORABLE      FAVORABLE    --------------------
                                                 2005             2004        (UNFAVORABLE)  (UNFAVORABLE)    2005        2004
                                             -----------      -----------     -------------  -------------  --------     -------
                                                         (DOLLARS IN THOUSANDS)
Net sales
    Electronic components ..............     $     3,807      $     3,905     $       (98)        (2.5)%      52.2%       63.1%
    Communications equipment ...........     $     3,492      $     2,287     $     1,205         52.7%       47.8%       36.9%
                                             -----------------------------------------------------------------------------------
    Total net sales ....................     $     7,299      $     6,192     $     1,107         17.9%      100.0%      100.0%
                                             -----------------------------------------------------------------------------------
Cost of sales
    Electronic components ..............     $     2,368      $     2,264     $      (104)        (4.6)%      62.2%       58.0%
    Communications equipment ...........     $     1,819      $     1,181     $      (638)        54.0%       52.1%       51.6%
                                             -----------------------------------------------------------------------------------
    Total cost of sales ................     $     4,187      $     3,445     $      (742)        21.5%       57.4%       55.6%
                                             -----------------------------------------------------------------------------------
Gross profit
    Electronic components ..............     $     1,439      $     1,641     $      (202)       (12.3)%      37.8%       42.0%
    Communications equipment ...........     $     1,673      $     1,106     $       567         51.3%       47.9%       48.4%
                                             -----------------------------------------------------------------------------------
    Total gross profit .................     $     3,112      $     2,747     $       365         13.3%       42.6%       44.4%
                                             -----------------------------------------------------------------------------------
Selling, general and administrative ....     $     2,831      $     2,217     $       614         27.7%       38.8%       35.8%
  expenses
Engineering and product development
  expenses .............................     $       532      $       283     $       249         88.0%        7.3%        4.6%
Operating income (loss) ................     $      (251)     $       247     $      (498)      (201.6)%      (3.4)%       4.0%
Interest expense, net ..................     $        30      $        96     $       (66)       (68.8)%      (0.4)%      (1.6)%
Other (income) expense .................     $         3      $         6     $        (3)       (50.0)%      (0.4)%      (0.1)%
Income (loss) before income tax
  expense ..............................     $      (284)     $       145     $      (429)      (295.9)%      (3.9)%       2.3
Income tax expense .....................     $        66      $        75     $        (9)       (12.0)%       0.9%        1.2
                                             -----------------------------------------------------------------------------------
Net income (loss) ......................     $      (350)     $        70     $      (420)      (600.0)%      (4.8)%       1.1%
                                             ===================================================================================

         NET SALES. The $1,107,000 (17.9%) increase in total net sales for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004 resulted from the combination of a $98,000 (2.5%) decrease in net sales of our electronic components and a $1,205,000 (52.7%) increase in net sales of our communications equipment products and services.

         ELECTRONIC COMPONENTS. The decrease in net sales of our electronic components segment resulted from a $177,000 (13.4%) decrease in net sales of switches by Emrise Electronics' Digitran division that we believe was primarily due to the higher levels of shipments of our digital switches to meet the military's demand for the Iraq war not repeating in the three months ended March 31, 2005, and a $693,000 (29.0%) decrease in net sales of power supplies manufactured by our XCEL Power Systems Ltd. subsidiary that we believe was primarily because the second traunche of power supply shipments on the Eurofighter Typhoon program had not yet begun during the three months ended March 31, 2005.

         These decreases were partially offset by the contribution of $722,000 in net sales of power supplies and RF components and subsystem assemblies by Pascall, which subsidiary we acquired on March 18, 2005. The three months ended March 31, 2005 is the first period in which we reported sales of RF components and RF subsystem assemblies. Excluding these sales by Pascall, our electronic components segment sales declined 21.0% in the three months ended March 31, 2005 as compared to the three months ended March 31, 2004. We currently anticipate that our sales of electronic components will increase in subsequent quarters of 2005, with the greatest anticipated period of growth occurring in late 2005 and throughout 2006 based upon informal indications we have received from various customers.

         COMMUNICATIONS EQUIPMENT. The $1,205,000 (52.7%) increase in net sales of our communications equipment segment resulted primarily from the inclusion of $1,509,000 of net sales of communication timing and synchronization products attributable to our acquisition of Larus Corporation that occurred on July 13, 2004. This increase was partially offset by a $314,000 (18.4%) decline in net sales of network access equipment and transmission products manufactured by CXR-AJ, which we believe primarily was due to the delay in placement of key military communication contracts in Europe. Communications test equipment net sales remained flat at $583,000 for the three months ended March 31, 2005 as compared to $573,000 for the three months ended March 31, 2004, primarily due to a continued low demand by the major United States telecommunications companies and a delay in continued shipments on a long -term government infrastructure program due to customer technical issues. We anticipate that sales of our communications test equipment will remain flat throughout the remainder of 2005. However, we anticipate that sales of our network access products both in France and more importantly in the United States will grow as new sales channels and our stronger marketing presence becomes effective and we work to utilize our two new United States-based distributors we established relationships with during the three months ended March 31, 2005. We also anticipate that sales of our communication timing and synchronization products will show further growth as we build our business with telecommunications companies in 2005 and beyond.

         GROSS PROFIT. The 1.8 percentage point decrease in gross profit as a percentage of total net sales and the $365,000 (13.3%) increase in total gross profit for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004 resulted from a gross profit decrease in our electronic components segment that was offset by a gross profit increase in our communications equipment segment.

         ELECTRONIC COMPONENTS. The $202,000 (12.3%) decrease in gross profit for our electronic components segment was primarily due to lower sales volumes in both our digital switch and power supply businesses. The 4.2 percentage point decrease in gross profit as a percentage of total net sales of electronic components primarily resulted from the increased cost of sales in the manufacture of our switch products due to higher material costs, which decreased Digitran's gross profit for digital switches by $250,000 (28.0%). This decrease was partially offset by a $73,000 (11.0%) increase in gross profit on power supplies and RF components and subsystems primarily due to the contribution from Pascall of $181,000 in the last 13 days of the three months ended March 31, 2005, which masked a $112,000 (18.0%) decrease in gross profit contributed by XCEL Corporation Ltd. primarily due to lower sales volumes of power supplies as discussed above. We expect overall sales of power supplies in 2005 to exceed overall sales of power supplies in 2004 and to grow further in 2006 based upon informal indications we have received from various customers.

         COMMUNICATIONS EQUIPMENT. The $567,000 (51.3%) increase in gross profit for our communications equipment segment was primarily due to the inclusion of $675,000 in gross profit during the quarter ended March 31, 2005 attributable to net sales of network access and communication timing and synchronization products that we did not offer prior to our acquisition of Larus Corporation in July 2004. Excluding the addition of these sales, gross profit for communications equipment decreased approximately $108,000 (9.8%) primarily due to a $130,000 (17.4%) decrease in gross profit at CXR-AJ due to lower sales volume of its network access products as compared to the prior year period.

         The 0.5 percentage point decrease in this segment's gross profit as a percentage of total net sales was primarily the result of the larger contribution of the lower margin CXR Larus communication timing and synchronization products and CXR-AJ network access products as compared to the higher margin test equipment.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. The $614,000 (27.7%) increase in selling, general and administrative expenses for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004 and the 3.0 percentage point increase in selling, general and administrative expenses as a percentage of total net sales were primarily due to:

         o a $27,000 (20.0%) increase in sales commissions primarily due to the inclusion of our Larus division's sales commission expenses;

         o a $361,000 (53.0%) increase in other selling and marketing expenses primarily due to the inclusion of our Larus division's selling expenses, attendance at tradeshows and increased advertising and marketing of our electronic components;

         o a $225,000 (16.0%) increase in administrative expenses primarily due to the inclusion of $166,000 and $30,000 of administrative costs for our Larus division and for Pascall, respectively; and

         o $72,000 in administrative expenses relating to our review of internal controls pursuant to Section 404 of the Sarbanes Oxley Act of 2002.

         We anticipate that selling, general and administrative expenses for the remainder of 2005 will remain at levels higher than those we experienced last year due to the Larus Corporation and Pascall acquisitions, increased investments in new products, sales and marketing expenses for our new low profile rotary and digital switches, increased activity in searching for and analyzing potential acquisitions, expansion of our investor relations program and increased corporate governance activities in response to the Sarbanes-Oxley Act of 2002 and recently adopted rules and regulations of the Securities and Exchange Commission. However we continue to seek efficiency and cost savings at all operations and anticipate we will further reduce our selling, general and administrative expenses by an estimated $625,000 on an annual basis over the current levels as a result of sales, marketing and administrative staffing reductions implemented in our communications equipment segment subsequent to March 31, 2005.

         ENGINEERING AND PRODUCT DEVELOPMENT EXPENSES. Engineering and product development expenses consist primarily of research and product development activities. The $249,000 (88.0%) increase in these expenses resulted primarily from the inclusion of $190,000 of expenses attributable to our Larus division and a $37,000 increase in research and engineering expenses related to our new low profile rotary switches. We expect this higher level of expense to continue throughout 2005 as we continue to develop our new family of rotary switches and pursue long-term opportunities in the communication timing and synchronization market. Subsequent to March 31, 2005, we eliminated one of our two engineering directors at CXR Larus, which we anticipate will offset approximately $75,000 of our increased engineering expenses on an annual basis.

         INTEREST EXPENSE, NET. Interest expense increased marginally by $6,000 (6.3%) to $102,000 for the three months ended March 31, 2005 as compared to $96,000 for the three months ended March 31, 2004 due to the issuance of $3,000,000 of notes for the acquisition of Larus Corporation. This increase was partially offset by reduced interest expenses related to our new Wells Fargo Bank loan and reduced loan balances of our United Kingdom operations. In addition, we recorded $72,000 of interest income in the three months ended March 31, 2005, which was earned on the proceeds of the January 2005 private placement. We did not have interest income during the three months ended March 31, 2004.

         INCOME TAX EXPENSE. Income tax expense for the three months ended March 31, 2005 was $66,000, compared to $75,000 for the three months ended March 31, 2004. Although we are reporting a consolidated loss before income taxes of

$284,000 for the quarter, our foreign subsidiaries achieved combined income before income taxes of $190,000, which at the rates effective in the respective countries resulted in the reported current tax expense of $66,000.

         NET INCOME. The net income for the three months ended March 31, 2005 decreased by $420,000 to a loss of $350,000 as compared to net income of $70,000 for the three months ended March 31, 2004. The decrease was primarily due to the impact of planned increased sales and marketing expenses to launch new products and improve the marketing and sales efforts in promoting our existing products and the addition of similar expenses of Larus Corporation designed to increase future revenue and net income together with the substantial increase in research and development associated primarily with our communication timing products. Also contributing to the loss were delays in significant telecommunications orders in France for network access products and in the United States for test equipment, that had been expected during the three months ended March 31, 2005. We continue to closely monitor costs throughout our operations and have reduced costs through staffing reductions in our communications equipment operations in the United States as detailed above.

                                YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003


                                                                                                          RESULTS AS A PERCENTAGE
                                                                              DOLLAR       PERCENTAGE       OF NET SALES FOR THE
                                                      YEAR ENDED             VARIANCE       VARIANCE             YEAR ENDED
                                                     DECEMBER 31,           ----------     ----------           DECEMBER 31,
                                             --------------------------     FAVORABLE      FAVORABLE     --------------------------
                                                 2004           2003      (UNFAVORABLE)  (UNFAVORABLE)      2004           2003
                                             -----------    -----------   -------------  -------------   -----------    -----------
                                                           (IN THOUSANDS)
Net sales
    Electronic components ..............     $    15,262    $    16,168    $      (906)       (5.6)%         51.1%           63.4%
    Communications equipment ...........     $    14,599    $     9,351    $     5,248         56.1%         48.9%           36.6%
                                             -----------    -----------    -----------    -----------    -----------    -----------
    Total net sales ....................     $    29,861    $    25,519    $     4,342         17.0%        100.0%          100.0%
                                             -----------    -----------    -----------    -----------    -----------    -----------
Cost of sales
    Electronic components ..............     $     9,024    $     9,530    $      (506)        (5.3)%        59.1%           58.9%
    Communications equipment ...........     $     7,122    $     5,305    $     1,817         34.3%         48.8%           56.7%
                                             -----------    -----------    -----------    -----------    -----------    -----------
    Total cost of sales ................     $    16,146    $    14,835    $     1,311          8.8%         54.1%           58.1%
                                             -----------    -----------    -----------    -----------    -----------    -----------
Gross profit
    Electronic components ..............     $     6,238    $     6,638    $      (400)        (6.0)%        40.9%           41.1%
    Communications equipment ...........     $     7,477    $     4,046    $     3,431         84.8%         51.2%           43.3%
                                             -----------    -----------    -----------    -----------    -----------    -----------
    Total gross profit .................     $    13,715    $    10,684    $     3,031         28.4%         45.9%           41.9%
                                             -----------    -----------    -----------    -----------    -----------    -----------
Selling, general and administrative
  expenses .............................     $    10,226    $     7,812    $    (2,414)       (30.9)%        34.1%           30.6%

Engineering and product development
  expenses .............................     $     1,521    $       951    $      (570)       (59.9)%         5.1%            3.7%

Operating income .......................     $     1,968    $     1,921    $        47          2.4%          6.7%            7.5%

Interest expense .......................     $       433    $       416    $       (17)        (4.1)%         1.5%            1.6%

Other expense ..........................     $        (6)   $       (58)   $        52         89.7%          0.0%            0.2%

Income before income tax expense .......     $     1,529    $     1,447    $        82          5.5%          5.3%            5.7%

Income tax expense .....................     $        49    $       286    $       237         82.9%          0.3%            1.1%
                                             -----------    -----------    -----------    -----------    -----------    -----------

Net income .............................     $     1,480    $     1,161    $       319         27.5%          4.9%            4.5%
                                             -----------    -----------    -----------    -----------    -----------    -----------


         NET SALES. The $4,342,000 (17.0%) increase in total net sales for 2004 as compared to 2003 resulted from the combination of a $906,000 (5.6%) decrease in net sales of our electronic components and a $5,248,000 (56.1%) increase in net sales of our communications equipment products and services.

         ELECTRONIC COMPONENTS. The decrease in net sales of our electronic components segment resulted from:


         o a $2,012,000 (20.1%) decrease in net sales of power supplies and subassemblies by XCEL Power Systems Ltd. ("XPS"), that we believe was primarily due to deferral of orders; and


         o a $67,000 (23.1%) decrease in sales of electronic subsystem assemblies produced by Digitran that we believe was primarily due to a delay in the United States government's transfer of a contract from one prime contractor to another.

These decreases were only partially offset by the following:

         o a $217,000 (4.1%) increase in net sales of switches manufactured by Digitran, which was primarily a result of an increase in the volume of orders for spare parts that we believe was mainly due to increased military activities;

         o an increase from $1,000 in 2003 to $28,000 in 2004 in net sales of a new standard rotary switch and patent pending VLP(TM) rotary switches that were introduced by Digitran in 2004 and that we expect will continue to be additive to switch sales; and

         o a $956,000 (164.3%) increase in net revenue from service and miscellaneous other electronic component products primarily due to increased service business volume at XPS.

         COMMUNICATIONS EQUIPMENT. The increase in net sales of our communications equipment products and services resulted from:

         o a $2,112,000 (34.4%) increase in net sales of network access and transmission equipment, which primarily consisted of $1,952,000 in sales made by CXR Larus as a direct result of our acquisition of Larus Corporation in July 2004;

         o $1,298,000 of net sales of communication timing and synchronization products by CXR Larus from July through December 2004, prior to which time we did not have a similar product line; and

         o a $1,677,000 (71.3%) increase in net sales of our CXR HALCYON 704 series field test equipment, which was primarily due to a $1,800,000 order we received and delivered in the fourth quarter of 2004 for a project that had been under development since 2002 and was only recently funded by the customer.

These increases were partially offset by the curtailment during 2004 of orders for CXR Larus test equipment by another large customer who shifted its focus to fiber and HDSL services. We do not expect 2005 sales of test equipment to equal our exceptionally good 2004 sales level.

         GROSS PROFIT. The four percentage point increase in gross profit as a percentage of total net sales and the $3,031,000 (28.4%) increase in total gross profit in 2004 as compared to 2003 resulted from gross profit decreases in our electronic components segment that were more than offset by gross profit increases in our communications equipment segment.

         ELECTRONIC COMPONENTS. The $400,000 (6.0%) decrease in gross profit for our electronic components segment was primarily due to the large reduction in sales of power supplies described above.

         COMMUNICATIONS EQUIPMENT. The $3,431,000 (84.8%) increase in gross profit for our communications equipment segment and the 7.9 percentage point increase in this segment's gross profit as a percentage of total net sales were primarily the result of the addition of Larus Corporation's $1,782,000 gross profit resulting from net sales of communication timing and synchronization products for July through December 2004 and a $1,587,000 increase in gross profit at CXR Larus as a result of a large increase in high gross margin sales of CXR Halcyon communications test equipment. Excluding the addition of Larus Corporation sales, gross profit for network access equipment increased approximately $60,000 (2.1%).

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. The $2,414,000 (30.9%) increase in selling, general and administrative expenses in 2004 as compared to 2003 resulted primarily from:

         o $994,000 in selling, general and administrative expenses generated by Larus Corporation following its acquisition in July 2004;

         o a $73,000 (12.0%) increase in sales expense at CXR Larus mostly related to the large orders they obtained during 2004;

         o a $110,000 (53.9%) increase in selling expense at Digitran related to our new line of rotary switches;

         o a $56,000 (19.6%) increase in selling expense at XPS to improve marketing of power supplies;

         o a $99,000 (110.0%) increase in corporate legal fees and $67,000 (35.9%) increase in auditing fees partially due to Sarbanes-Oxley requirements;

         o        a $126,000 (91.3%) increase in deferred compensation;

         o a $68,000 (42.5%) increase in stockholder relations and investor relations expenses;

         o a $180,000 (18.3%) increase in corporate salaries, bonus and expenses partially due to foreign currency exchange rate fluctuation.

          Some of the reasons for higher administrative expenses were increased acquisition activities, changing our name to Emrise Corporation, complying with the requirements of the Sarbanes-Oxley Act of 2002 and related rules, and increased investor relations activities.

         ENGINEERING AND PRODUCT DEVELOPMENT EXPENSES. Engineering and product development expenses consist primarily of research and product development activities. The $570,000 (59.9%) increase in these expenses resulted from:

         o        the inclusion of $200,000 of these expenses from Larus
                  Corporation;

         o an $80,000 (65.6%) increase in these expenses at CXR Larus relating to test instruments;

         o a $53,000 (91.1%) increase in these expenses at CXR-AJ for network access equipment; and

         o a $237,000 (96.7%) increase in expenses at Digitran for the new line of rotary switches.

         INTEREST EXPENSE. Although our bank interest expense declined $58,000 (13.9%) due to our new credit line with Wells Fargo Bank, N.A., this benefit was more than offset by the $75,000 interest we paid on the notes we issued to acquire Larus Corporation.

         INCOME TAX EXPENSE. Income tax expense for 2004 was $49,000 as compared to $286,000 in 2003. The 2004 tax provision was composed of $177,000 net foreign income taxes and $76,000 current federal and state taxes. These amounts were offset with a $160,000 reduction of the valuation allowance applied against the deferred tax asset. The release of the allowance was based on the Company's recent and expected U.S. based earnings and the probability that a portion of its tax net operating loss carryforwards may be utilized.

         NET INCOME. Net income increased by $319,000 (27.5%) to $1,480,000 in 2004 from $1,161,000 in 2003. Our 2004 net income was helped by the contribution of $628,000 of operating earnings from Larus Corporation, a $1,414,000 increase in operating earnings by CXR Larus due to improved test instrument sales and an improvement of $319,000 in operating earnings at CXR-AJ due to increased network access sales. These improvements were partially offset by lower operating earnings at our electronics components segment due to higher operating expenses at Digitran and lower gross margin at XPS due to a lower sales volume of power supplies. These changes resulted in our net income before taxes in 2004 of $1,529,000, $82,000 over 2003 net income before tax of $1,447,000. Our income tax provision in 2004 was $49,000 as compared to $286,000 in 2003.


                                YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002


                                                                                                          RESULTS AS A PERCENTAGE
                                                                              DOLLAR       PERCENTAGE       OF NET SALES FOR THE
                                                      YEAR ENDED             VARIANCE       VARIANCE             YEAR ENDED
                                                     DECEMBER 31,           ----------     ----------           DECEMBER 31,
                                             --------------------------     FAVORABLE      FAVORABLE     --------------------------
                                                 2003           2002      (UNFAVORABLE)  (UNFAVORABLE)      2003           2002
                                             -----------    -----------   -------------  -------------   -----------    -----------
                                                           (IN THOUSANDS)
Net sales
  Electronic components ................     $    16,168    $    13,390    $     2,778         20.7%          54.1%          52.5%
  Communications equipment .............     $     9,351    $     9,274    $        77          0.8%          31.3%          36.3%
                                             -----------    -----------    -----------    -----------    -----------    -----------
  Total net sales ......................     $    25,519    $    22,664    $     2,855         12.6%          85.5%          88.8%
                                             -----------    -----------    -----------    -----------    -----------    -----------
Cost of sales
  Electronic components ................     $     9,530    $     8,187    $    (1,343)       (16.4)%         58.9%          61.1%
  Communications equipment .............     $     5,305    $     5,960    $       655         11.0%          56.7%          64.3%
                                             -----------    -----------    -----------    -----------    -----------    -----------
  Total cost of sales ..................     $    14,835    $    14,147    $      (688)        (4.9)%         58.1%          62.4%
                                             -----------    -----------    -----------    -----------    -----------    -----------

Gross profit
  Electronic components ................     $     6,638    $     5,203    $     1,435         27.6%          41.1%          38.9%
  Communications equipment .............     $     4,046    $     3,314    $       732         22.1%          43.3%          35.7%
                                             -----------    -----------    -----------    -----------    -----------    -----------
  Total gross profit ...................     $    10,684    $     8,517    $     2,167         25.4%          41.9%          37.6%
                                             -----------    -----------    -----------    -----------    -----------    -----------

Selling, general and administrative
  expenses .............................     $     7,812    $     7,731    $       (81)        (1.0)%         26.2%          30.3%

Engineering and product development
  expenses .............................     $       951    $     1,015    $        64          6.3%           3.2%           4.0%
                                             -----------    -----------    -----------    -----------    -----------    -----------

Operating income (loss) ................     $     1,921    $      (229)   $     2,150        938.9%           6.4%           0.9%

Interest expense .......................     $      (416)   $      (441)   $        25          5.7%           1.4%           1.7%

Other (expense) income .................     $       (58)   $        80    $      (138)      (172.5)%          0.2%           0.3%
                                             -----------    -----------    -----------    -----------    -----------    -----------

Income before income tax expense .......     $     1,447    $      (590)   $     2,037        345.3%           4.8%           2.3%

Income tax expense (benefit) ...........     $       286    $       (20)   $      (306)    (1,530.0)%          1.0%           0.1%
                                             -----------    -----------    -----------    -----------    -----------    -----------

Net income (loss) ......................     $     1,161    $      (570)   $     1,731        303.7%           3.9%           2.2%
                                             ===========    ===========    ===========    ===========    ===========    ===========

         NET SALES. The $2,855,000 (12.6%) increase in total net sales for 2003 resulted primarily from the significant growth in overall net sales of our electronic components and the slight increase in overall net sales of our communications equipment products and services.

         The $2,778,000 (20.7%) increase in net sales of our electronic components included a $2,841,000 (39.7%) increase in net sales of power supplies and related electronic subsystem assemblies due to an increase in the number of products XPS shipped under long-term programs, and a $563,000 (11.9%) increase in sales of digital switches manufactured by Digitran that primarily resulted from an increase in orders for spare parts that we believe was mainly due to increased military activities. These increases were partially offset by a $835,000 (74.2%) reduction in subsystem assembly sales by Digitran due to the completion of a major contract in 2002.


         The $77,000 (0.8%) increase in net sales of our communications equipment products and services included a $740,000 (13.7%) increase in sales of network access and transmission products, which was partially offset by a $528,000 (18.3%) decline in sales of test equipment by CXR Larus and CXR-AJ. We decided to terminate the resale of test equipment by CXR-AJ in November 2000 and now have only residual sales of these products in Europe. Test equipment sales decreased primarily due to a reduction in orders from telecommunications customers in the United States, which we believe was primarily due to the weak telecommunications market and the continuing effect of CXR-AJ's discontinuation of test equipment resales.


         CXR-AJ produced all of our transmission products and network access equipment before we acquired Larus Corporation in July 2004. Net sales by CXR-AJ of such products, excluding test equipment, increased by $740,000 (13.7%) due to increased sales volume.

         Net sales of our CXR HALCYON 704 series field test equipment increased slightly by $37,000 (1.9%). We aggressively marketed to non-telecommunications customers, such as government agencies, electric utilities and transportation agencies, which resulted in improved sales of our CXR HALCYON products to non-telecommunications customers. Nevertheless, CXR Telecom's major customers are the large United States telecommunications companies, and their capital budget expenditures for CXR HALCYON equipment were still low in terms of our historical experience.


         We believe that many of the United States telecommunications customers that CXR Larus serves built networks to handle an anticipated demand for voice and data traffic that has not yet occurred. Consequently, many of these customers reduced their purchasing budgets for 2002 and 2003, which had a negative impact on CXR Larus' sales.


         GROSS PROFIT. Improvements in gross profit of both of our operating segments contributed to the $2,167,000 (25.4%) total gross profit increase and to the 4.3 percentage point increase in total gross profit to 41.9% of total net sales.

         The gross profit increase for our electronic components segment primarily resulted from increases in the profit margins of both digital switches and power supplies due to changes in product mix for both switch and XPS's power supply products. Also, increased volume helped increase gross margins of power supplies by reducing per unit costs.

         The increase in gross profit as a percentage of net sales for our communications equipment segment primarily was due to reduced costs. CXR Larus and CXR-AJ increased their gross margins as a percent of sales to 45.0% and 42.6% from 34.1% and 36.7%, respectively, due to cost reductions and higher sales at CXR-AJ.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. The 3.5 percentage point decrease in selling, general and administrative expenses to 30.6% of total net sales resulted from maintaining relatively level expenses in combination with increased sales. Selling expenses remained static in 2003 as compared to 2002. General and administrative expenses increased modestly by $77,000 (1.5%).

         ENGINEERING AND PRODUCT DEVELOPMENT EXPENSES. Engineering and product development expenses consist primarily of research and product development activities of our communications equipment segment and Digitran. The $64,000 (6.3%) decrease primarily resulted from cost reductions in the communications equipment segment.

         INTEREST EXPENSE. Interest expense decreased by $25,000 (5.7%) generally due to lower average debt balances at XPS and CXR-AJ.

         OTHER (EXPENSE) INCOME. Other expense was $58,000 for 2003 as compared to other income of $80,000 for 2002, primarily due to foreign currency losses.

         INCOME TAX EXPENSE (BENEFIT). The majority of the increase in income tax expense related to the recording by XPS of a provision for United Kingdom income tax that was required because XPS produced greater taxable income for 2003 than in 2002 and has consumed its net operating loss carryforwards.

         NET INCOME (LOSS). The $1,731,000 improvement in net income (loss) resulted from a number of factors. The largest contributors to this positive change were $1,099,000 and $856,000 increases in operating income of XPS and CXR-AJ, respectively, due to increased sales at XPS and increased sales and reduced costs at CXR-AJ. In addition, CXR Larus improved its operating income by $486,000 by reducing costs. We continued to closely monitor costs throughout our operations and reduced costs through staffing reductions in our communications equipment operations in the United States and France and through various other cost-cutting methods, such as using contract manufacturers and reducing facility rent expense. These actions substantially reduced the sales volume required to produce profitability at both CXR Larus and CXR-AJ.

LIQUIDITY AND CAPITAL RESOURCES


         During the year ended December 31, 2004, we funded our operations primarily through revenue generated from our operations and through our existing and previous lines of credit with Wells Fargo Bank, N.A., Wells Fargo Business Credit, Inc. and various foreign banks. During the three months ended March 31, 2005, we continued to rely on these sources and also raised approximately $16,893,000 in net proceeds through a private placement of equity securities in January 2005 as described below. As of March 31, 2005, we had working capital of $14,932,000, which represented a $9,392,000 (169.5%) increase from working capital of $5,540,000 at December 31, 2004, primarily due to the proceeds from the private placement and the addition of the working capital of Pascall. As of December 31, 2003, we had working capital of $5,696,000, which was $156,000 more than our working capital at December 31, 2004 primarily because we used $1,492,000 cash to acquire Larus Corporation in July 2004. At March 31, 2005 and December 31, 2004, we had accumulated deficits of $16,756,000 and $16,406,000, respectively, and cash and cash equivalents of $6,861,000 and $1,057,000, respectively. At December 31, 2003, we had an accumulated deficit of $17,886,000 and cash and cash equivalents of $1,174,000.

         Accounts receivable increased $1,849,000 (31.9%) during the three months ended March 31, 2005 from $5,796,000 as of December 31, 2004 to $7,645,000 as of March 31, 2005. Sales attributable to the Pascall acquisition contributed $2,700,000 to accounts receivable at March 31, 2005. Without the acquisition of Pascall, our receivables would have decreased $851,000 (14.7)% during the three months ended March 31, 2005, primarily due to increased collections.

         Accounts receivable increased $403,000 (7.5%) to $5,796,000 as of December 31, 2004 from $5,393,000 as of December 31, 2003. Sales attributable to the Larus Corporation acquisition contributed $1,308,000 to the increase. Without the acquisition of Larus Corporation, our receivables would have decreased $1,025,000 to $4,368,000 at December 31, 2004, primarily due to a $1,800,000 order for test instruments that we shipped, invoiced and collected in the fourth quarter of 2004.


         Days sales outstanding, which is a measure of our average accounts receivable collection period, improved during 2004 from 72 to 69 days, but increased to 83 days for the three months ended March 31, 2005. The days sales outstanding calculation is skewed for the three months ended March 31, 2005 because $2,700,000 of Pascall receivables were included in our accounts receivable balance at March 31, 2005 while only 13 days of Pascall's sales, totaling $722,000, were included in our results for the quarter ended March 31, 2005. Excluding Pascall's sales, days sales outstanding was 68 for the three months ended March 31, 2005, which represents a slight improvement for the quarter as compared to fiscal 2004. Our customers include many Fortune 500 companies in the United States and similarly large companies in Europe and Asia. Because of the financial strength of our customer base, we have virtually eliminated our bad debt reserves.

         Inventory balances increased $2,394,000 (36.9%) during the three months ended March 31, 2005, from $6,491,000 at December 31, 2004 to $8,885,000 at
March 31, 2005. Inventory represented 21.4% and 25.9% of our total assets as of March 31, 2005 and December 31, 2004, respectively. Included in the March 31, 2005 amount is $2,165,000 of inventory attributable to Pascall. Excluding the effect of this inclusion, inventory would have increased by $229,000 (3.4%) and would have represented 18.8% of total assets (excluding the $5,841,000 of total assets related to Pascall) at March 31, 2005. Inventory turnover, which is a ratio that indicates how many times our inventory is sold and replaced over a specified period, declined to 2.2 times (excluding Pascall, turnover would have decline to 1.8 times) for the three months ended March 31, 2005 as compared to
2.6 times for the year ended December 31, 2004 due to the decline in sales revenues.

         Inventory balances decreased 2.9% during 2004, from $6,683,000 at December 31, 2003 to $6,491,000 at December 31, 2004. Inventory represented 27.4% and 39.0% of our total assets as of December 31, 2004 and 2003, respectively. Included in the December 31, 2004 inventory amount is the $1,411,000 of inventory of Larus Corporation. We acquired Larus Corporation in July 2004. Excluding the effect of this inclusion, inventory would have decreased by $1,683,000 (24.0%) and would have represented 33.4% of total assets (excluding the $8,454,000 of total assets related to Larus Corporation) at December 31, 2004. Inventory turnover improved to 2.6 times for 2004 as compared to 2.4 times for 2003.

         We took various actions to reduce costs in 2004. These actions were intended to reduce the cash outlays of our communications equipment segment to match its revenue rate. We also have contracted with offshore manufacturers for production of test equipment components at lower prices than we previously paid to our former suppliers and have received shipments of quality components from these offshore suppliers. We continued with this method of operation throughout the three months ended March 31, 2005 and anticipate implementing this method in our communication timing and synchronization business.

         Cash used in our operating activities totaled $1,370,000 for the three months ended March 31, 2005 as compared to cash provided by operating activities of $632,000 for the three months ended March 31, 2004. This $2,002,000 decrease in operating cash flows primarily resulted from net losses in the three months ended March 31, 2005 as compared to net income in the comparable period in the prior year, as well as increased payment of accounts payable and accrued expenses.

         Cash provided by our operating activities totaled $3,884,000 for 2004, an improvement of $2,737,000 as compared to cash provided by our operating activities of $1,039,000 for 2003. This increase in cash provided by operations during 2004 primarily resulted from improved net income, a reduction of our inventory (excluding Larus Corporation inventory) due to outsourcing and inventory management, and an increase in our trade payables balance.


         Cash used in our investing activities totaled $9,378,000 for the three months ended March 31, 2005 as compared to $96,000 for the three months ended March 31, 2004. Included in the results for the three months ended March 31, 2005 are net cash of $9,341,000 used to acquire Pascall and $37,000 of property, plant and equipment purchases for production facility upgrade, telecommunications, management information systems and computer controlled production machinery for our new low profile rotary and digital switches. The investments for the three months ended March 31, 2004 were mostly property, plant and equipment purchases.


         Cash used in our investing activities totaled $2,208,000 for 2004 as compared to $38,000 used in our investing activities for 2003. Included in the results for 2004 are net cash of $1,492,000 to acquire Larus Corporation and $724,000 of property, plant and equipment purchases for production facility upgrade, telecommunications, management information systems and computer controlled production machinery for our new low profile rotary and digital switches. The investments for 2003 were mostly property, plant and equipment purchases.


         Cash provided by our financing activities totaled $16,993,000 for the three months ended March 31, 2005 as compared to $569,000 of cash used in our financing activities for the three months ended March 31, 2004. The change is primarily due to the net proceeds of $16,893,000 from the issuance of common stock in the January 2005 private placement.


         Cash used in our financing activities totaled $2,164,000 for 2004 as compared to $687,000 of cash used in our financing activities for 2003, due to larger repayments of bank debt in 2004 than in 2003.


         On June 1, 2004, Emrise Electronics and CXR Larus, together with Emrise acting as guarantor, obtained a credit facility from Wells Fargo Bank, N.A. for our domestic operations. This facility is effective through July 1, 2005 and replaced the previous credit facility we had with Wells Fargo Business Credit, Inc. No prepayment penalty was due because the prior loan contract excluded from prepayment penalties loans replaced with new credit facilities from Wells Fargo Bank, N.A. The new credit facility is subject to an unused commitment fee equal to 0.25% per annum, payable quarterly based on the average daily unused amount of the line of credit described in the following paragraph.

         The new credit facility provides a $3,000,000 revolving line of credit secured by accounts receivable, other rights to payment and general intangibles, inventories and equipment. Borrowings do not need to be supported by specific receivables or inventory balances unless aggregate borrowings under the line of credit and the term loan described in the following paragraph exceed $2,000,000 for 30 consecutive days (a "conversion event"). If a conversion event occurs, the line of credit will convert into a formula-based line of credit until the borrowings are equal to or less than $2,000,000 for 30 consecutive days. The formula generally provides that outstanding borrowings under the line of credit may not exceed an aggregate of 80% of eligible accounts receivable, plus 15% of the value of eligible raw material inventory, plus 30% of the value of eligible finished goods inventory. The interest rate is variable and is adjusted monthly based on the prime rate plus 0.5%. The prime rate at March 31, 2005 was 5.50%.

         The credit facility also provides for a term loan of $150,000 secured by equipment, amortizable over 36 months at a variable rate equal to the prime rate plus 1.5%. The term loan portion of the facility had a balance of $112,000 at March 31, 2005.

         Wells Fargo Bank, N.A. has also provided us with $300,000 of credit available for the purchase of new capital equipment when needed through July 1, 2005, of which a balance of $142,000 was outstanding at March 31, 2005. The interest rate is equal to the 90-day London InterBank Offered Rate ("LIBOR") rate (3.10% at March 31, 2005) plus 3.75% per annum. Amounts borrowed under this arrangement are amortized over 60 months from the respective dates of borrowing.

         The previous credit facility bore interest at the prime rate plus 1.0% and was subject to a $13,500 minimum monthly interest fee plus an unused commitment fee equal to 0.25% per annum. The average amounts outstanding on the revolving portions of the previous and new credit facilities during the year ended December 31, 2004 and the three months ended March 31, 2005 were $1,035,000 and $400,000, respectively. The prime rate averaged approximately 4.25% in 2004 and approximately 5.5% during the three months ended March 31, 2005. Therefore, during 2004 the average annual interest cost on the new revolving line of credit was approximately $49,162 while the average annual interest cost on the prior revolving line of credit was approximately $162,000 due to the minimum interest rate charge of $13,500 per month. During the three months ended March 31, 2005, interest on the new revolving line of credit totaled approximately $7,000 and was not subject to the $13,500 per month minimum interest charge that applied during the three months ended March 31, 2004.

         At March 31, 2005, we had no outstanding balance owing under the revolving credit line and we had $2,000,000 of availability on the non-formula based portion of the credit line. The credit facility is subject to various financial covenants. At March 31, 2005, we were in compliance with those financial covenants. The minimum debt service coverage ratio of each of Emrise Electronics and CXR Larus must be not less than 1.50:1.00 on a trailing four-quarter basis. "Debt service coverage ratio" is defined as net income plus depreciation plus amortization, minus non-financed capital expenditures, divided by current portion of long-term debt measured quarterly. The current ratio of each of Emrise Electronics and CXR Larus must be not less than 1.50:1.00, determined as of each fiscal quarter end. "Current ratio" is defined as total current assets divided by total current liabilities. Net income after taxes of each of Emrise Electronics and CXR Larus must be not less than $1.00 on an annual basis, determined as of the end of each quarter. Net profit after taxes of each of Emrise Electronics and CXR Larus must be not less than $1.00 in each fiscal quarter immediately following a fiscal quarter in which that entity incurred a net loss after taxes. Total liabilities divided by tangible net worth of our domestic operations on a consolidated basis must not at any time be greater than 2.00:1.00, determined as of each fiscal quarter end. Tangible net worth of us and all of our subsidiaries on a consolidated basis must not at any time be less than $5,200,000, measured at the end of each quarter. "Total liabilities" is defined as current liabilities plus non-current liabilities, minus subordinated debt. "Tangible net worth" is defined as stockholders' equity plus subordinated debt, minus intangible assets.

         The credit facility expires in July 2005. At March 31, 2005, there was no balance outstanding under the revolving line of credit. We currently intend to seek renewal of the credit facility and believe that the bank will be amenable to renewing it. However, if we are unable to obtain a renewal of the credit facility, we believe we will have sufficient funds available to timely repay any additional amounts we may borrow under the credit facility prior to its expiration.


         On July 13, 2004, we issued two promissory notes to the former stockholders of Larus Corporation totaling $3,000,000 in addition to paying cash and issuing shares of common stock and two zero interest short-term notes totaling $887,500 that we repaid in 2004, in exchange for 100% of the capital stock of Larus Corporation. These notes are subordinated to our bank debt and are payable in 72 equal monthly payments of principal totaling $41,667 per month plus interest at the 30-day LIBOR rate plus 5% with a maximum interest rate of 7% during the first two years of the term of the notes, 8% during the third and fourth years and 9% thereafter. As of March 31, 2005, the 30-day LIBOR rate was 2.86%. The total balance on these promissory notes as of March 31, 2005 was $2,625,000.

         As of March 31, 2005, our foreign subsidiaries had credit facilities, including lines of credit and term loans, with Venture Finance plc, a subsidiary of the global Dutch ABN AMRO Holdings, N.V. financial institution, in England, IFN Finance, a subsidiary of ABN AMRO Holdings, N.V., Banc National de Paris, Societe Generale in France and Sogelease and Johnan Shinkin Bank in Japan. As of March 31, 2005, the balances outstanding under our United Kingdom, France and Japan credit facilities were $1,230,000, $692,000 and $52,000, respectively.

         XCEL Japan Ltd., or XJL, obtained a term loan on November 29, 2002 from Johnan Shinkin Bank. The loan is amortized over five years, carries an annual fixed interest rate of 3.25% and is secured by the assets of XJL. The balance of the loan as of March 31, 2005 was $52,000 using the exchange rate in effect at that date for conversion of Japanese yen into United States dollars. There are no financial performance covenants applicable to this loan.

         XPS, one of our United Kingdom subsidiaries, obtained a credit facility with Venture Finance plc in November 2002. This credit facility expires on November 15, 2005. Using the exchange rate in effect at March 31, 2005 for the conversion of British pounds sterling into United States dollars, the facility is for a maximum of $2,685,000 and includes a $627,000 unsecured cash flow loan, a $143,000 term loan secured by fixed assets, and the remainder is a loan secured by accounts receivable and inventory. The interest rate is the base rate of Venture Finance plc (4.75% at March 31, 2005) plus 2%, and is subject to a minimum rate of 4% per annum. There are no financial performance covenants applicable to this credit facility.

         In April 2003, CXR-AJ obtained a credit facility from IFN Finance, a subsidiary of ABN AMRO N.V. This credit facility is for a maximum of $1,488,000, based on the exchange rate in effect at March 31, 2005 for the conversion of euros into United States dollars. CXR-AJ also had $74,000 of term loans with several French banks outstanding as of March 31, 2005. The IFN Finance facility is secured by accounts receivable and carries an annual interest rate of 1.6% above the French "T4M" rate. At March 31, 2005, the French T4M rate was 2.05% and this facility had a balance of $692,000. This facility has no financial performance covenants.

         Our backlog was $15,021,000 as of March 31, 2005 as compared to $9,830,000 as of March 31, 2004. The increase in backlog was primarily due to the addition of $4,925,000 of backlog for Pascall. Our backlog as of March 31, 2005 was 91.7% related to our electronic components business, which business tends to provide us with long lead-times for our manufacturing processes due to the custom nature of the products, and 8.3% related to our communications equipment business, which business tends to deliver standard products from stock as orders are received. The amount of backlog orders represents revenue that we anticipate recognizing in the future, as evidenced by purchase orders and other purchase commitments received from customers, but on which work has not yet been initiated or with respect to which work is currently in progress. However, there can be no assurance that we will be successful in fulfilling such orders and commitments in a timely manner or that we will ultimately recognize as revenue the amounts reflected as backlog.


         As described above under the heading "Overview," we acquired Larus Corporation and Vista in July 2004. As a result of the acquisition, we acquired all of the assets and liabilities of Larus Corporation, including the intellectual property, cash, accounts receivable and inventories owned by each of Larus Corporation and Vista. The $6,539,500 purchase price consisted of $1,000,000 in cash, the issuance of 1,213,592 shares of our common stock with a fair value of $1,000,000, $887,500 in the form of two short-term, zero interest promissory notes that were repaid in 2004, $3,000,000 in the form of two subordinated secured promissory notes, warrants to purchase up to an aggregate of 150,000 shares of our common stock at $1.30 per share, and approximately $580,000 of acquisition costs. In addition, we assumed $245,000 worth of accounts payable and accrued expenses and entered into an above-market seven-year real property lease with the sellers. This lease represents an obligation that exceeds the fair market value by approximately $756,000 and is part of the acquisition accounting. We funded the cash portion of the purchase price using proceeds from our credit facility with Wells Fargo Bank, N.A. and our cash on-hand.

         On January 5, 2005, we issued to 17 accredited record holders in a private offering an aggregate of 12,503,500 shares of common stock at a purchase price of $1.44 per share and five-year investor warrants to purchase up to an additional 3,125,875 shares of our common stock at an exercise price of $1.73 per share, for a total purchase price of $18,005,000. We paid cash placement agent fees and expenses of approximately $961,000, and issued five-year placement warrants to purchase up to an aggregate of 650,310 shares of common stock at an exercise price of $1.73 per share in connection with the offering. Additional costs related to the financing include legal, accounting and consulting fees that continue to be incurred in connection with the resale registration described below.

         We agreed to register for resale the shares of common stock issued to investors and the shares of common stock issuable upon exercise of the investor warrants and placement warrants. The registration obligations require, among other things, that a registration statement be declared effective no later than the 150th day following the closing date. If we are unable to meet this obligation or unable to maintain the effectiveness of the registration in accordance with the requirements contained in the registration rights agreement we entered into with the investors, then we will be required to pay to each investor liquidated damages equal to 1% of the amount paid by the investor for the common shares still owned by the investor on the date of the default and 2% of the amount paid by the investor for the common shares still owned by the investor on each monthly anniversary of the date of the default that occurs prior to the cure of the default. The maximum aggregate liquidated damages payable to any investor will be equal to 10% of the aggregate amount paid by the investor for the shares of our common stock. Accordingly, the maximum aggregate penalty that we would be required to pay under this provision is 10% of the $18,005,000 initial purchase price of the common stock, which would be $1,801,000. Although we anticipate that we will be able to meet our registration obligations, we also anticipate that we will have sufficient cash available to pay these penalties if required.


         We used a portion of the proceeds from the January 2005 private placement to fund the acquisition of Pascall described above under the heading "Overview." In connection with the Pascall acquisition, we loaned to XCEL Corporation Ltd. approximately $10,100,000 in cash that was used to acquire Pascall and to repay Pascall's existing intercompany debt. As described above, the Pascall purchase price is subject to upward or downward adjustment, and we have guaranteed obligations of XCEL Corporation Ltd. in connection with the Pascall acquisition and have agreed to indemnify Pascall's former parent in connection with obligations under Pascall's facilities lease.


         The following table outlines payments due from us or our subsidiaries under our lines of credit and other significant contractual obligations over the next five years, exclusive of interest. All dollars are in thousands. The symbol "P" represents the prime rate, the symbol "B" represents the lender's base rate and the symbol "L" represents the 30-day LIBOR rate.

                                                          PAYMENTS DUE BY PERIOD
                                 --------------------------------------------------------------------------
      CONTRACTUAL                                              (IN THOUSANDS)
     OBLIGATIONS AT                                                                                THERE-
    DECEMBER 31, 2004              2005         2006         2007         2008          2009       AFTER         TOTAL
-----------------------------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
Line of Credit (Domestic)        $    118     $     --     $     --     $     --     $     --     $     --     $    118
  Average Interest Rate            P+0.5%
Line of Credit (U.K.)            $    188     $     --     $     --     $     --     $     --     $     --     $    188
  Average Interest Rate              B+2%
Overdraft (France)               $    572     $     --     $     --     $     --     $     --     $     --     $    572
  Average Interest Rate             3.74%
Term Loan From Stockholders
  (Domestic)                     $    500     $    500     $    500     $    500     $    500     $    250     $  2,750
                                  P+1.52%,
  Average Interest Rate            L+5.0%
Capital Equipment Loan (U.S.)    $     13     $     13     $     13     $     13     $      6     $     --     $     58
Term Loans (U.S.)                $     44     $     44     $     38     $     --     $     --     $     --     $    126
  Average Interest Rate            P+1.5%
Term Loan (U.K.)                 $     46     $    669     $     --     $     --     $     --     $     --     $    715
  Average Interest Rate              B+2%
Term Loans (France)              $     23     $     23     $     16     $     --     $     --     $     --     $     62
  Average Interest Rate         1.2%-5.6%
Term Loan (Japan)                $     19     $     19     $     18     $     --     $     --     $     --     $     56
  Average Interest Rate             3.25%
Capitalized Lease
  Obligations                    $     66     $     60     $     12     $     12     $     12     $     17     $    179
Operating Leases                 $  1,040     $    713     $    725     $    527     $    420     $    486     $  3,911
                                 ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                 $  2,629     $  2,041     $  1,322     $  1,032     $    938     $    753     $  8,735
                                 =========    =========    =========    =========    =========    =========    =========

         During the three months ended March 31, 2005, no material changes in the information contained in the above table occurred outside the ordinary course of business.

         We intend to grow our business through both internal growth and through further acquisitions that we identify as being potentially both synergistic and accretive of our earnings. Any additional acquisitions would likely be funded through the use of cash and/or a combination of cash, bank debt and our stock.

         We believe that current and future available capital resources, revenues generated from operations, and other existing sources of liquidity, including the credit facilities we have and the remaining proceeds we have from the January 2005 private placement, will be adequate to meet our anticipated working capital and capital expenditure requirements for at least the next twelve months. If, however, our capital requirements or cash flow vary materially from our current projections, if unforeseen circumstances occur, or if we require a significant amount of cash to fund future acquisitions, we may require additional financing. Our failure to raise capital, if needed, could restrict our growth, limit our development of new products or hinder our ability to compete.

EFFECTS OF INFLATION

         The effect of inflation and changing prices has not been significant on the financial condition or results of operations of either our company or our operating subsidiaries.

IMPACTS OF NEW ACCOUNTING PRONOUNCEMENTS


         In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment," which addresses the accounting for employee stock options. SFAS No. 123(R) eliminates the ability to account for shared-based compensation transactions using APB Opinion No. 25 and generally would require instead that such transactions be accounted for using a fair value-based method. SFAS No. 123(R) also requires that tax benefits associated with these share-based payments be classified as financing activities in the statement of cash flow rather than operating activities as currently permitted. SFAS No. 123(R) becomes effective for interim or annual periods beginning after June 15, 2005. Accordingly, we are required to apply SFAS No. 123(R) beginning in the quarter ending September 30, 2005. SFAS No. 123(R) offers alternative methods of adopting this final rule. At the present time, we have not yet determined which alternative method we will use.


         In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4," SFAS No. 151 clarifies that abnormal inventory costs such as costs of idle facilities, excess freight and handling costs, and wasted materials (spoilage) are required to be recognized as current period costs. The provisions of SFAS No. 151 are effective for our fiscal 2006. We are currently evaluating the provisions of SFAS No. 151 and do not expect that adoption will have a material effect on our financial position, results of operations or cash flows.

SELECTED QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)


         The following table sets forth selected quarterly financial data for each full quarter within the two most recent fiscal years and for the first quarter of the current fiscal year. This quarterly information is unaudited, has been prepared on the same basis as our annual and quarterly financial statements, and, in our opinion, reflects all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the information for periods presented. Operating results for any quarter are not necessarily indicative of results for any future period.

                                                                                QUARTER ENDED
                                           ----------------------------------------------------------------------------------------
                                           MAR. 31,  DEC. 31,  SEP. 30,  JUN. 30,  MAR. 31,  DEC. 31,  SEP. 30,  JUN. 30,  MAR. 31,
                                             2005      2004      2004      2004      2004      2003      2003      2003      2003
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME DATA:

Net sales..............................    $ 7,299   $ 9,768   $ 7,469   $ 6,432   $ 6,192   $ 6,597   $ 6,420   $ 6,834   $ 5,668
Cost of sales..........................      4,187     4,929     4,239     3,533     3,445     3,598     3,705     4,005     3,527
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
Gross profit...........................      3,112     4,839     3,230     2,899     2,747     2,999     2,715     2,829     2,141
Selling, general and administrative
   expenses............................      2,831     3,477     2,465     2,067     2,217     2,280     1,916     1,918     1,698
Engineering and product development
   expenses............................        532       488       438       312       283       254       230       246       221
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
Income (loss) from operations..........       (251)      874       327       520       247       465       569       665       222
Other income (expenses), net...........        (33)      (70)     (143)     (124)     (102)     (161)      (39)     (164)     (110)
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
Income (loss) before income taxes......       (284)      804       184       396       145       304       530       501       112
Income tax expense.....................         66       (79)       26        27        75        50        26       142        68
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
Net income (loss)......................    $  (350)  $   883   $   158   $   369   $    70   $   254   $   504   $   359   $   44
Other comprehensive gain (loss), net...       (441)      437         6       (62)       (2)      344       109       224        28
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
Total comprehensive income (loss)......    $  (791)  $ 1,320   $   164   $   307   $    68   $   598   $   613   $   583   $    72
                                           ========  ========  ========  ========  ========  ========  ========  ========  ========
Basic earnings (loss) per share .......    $ (0.01)  $  0.04   $  0.01   $  0.02   $  0.00   $  0.01   $  0.02   $  0.02   $  0.00
                                           ========  ========  ========  ========  ========  ========  ========  ========  ========
Diluted earnings (loss) per share .....    $ (0.01)  $  0.03   $  0.01   $  0.02   $  0.00   $  0.01   $  0.02   $  0.02   $  0.00
                                           ========  ========  ========  ========  ========  ========  ========  ========  ========

         The following table sets forth a portion of the above unaudited information as a percentage of net sales.


                                                                                QUARTER ENDED
                                           ----------------------------------------------------------------------------------------
                                           MAR. 31,  DEC. 31,  SEP. 30,  JUN. 30,  MAR. 31,  DEC. 31,  SEP. 30,  JUN. 30,  MAR. 31,
                                             2005      2004      2004      2004      2004      2003      2003      2003      2003
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME DATA:

Net sales..............................     100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%
Cost of sales..........................      55.6      50.5      56.8      54.9      55.6      54.5      57.7      58.6      62.2
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
Gross profit...........................      44.4      49.5      43.2      45.1      44.4      45.5      42.3      41.4      37.8
Selling, general and administrative
   expenses............................      35.8      35.6      33.0      32.1      35.8      34.6      29.8      28.1      30.0
Engineering and product development
   expenses............................       4.6       5.0       5.9       4.9       4.6       3.9       3.6       3.6       3.9
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
Income (loss) from operations..........       4.0       8.9       4.3       8.1       4.0       7.0       8.9       9.7       3.9
Other income (expenses), net...........      (0.1)     (0.7)     (1.9)     (2.0)     (1.7)     (2.4)     (0.6)     (2.4)     (1.9)
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
Income (loss) before income taxes......       2.3       8.2       2.4       6.1       2.3       4.6       8.3       7.3       2.0
Net income (loss)......................       1.1       9.0       2.1       5.7       1.1       3.9       7.9       5.3       0.8
Other comprehensive gain (loss), net...       6.0       4.5       0.0      (1.0)      0.0       5.2       1.7       3.3       0.5
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
Total comprehensive income (loss)......      10.8%     13.5%      2.1%      4.7%      1.1%      9.1%      9.6%      8.6%      1.2%
                                           ========  ========  ========  ========  ========  ========  ========  ========  ========

         No cash dividends on our common stock were declared during any of the periods presented above. Various factors materially affect the comparability of the information presented in the above table. These factors relate primarily to the acquisition of Larus Corporation in July 2004 and the acquisition of Pascall in March 2005, changes in foreign currency conversion rates and new accounting pronouncements that may affect the consistency in the generally accepted accounting principles that we use. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview."

         Our operating results have fluctuated from quarter to quarter due to a variety of reasons. We note below some of the larger changes in various line items in the above table.

     QUARTER ENDED MARCH 31, 2005 COMPARED TO QUARTER ENDED DECEMBER 31, 2004

         Net sales decreased by $2,469,000 (25%) to $7,299,000 from $9,768,000 in the fourth quarter of 2004 primarily due to lower sales of test instruments and, to a lesser extent, lower sales of network access equipment, switches and power supplies. Gross profit decreased by $1,727,000 (36%) to $3,112,000 from $4,839,000 primarily because of the lower sales volume, especially the $1,776,000 reduction in high margin test equipment due to a large order we received and shipped in the fourth quarter of 2004. Selling and administration costs decreased $646,000 (19%) to $2,831,000 from $3,477,000 due to lower administration expenses and sales commissions. Engineering and product development expenses increased $44,000 (9%) to $532,000 from $488,000 due to increased expenses at CXR for communication timing and synchronization product development. Pascall provided $722,000 of net sales and $181,000 of gross profit for the 13-day period it was included in our operations.


     QUARTER ENDED DECEMBER 31, 2004 COMPARED TO QUARTER ENDED SEPTEMBER 30,
     2004

         Net sales increased by $2,299,000 (31%) to $9,768,000 from $7,469,000 in the previous period. Communications test equipment sales increased by $1,706,000 primarily because shipments that were planned to occur during the third quarter were postponed until the fourth quarter due to slower release of orders from an RBOC. Communication timing and synchronization product sales increased by $278,000 (55%) to $788,000 as compared to $510,000 for the previous quarter primarily because the prior period did not reflect a full quarter of revenues from Larus Corporation, which subsidiary we acquired in July 2004. Gross profit increased by $1,609,000 (50%) to $4,839,000 from $3,230,000 due to changes in sales volume and product mix attributable to the postponed shipments noted above, which related to higher margin items. Operating costs increased by $1,062,000 (36%) to $3,965,000 from $2,903,000 due to higher commissions on increased revenue, additional accruals for legal and audit fees, expenses related to Sarbanes-Oxley compliance, bonus accruals, reclassification of pension expense for CXR-AJ, addition of sales staff, and an increase in accrual for payments under a previous acquisition. Net income increased to $883,000 from $158,000 primarily because of the improved revenue and gross margin increase discussed above.

     QUARTER ENDED SEPTEMBER 30, 2004 COMPARED TO QUARTER ENDED JUNE 30, 2004

         Net sales increased by $1,037,000 (16%) to $7,469,000 from $6,432,000 in the previous period. In July 2004, we acquired Larus Corporation, which contributed $1,468,000 in sales in the third quarter. The additional sales provided by Larus Corporation were partially offset with a $197,000 decline in test instruments sales and a $126,000 reduction in sales of our European network access products. Our gross profit increased by $331,000 (11%) to $3,230,000 from $2,899,000 in the prior period. Larus Corporation contributed $595,000 of gross profit, which was partially offset with a reduction in gross profit of test instruments of $153,000 primarily due to lower sales and switches of $111,000 due mainly to product mix. Gross margin was 43% as compared to 45% for the previous quarter. Operating costs increased by $524,000 (22%) to $2,903,000 from $2,379,000 primarily because of the addition of $534,000 of Larus Corporation's operating expenses. Net income declined to $158,000 as compared to $369,000 for the second quarter primarily because operating expenses increased more than the increase in gross profit.

     QUARTER ENDED JUNE 30, 2004 COMPARED TO QUARTER ENDED MARCH 31, 2004

         Net sales increased by $240,000 (4%) to $6,432,000 from $6,192,000 in the prior quarter primarily due to increased test equipment sales of $735,000, which was $253,000 above the prior period. Net sales in other product lines remained relatively consistent. Gross profit increased by $152,000 (6%) to $2,899,000 from $2,747,000 in the prior period mainly due to increased test equipment sales. The gross margin increased to 45% from 44% in the previous quarter. Operating costs decreased $121,000 (5%) to $2,379,000 from $2,500,000 in the prior quarter primarily mainly due to lower sales commission expense. Net income rose to $369,000 from $70,000 in the first quarter primarily due to higher sales, higher gross profit margin, lower income tax expense and lower operating costs.

     QUARTER ENDED MARCH 31, 2004 COMPARED TO QUARTER ENDED DECEMBER 31, 2003

         Net sales decreased by $405,000 (6%) to $6,192,000 from $6,597,000 in the prior quarter. The primary reason for the decrease was a $300,000 decrease in test instrument sales mostly due to the budget cycles of our large test instrument customers. Also, lower power supply product shipments were partially offset with increased switch sales. Gross profit decreased by $252,000 (8%) to $2,747,000 from $2,999,000 in the previous quarter primarily due to lower sales. The gross margin declined to 44% from 46% mainly due to the decrease in test equipment sales. Operating expenses stayed consistent. Net income declined to $70,000 from $254,000 mainly because of the lower test instrument sales.

     QUARTER ENDED DECEMBER 31, 2003 COMPARED TO QUARTER ENDED SEPTEMBER 30,
     2003

         Net sales increased by $177,000 (3%) to $6,597,000 from $6,420,000 in the prior period. Communication equipment sales increased by $662,000 due to a large increase in the sales of network access products in Europe and a modest increase in test equipment sales. This increase was partially offset with a $485,000 decrease in sales of electronic components of both power supplies and switches. Despite a small decrease in total sales, gross profit increased $284,000 (10%) to $2,999,000 from $2,715,000 in the prior quarter due mainly to a higher gross margin on power supplies. Gross margin increased to 46% as compared to 42% in the prior quarter. Operating expenses increased $388,000 (18%) to $2,534,000 from $2,146,000 due to increases in sales and administrative expenses. Net income was $254,000 as compared to $504,000 in the third quarter.

     QUARTER ENDED SEPTEMBER 30, 2003 COMPARED TO QUARTER ENDED JUNE 30, 2003

         For the third quarter of 2003, net sales decreased $414,000 (6%) to $6,420,000 from $6,834,000 in the prior quarter. This decrease was primarily due to reduced network access equipment sales in Europe. Sales of electronic components increased slightly despite a 6% decrease in sales of power supplies. Gross profit was $2,715,000, which was $114,000 (4%) less than the prior quarter gross profit of $2,829,000. Despite lower sales, we increased our gross profit margin in both of our business segments by reducing costs. Our gross margin improved to 42% from 41% in the prior period. Operating costs were relatively unchanged with administrative costs declining slightly and sales and marketing increasing slightly. Net income was $504,000 as compared to $359,000 in the prior period. The difference in net income was primarily caused by income tax expense that was $116,000 less in the third quarter as compared to the second quarter related to changes in United Kingdom tax liability.

     QUARTER ENDED JUNE 30, 2003 COMPARED TO QUARTER ENDED MARCH 31, 2003

         Net sales increased by $1,166,000 (21%) to $6,834,000 from $5,668,000 in the prior quarter. Communications equipment sales increased $259,000 due to increased sales of test instruments, and electronic components sales increased $907,000 due to stronger switch and power supply sales. Gross profit increased by $688,000 (32%) to $2,829,000 from $2,141,000 in the prior quarter due to higher gross margins across our product lines. Gross margins improved to 41% from 38%. Operating expenses increased by $245,000 (13%) to $2,164,000 from $1,919,000 in the prior quarter primarily due to higher administrative costs because of increased staffing at our electronic components segment. The higher sales of the second quarter and improved margins resulted in net income of $359,000 in the second quarter as compared to net income of $44,000 in the first quarter.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Exchange Rate Sensitivity
         -------------------------

         We have established and acquired international subsidiaries that prepare their balance sheets in the relevant foreign currency. In order to be included in our consolidated financial statements, these balance sheets are converted, at the then current exchange rate, into United States dollars, and the statements of operations are converted using weighted average exchange rates for the applicable period. Accordingly, fluctuations of the foreign currencies relative to the United States dollar affect our consolidated financial statements. Our exposure to fluctuations in currency exchange rates has increased as a result of the growth of our international subsidiaries. However, because historically the majority of our currency exposure has related to financial statement translation rather than to particular transactions, we do not intend to enter into, nor have we historically entered into, forward currency contracts or hedging arrangements in an effort to mitigate our currency exposure. For further information regarding our exchange rate sensitivity, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies - Foreign Currency Translation."

         Interest Rate Sensitivity
         -------------------------

         A substantial portion of our notes payable and long-term debt have variable interest rates based on the prime interest rate and/or the lender's base rate, which exposes us to risk of earnings loss due to changes in such interest rates.

         The following table provides information about our debt obligations that are sensitive to changes in interest rates. All dollars are in thousands. The symbol "P" represents the prime rate. The symbol "B" represents the lender's base rate and the symbol "L" represents the 30-day LIBOR. Balances are as of December 31, 2004.

                                                                                                                      FAIR
                                                                                            THERE-                    VALUE
      LIABILITIES                 2005         2006       2007       2008         2009      AFTER       TOTAL        12/31/04
      -----------               --------     --------   --------   --------     --------   --------    --------      --------
Line of Credit (Domestic)       $   118      $    --    $    --    $    --      $    --    $    --     $   118       $   118
  Average Interest Rate         P+ 0.5%
Line of Credit (U.K.)           $   188      $    --    $    --    $    --      $    --    $    --     $   188       $   188
  Average Interest Rate          B+2.0%
Overdraft (France)              $   572      $    --    $    --    $    --      $    --    $    --     $   572       $   572
  Average Interest Rate           3.74%
Term Loan From Stockholders
  (Domestic)                    $   500      $    500   $   500    $   500      $   500    $   250     $ 2,750       $ 2,750
  Average Interest Rate         P+1.52%,
                                 L+5.0%
Term Loan (U.K.)                $    46      $    669   $    --    $    --      $    --    $    --     $   715       $   715
  Average Interest Rate          B+2.0%
Term Loans (France)             $    23      $     23   $    16    $    --      $    --    $    --     $    62       $    62
  Average Interest Rate       5.2%-5.6%
Term Loan (Japan)               $    19      $     19   $    18    $    --      $    --    $    --     $    56       $    56
  Average Interest Rate           3.25%
Capital Equipment Loan
  (U.S.)                        $    13      $     13   $    13    $    13      $    13    $     6     $    58       $    58
  Average Interest Rate            L+4%
Term Loans (U.S.)               $    44      $     44   $    38    $    --      $    --    $    --     $   126       $   126
  Average Interest Rate          P+1.5%

                                    BUSINESS

CORPORATE OVERVIEW


         We are a Delaware corporation that was formed July 14, 1989. We have three wholly-owned operating subsidiaries, Emrise Electronics , a New Jersey corporation that was formed in 1983, CXR Larus Corporation, a Delaware corporation that was formed in 1984 ("CXR Larus"), and CXR-Anderson Jacobson, a French company that was formed in 1973 ("CXR-AJ"). Emrise Electronics and its subsidiaries design, develop, manufacture and market electronic components for defense, aerospace and industrial markets. CXR Larus and CXR-AJ design, develop, manufacture and market network access and transmission products and communications test equipment. CXR Larus also manufactures and sells communication timing and synchronization products.


         In December 2004, CXR Larus changed its name from CXR Telcom Corporation when it succeeded by merger to the assets and liabilities of Larus Corporation, a San Jose, California-based manufacturer and seller of telecommunications products, and Vista Labs, Incorporated, a subsidiary of Larus Corporation that provided engineering services to Larus Corporation. As described in more detail elsewhere in the prospectus, we acquired Larus Corporation and Vista Labs, Incorporated in July 2004.


         In March 2005, XCEL Corporation Ltd., a United Kingdom-based subsidiary of Emrise Electronics, acquired Pascall Electronic (Holdings) Limited and its wholly-owned subsidiary, Pascall Electronics Limited ("Pascall"). Pascall is based in the United Kingdom and manufactures a range of proprietary power systems and radio frequency ("RF") components and subsystems.

         Through our operating subsidiaries, CXR Larus, CXR-AJ and Emrise Electronics, and through the divisions and subsidiaries of those subsidiaries, we design, develop, manufacture, assemble, and market products and services in the following two material business segments:


         o        Electronic Components

                  --       digital and rotary switches

                  --       electronic power supplies

                  --       RF components

                  --       subsystem assemblies

         o        Communications Equipment

                  --       network access and transmission products

                  --       communication timing and synchronization products

                  --       communications test instruments


         Our sales are primarily in North America, Europe and Asia. Sales to customers in the electronic components segment, primarily to defense and aerospace customers, defense contractors and industrial customers, were 52.2% and 63.1% of our total net sales during the three months ended March 31, 2005 and 2004, respectively, and 51.1%, 63.4% and 59.1% of our total net sales during 2004, 2003 and 2002, respectively. Sales of communications equipment and related services, primarily to private customers premises and public carrier customers, were 47.8% and 36.9% of our total net sales during the three months ended March 31, 2005 and 2004, respectively, and 48.9%, 36.6% and 40.9% of our total net sales during 2004, 2003 and 2002, respectively.


         Our objective in our electronic components business is to become the supplier of choice for harsh environment digital and rotary switches, custom power supplies and RF and microwave products. Our objective in our communications equipment business is to become a leader in quality, cost effective solutions to meet the requirements of communications equipment customers. We believe that we can achieve these objectives through customer-oriented product development, superior product solutions, and excellence in local market service and support.

INDUSTRY OVERVIEW

     ELECTRONIC COMPONENTS

         The electronic components industry comprises three basic segments, which are active components, passive components and electromechanical components. We compete in the active and electromechanical segments of this industry. These segments can be further segmented by industry into telecommunications, aerospace, defense, commercial, industrial and other environments, each of which places constraints that define performance and permitted use of differing grades of components.

         We are active only in the industry segments that are characterized by low volume, high margin and long lead-times, namely the aerospace, defense and industrial segments. To support the myriad customers that rely on digital and rotary switches and electronic power supplies, we believe that our electronic components must offer high levels of reliability and in many cases must be tailored to the size, appearance, functionality and pricing needs of each particular customer.

         The defense market, which is a predominant market for our electronic components, makes use of sophisticated electronic assemblies in diverse applications that involve both original equipment and retrofit of existing equipment.


         The Digitran division of Emrise Electronics ("Digitran"), which division was acquired by Emrise Electronics from Becton Dickinson in 1985, has been manufacturing digital switches since the division was formed in the 1960s. XCEL Power Systems Ltd. ("XPS"), a second-tier subsidiary of Emrise Electronics, has been manufacturing electronic power supplies since 1989. Pascall was formed in 1977.


     COMMUNICATIONS EQUIPMENT

         Over the past decade, telecommunications and data communications infrastructures have undergone major growth and have become a critical part of the global business and economic infrastructure that has been driven by:

         o a surge in demand for broadband access used to conduct e-commerce activities and transmit growing volumes of data, voice and video information;

         o the adoption of Internet protocol, or IP, which is a protocol developed to enable the transmission of information as packets of data from a source to a recipient using dynamically changing routes, with the data being reassembled at the recipient's location into the original information format; and

         o an apparent worldwide trend toward deregulation of the communications industry, which has enabled a large number of new communications service providers to enter the market.

         This rapid growth has been succeeded by a period of consolidation. Private and corporate communications providers and other businesses that rely heavily on information technology continue to devote significant resources to the purchase of network access and transmission equipment, such as high-speed DSL and fiber optic modems, through which data and voice information may be transmitted. DSL, or digital subscriber line, technology transmits data up to 50 times faster than a conventional dial-up modem using existing copper telephone wires. We believe that the demand for test equipment with which to test, deploy, manage and optimize communications networks, equipment and services remains depressed for public carrier markets.

         To support the rapidly changing needs of telecommunications companies and information technology dependent businesses, we believe that network access and transmission products and communications test instruments must offer high levels of functional integration, automation and flexibility to operate across a variety of network protocols, technologies and architectures. Because the competition for subscribers for high-speed bandwidth access is intense, the quality and reliability of network service has become critical to telecommunications companies due to the expense, loss of customers and negative publicity resulting from poor service. Quality and reliability of network service are also important to information technology dependent businesses that rely on broadband high-speed data links for a variety of purposes.

         Technicians who use service verification equipment in the field or in central or branch offices assist businesses in verifying and repairing service problems effectively and, thus, increase the quality and reliability of their networks. We believe that as broadband services are deployed further and as competition for telecommunications subscribers and e-commerce customers proliferates, telecommunications companies and other information technology-reliant businesses will increasingly depend on new and improved integrated access transmission devices and advanced field and central or branch office testing and monitoring solutions.

OUR SOLUTION

         We have developed a range of electronic components, such as digital and rotary switches, custom electronic power supplies and RF components and subsystems, used primarily by aerospace, defense and industrial customers. We have developed and we manufacture and market various network access and transmission devices used by businesses and other users to efficiently transmit data, voice and video information to destinations within and outside of their respective networks.

         We have developed and we manufacture and market a broad range of test instruments used by operators of public and private telecommunications networks for the installation, maintenance and optimization of advanced communications networks.

         We have also developed and we manufacture and market an extensive range of communication timing and synchronization products used by operators of public and private telecommunications networks to provide a consistent source of timing alignment, or synchronization, for digital networks when the principal network timing source is lost.

         Our extensive knowledge and understanding of our customers' needs, together with the broad capabilities of our network access and transmission products, test instrumentation products and our sophisticated electronic components, enable us to provide the following features and benefits to our customers:

         DEVELOPMENT OF NEW SWITCH TECHNOLOGY. We have complemented our long-established range of products with a new range of patent-pending space-saving rotary switches we refer to as VLP(TM), which are very low profile switches. These products have been specifically designed to target harsh environment and aerospace applications where space is at a premium, providing a substantial advantage over larger switches offered by our competitors.

         PROVISION OF RF COMPONENTS AND SUBASSEMBLIES. We have developed and provide a range of RF components and subassemblies that meet the requirements of defense, aerospace and industrial applications.

         DEVELOPMENT OF COMMUNICATION TIMING AND SYNCHRONIZATION EQUIPMENT. We have extended the existing range of communication timing and synchronization products with a new range of equipment designed specifically to target the more extensive RBOC market.

         PROVISION OF MORE EFFICIENT AND COST-EFFECTIVE POWER SYSTEMS. We have developed and we provide high and low voltage power systems that are highly integrated within the application hardware, which minimizes cost, space and complexity and maximizes overall system reliability and efficiency. We believe that our ability to partner with major international defense contractors and to provide power systems solutions based on both standard modules and custom designs provides us with an important competitive advantage.

         BROAD RANGE OF NETWORK ACCESS AND TRANSMISSION PRODUCTS FOR A WIDE RANGE OF APPLICATIONS. We have developed a broad range of professional network access and transmission products that are capable of connecting to a wide range of remote monitoring devices and equipment. Many of these products are designed to operate in extended temperatures and harsh environments and generally exceed the surge protection standards of the industry and are adaptive to wide ranges of AC or DC power inputs. The design of many of our data transmission products enables them to either interface with or complement one another. The versatility of this concept has enabled us to offer numerous different product combinations to our customers. These variations include customized selection of data speeds, data interfaces, power inputs, operating temperatures, data formats and power consumption. In addition, our desktop and rack mount transmission product lines allow us to serve both central site data communications needs and remote access and transmission sites on both the enterprise-wide and single location level.

         HANDHELD DESIGN OF FIELD TEST EQUIPMENT. We design many of our test equipment products to be used in the field. Most of our digital and analog products weigh less than four pounds and offer handheld convenience. The compact, lightweight design of these products enables field technicians to access problems and verify line operation quickly.

         RAPID AND EFFICIENT DIGITAL SERVICES DEPLOYMENT. Our test equipment products allow field and office technicians to test lines rapidly and efficiently to ensure that they are properly connected to the central office and that they can support a specific type and speed of service. In a single device, our products can be used to pre-qualify facilities for services, identify the source of problems and verify the proper operation of newly installed service before handing service over to customers.

         COMPREHENSIVE CONNECTIVITY. Our network access and transmission products and communications test instruments are the result of significant product research and engineering and are designed to connect to a broad range of operation configurations and to connect over a wide range of prevailing transmission conditions. Our products incorporate a wide range of standard international connectivity protocols as well as proprietary protocols.

         CUSTOMER-DRIVEN FEATURES. Most of our digital and rotary switches and each of our power supplies are highly tailored to our customers' needs. We manufacture digital and rotary switches for insertion into new equipment as well as for retrofit into existing equipment. Our engineers continually interact with our customers during the design process to ensure that our electronic components are the best available solution for them. For example, based on conversations with our customers, we delivered a compact multiple output power supply to allow BAE Systems to produce a single-heads up display suitable for fitting on a large range of commercial and military aircraft.

         CUSTOMER RELATIONS. Our electronic components business currently enjoys a preferred supplier status with several key accounts, which means that we work in close association with the customer to develop custom products specifically addressing their needs. Our electronic components also are considered qualified products with many key accounts, which means that our products are designed into equipment specifications of some of our customers for the duration of their production of their equipment.

         LONG-TERM RELATIONSHIPS. Market procurement methods encourage long-term relationships between electronic components suppliers and customers, with customers committing to a single source of supply because of the high cost involved in qualifying a product or its alternative for use. For example, a large proportion of XPS' products are qualified products that have been involved in many hours of flight trials.

OUR STRATEGY

         Our objectives are to become the supplier of choice for harsh environment switches and custom power supplies in the aerospace, defense and industrial markets, in addition to becoming a leading provider of network access and transmission products and communications test instruments for a broad range of applications within the global communications industry. The following are the key elements of our strategy to achieve these objectives:

         FOCUS ON OUR ELECTRONIC COMPONENTS BUSINESS. We plan to continue to grow our electronic components business by marketing our electronic components products in their established market niches, identifying opportunities to broaden our customer base for our power supply products and introducing RF components and subsystems offered by our newly acquired Pascall subsidiary.

         RAMP UP OUR NEW COMMUNICATION TIMING AND SYNCHRONIZATION PRODUCTS AND CONTINUE TO FOCUS ON NETWORK ACCESS AND TRANSMISSION PRODUCTS. We plan to build upon our existing strong base businesses in the communications equipment market introducing additional new customer premises products, especially new carrier class communication timing and synchronization products, utilizing our broader reach with CXR Larus to address new markets.

         PURSUE STRATEGIC ACQUISITIONS. The communication timing and synchronization products market and network access and transmission market are large and highly fragmented. We plan to extend our market position by acquiring or investing in complementary businesses or technologies on a selected basis. We also intend to expand our United Kingdom-based electronic power supplies division's United States presence through acquisition of businesses that offer complementary products or technology for manufacture in the United States. In this regard, we are currently in discussions to acquire a United States-based power supply company.

         CONTINUE TO INVEST IN RESEARCH AND DEVELOPMENT TO ADDRESS HIGH GROWTH MARKET OPPORTUNITIES. We plan to continue investing in markets and technologies that we believe offer substantial growth prospects. We believe that the expertise we have developed in creating our existing products will permit us to enhance these products, develop new products and respond to emerging technologies in a cost-effective and timely manner.

         LEVERAGE EXISTING CUSTOMER BASE. We believe that many of our existing customers will continue to purchase network access and transmission products and test instrument products and services. We intend to aggressively market new and enhanced products and services to our existing customers. We also believe that our existing customer base represents an important source of references and referrals for new customers in new markets.

         PURSUE FOLLOW-ON SALES OPPORTUNITIES. We plan to continue to increase the functionality of our communications equipment products, enabling products to be upgraded by the downloading of software or the addition of hardware to an existing unit, allowing customers to protect their investment in test equipment and generating follow-on sales opportunities as we develop new modules in the future. We plan to continue to approach our existing digital switch customers to determine whether they need rotary switches that we do not currently manufacture for them.

         SEEK COMPETITIVE WORLD-CLASS MANUFACTURING IN ASIA FOR SELECTED PRODUCTS. Toward the end of 2002, we cut costs by using Asian manufacturing sources for selected communications equipment products and subassemblies. We intend to build on this strategy to increase our competitiveness in the marketplace.

         SEEK ALTERNATIVE MARKET OPPORTUNITIES. We plan to expand our focus and efforts to identify and capture more new customers, such as private network utilities and transit customers, for our test equipment.

         DEVELOP AND ExPAND STRATEGIC RELATIONSHIPS. We plan to continue to develop our strategic relationships with network access and transmission and test instrument manufacturers in order to enhance our product development activities and leverage shared technologies and marketing efforts to build recognition of our brands. In particular, in Europe, we intend to continue to expand our relationships with offshore vendors as a reseller of their products to enhance our position and reputation as a provider of a comprehensive line of test equipment products.

         PURSUE TECHNOLOGY TRANSFER AND LICENSING. We plan to continue our established practice of purchasing or licensing core technologies where this reduces time and cost to market, as we did with the base platform for our remote access server products purchased from Hayes Corporation.

         DEVELOP CUSTOMER-FOCUSED SOLUTIONS. We design, develop, and manufacture many products and provide services that are tailored to the specific needs of our customers with an emphasis on ease of use. We intend to continue to adapt our core communications technologies to deliver focused products that improve our customers' ability to test and manage increasingly large and complex networks and that are easily used by field technicians and central office personnel.

         EXTEND OUR GLOBAL PRESENCE. Our customers' needs evolve through industry expansion and consolidation as well as with the deployment of new technologies and services. To support our customers more effectively, we intend to augment our sales, marketing and customer support organizations.

PRODUCTS AND SERVICES

         Our products and services currently are divided into the following two main business segments:

         o        Electronic Components

                  --       digital and rotary switches

                  --       electronic power supplies

                  --       RF components

                  --       subsystem assemblies

         o        Communications Equipment

                  --       network access and transmission products

                  --       communication timing and synchronization products

                  --       communications test instruments


         During the three months ended March 31, 2005 and the years 2004, 2003 and 2002, our total net sales were $7,299,000, $29,861,000, $25,519,000 and
$22,664,000, respectively, and the percentages of total net sales contributed by each product group within our two main business segments were as follows:

                                                    Three Months
                                                        Ended              Year Ended December 31,
                                                      March 31,     -------------------------------------
       Segment and Product Type                         2005          2004           2003          2002
       ------------------------                       ---------     ---------     ---------     ---------
       Electronic Components
           Digital and Rotary Switches                   20.2%         18.5%         20.9%         20.9%
           Electronic Power Supplies                     22.1%         26.7%         34.3%         31.3%
           RF Components                                  3.2%           --            --            --
           Subsystem Assemblies                           1.0%          0.7%          5.9%          5.0%
           Other Products and Services                    5.6%          5.2%          2.3%          1.9%
                                                      ---------     ---------     ---------     ---------
                                                         52.1%         51.1%         63.4%         59.1%
       Communications Equipment
           Network Access and Transmission Products      30.5%         27.6%         24.0%         23.8%
           Communication Test Instruments                 6.8%         13.6%          9.2%         12.7%
           Communication Timing and
             Synchronization Products                     4.8%          4.3%           --            --
           Other Products and Services                    5.8%          3.4%          3.4%          4.4%
                                                      ---------     ---------     ---------     ---------
                                                         47.9%         48.9%         36.6%         40.9%

       Totals                                           100.0%        100.0%        100.0%        100.0%
                                                      =========     =========     =========     =========



                                                   58

     BACKLOG


         Our business is not generally seasonal, with the exception that purchases of our communications equipment by telecommunications customers tend to be lower than average during the first quarter of each year because capital equipment budgets typically are not approved until late in the first quarter. At March 31, 2005, our backlog of firm, unshipped orders was approximately $15,021,000. Our backlog was related approximately 91.7% to our electronic components business, which tends to provide us with long lead-times for our manufacturing processes due to the custom nature of the products, and 8.3% to our communications equipment business, the majority of which portion relates to our network access and transmission products. Of these backlog orders, we anticipate fulfilling approximately 100% of our electronic components orders and 100% of our communications equipment orders within the current fiscal year. However, we cannot assure you that we will be successful in fulfilling these orders in a timely manner or that we will ultimately recognize as revenue the amounts reflected as backlog.


     WARRANTIES

         Generally, our electronic components, network access and transmission products and communication timing and synchronization products carry a one-year limited parts and labor warranty and our communications test instruments and European network access and transmission products carry a two-year limited parts and labor warranty. Products returned under warranty typically are tested and repaired or replaced at our option. Historically, product returns have not had a material effect on our operations or financial condition. However, we cannot assure you that this will continue to be the case or that disputes over components or other materials or workmanship will not arise in the future.

                       OUR ELECTRONIC COMPONENTS BUSINESS


         Our electronic components segment includes digital and rotary switches, electronic power supplies, RF components and subsystem assemblies. During the three months ended March 31, 2005 and the years ended December 31, 2004, 2003 and 2002, this segment accounted for 52.1%, 51.1%, 63.4% and 59.1%, respectively, of our total net sales.


     DIGITAL AND ROTARY SWITCHES

         Digitran manufactures, assembles and sells digital and rotary switch products serving aerospace, defense and industrial applications. Digital and rotary switches are manually operated electromechanical devices used for routing electronic signals. Thumbwheel, push button, lever-actuated and rotary modules, together with assemblies comprised of multiple modules, are manufactured in many different model families. Digitran also offers a wide variety of custom keypads and digital and rotary switches for unique applications.

         Our switches may be ordered with different combinations of a variety of features and options, including:

         o 8, 10, 11, 12, 16 or a special number of dial positions; o special markings and dial characters;

         o fully sealed, dust sealed or panel (gasket) sealed switch chambers to increase resistance to the elements in hostile environments, such as dust, sand, oils, salt spray, high humidity and temperature and explosive atmospheres;

         o        available with radio frequency interference shielding;

         o rear mount (flush) or front mount switches that are sold with the needed installation hardware, or snap in mount switches that do not require installation hardware;

         o provision for mounting components on output terminals on special personal computer boards;

         o        wire wrap terminals, pin terminals or special terminations;

         o        night vision compatibility;

         o        rotary; and

         o        VLP(TM) rotary.

     ELECTRONIC POWER SUPPLIES

         XPS and Pascall, based in England, manufacture a range of high and low voltage, high specification, high reliability custom power conversion products and RF components and subsystems designed for hostile environments and supplied to an international customer base, predominantly in the military and civil aerospace, military vehicle and telecommunications markets.

         Power conversion units supplied by XPS and Pascall range from 10VA to
1.5 KVA power ratings, low voltage (1V) to high voltage (20KV+), and convert alternating current, or AC, to direct current, or DC, convert DC to AC and convert DC to AC. Units can be manufactured to satisfy input requirements determined by military, civil aerospace, telecommunications or industrial businesses, and sophisticated built-in test equipment, or BITE, and control circuitry often is included. Operating environments for our units are diverse and range from fighter aircraft to roadside cabinets.

     RF COMPONENTS

         Pascall designs, develops, manufactures and markets a range of RF and microwave amplifiers, components, subsystems and systems to 18GHz for applications that include defense, aerospace, communications, air traffic control and weather radar.

     SUBSYSTEM ASSEMBLIES

         Subsystem assemblies incorporate various input and display devices and are manufactured for integration with various aerospace, defense, industrial and transportation industry systems.

                      OUR COMMUNICATIONS EQUIPMENT BUSINESS


         Our communications equipment business comprises network access and transmission products, communication timing and synchronization products, and communications test equipment. During the three months ended March 31, 2005 and the years ended December 31, 2004, 2003 and 2002, the sale of communications equipment products and related services accounted for 47.9%, 48.9%, 36.6% and 40.9%, respectively, of our total net sales. These products, many of which are described below, are configured in a variety of models designed to perform analog and digital measurements or to transmit data at speeds varying from low-speed voice grade transmission to high-speed broadband access.



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

         Some of the acronyms and terms used most frequently in the product discussions on the following pages include:

         o Time division multiplexing, or TDM, which is a technique for consolidating multiple data sources into a single data stream by allocating time slots to each data source

         o Traditional telephone services, such as modems and plain old telephone service, or POTS

         o        Competitive local exchange carriers, or CLECs

         o        Independent local exchange carriers, or ILECs

         o        Bit error rate test, or BERT

         o        Dial tone multi-frequency, or DTMF

         o        Transmission impairment measurement, or TIMS

         o Central office and private business exchange, or CO/PBX, services, where the central office houses the local exchange equipment that routes calls to and from customers and to Internet service providers and long-distance carriers

         o Synchronous - in digital telephone transmission, synchronous means that the bits from one call are carried within one transmission frame

         o Digital data services, or DDS, including the USA and worldwide standards described below:

                  I. USA standards, including:
                  --       ISDN, which is an enhanced digital network that
                           offers more bandwidth and faster speed than the
                           traditional telephone network
                  --       Caller identification or caller-ID services
                  --       Digital subscriber line technology, or DSL,
                           technology which transmits data up to 50 times faster than a conventional dial-up modem using existing copper telephone wires
                  --       Multi-rate symmetric DSL, or MSDSL, which allows the
                           transmission of data over longer distances than single-rate technologies by adjusting automatically or manually the transmission speed
                  --       T-1, which is a standard for digital transmission in
                           North America used by large businesses for broadband access
                  --       FT-1, or fractional T-1, which uses only a selected
                           number of channels from a T-1
                  --       T-3, which is the transmission rate of 44 megabits,
                           or millions of bits, per second, or 44 Mbps, with 672 channels
                  --       Digital signal level 0, or DS0, which is 64 kilobits,
                           or thousands of bits, per second, or 64 kbps, with one channel of a T-1, E-1, E-3 or T-3
                  --       Digital signal level 1, or DS1, which is the T-1
                           transmission rate of 1.54 Mbps, with 24 channels
                  --       Digital signal level 3, or DS3, which is the T-3
                           transmission rate of 44 Mbps, with 672 channels


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

                  --       Router, which is an intelligent device used to
                           connect local and remote networks
                  --       Terminal adapter, which is situated between
                           telephones or other devices and an ISDN line and
                           allows multiple voice/data to share an ISDN line
                  --       Transmission control protocol/Internet protocol, or
                           TCP/IP
                  --       STS/SONET, which is an acronym for synchronous
                           transport signal/synchronous optical networks or
                           fiber optic networks
                  --       SDH is an acronym for synchronous digital hierarchy
                  --       STM1 (SDH) is a standard technology for synchronous
                           data transmission on optical media and is the international equivalent of synchronous optical network; SDH uses the following synchronous transport modules, or STMs, and rates: STM1- 155 Mbps, STM-4 -
                           622 Mbps, STM-16 - 2.5 gigabits per second (Gpbs), and STM-64 - 10 Gbps
                  --       G703/G704 is a standard for transmitting voice over
                           digital carriers such as T-1 and E-1; G703 provides the specifications for pulse code modulation at data rates from 64 Kbps to 2.048 Mbps and is typically used for interconnecting data communications equipment such as bridges, routers and multiplexers
                  --       V11/V35/X21 are types of serial interfaces; serial
                           interfaces work best for short (perhaps less than 20 meters), low-speed applications
                  --       X.25 is a protocol that allows computers on different
                           public networks or a TCP/IP network to communicate through an intermediary computer at the network layer level

              II. International standards, including:
                  -- E-1, which is the European standard for international digital transmission used by large businesses for broadband access, with 2.108 Mbps, with 30 channels
                  -- FE-1, or fractional E-1, which uses only a selected number of channels from an E-1
                  --       E-3, which is the European standard for T-3, with
                           34.368 Mbps and 480 channels

         NETWORK ACCESS AND TRANSMISSION PRODUCTS

         CXR Larus and CXR-AJ design, develop, manufacture and market a broad range of network access and transmission products. These products include high-quality network access devices such as fiber optic, DSL and voice frequency, or VF, modems, ISDN terminal adapters, ISDN concentrators, multiplexers, terminal servers, interface converters and remote access servers, which combine to provide users with a complete solution for voice and data transmission.

         MODEMS
         ------

         Our modem product range includes professional grade traditional VF modems covering the performance spectrum, a range of fiber optic modems and a range of DSL modems. Our modems are sold as standalone devices for remote sites or as rack-mountable versions for central sites. Our customers use our high-quality professional grade modems worldwide for networking and for central office telecommunications applications such as voicemail and billing systems and secure communications. Our modems are feature rich and we believe generally offer more capabilities and better performance than competing products, especially when operating over poor quality lines. This characteristic alone has made our modems the modems of choice for voicemail applications throughout the United States. Our modems are also available in more rugged versions for industrial applications such as telemetry and remote monitoring in harsh environments.


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

         ISDN Terminal Adapters
         ----------------------

         Together with modems, we offer a line of ISDN terminal adapters, which are the popular digital equivalent of analog modems used primarily in Europe. These terminal adapters are used in a broad range of applications, including point-of-sale and videoconferencing, and are available in standalone as well as rack-mountable versions.

         TERMINAL SERVERS
         ----------------

         Terminal servers include a range of products that enable the connection of asynchronous applications to the Ethernet Network. These products were designed to meet the requirements of our customers to interface equipment to the corporate local area network, commonly called the LAN, and therefore to the outside world, via our range of network access products.

         DROP AND INSERT MULTIPLEXERS
         ----------------------------

         Our broad range of drop and insert multiplexers covers E-1, T-1, FE-1, E-3, T-3 and STM1 (SDH) over both copper wires and fiber optic networks. The units enable users to manage the consolidation of their information from a variety of voice or data sources (G703, G704, X21, V11 and V35) through an easy-to-use menu-driven and Microsoft Windows-based user interface.

         MODULAR ROUTERS
         ---------------

         Our commercial/industrial router product range is modular, which provides users the flexibility to configure or have configured a unit that meets their specific requirements. Our routers provide access to the Internet or remote sites via ISDN, leased line, X.25, frame relay and DSL connections. The router creates or maintains a table of available routes and their conditions and uses this information, along with distance and cost algorithms, to determine the best route for a given packet of data.

         INTERFACE CONVERTERS
         --------------------

         Our range of interface converters provides users the ability to interface data from LAN, V11 or V35 to E-1, T-1, E-3, T-3 and STM1. A channel service unit/data service unit, or CSU/DSU, converts a digital data frame from a LAN into a frame appropriate to a wide area network, or WAN.

         ISDN CONCENTRATORS
         ------------------

         We also manufacture and offer a line of ISDN intelligent concentrators called CB2000. These products, which were designed primarily for the European market, allow for better use of ISDN resources.


         TDMoIP VOICE AND DATA TRANSMISSION
         ----------------------------------


         Our IP-Jet TDMoIP products facilitate the use of TDM services and equipment over the Packet Switched Network bringing simplicity with lower cost without the costly need to replace existing TDM hardware for both carrier and enterprise users. TDM over IP, or TDMoIP, takes advantage of the internet protocol, or IP, infrastructure and changing economics of data services delivery to deliver high revenue leased line services such as E1 and T1. TDMoIP is also ideal for the enterprise looking to reduce network expenses without compromising features of their existing PBX and TDM equipment allowing all TDM traffic to be carried transparently over Ethernet and IP networks irrespective of protocols or signaling. Typical TDMoIP applications include: transmission of E1/T1, voice, video and TDM data and IP, centralized voice services over Ethernet or IP, secure data transmission E1/T1, and transmission of HDLC over IP.


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

         The following are descriptions of a few of our more prominent network access and transmission products:

  PRODUCT NAME             KEY USES, FEATURES AND FUNCTIONS
  ------------             --------------------------------

POWER MODEMS               A family of products that allow asynchronous and
                           synchronous transmission over dial-up or leased lines; asynchronous transmission is a very high-speed transfer mode that allows telephone companies to mix formerly incompatible signals, such as voice, video and data.
                           --       in dial-up applications, a unique line
                                    qualification mechanism assesses the quality of the line and automatically redials before entering the transmission mode when a poor line is detected, which avoids having to transmit in a degraded mode and leads to money savings in long transmission sessions
                           --       available in standalone units or as rack
                                    mountable cards to be inserted into our
                                    Smart Rack
                           --       industrial versions designed for harsh
                                    environments are available with features such as extra line protection, metallic enclosures, extended temperature ranges and high humidity protection

MD 2000 RANGE              A multi-rate MSDSL modem that has the ability to
                           manually or automatically adjust line transmission speed to provide the optimum performance for a particular pair of copper wires.
                           --       operates over a single twisted pair of
                                    copper wires, which allows
                                    telecommunications companies to take
                                    advantage of the large installed base of copper twisted pairs that has been deployed around the world over many years and upon private copper wire infrastructures that exist for networking purposes in locations such as universities, hospitals, military bases, power plants and industrial complexes
                           --       allows data transmission over a single
                                    copper pair at E-1 speed over a distance of up to 8.0 miles
                           --       available as both a standalone unit and as a
                                    rack-mountable card


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

  PRODUCT NAME             KEY USES, FEATURES AND FUNCTIONS
  ------------             --------------------------------

CB 2000 RANGE              The primary function of this unit is to split one or
                           two primary rate interface links, or PRIs, into multiple basic rate interfaces, or BRIs.
                           --       this allows substantial cost savings by
                                    allowing more effective use of available
                                    ISDN resources without the limitations of conventional voice PBX
                           --       this allows for migration from BRI to PRI
                                    when the number of ports needs to be
                                    increased while preserving the user's
                                    investment in existing BRI-based terminal equipment
                           --       this unit can be used in a wide variety of
                                    situations where multiple BRI and PRI access is required, such as: - videoconferencing, where the unit can be used to aggregate bandwidth of multiple BRI lines to provide the necessary bandwidth, and to connect the videoconferencing system to the ISDN network through a PRI access while still providing connectivity to other ISDN devices, or to connect two or more videoconferencing systems together within the same building or campus without going through the ISDN public network
                                    -        ISDN network simulation, which can
                                             be used in places such as
                                             showrooms, exhibition and technical
                                             training centers to eliminate the
                                             need to have access to, and pay for
                                             access to, the ISDN public network
                                             for telephone or data calls
                                    -        remote access servers, which
                                             usually use multiple BRIs, often
                                             need a method for migration from
                                             multiple BRIs to a single PRI as
                                             traffic and the number of users
                                             expands

ISDN TERMINAL ADAPTERS     These devices are the ISDN equivalent of a modem.
                           --       these devices connect non-ISDN devices to
                                    the ISDN via a network termination unit, or NT1, which converts the "U" interface from the telephone company into a 4-wire S/T interface
                           --       allow users to access the data rates of the
                                    digital network
                           --       available as both a standalone unit and as a
                                    rack-mountable card

TERMINAL SERVERS           This range of products is used to provide the
                           connection of asynchronous applications to the TCP/IP
                           Ethernet network. These can include point-of-sale terminals, industrial machines, point-to-point RS232 connections and the visual display units/keyboards.

DROP AND INSERT            These products provide users the ability to manage
MULTIPLEXERS               the consolidation of data and/or voice information
                           over a variety of TDM networks such as E-1, T-1, E-3,
                           T-3 and STM (SDH).
                           --       easily configured via management software
                           --       remotely manageable over IP or dedicated
                                    time slot

ROUTERS A router provides connection between the primary rate ISDN and local area networks.
                           -- dynamically route incoming and outgoing data packets to the appropriate destination
                           -- available as both a standalone unit and as a rack-mountable card to supplement the functions of our Smart Rack system

         Smart Rack
         ----------

         Our modem cards and our ISDN terminal adapter cards generally are available in standalone versions or in versions that can be mounted in our Smart Rack, our universal card cage that provides remote management through a menu-driven user interface. Each part of the framework, or chassis, of the Smart Rack has slots to house up to 16 cards (or up to 4 cards in a smaller


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

installation) plus one optional management card. Each slot can be used to insert any member of our transmission products family, such as analog modems, ISDN terminal adapters, ISDN digital modems and high-speed MSDSL modems. The optional Simple Network Management Protocol/Internet Protocol, or SNMP/IP, management card that can be inserted into each chassis can be used to configure any card in the chassis and can provide additional features, including alarm reporting, tracking of configurations, running of diagnostic routines and generation of statistics. Up to eight chassis can be linked together to form a fully-managed node with 128 slots. Our Smart Rack arrangement allows each chassis to be used to its full capacity while reducing floor space needed to house complex systems.

         COMMUNICATION TIMING AND SYNCHRONIZATION PRODUCTS

         CXR Larus designs, develops, manufactures and markets a series of communication timing and synchronization products that provide a consistent source of timing alignment, or synchronization, for digital communication networks. When the principal network timing source is lost, a CXR Larus communication timing system can provide an alternative source of reference synchronization until the principal source can be restored. This is called operating in the "holdover" state. The various levels of accuracy in holdover mode are referred to as "stratum levels." Stratum 1 is the most precise, followed by Stratum 2, Stratum 3E, Stratum 3, and finally Stratum 4. Stratum 4 has no holdover mode and is the least precise. All CXR Larus communication timing products offer Stratum 3E stability, or better, and all are available with options that meet or exceed Stratum 1.

         Some of the key communication timing and synchronization products we offer are described below:


  PRODUCT NAME                      KEY USES, FEATURES AND FUNCTIONS
  ------------                      --------------------------------


 Star SyncTM 5850                   The Larus StarSync(TM) Model STS 5850 is an
Primary Reference source            economical GPS timing clock designed for
                                    retrofits of existing BITS clocks and for remote sites that require timing. The
                                    StarSync(TM) provides GPS Stratum 2 clock with Stratum 2 or 3E holdover performance.

                                    The STS 5850 features two accurate T1 timing references that are synthesized from GPS for use by BITS clocks, SONET NEs, intelligent multiplexers, and PCS systems as well as other systems requiring synchronization. Options permit the STS 5850 to be configured for Stratum 1 Input Track and either Stratum 2 or Stratum 3E Hold. Superior performance is achieved by Kalman filtering, patented digital frequency synthesis technology, and use of GPS UTC information to measure a rubidium oscillator (Stratum 2) or an ultra stable ovenized reference oscillator (Stratum 3E). StarClockTM STS 5800 Timing System The Larus StarClock(TM) STS 5800 Timing System provides GPS Stratum 1 clock and/or network tracking with Stratum 2 or Stratum 3E holdover performance. The Larus StarClock(TM) represents the optimal local synchronization solution for the new distributed network. The STS 5800 is an economical extended temperature timing system that is designed for small installations and remote sites requiring timing (cell sites, PCS networks, customer premises, etc.). The output MTIE of the STS



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

  PRODUCT NAME                      KEY USES, FEATURES AND FUNCTIONS
  ------------                      --------------------------------


                                    5800 meets the mask performance specified by GR-2830 for Stratum 1 clocks, resulting in an improvement of ten to twenty times over other GPS solutions. StarClockTM 100 and StarClockTM 200 T1/E1 The StarClockTM 100 and 200 Synchronization Timing Synchronization Timing Systems Systems offers flexible and cost-effective solutions for Stratum 1, Stratum 2E, and Stratum 3E timing for digital transmission and synchronization applications. The systems provide a redundant and jitter-free source of framed ones and composite clock and are synchronized to an equal or higher stratum framed reference source. The StarClockTM 100 and 200 systems can be employed in either DS1 or E1 digital transmission environments simply by selecting the appropriate modules.


                                    The StarClockTM 100 and 200 systems are the next generation of Larus' industry-performance-standard STS 5400
                                    Synchronization System and features backward compatibility with the STS 5400. StarClockTM 100 and 200 circuit card switch settings and operating functions are software generated, affording both speed and flexibility for system application changes, testing, and monitoring.

                                    The StarClockTM 100 system supplies up to 100 timing outputs for use in the synchronization of transmultiplexers, digital cross-connect systems, and SONET equipment as well as other equipment requiring network synchronization. Hundreds of these systems have been deployed into major local exchange carriers, and international central offices worldwide.

                                    The StarClockTM 200, designed specifically for the RBOC and large central office environment, offers up to 200 timing outputs unprotected, or 100 timing outputs with 1:1 protection. Expansion shelves can be added to the StarClockTM 200 system that will boost the number of timing outputs into the thousands, enough for the largest central office.

                                    Optional modules for both systems include a GPS Stratum 1 track and Stratum 2E hold or Stratum 1 track and Stratum 3E hold card, with integral GPS receiver, a Composite Input Signal module, a module that uses 5 or 10 MHz inputs, and the Model 54580 Network Time Server.

         COMMUNICATIONS TEST INSTRUMENTS

         Our primary field test instruments, built by CXR Larus, are our CXR HALCYON 700 series of products, which we believe provide performance and value in integrated installation, maintenance and testing of communications services. These test instruments are modular, rugged, lightweight, hand-held products used predominantly by telephone and Internet companies to pre-qualify facilities for services, verify proper operation of newly installed services and diagnose problems. Original equipment manufacturers, or OEMs, also use service verification equipment to test simulated networks during equipment development and to verify the successful production of equipment.


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

         The unique modular nature of our CXR HALCYON 700 series test equipment provides an easy configuration and upgrade path for testing of the specific services offered by the various national and international service providers. Key performance enhancements to this product family address the trend toward conversion of analog service installations to high-speed digital access lines. Some of these key features include:

         o ability to conduct the 23-tone test, which is an automated single key-stroke test that performs the equivalent of over 12 individual test sequences;

         o load-coil analysis, which identifies the presence of voice coils that prevent high-speed digital access; and

         o        voice analysis and testing of individual T-1 channels.

         We believe that these enhancements will allow further penetration of CXR HALCYON 700 series test equipment into the telecommunications services market. Some of the key test equipment products we offer are described below:


  PRODUCT NAME                      KEY USES, FEATURES AND FUNCTIONS
  ------------                      --------------------------------

                           TYPICAL BASE UNIT
                           -----------------

 HALCYON 756A              --       handheld integrated test set for
                                    installation and maintenance of digital data circuits, including DDS, Switched 56K,
                                    2-wire Datapath, ISDN, T-1 and FT-1

                           -- provides users with intuitive user interface allowing quick circuit diagnosis and repair without extensive training

                           TYPICAL OPTIONAL CONFIGURATIONS
                           -------------------------------

 HALCYON 704A-NTS1         --       704A universal data test set with 1.5 MHz
                                    TIMS, full signaling, caller ID and full
                                    4-wire loop DDS test functions, as well as DDS/DS0 test functions and T-1, DS1, DS0 and FT-1 test package

                           -- T-1 test package includes reference receiver for T-1 level, frequency and slip measurements

 HALCYON 704A-NTS2         --       universal data test set

                           -- handheld wideband test set for installation and maintenance of analog voice and data and digital data circuits including Switched 56K

                           -- expands upon the features of the 704A-400 to add DDS BRI/ISDN and DS1/T-1/FT-1 test functions

 HALCYON 704A-PKG2         --       704A universal data test set with 1.5 MHz
                                    TIMS, full signaling, full 4-wire loop DDS test functions, as well as DDS/DS0 test functions for DS0-DP and OCU-DP DS0 and sub-rate testing

 HALCYON 756A-PG           --       handheld integrated test set designed for
                                    the testing and performance monitoring of digital data communication links for
                                    "protective relaying backbone
                                    communications" for power utility companies

                           -- provides users with a test set which closely emulates the live operating conditions of the data links while providing an intuitive user interface allowing quick circuit diagnosis and repair without extensive training


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

  PRODUCT NAME                      KEY USES, FEATURES AND FUNCTIONS
  ------------                      --------------------------------

                           CENTRAL OFFICE TEST EQUIPMENT
                           -----------------------------

 T-COM 440B T-ACE This is a high-performance integrated digital communications test instrument.

                           --       used to monitor and assure service
                                    reliability of high-density digital test nodes and switch centers

                           --       provides comprehensive digital test
                                    measurements ranging from STS/SONET, DS3, through T-1, FT-1, DSO and DDS services

CUSTOMERS

         ELECTRONIC COMPONENTS


         We sell our components primarily to OEMs in the electronics industry, including manufacturers of aerospace and defense systems and industrial instruments. During 2004, our top five electronic components customers in terms of revenues were the BAE Systems companies, MBDA (U.K.) Ltd., Teldix, Raytheon Corporation and L3 Communications. Sales to various BAE Systems companies in the Europe and the United States, as a group, represented approximately 14.6% of our total net sales revenues during the year ended December 31, 2004. No other customer represented 10% or more of our total net sales for either of those respective periods.


         COMMUNICATIONS EQUIPMENT

         We market our network access and transmission products, communication timing and synchronization products and communications test instruments primarily to public, private and corporate telecommunications service providers and end users. Typically, communications service providers use a variety of network equipment and software to originate, transport and terminate communications sessions. Communications service providers rely on our products and services as elements of the communications infrastructure and to configure, test and manage network elements and the traffic that runs across them. Also, our products help to ensure smooth operation of the network and increase the reliability of services to customers.

         The major communications service providers to whom we market our telecommunications test instruments, network access and transmission products and services and communication timing and synchronization products include RBOCs, inter-exchange carriers, incumbent local exchange carriers, competitive local exchange carriers, Internet service providers, integrated communications providers, cable service providers, international post, telephone and telegraph companies, banks, brokerage firms, government agencies and other service providers. During 2004, our top five communications test instruments, network access and transmission products and communication timing and synchronization products customers in terms of our net sales were Verizon, Siemens, SBC, Coris and Carte, SA. None of our communications equipment customers represented 10% or more of our revenues during 2004.

         Because we currently derive a significant portion of our revenues from sales to RBOCs and other telecommunications service providers, we have experienced and will continue to experience for the foreseeable future an effect on our quarterly operating results due to the budgeting cycles of the RBOCs. RBOCs generally obtain approval for their annual budgets during the first quarter of each calendar year. If an RBOC's annual budget is not approved early in the calendar year or is insufficient to cover its desired purchases for the entire calendar year, we are unable to sell products to the RBOC during the period of the delay or shortfall.

         Due to a general downturn in business activity in the public carrier telecommunications capital equipment market from 2000 to 2004, RBOCs reduced their capital expenditures, which negatively affected our 2002 and 2003 sales of test instruments. Our observance was that capital expenditure levels of RBOCs and other telecommunications carriers remained at reduced levels in 2003. However, we reduced costs and improved our business operations so that our current monthly break-even sales requirement is approximately 50% of our requirement in 2002. This, coupled with an increase in the sales of test equipment in the fourth quarter of 2004, resulted in improved sales of test instruments in 2004 as compared to 2003. However, sales of test instruments were disappointing in the three months ended March 31, 2005.


         Communications equipment manufacturers design, develop, install and maintain voice, data and video communications equipment. Network equipment manufacturers such as Cisco and Nortel rely on our test equipment products to verify the proper functioning of their products during final assembly and testing. Increasingly, because communications service providers are choosing to outsource installation and maintenance functions to the equipment manufacturers themselves, equipment manufacturers are using our instruments, systems and software to assess the performance of their products during installation and maintenance of a customer's network.


         In July 2004, we acquired Larus Corporation, a manufacturer of communication timing and synchronization products. The business formerly conducted by Larus Corporation contributed $3,424,000 in net sales from July through December 2004 and $1,509,000 in the three months ended March 31, 2005.


SALES, MARKETING AND CUSTOMER SUPPORT

         ELECTRONIC COMPONENTS


         We market and sell our electronic components through Digitran, XCEL Corporation Ltd., XPS, Pascall, and XCEL Japan, Ltd., a wholly-owned subsidiary of Emrise Electronics based in Japan. In some European countries and the Pacific Rim, these products are sold through a combination of direct sales and through third-party distributors.


         We sell our electronic components primarily to OEMs in the electronics industry, including manufacturers of aerospace and military systems and industrial instruments. Our efforts to market our electronic components generally are limited in scope since we rely on sales to a broad base of historical customers with whom we have long-term business dealings.

         XCEL Japan, Ltd. resells Digitran's digital and rotary switch and keypad products and some third-party-sourced components primarily into Japan and also into other highly industrialized Asian countries. Marketing of our electronic components is primarily through referrals from our existing customers, with sales either direct or via a small number of selected representatives.

         We rely on long-term orders and repeat business from our existing customers. We also approach our existing customers and their competitors to discuss opportunities for us to provide them with subsystem assemblies that typically incorporate our own products. Also, Digitran's history spans over 40 years in the electronic components industry, and major OEMs have designed many of our switches, subsystem assemblies, power supplies and RF components into their product specifications. These factors have frequently resulted in customers seeking us out to manufacture for them unique subsystem assemblies as well as special variations of our standard digital switches.


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

         COMMUNICATIONS EQUIPMENT

         Our sales and marketing staff consist primarily of engineers and technical professionals. Our staff undergo extensive training and ongoing professional development and education. We believe that the skill level of our sales and marketing staff has been instrumental in building longstanding customer relationships. In addition, our frequent dialogue with our customers provides us with valuable input on systems and features they desire in future products. We believe that our consultative sales approach and our product and market knowledge differentiate our sales forces from those of our competitors.

         Our local sales forces are highly knowledgeable about their respective markets, customer operations and strategies and regulatory environments. In addition, our representatives' familiarity with local languages and customs enables them to build close relationships with our customers.

         We provide repair and training services to enable our customers to improve performance of their networks. We also offer on-line support services to supplement our on-site application engineering support. Customers can also access information regarding our products remotely through our domestic, European and Japanese technical assistance centers.

         We sell many of our communications equipment products to large telecommunications service providers as well as through distributors, resellers and value added resellers. Telecommunications service providers generally commit significant resources to an evaluation of our and our competitors' products and require each vendor to expend substantial time, effort and money educating them about the value of the vendor's solutions. Consequently, sales to this type of customer generally require an extensive sales effort throughout the prospective customer's organization and final approval by an executive officer or other senior level employee. The result is lengthy sales and approval cycles, which make sales forecasting difficult. In addition, even after a large telecommunications service provider has approved our product for purchase, their future purchases are uncertain because while we generally enter into long-term supply agreements with those parties, these agreements do not require specific levels of purchases.

         Delays associated with potential customers' internal approval and contracting procedures, procurement practices, testing and acceptance processes are common and may cause potential sales of communications test equipment to be delayed or foregone. As a result of these and related factors, the sales cycle of new products for large customers typically ranges from six to twelve months or more. In addition to the latter case, we also have some the distribution channels that generally are box stocking distributors with significant independent sales forces selling our products to final customers, integrators and other resellers on a regional and nationwide basis. We perform product applications training for the distributor and reseller workforce and funnel many of the leads we generate to the distribution channels for their follow-up and closure.

COMPETITION

         ELECTRONIC COMPONENTS

         The market for our components is highly fragmented and composed of a diverse group of OEMs, including Power One, Interpoint/Grenson, Martek and Celab Ltd. for power supplies and Esterline (Janco), Greyhill, Inc., Omron Electronics, Transico Inc. and C&K Components Inc. for digital switches. We believe that the principal competitive factors affecting our components business include:

         o        capability and quality of product offerings;

         o        status as qualified products; and

         o        compliance with government and industry standards.

         We have made substantial investments in machinery and equipment in our digital and rotary switch and power supply operations. In addition, Digitran's long history in the electronic components industry and the fact that major OEMs have designed many of our digital switches into their product specifications have acted as barriers to entry for other potential competitors and aided us in establishing and maintaining both distribution channels and customers for our products by making us a sole source supplier for approximately 30% to 50% of the digital switches that we sell and have caused some customers to seek us out to manufacture for them unique as well as our standard digital and rotary switches.

         Some of our competitors have greater sales, marketing, technological, research and financial resources than we do. Our competitors' advantage with regard to these resources may reduce our ability to obtain or maintain market share for our products in cases where our competitors are better able than us to satisfy the above competitive factors.

         COMMUNICATIONS EQUIPMENT

         The markets for our communications equipment and services are fragmented and intensely competitive, both inside and outside the United States, and are subject to rapid technological change, evolving industry standards and regulatory developments. We believe that the principal competitive factors affecting our communications equipment business include:

         o        quality of product offerings;

         o        adaptability to evolving technologies and standards;

         o ability to address and adapt to individual customer requirements;

         o        price and financing terms;

         o        strength of distribution channels;

         o        ease of installation, integration and use of products;

         o        system reliability and performance; and

         o        compliance with government and industry standards.

         Our principal competitors for our communications equipment include Symmetricom and Oscilloquartz, for communication timing and synchronization products, RAD, Paradyne, Patton Electronics Corporation, Digital Engineering, Ltd. and GDC, for network access and transmission products, and TTC Corporation (a subsidiary of Dynatech Corporation), Ameritech Corporation, Fluke, Sunrise Telecom, Inc. and Electrodata, Inc., for communications test instruments.

         The design of many of our data transmission products enables us to offer numerous different product combinations to our customers and to serve both central site data communications needs and remote access and transmission sites on both the enterprise-wide and single location level. We believe that this design flexibility helps us to excel at many of the above competitive factors by enabling us to offer quality products that meet and are adaptable to evolving customer requirements, technologies and government and industry standards.

         We currently derive a significant portion of our revenues from sales to RBOCs. We believe we derive a competitive advantage from efforts we expended to establish many of our communications equipment products as approved products for all of the RBOCs and for other key customers in the United States and abroad. Our products' approved status facilitates the ability of our customers to order additional products from us as their needs arise without the long delays that might otherwise be needed to obtain the approval of our customers' upper management or governing body prior to each purchase.

         Some of our competitors have greater sales, marketing, technological, research and financial resources than we do. Our competitors' advantage with regard to these resources may reduce our ability to obtain or maintain market share for our products in cases where our competitors are better able than us to satisfy the above competitive factors.

MANUFACTURING, ASSEMBLY AND QUALITY ASSURANCE

         Our network access and transmission products, communication timing and synchronization products and communications test instruments generally are assembled from outsourced components, with final assembly, configuration and quality testing performed in house.

         Manufacturing of our electronic components, including injection molding, fabrication, machining, printed circuit board manufacturing and assembly, and quality testing is done in house due to the specialized nature and small and varied batch sizes involved. Although many of our electronic components incorporate standard designs and specifications, products are built to customer order. This approach, which avoids the need to maintain a finished goods inventory, is possible because long lead-times for delivery often are available. Typically, our electronic components segment produces products in one- to 300-piece batches, with a ten- to thirty-week lead-time. The lead-time is predominantly to source sub-component piece parts such as electronic components, mechanical components and services. Typical build time is six to eight weeks from receipt of external components.

         We operate five manufacturing and assembly facilities worldwide. All of these facilities are certified as ISO 9001- or 9002-compliant. We manufacture our network access and transmission products at CXR-AJ's facility in France and at CXR Larus' facility in San Jose, California. We manufacture RF components and subsystems at Pascall's facility in Ryde, Isle of Wight, England. We manufacture all of our test equipment and communication timing and synchronization products at the San Jose facility. We manufacture all of our digital and rotary switches in our Rancho Cucamonga, California facility. We manufacture our electronic power supplies in Ashford, Kent, England.

         The purchased components we use to build our products are generally available from a number of suppliers. We rely on a number of limited-source suppliers for specific components and parts. We do not have long-term supply agreements with these vendors. In general, we make advance purchases of some components to ensure an adequate supply, particularly for products that require lead-times of up to nine months to manufacture. If we were required to locate new suppliers or additional sources of supply, we could experience a disruption in our operations or incur additional costs in procuring required materials.

         We intend to increase the use of outsource manufacturing for our communications equipment products. We believe that outsourcing will lower our manufacturing costs, in particular our labor costs, provide us with more flexibility to scale our operations to meet changing demand, and allow us to focus our engineering resources on new product development and product enhancements.

PRODUCT DEVELOPMENT AND ENGINEERING

         We believe that our continued success depends on our ability to anticipate and respond to changes in the electronics hardware industry and anticipate and satisfy our customers' preferences and requirements. We continually review and evaluate technological and regulatory changes affecting the electronics hardware industry and seek to offer products and capabilities that solve customers' operational challenges and improve their efficiency.


         For the three months ended March 31, 2005 and the years ended December 31, 2004, 2003 and 2002, our engineering and product development costs were approximately $532,000, $1,521,000, $951,000 and $1,015,000, respectively.


         Our product development costs during the past three years were related to development of new communications test equipment and voice, data and video transmission equipment and development of a new line of rotary switches at our Digitran facility. We have continued incurring engineering costs applicable to the development of new digital and rotary switches since 2001. Current research expenditures in the communications equipment segment are directed principally toward enhancements to the current test instrument product line, the expansion of our range of network access and transmission products and the development and expansion of our range of Network Equipment Building System ("NEBS") qualified communication timing and synchronization systems. These expenditures are intended to improve market share and gross profit margins, although we cannot assure you that we will achieve these improvements.

         We strive to take advantage of the latest computer-aided engineering and engineering design automation workstation tools to design, simulate and test advanced product features or product enhancements. Our use of these tools helps us to speed product development while maintaining high standards of quality and reliability for our products. Our use of these tools also allows us to efficiently offer custom designs for OEM customers whose needs require the integration of our electronic components with their own products.

INTELLECTUAL PROPERTY

         We regard our software, hardware and manufacturing processes as proprietary and rely on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary rights. We have filed patent applications, and intend to file additional patent applications in the future, for various products with the United States Patent and Trademark Office and in the European Union, Japan, Canada and Brazil. We seek to protect our software, documentation and other written materials under trade secret and copyright laws, which afford some limited protection. The laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States. Our research and development and manufacturing process typically involves the use and development of a variety of forms of intellectual property and proprietary technology. In addition, we incorporate technology and software that we license from third party sources into our products. These licenses generally involve a one-time fee and no time limit. We believe that alternative technologies for this licensed technology are available both domestically and internationally.

         We may receive in the future notices from holders of patents that raise issues as to possible infringement by our products. As the number of test equipment products and transmission instruments increases and the functionality of these products further overlaps, we believe that we may become subject to allegations of infringement given the nature of the telecommunications and information technology industries and the high incidence of these kinds of claims. Questions of infringement and the validity of patents in the fields of telecommunications and information technology involve highly technical and subjective analyses. These kinds of proceedings are time consuming and expensive to defend or resolve, result in substantial diversion of management resources, cause product shipment delays or could force us to enter into royalty or license agreements rather than dispute the merits of the proceeding initiated against us.

GOVERNMENT REGULATION AND INDUSTRY STANDARDS AND PROTOCOLS

         We design our products to comply with a significant number of industry standards and regulations, some of which are evolving as new technologies are deployed. In the United States, our products must comply with various regulations defined by the United States Federal Communications Commission, or FCC, and Underwriters Laboratories as well as industry standards such as NEBS established by Telcordia Technologies, Inc., formerly Bellcore, and those developed by the American National Standards Institute. Internationally, our products must comply with standards established by the European Committee for Electrotechnical Standardization, the European Committee for Standardization, the European Telecommunications Standards Institute and telecommunications authorities in various countries, as well as with recommendations of the International Telecommunications Union. The failure of our products to comply, or delays in compliance, with the various existing and evolving standards could negatively affect our ability to sell our products.

         Our product lines are subject to statutes governing safety and environmental protection. We believe that we are in substantial compliance with these statutes and are not aware of any proposed or pending safety or environmental rule or regulation that, if adopted, would have a material affect on our business or financial condition.

EMPLOYEES


         As of May 20, 2005, we employed approximately 332 persons in our various divisions and subsidiaries. None of our employees are represented by labor unions, and there have not been any work stoppages at any of our facilities. We believe that our relationship with our employees is good.

PROPERTIES


         As of May 20, 2005, we leased or owned approximately 138,000 square feet of administrative, engineering, production, storage and shipping space. All of this space was leased other than the Abondant, France facility.


                                                                                 FUNCTION /
  BUSINESS UNIT                            LOCATION                              LEASE EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------

Emrise Corporation                         Rancho Cucamonga, California          Administration;
(corporate headquarters)                                                         Expires October 2005


Emrise Electronics/Digitran                Rancho Cucamonga, California          Administration, Engineering and
(electronic components)                                                          Manufacturing;
                                                                                 Expires November 2005


                                           Monrovia, California                  Expires February 2006


XCEL Power Systems, Ltd.                   Ashford, Kent, England                Administration, Engineering and
 and XCEL Corporation Ltd.                                                       Manufacturing; Expires March 2013
 (electronic components)


XCEL Japan, Ltd. Higashi-Gotanda           Tokyo, Japan                          Sales;
(electronic components)                                                          Expires December 2005

CXR-AJ                                     Paris, France                         Administration;
(network access and transmission products)                                       Expires April 2007

CXR-AJ                                     Abondant, France                      Administration, Engineering,
(network access and transmission products)                                       Manufacturing;
                                                                                 Facility is owned

CXR Larus                                  San Jose, California                  Administration, Engineering,
(network access and transmission                                                 Manufacturing;
products, communications test                                                    Expires June 2011 and is
instruments, communication timing and                                            renewable
synchronization products)

Pascall Electronics Limited                Ryde, Isle of Wight, England          Administration, Engineering,
                                                                                 Manufacturing;
                                                                                 Expires May 2016

         On November 1, 2004, CXR Larus relocated from its Fremont facility to the facility in San Jose occupied by Larus Corporation at the time it was acquired in July 2004. Our lease on that facility expires June 30, 2011, with an option to renew.

         Our lease for the Ashford, Kent, England facility is a fifteen-year lease that expires in March 2013, subject to the rights of the landlord or us to terminate the lease after ten years.

         We believe the listed facilities are adequate for our current business operations.

LEGAL PROCEEDINGS

         We are not a party to any material legal proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


         The names, ages and positions held by our directors and executive officers as of May 20, 2005 are as follows:

NAME                                         AGE       POSITIONS HELD
----                                         ---       --------------

Carmine T. Oliva (*)...................      62        Chairman of the Board, President, Chief Executive Officer,
                                                       Acting Chief Financial Officer and Director

Graham Jefferies.......................      47        Executive Vice President, Chief Operating Officer and
                                                       Managing Director of various subsidiaries

Randolph D. Foote (*)..................      56        Senior Vice President, Chief Financial Officer and Secretary

Robert B. Runyon (1)(2)................      79        Director

Laurence P. Finnegan, Jr. (1)(3).......      67        Director

Otis W. Baskin (3).....................      59        Director

-----------

(*) Mr. Oliva is temporarily serving as Acting Chief Financial Officer until Mr. Foote again becomes available to serve as Chief Financial Officer on a full-time basis on or about July 3, 2005.


(1)      Member of the compensation committee.
(2)      Member of the nominating committee.
(3)      Member of the audit committee.


         CARMINE T. OLIVA has been Chairman of the Board, President and Chief Executive Officer and a Class III director of Emrise since March 26, 1997 and of our subsidiary, Emrise Electronics, since he founded Emrise Electronics in 1983. Mr. Oliva has served as our Acting Chief Financial Officer since April 5, 2005. Mr. Oliva has been Chairman of the Board of XCEL Corporation, Ltd. since 1985, and Chairman and Chief Executive Officer of CXR Larus since March 1997. In 2002, Mr. Oliva obtained a French government working permit and assumed responsibility as President of our CXR-AJ subsidiary. From January 1999 to January 2000, Mr. Oliva served as a director of Digital Transmission Systems Inc. (DTSX), a publicly held company based in Norcross, Georgia. From 1980 to 1983, Mr. Oliva was Senior Vice President and General Manager, ITT Asia Pacific Inc. Prior to holding that position, Mr. Oliva held a number of executive positions with ITT Corporation and its subsidiaries over an eleven-year period. Mr. Oliva attained the rank of Captain in the United States Army and is a veteran of the Vietnam War. Mr. Oliva earned a B.A. degree in Social Studies/Business from Seton Hall University and an M.B.A. degree in Business from The Ohio State University.

         GRAHAM JEFFERIES was appointed as Executive Vice President on October 21, 1999. Mr. Jefferies was also appointed as our Chief Operating Officer on January 3, 2005, after having served as Chief Operating Officer of our Telecommunications Group since October 21, 1999. Mr. Jefferies served as Executive Vice President of Emrise from April 1999 through October 1999. Mr. Jefferies has served CXR-AJ as a director since March 1997 and as General Manager since July 2002, has served as Managing Director of Belix Power Conversions Ltd., Belix Wound Components Ltd. and Belix Company Ltd. since our acquisition of those companies in April 2000, as Managing Director of XCEL Power Systems, Ltd. since September 1996 and as Managing Director of XCEL Corporation, Ltd. since March 1992. Prior to joining us in 1992, he was Sales and Marketing Director of Jasmin Electronics plc, a major United Kingdom software and systems provider, from 1987 to 1992. Mr. Jefferies held a variety of project management positions at GEC Marconi from 1978 to 1987. Mr. Jefferies earned a B.S. degree in Engineering from Leicester University, and has experience in mergers and acquisitions. Mr. Jefferies is a citizen and resident of the United Kingdom.


         RANDOLPH D. FOOTE was appointed as our Senior Vice President and Chief Financial Officer on October 4, 1999 and as our Assistant Secretary on February 12, 2001. Mr. Foote has been our Secretary since September 2004 and the Vice President and Chief Financial Officer of CXR Larus and Emrise Electronics since March 2000. Mr. Foote was the Corporate Controller of Unit Instruments, Inc., a publicly-traded semiconductor equipment manufacturer, from October 1995 to May 1999. From March 1985 to October 1995, Mr. Foote was the Director of Tax and Financial Reporting at Optical Radiation Corporation, a publicly traded company that designed and manufactured products using advanced optical technology. Prior to 1985, Mr. Foote held positions with Western Gear Corporation and Bucyrus Erie Company, which were both publicly traded companies. Mr. Foote earned a B.S. degree in Business Management from California State Polytechnic University, Pomona and an M.B.A. degree in Tax/Business from Golden Gate University.

         ROBERT B. RUNYON has served as a Class III director since March 26, 1997 and also served as our Secretary from that date through August 2004. He has been the owner and principal of Runyon and Associates, a human resources and business advisory firm, since 1987. He has acted as Senior Vice President of Sub Hydro Dynamics Inc., a privately held marine services company based in Hilton Head, South Carolina, since September 1995. Prior to our merger with Emrise Electronics, Mr. Runyon served Emrise Electronics both as a director since August 1983 and as a consultant in the areas of strategy development and business planning, organization, human resources and administrative systems. He also consults for companies in environmental products, marine propulsion systems and architectural services sectors in these same areas. From 1970 to 1978, Mr. Runyon held various executive positions with ITT Corporation, including Vice President, Administration of ITT Grinnell, a manufacturing subsidiary of ITT. >From 1963 to 1970, Mr. Runyon held executive positions at BP Oil including Vice President, Corporate Planning and Administration of BP Oil Corporation, and Director, Organization and Personnel for its predecessor, Sinclair Oil Corporation. Mr. Runyon was Executive Vice President, Human Resources at the Great Atlantic & Pacific Tea Company from 1978 to 1980. Mr. Runyon earned a B.S. degree in Economics/Industrial Management from University of Pennsylvania.

         LAURENCE P. FINNEGAN, JR. has served as a Class II director since March 26, 1997. In addition to being a director of Emrise Electronics from 1985 to March 1997, Mr. Finnegan was Emrise Electronics' Chief Financial Officer from 1994 to 1997. Mr. Finnegan has held positions with ITT (1970-1974) as controller of several divisions, Narco Scientific (1974-1983) as Vice President Finance, Chief Financial Officer, Executive Vice President and Chief Operating Officer, and Fischer & Porter (1986-1994) as Senior Vice President, Chief Financial Officer and Treasurer. Since August 1995, he has been a principal of GwynnAllen Partners, Bethlehem, Pennsylvania, an executive management consulting firm. Since December 1996, Mr. Finnegan has been a director and the President of GA Pipe, Inc., a manufacturing company based in Langhorne, Pennsylvania. From September 1997 to January 2001, Mr. Finnegan served as Vice President Finance and Chief Financial Officer of QuestOne Decision Sciences, an efficiency consulting firm based in Pennsylvania. Since August 2001, Mr. Finnegan has served as a director and the Vice President and Chief Financial Officer of VerdaSee Solutions, Inc., a consulting and software company based in Pennsylvania. Mr. Finnegan earned a B.S. degree in Accounting from St. Joseph's University.

         OTIS W. BASKIN has served as a Class I director since February 6, 2004. He has been a Professor of Management at The George L. Graziadio School of Business and Management at Pepperdine University in Malibu, California since June 1995 and also served as dean from 1995 to 2001. He has been a member of the full-time faculty of the University of Houston - Clear Lake (1975-87) where he served as Coordinator of the Management Faculty and Director of the Center for Advanced Management Programs. He has also been Professor of Management at Arizona State University, West Campus (1987-91) and The University of Memphis (1991-95), in addition to serving as dean at both universities. Dr. Baskin worked with AACSB International (Association for the Advancement of Collegiate Schools of Business) as Special Advisor to the President and as Chief Executive Officer from July 2002 to June 2004. He is an Associate with the Family Business Consulting Group, where he advises family owned and closely held businesses. He has served as an advisor to Exxon/Mobile Research and Engineering Corporation, NASA and the United States Air Force. He earned a Ph.D. in Management, Public Relations and Communication Theory from The University of Texas at Austin, an M.A. degree in Speech Communication by the University of Houston, and a B.A. degree in Religion from Oklahoma Christian University.

         Our business, property and affairs are managed under the direction of our board. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our board and its committees.

         Our bylaws provide that our board of directors shall consist of at least four directors. Our board is divided into three classes of directors:
Class I, Class II and Class III. The term of office of each class of directors is three years, with one class expiring each year at our annual meeting of stockholders. We currently have four directors on our board, with no vacancies. Our current board consists of one Class I director whose term expires at our 2006 annual meeting, one Class II director whose term expires at our 2007 annual meeting, and two Class III directors whose term expires at our 2005 annual meeting.

         Our officers are appointed by and serve at the discretion of our board of directors. There are no family relationships among our executive officers and directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("Commission"). These officers, directors and stockholders are required by the Commission regulations to furnish us with copies of all reports that they file.

         Based solely upon a review of copies of the reports furnished to us during the year ended December 31, 2004 and thereafter, or any written representations received by us from directors, officers and beneficial owners of more than 10% of our common stock ("reporting persons") that no other reports were required, we believe that, during 2004, all Section 16(a) filing requirements applicable to our reporting persons were met, except that Otis Baskin filed a late Form 3 to report his becoming a reporting person.

CODE OF ETHICS

         Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Business Ethics that applies to our Chief Executive Officer and senior financial officers.

         We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-K, by describing on our Internet website, located at http://www.emrise.com, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

         Information on our Internet website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings we make with the Commission.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table provides information concerning the annual and long-term compensation for the years ended December 31, 2004, 2003 and 2002 earned for services in all capacities as an employee by our Chief Executive Officer and each of our other executive officers who received an annual salary and bonus of more than $100,000 for services rendered to us during 2004 (collectively, the "named executive officers"):

                                             SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                          ANNUAL COMPENSATION    COMPENSATION AWARD
                                                                                 ------------------
       NAME AND PRINCIPAL POSITION                        -------------------        SECURITIES          ALL OTHER
                                              YEAR        SALARY        BONUS    UNDERLYING OPTIONS    COMPENSATION
                                              ----        ------        -----    ------------------    ------------
Carmine T. Oliva ........................     2004       $309,000      $94,000       26,000            $   4,821(1)
  President and Chief Executive Officer       2003       $271,510      $70,000       53,000            $   4,821(1)
                                              2002       $257,010          --           --             $   4,821(1)

Graham Jefferies ........................     2004       $237,017      $71,000       40,000            $  10,924(3)
  Executive Vice President and Chief          2003       $210,295      $55,000       54,000            $  10,320(3)
  Operating Officer (2)                       2002       $156,923         --            --             $   9,000(3)

Randolph D. Foote........................     2004       $173,867      $40,000       25,000            $   1,965(4)
  Senior Vice President, Chief Financial      2003       $157,230      $30,000       35,000            $   1,886(4)
  Officer and Assistant Secretary(4)          2002       $151,368         --            --             $   1,604(4)

---------------

(1) Represents the dollar value of insurance premiums we paid with respect to a $1,000,000 term life insurance policy for the benefit of Mr. Oliva's spouse.
(2) Mr. Jefferies is based in the United Kingdom and receives his remuneration in British pounds sterling. The compensation amounts listed for Mr. Jefferies are shown in United States dollars, converted from British pounds sterling using the average conversion rates in effect during the time periods of compensation. Mr. Jefferies served as Chief Operating Officer of our Telecommunications Group until he was appointed Chief Operating Officer of Emrise in January 2005.
(3)      Represents company contributions to Mr. Jefferies' retirement account.
         (4) Represents company contributions to Mr. Foote's 401(k) retirement account.

                    RETIREMENT ACCOUNT MATCHING CONTRIBUTIONS

         We match up to the lesser of $2,000 and 20% of Mr. Foote's contributions to his 401(k) account. During 2004, our matching contribution amounted to $1,965. This matching arrangement was generally made available to all employees of Emrise and provides for the same method of allocation of benefits between management and non-management participants.

         Also, XPS makes matching contributions of up to 6% of Mr. Jefferies' salary to an executives' defined contribution plan. Other employees of XPS may receive matching contributions to a defined contribution plan of up to 4% of their salary. Amounts contributed to the defined contribution plans are intended to used to purchase annuities upon retirement. During 2004, 2003 and 2002, Mr. Jefferies received matching contributions of $10,924, $10,320 and $9,000, respectively.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information regarding options granted in the year ended December 31, 2004 to the executive officers named in the summary compensation table. We did not grant any stock appreciation rights during 2004. This information includes hypothetical potential gains from stock options granted in 2004. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the value of our common stock price over the ten-year life of the stock options granted in 2004. These assumed rates of growth were selected by the Commission for illustrative purposes only and are not intended to predict future stock prices, which will depend upon market conditions and our future performance and prospects.

                                                                                                      POTENTIAL
                                                                                                  REALIZABLE VALUE
                                                                                                  AT ASSUMED RATES
                                      NUMBER OF     PERCENTAGE OF                                  OF STOCK PRICE
                                     SECURITIES     TOTAL OPTIONS                                 APPRECIATION FOR
                           GRANT     UNDERLYING      GRANTED TO      EXERCISE                      OPTION TERM(3)
                                      OPTIONS       EMPLOYEES IN       PRICE      EXPIRATION     -------------------
     NAMED OFFICER         DATE      GRANTED(1)    FISCAL YEAR(2)    PER SHARE       DATE          5%         10%
-----------------------   -------    ----------    --------------    ---------    ----------     -------     -------
Carmine T. Oliva.......   2/24/04      26,000           8.3%           $1.00        2/24/14      $16,351     $41,437
Graham Jefferies.......   2/24/04      40,000           12.7%          $1.00        2/24/14      $25,156     $63,750
Randolph D. Foote......   2/24/04      25,000           7.9%           $1.00        2/24/14      $15,722     $39,844

--------------
(1)      Options vest in two equal annual installments commencing February 24,
         2005.
(2)      Based on options to purchase 314,698 shares granted to our employees during 2004.
(3)      Calculated using the potential realizable value of each grant.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

         The following table provides information regarding the value of unexercised options held by the named executive officers as of December 31, 2004. None of the named executives officers acquired shares through the exercise of options during 2004.

                                                      NUMBER OF
                                                 SECURITIES UNDERLYING                 VALUE ($) OF UNEXERCISED
                                                UNEXERCISED OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                                                   DECEMBER 31, 2004                    DECEMBER 31, 2004 (1)
                                           ---------------------------------        -------------------------------
                 NAME                      EXERCISABLE         UNEXERCISABLE        EXERCISABLE       UNEXERCISABLE
-----------------------------------        -----------         -------------        -----------       -------------
Carmine T. Oliva...................          283,663              26,000              179,360            16,120
Graham Jefferies...................          180,287              40,000              168,480            24,800
Randolph D. Foote..................           85,000              25,000              115,450            15,500

--------------

(1) Based on the last reported sale price of our common stock of $1.62 on December 30, 2004 (the last trading day during 2004) as reported on the OTC Bulletin Board, less the exercise price of the options.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         CARMINE T. OLIVA

         As of January 1, 2001, we entered into an employment agreement with Carmine T. Oliva, our Chairman of the Board, President and Chief Executive Officer. The agreement is subject to automatic renewal for two consecutive two-year terms beginning on January 1, 2006, unless, during the required notice periods (which run from September 1 to November 1 of the second year preceding the year in which a two-year renewal period is to begin), either party gives written notice of its desire not to renew. The agreement provides for an initial base salary of $250,000 per year and states that Mr. Oliva is eligible to receive merit or promotional increases and to participate in other benefit and incentive programs we may offer. For 2004, Mr. Oliva's salary and car allowance totaled $309,000 and his bonus was $94,000.

         If the board of directors makes a substantial addition to or reduction of Mr. Oliva's duties, Mr. Oliva may resign upon written notice given within 30 days of the change in duties. Within 30 days after the effective date of a resignation under these circumstances, we will be obligated to pay to Mr. Oliva the value of three years of his annual salary or the value of his annual salary that would have been due through January 1, 2006, whichever is greater.

         If we terminate Mr. Oliva for cause, our obligation to pay any further compensation, severance allowance, or other amounts payable under the agreement terminates on the date of termination. If we terminate Mr. Oliva without cause (including by ceasing our operations due to bankruptcy or by our general inability to meet our obligations as they become due), we must provide him with 60 days' prior written notice. If the termination without cause occurs prior to the expiration of the initial term of the agreement on December 31, 2005, Mr. Oliva will be entitled to be paid his annual salary for three years following the termination or until December 31, 2005, whichever is the longer period. If the termination occurs during a renewal period, Mr. Oliva will be entitled to be paid his annual salary through the expiration of the particular renewal period or for two years, whichever is the longer period, and to be paid all other amounts payable under the agreement.

         We may terminate the agreement upon 30 days' written notice in the event of a merger or reorganization in which our stockholders immediately prior to the merger or reorganization receive less than 50% of the outstanding voting shares of the successor corporation and in the event of a sale of all or substantially all of our assets or a sale, exchange or other disposition of two-thirds or more of our outstanding capital stock. If Mr. Oliva is terminated without cause within two years following a change of control, then:

         o if the termination occurs prior to the expiration of the initial term of the agreement on December 31, 2005, Mr. Oliva will be entitled to be paid his annual salary and all other amounts payable under the agreement for three years following the termination or until December 31, 2005, whichever is the longer period, which amounts shall be payable at his election in a lump sum within 30 days after the termination or in installments;

         o if the termination occurs during a renewal period, Mr. Oliva will be entitled to be paid his annual salary through the period ending two years after the expiration of the particular renewal period, and to be paid all other amounts payable under the agreement;

         o Mr. Oliva will be entitled to receive the average of his annual executive bonuses awarded to him in the three years preceding his termination, over the same time span and under the same conditions as his annual salary;

         o Mr. Oliva will be entitled to receive any executive bonus awarded but not yet paid;

         o Mr. Oliva will be entitled to receive a gross up of all compensatory payments listed above so that he receives those payments substantially free of federal and state income taxes; and

         o Mr. Oliva will continue to receive coverage in all benefit programs in which he was participating on the date of his termination until the earlier of the end of the initial term or renewal term in which the termination occurred and the date he receives equivalent coverage and benefits under plans and programs of a subsequent employer.

         If Mr. Oliva dies during the term of the agreement, amounts payable under the agreement to or for the benefit of Mr. Oliva will continue to be payable to Mr. Oliva's designee or legal representatives for two years following his death. If Mr. Oliva is unable to substantially perform his duties under the agreement for an aggregate of 180 days in any 18-month period, we may terminate the agreement by ten days' prior written notice to Mr. Oliva following the 180th day of disability. However, we must continue to pay amounts payable under the agreement to or for the benefit of Mr. Oliva for two years following the effective date of the termination.

         If the agreement is terminated for any reason and unless otherwise agreed to by Mr. Oliva and us, then in addition to any other severance payments to which Mr. Oliva is entitled, we must continue to pay Mr. Oliva's annual salary until:

         o all obligations incurred by Mr. Oliva on our behalf, including any lease obligations signed by Mr. Oliva related to the performance of his duties under the agreement, have been voided or fully assumed by us or our successor;

         o all loan collateral pledged by Mr. Oliva has been returned to Mr. Oliva; and

         o all personal guarantees given by Mr. Oliva or his family on our behalf are voided.

         The agreement provides that we will furnish a life insurance policy on Mr. Oliva's life, in the amount of $1 million, payable to Mr. Oliva's estate in the event of his death during the term of the agreement and any renewals of the agreement. This benefit is in return for, and is intended to protect Mr. Oliva's estate from financial loss arising from any and all personal guarantees that Mr. Oliva provided in favor of us, as required by various corporate lenders. This benefit is also intended to enable Mr. Oliva's estate to exercise all warrants and options to purchase shares of our common stock.

         The agreement contains non-competition provisions that prohibit Mr. Oliva from engaging or participating in a competitive business or soliciting our customers or employees during the initial term and any renewal terms and for two years afterward if termination is for cause or for one year afterward if termination is without cause or following a change of control. The agreement also contains provisions that restrict disclosure by Mr. Oliva of our confidential information and assign ownership to us of inventions created by Mr. Oliva in connection with his employment.

         RANDOLPH D. FOOTE

         On July 2, 2001, we entered into an employment agreement with Randolph
D. Foote at an initial annual salary of $130,000 and with an initial term of three years. For 2004, Mr. Foote's salary and car allowance totaled $174,000, and his bonus was $40,000. The agreement automatically renewed for a one-year term on July 2, 2004 and is scheduled to automatically renew for one additional one-year term on July 2, 2005. Mr. Foote is to act as Senior Vice President and Chief Financial Officer and is to perform additional services as may be approved by our board of directors.

         If the board of directors makes a substantial addition to or reduction of Mr. Foote's duties, Mr. Foote may resign upon written notice given within 30 days of the change in duties. Within 30 days after the effective date of a resignation under these circumstances, we will be obligated to pay to Mr. Foote the value of one year of his annual salary within 30 days after the effective date of the resignation.

         If we terminate Mr. Foote for cause, our obligation to pay any further compensation, severance allowance, or other amounts payable under the agreement terminates on the date of termination. If we terminate Mr. Foote without cause (including by ceasing our operations due to bankruptcy or by our general inability to meet our obligations as they become due), we must provide him with 60 days' prior written notice. Mr. Foote will be entitled to be paid his annual salary through the expiration of the then current renewal period, and to be paid all other amounts payable under the agreement.

         We may terminate the agreement upon 30 days' written notice in the event of a merger or reorganization in which our stockholders immediately prior to the merger or reorganization receive less than 50% of the outstanding voting shares of the successor corporation and in the event of a sale of all or substantially all of our assets or a sale, exchange or other disposition of two-thirds or more of our outstanding capital stock. If Mr. Foote is terminated without cause within two years following a change of control, then:

         o Mr. Foote will be entitled to be paid in installments or, at his election in a lump sum within 30 days after termination, his annual salary and other amounts payable under the agreement through the expiration of the then current renewal period plus one additional year;

         o Mr. Foote will be entitled to receive the average of his annual executive bonuses awarded to him in the three years preceding his termination, over the same time span and under the same conditions as his annual salary;

         o Mr. Foote will be entitled to receive any executive bonus awarded but not yet paid; and

         o Mr. Foote will continue to receive coverage in all benefit programs in which he was participating on the date of his termination until the earlier of the end of the initial or current renewal term and the date he receives equivalent coverage and benefits under plans and programs of a subsequent employer.

         If Mr. Foote dies during the term of the agreement, amounts payable under the agreement to or for the benefit of Mr. Foote will continue to be payable to Mr. Foote's designee or legal representatives for one year following his death. If Mr. Foote is unable to substantially perform his duties under the agreement for an aggregate of 180 days in any 18-month period, we may terminate the agreement by ten days' prior written notice to Mr. Foote following the 180th day of disability; provided, however, that we must continue to pay amounts payable under the agreement to or for the benefit of Mr. Foote for one year following the effective date of the termination.

         The agreement contains non-competition provisions that prohibit Mr. Foote from engaging or participating in a competitive business or soliciting our customers or employees during the initial term and any renewal terms and for one year afterward. The agreement also contains provisions that restrict disclosure by Mr. Foote of our confidential information and assign ownership to us of inventions created by Mr. Foote in connection with his employment.

         GRAHAM JEFFERIES

         On July 2, 2001, we entered into an employment agreement with Graham Jefferies at an initial annual salary of 100,000 British pounds sterling (approximately $141,000 at the then current exchange rates) and with an initial term of three years. For 2004, Mr. Jefferies' salary and car allowance totaled approximately 130,000 British pounds sterling (approximately $237,000 at the exchange rates applicable during 2004) and his bonus was 37,000 British pounds sterling (approximately $71,000 at the exchange rate in effect at December 31, 2004). The agreement automatically renewed for a one-year term on July 2, 2004 and is scheduled to automatically renew for one additional one-year term on July 2, 2005. Mr. Jefferies is to act as Managing Director of XCEL Corporation, Ltd. and as Executive Vice President and Chief Operating Officer of our Telecom Group and is to perform additional services as may be approved by our board of directors. He was appointed as Chief Operating Officer of Emrise in January 2005. This agreement replaced a substantially similar agreement that had been effective since May 1, 1998.

         If the board of directors makes a substantial addition to or reduction of Mr. Jefferies' duties, Mr. Jefferies may resign upon written notice given within 30 days of the change in duties. Within 30 days after the effective date of a resignation under these circumstances, we will be obligated to pay to Mr. Jefferies the value of one year of his annual salary within 30 days after the effective date of the resignation.

         If we terminate Mr. Jefferies for cause, our obligation to pay any further compensation, severance allowance, or other amounts payable under the agreement terminates on the date of termination. If we terminate Mr. Jefferies without cause (including by ceasing our operations due to bankruptcy or by our general inability to meet our obligations as they become due), we must provide him with 60 days' prior written notice. Mr. Jefferies will be entitled to be paid his annual salary through the expiration of the then current renewal period plus one additional year, and to be paid all other amounts payable under the agreement.

         We may terminate the agreement upon 30 days' written notice in the event of a merger or reorganization in which our stockholders immediately prior to the merger or reorganization receive less than 50% of the outstanding voting shares of the successor corporation and in the event of a sale of all or substantially all of our assets or a sale, exchange or other disposition of two-thirds or more of our outstanding capital stock. If Mr. Jefferies is terminated without cause within two years following a change of control, then:

         o Mr. Jefferies will be entitled to be paid in installments or, at his election in a lump sum within 30 days after termination, his annual salary and other amounts payable under the agreement through the expiration of the current renewal period plus one additional year;

         o Mr. Jefferies will be entitled to receive the average of his annual executive bonuses awarded to him in the three years preceding his termination, over the same time span and under the same conditions as his annual salary;

         o Mr. Jefferies will be entitled to receive any executive bonus awarded but not yet paid; and

         o Mr. Jefferies will continue to receive coverage in all benefit programs in which he was participating on the date of his termination until the earlier of the end of the initial or current renewal term and the date he receives equivalent coverage and benefits under plans and programs of a subsequent employer.

         If Mr. Jefferies dies during the term of the agreement, amounts payable under the agreement to or for the benefit of Mr. Jefferies will continue to be payable to Mr. Jefferies' designee or legal representatives for one year following his death. If Mr. Jefferies is unable to substantially perform his duties under the agreement for an aggregate of 180 days in any 18-month period, we may terminate the agreement by ten days' prior written notice to Mr. Jefferies following the 180th day of disability; provided, however, that we must continue to pay amounts payable under the agreement to or for the benefit of Mr. Jefferies for one year following the effective date of the termination.

         The agreement contains non-competition provisions that prohibit Mr. Jefferies from engaging or participating in a competitive business or soliciting our customers or employees during the initial term and any renewal terms and for two years afterward if termination is for cause or for one year afterward if termination is without cause or following a change of control. The agreement also contains provisions that restrict disclosure by Mr. Jefferies of our confidential information and assign ownership to us of inventions created by Mr. Jefferies in connection with his employment.

BOARD COMMITTEES

         Our board of directors currently has an audit committee, a compensation committee and a nominating committee. Our board of directors has determined that Robert Runyon, Otis Baskin and Laurence Finnegan, each of whom is a member of one or more of these committees, are "independent" as defined in NASD Marketplace Rule 4200(a)(15) and that Messrs. Finnegan and Baskin meet the other criteria contained in NASD Marketplace Rule 4350 relating to audit committee members.

         The audit committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, and reviews our financial statements for each interim period and for our year end. From June 26, 1999 to March 21, 2004, this committee consisted of Laurence Finnegan. Since March 22, 2004, this committee has consisted of Mr. Finnegan, who serves as chairman, and Otis Baskin. The audit committee operates pursuant to a charter approved by our board of directors and audit committee. Our board of directors has determined that Mr. Finnegan is an "audit committee financial expert."

         The compensation committee is responsible for establishing and administering our policies involving the compensation of all of our executive officers and establishing and recommending to our board of directors the terms and conditions of all employee and consultant compensation and benefit plans. Our entire board of directors also may perform these functions with respect to our employee stock option plans. Since June 26, 1999, this committee has consisted of Messrs. Runyon and Finnegan. The compensation committee operates pursuant to a charter approved by our board of directors and compensation committee.

         The nominating committee selects nominees for the board of directors. Beginning in and since 2000, the nominating committee has consisted of Mr. Runyon. There is one vacancy on the nominating committee. The nominating committee utilizes a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by stockholders. Stockholders that desire to recommend candidates for the board for evaluation may do so by contacting Emrise in writing, identifying the potential candidate and providing background information. Candidates may also come to the attention of the nominating committee through current board members, professional search firms and other persons. The nominating committee operates pursuant to a charter approved by our board of directors and Nominating Committee.

COMPENSATION OF DIRECTORS

         During 2004, each non-employee director was entitled to receive $1,000 per month as compensation for his services. In addition, since November 1, 2002, each board member chairing a standing committee has been entitled to receive $500 per month as compensation for his services. We reimburse all directors for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. We may periodically award options or warrants to our directors under our existing option and incentive plans. On February 24, 2004, we granted to each of Messrs. Runyon and Finnegan an option to purchase up to 30,000 shares of our common stock at an exercise price of $1.00 per share. The options vest in two equal installments on February 24, 2005 and February 24, 2006. In addition, we granted to Mr. Baskin, our newly-appointed non-employee director, an option to purchase up to 50,000 shares of our common stock upon the same terms as the options granted to the other two non-employee directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the board of directors has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity. During 2004, Mr. Oliva made salary recommendations to our compensation committee regarding salary increases for key executives.

STOCK OPTION PLANS

         We currently have four stock option plans: the 1993 Stock Option Plan, the Employee Stock and Stock Option Plan, the 1997 Stock Incentive Plan and the Amended and Restated 2000 Stock Option Plan ("2000 Stock Option Plan"). These plans are administered by our compensation committee, which currently consists of Messrs. Runyon and Finnegan.

         The 1993 Stock Option Plan authorizes the issuance of incentive stock options, commonly known as ISOs, and non-qualified stock options, commonly known as NQOs, to our employees and independent contractors for the purchase of up to 300,000 shares of our common stock. The 1993 Stock Option Plan terminated on August 31, 2003.

         The Employee Stock and Stock Option Plan authorizes the issuance of NQOs and restricted and unrestricted stock grants to our employees (including officers and directors who are employees) and consultants for up to an aggregate of 520,000 shares of common stock. The Employee Stock and Stock Option Plan terminated on July 1, 2004.

         The 1997 Stock Incentive Plan authorizes the issuance of ISOs, stock appreciation rights or stock awards to our employees and directors for up to an aggregate of 1,600,000 shares of common stock, except that ISOs may not be granted to non-employee directors. Our board of directors' adoption of the 1997 Stock Incentive Plan was ratified by our stockholders at our 1998 annual meeting of stockholders. The 1997 Stock Incentive Plan terminates on June 15, 2007. Our board does not intend to issue any additional options under the 1997 Stock Incentive Plan.


         Our 2000 Stock Option Plan was adopted by our board of directors in November 2000, approved by our stockholders on January 16, 2001, and amended and restated by our board of directors in August 2001. The 2000 Stock Option Plan authorizes the issuance of ISOs and NQOs to our employees, officers, directors and consultants and to employees of companies that do business with us for the purchase of up to 2,000,000 shares of common stock. As of May 20, 2005, we had approximately 332 employees and officers and three non-employee directors eligible to receive options under the 2000 Stock Option Plan, options to purchase up to 1,027,552 shares were outstanding under this plan and 868,698 shares remained available for grants under this plan. The following is a description of some of the key terms of the 2000 Stock Option Plan.

         SHARES SUBJECT TO THE 2000 STOCK OPTION PLAN

         A total of 2,000,000 shares of our common stock are authorized for issuance under the 2000 Stock Option Plan. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares that are used by participants to pay all or part of the purchase price of any option, may again be used for awards under the 2000 Stock Option Plan.

         ADMINISTRATION

         It is the intent of the 2000 Stock Option Plan that it be administered in a manner such that option grants and exercises would be "exempt" under Rule 16b-3 of the Exchange Act. The compensation committee is empowered to select those eligible persons to whom options shall be granted under the 2000 Stock Option Plan; to determine the time or times at which each option shall be granted, whether options will be ISOs or NQOs and the number of shares to be subject to each option; and to fix the time and manner in which each option may be exercised, including the exercise price and option period, and other terms and conditions of options, all subject to the terms and conditions of the 2000 Stock Option Plan. The compensation committee has sole discretion to interpret and administer the 2000 Stock Option Plan, and its decisions regarding the 2000 Stock Option Plan are final, except that our board of directors can act in place of the compensation committee as the administrator of the 2000 Stock Option Plan at any time or from time to time, in its discretion.

         OPTION TERMS

         ISOs granted under the 2000 Stock Option Plan must have an exercise price of not less than 100% of the fair market value of a share of common stock on the date the ISO is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of the total voting securities of Emrise on the date of grant, the exercise price may be not less than 110% of fair market value on the date of grant, and the option period may not exceed five years. NQOs granted under the 2000 Stock Option Plan must have an exercise price of not less than 85% of the fair market value of a share of common stock on the date the NQO is granted.

         Options may be exercised during a period of time fixed by the committee except that no option may be exercised more than ten years after the date of grant. In the discretion of the committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in cash, shares of our common stock or a combination of cash and shares of our common stock.

         AMENDMENT AND TERMINATION

         The 2000 Stock Option Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by our board of directors. However, our board of directors may not materially impair any outstanding options without the express consent of the optionee or materially increase the number of shares subject to the 2000 Stock Option Plan, materially increase the benefits to optionees under the 2000 Stock Option Plan, materially modify the requirements as to eligibility to participate in the 2000 Stock Option Plan or alter the method of determining the option exercise price without stockholder approval. No option may be granted under the 2000 Stock Option Plan after November 14, 2010.

         FEDERAL INCOME TAX CONSEQUENCES

         NQOs. Holders of NQOs do not realize income as a result of a grant of the option, but normally realize compensation income upon exercise of an NQO to the extent that the fair market value of the shares of common stock on the date of exercise of the NQO exceeds the exercise price paid. We will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of a NQO.

         In the case of an optionee subject to the "short-swing" profit recapture provisions of Section 16(b) of the Exchange Act, the optionee realizes income only upon the lapse of the six-month period under Section 16(b), unless the optionee elects to recognize income immediately upon exercise of his or her option.

         ISOs. Holders of ISOs will not be considered to have received taxable income upon either the grant of the option or its exercise. Upon the sale or other taxable disposition of the shares, long-term capital gain will normally be recognized on the full amount of the difference between the amount realized and the option exercise price paid if no disposition of the shares has taken place within either two years from the date of grant of the option or one year from the date of transfer of the shares to the optionee upon exercise. If the shares are sold or otherwise disposed of before the end of the one-year or two-year periods, the holder of the ISO must include the gain realized as ordinary income to the extent of the lesser of the fair market value of the option stock minus the option price, or the amount realized minus the option price. Any gain in excess of these amounts, presumably, will be treated as capital gain. We will be entitled to a tax deduction in regard to an ISO only to the extent the optionee has ordinary income upon the sale or other disposition of the option shares.

         Upon the exercise of an ISO, the amount by which the fair market value of the purchased shares at the time of exercise exceeds the option price will be an "item of tax preference" for purposes of computing the optionee's alternative minimum tax for the year of exercise. If the shares so acquired are disposed of prior to the expiration of the one-year or two-year periods described above, there should be no "item of tax preference" arising from the option exercise.

         POSSIBLE ANTI-TAKEOVER EFFECTS

         Although not intended as an anti-takeover measure by our board of directors, one of the possible effects of the 2000 Stock Option Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of the directors and officers of Emrise. Those persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under some circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of the attempt.

         In addition, options may, in the discretion of the committee, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of our assets, or other attempted changes in the control of Emrise. In the opinion of our board of directors, this acceleration provision merely ensures that optionees under the 2000 Stock Option Plan will be able to exercise their options as intended by the board of directors and stockholders prior to any extraordinary corporate transaction which might serve to limit or restrict that right. Our board of directors is, however, presently unaware of any threat of hostile takeover involving Emrise.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the corporation.

         Our certificate of incorporation provides that, except in certain specified instances, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors, except liability for the following:

         o Any breach of their duty of loyalty to our company or our stockholders.

         o Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

         o Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

         o Any transaction from which the director derived an improper personal benefit.

         In addition, our certificate of incorporation and bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person under the provisions of the Delaware General Corporation Law. We have entered and expect to continue to enter into agreements to indemnify our directors and officers as determined by our board of directors. These agreements provide for indemnification of related expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract any retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

         The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing and lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

         We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.


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

         Insofar as the provisions of our certificate of incorporation or bylaws provide for indemnification of directors or officers for liabilities arising under the Securities Act of 1933, as amended ("Securities Act"), we have been informed that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We are or have been a party to employment and compensation arrangements with related parties, as more particularly described above under the headings "Compensation of Executive Officers," "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Compensation of Directors."

         We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

         As described below under the heading "Private Placements Through Which the Selling Security Holders Obtained Beneficial Ownership of the Offered Shares," we issued in a January 2005 private placement common stock and warrants to investors who thereby became beneficial owners of more than 5% of our then outstanding shares of common stock.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth information with respect to the beneficial ownership of our common stock as of May 20, 2005, the date of the table, by:


         o each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;

         o        each of our directors;

         o each of the executive officers named in the summary compensation table contained in the "Management" section of this prospectus; and

         o        all of our directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as indicated in the discussion of contractual beneficial ownership limitations contained in the private placement description titled "January 2005 Private Placement of Common Stock and Warrants" following the selling security holder table included in this prospectus under the heading "Selling Security Holders," and except as indicated in the footnotes to the principal stockholders table below, shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 37,384,708 shares of common stock outstanding as of the date of the table.

         The address of each of the following stockholders, unless otherwise indicated in the footnotes to the table, is c/o Emrise Corporation, 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California 91730. Messrs. Oliva, Runyon, Finnegan and Baskin are directors of Emrise. Messrs. Oliva, Jefferies and Foote are executive officers of Emrise.

                                                                               AMOUNT AND NATURE          PERCENT
NAME OF BENEFICIAL OWNER                                 TITLE OF CLASS     OF BENEFICIAL OWNERSHIP      OF CLASS
---------------------------------------------------      --------------     -----------------------      --------
Carmine T. Oliva...................................          Common                1,320,305(1)           3.52%
Robert B. Runyon...................................          Common                  346,146(2)             *
Laurence P. Finnegan, Jr...........................          Common                  210,171(2)             *
Otis W. Baskin.....................................          Common                   25,000(3)             *
Graham T. Jefferies................................          Common                  167,276(4)             *
Randolph D. Foote..................................          Common                  102,500(5)             *
The Pinnacle Fund, L.P.............................          Common                3,125,000(6)           8.22%
JLF Asset Management, LLC and Jeffrey L. Feinberg..          Common                4,303,200(7)          11.29%
JLF Offshore Fund, Ltd.............................          Common                2,120,409(8)           5.62%
Marathon Capital Management, LLC                             Common                2,057,100(9)           5.50%
All executive officers and directors as a group (6
   persons)........................................          Common                2,171,398(10)          5.69%


------------------
*        Less than 1.00%
(1) Includes 81,889 shares held individually by Mr. Oliva's spouse, and 166,000 shares underlying options.
(2)      Includes 166,000 shares underlying options.
(3)      Represents shares underlying options.
(4)      Includes 164,000 shares underlying options.
(5)      Includes 97,500 shares underlying options.
(6) Includes 625,000 shares underlying a warrant. Power to vote or dispose of the shares is held by Barry M. Kitt, as sole member of Pinnacle Fund Management, LLC, which entity is the general partner of Pinnacle Advisers, L.P., which entity is the general partner of The Pinnacle Fund, L.P. The address for Mr. Kitt is c/o The Pinnacle Fund, L.P., 4965 Preston Park, Blvd., Suite 240, Plano, TX 75093.

(7) Includes an aggregate of 3,603,200 outstanding shares held by JLF Offshore Fund, Ltd., JLF Partners I, L.P., Guggenheim Portfolio Company XXVIII, and JLF Partners II, L.P., and an aggregate of 149,883 shares underlying warrants held by those four entities. Also includes an aggregate of 550,117 shares underlying warrants held by those four entities, which shares exceed the contractual 9.999% beneficial ownership limitation that applied as of the date of the table and therefore are not considered by JLF Asset Management, LLC and Jeffrey
         L. Feinberg to be beneficially owned by them as of the date of the table. Power to vote or dispose of the shares beneficially owned is held by Mr. Feinberg, as managing member of JLF Asset Management, LLC, which entity is investment manager of the four entities named in the first sentence of this footnote. The address for Mr. Feinberg is c/o JLF Asset Management, LLC, 2775 Via de la Valle, Suite 204, Del Mar, CA 92014.

(8) Includes 364,750 shares underlying a warrant. Power to vote or dispose of the shares is held by Jeffrey L. Feinberg, as managing member of JLF Asset Management, LLC, which entity is investment manager of JLF Offshore Fund, Ltd. See footnote (7) above for information regarding JLF Asset Management, LLC.
(9) Based on information included by Marathon Capital Management, LLC ("Marathon") in a Schedule 13G for January 13, 2005. Marathon reported that it holds sole voting power over 125,000 shares and sole disposal power over 2,057,100 shares. The Schedule 13G was executed by James G. Kennedy, as President of Marathon. The address for Marathon is P.O. Box 771, Hunt Valley, MD 21030.
(10) Includes 784,500 shares underlying options and 81,889 outstanding shares held individually by Mr. Oliva's wife.

                            SELLING SECURITY HOLDERS

SELLING SECURITY HOLDER TABLE


         This prospectus covers the offer and sale by the selling security holders of up to an aggregate of 18,388,777 shares of common stock, including an aggregate of 13,782,092 issued and outstanding shares of our common stock and an aggregate of 4,606,685 shares of our common stock underlying warrants. The following table sets forth, to our knowledge, certain information about the selling security holders as of May 20, 2005, the date of the table, based on information furnished to us by the selling security holders. Except as indicated in the private placement descriptions or footnotes following the table, each selling security holder has indicated to us that it is acting individually, not as a member of a group, and none of the selling security holders or their affiliates has held any position or office or had any other material relationship with us in the past three years.

         Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 37,384,708 shares of common stock outstanding as of the date of the table. Shares shown as beneficially owned after the offering assume that all shares being offered are sold.


         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders described below. Roth Capital Partners, LLC ("Roth Capital") is an NASD-registered broker-dealer that received warrants as compensation for services rendered as placement agent in the January 2005 private placement described below. Roth Capital has represented to us that it is not acting as an underwriter in this offering, it received the warrants whose underlying shares are offered under this prospectus in the ordinary course of business, and at the time of such receipt, it had no agreements or understandings, directly or indirectly, with any person to distribute the warrants or underlying shares.

                                                       SHARES OF                                     SHARES OF
                                                     COMMON STOCK                                  COMMON STOCK
                                                  BENEFICIALLY OWNED                            BENEFICIALLY OWNED
                                                   PRIOR TO OFFERING           SHARES OF           AFTER OFFERING
                  NAME OF                      --------------------------     COMMON STOCK     --------------------
             BENEFICIAL OWNER                    NUMBER        PERCENTAGE     BEING OFFERED    NUMBER    PERCENTAGE
-----------------------------------------      -------------   ----------     -------------    -------   ----------
JLF Offshore Fund, Ltd...................      2,237,351 (1)      5.93%       1,823,750 (1)    413,601        *
JLF Partners I, LP.......................      1,442,106 (2)      3.83%       1,172,500 (2)    269,606        *
Guggenheim Portfolio Company XXVIII......        512,111 (3)      1.37%         413,750 (3)     98,361        *
JLF Partners II, LP......................        111,632 (4)       *             90,000 (4)     21,632        *
The Pinnacle Fund, L.P...................      3,125,000 (5)      8.22%       3,125,000 (5)         --       --
Bonanza Master Fund Ltd..................      1,750,000 (6)      4.64%       1,750,000 (6)         --       --
Roaring Fork Capital SBIC, L.P...........      1,706,250 (7)      4.52%       1,706,250 (7)         --       --
Lagunitas Partners LP....................      1,125,000 (8)      2.99%       1,125,000 (8)         --       --
Gruber & McBaine International...........        250,000 (9)       *            250,000 (9)         --       --
Jon D. Gruber & Linda W. Gruber JTWROS...      1,581,250 (10)     4.19%         206,250 (11)        --       --
J. Patterson McBaine.....................      1,481,250 (12)     3.93%         106,250 (13)        --       --
MicroCapital Fund LP.....................      1,080,000 (14)     2.87%       1,080,000 (14)        --       --
MicroCapital Fund Ltd....................        607,500 (15)     1.62%         607,500 (15)        --       --
Omicron Master Trust.....................      1,085,625 (16)     2.89%       1,085,625 (16)        --       --
Stratford Partners, L.P..................        431,250 (17)     1.15%         431,250 (17)        --       --
Select Contrarian Value Partners, L.P....        829,107 (18)     2.21%         375,000 (18)   454,107      1.21%
Precept Capital Master Fund, G.P.........        281,250 (19)      *            281,250 (19)        --       --
Roth Capital Partners, LLC...............        650,310 (20)     1.71%         650,310 (20)        --       --
Noel C. McDermott, Trustee of the
   Noel C. McDermott Revocable
   Living Trust dated
   December 18, 1995.....................        764,211 (21)     2.04%         764,211 (21)        --       --
Warren P. Yost and Gail A. Yost,
   Co-Trustees Under Declaration
   of Trust dated March 9, 1988..........        599,381 (22)     1.60%         599,381 (22)        --       --
Hayden Communications, Inc...............        125,000 (23)      *            125,000 (23)        --       --
Coffin Partners LLC......................         35,000 (24)      *             35,000 (24)        --       --
George Farndell..........................        314,748 (25)      *            150,000 (25)   164,748        *
Steven Jacobus...........................         50,000 (26)      *             50,000 (26)        --       --
Jacques Moisset..........................        120,000 (27)      *            120,000 (27)        --       --
Jason Oliva..............................        401,708 (28)    1.07%          200,500 (28)   201,208        *
Joseph Mirabella.........................         50,000 (29)      *             50,000 (29)        --       --
Placido Albanese.........................         15,000 (30)      *             15,000 (30)        --       --

-------------


* Less than 1.00%

(1) Includes 364,750 shares underlying a warrant. Power to vote or dispose of the shares is held by Jeffrey L. Feinberg, as managing member of JLF Asset Management, LLC. JLF Asset Management, LLC is investment manager of JLF Offshore Fund, Ltd. and of JLF Partners I, LP, Guggenheim Portfolio Company XXVIII and JLF Partners II, LP, three other selling security holders. The address for Mr. Feinberg is c/o JLF Asset Management, LLC, 2775 Via de la Valle, Suite 204, Del Mar, CA 92014.

(2) Includes 234,500 shares underlying a warrant. Power to vote or dispose of the shares is held by Jeffrey L. Feinberg, as managing member of JLF Asset Management, LLC. See footnote (1) above for information regarding JLF Asset Management, LLC.

(3) Includes 82,750 shares underlying a warrant. Power to vote or dispose of the shares is held by Jeffrey L Feinberg, as managing member of JLF Asset Management, LLC. See footnote (1) above for information regarding JLF Asset Management, LLC.

(4) Includes 18,000 shares underlying a warrant. Power to vote or dispose of the shares is held by Jeffrey L. Feinberg, as managing member of JLF Asset Management, LLC. See footnote (1) above for information regarding JLF Asset Management, LLC.

(5) Includes 625,000 shares underlying a warrant. Power to vote or dispose of the shares is held by Barry M. Kitt, as sole member of Pinnacle Fund Management, LLC, which entity is the general partner of Pinnacle Advisers, L.P., which entity is the general partner of The Pinnacle Fund, L.P. The address for Mr. Kitt is c/o The Pinnacle Fund, L.P., 4965 Preston Park, Blvd., Suite 240, Plano, TX 75093.

(6) Includes 350,000 shares underlying a warrant. Power to vote or dispose of the shares is held by Bernay Box, as president of Bernay Box & Co., which entity is the general partner of Bonanza Master Fund Ltd.

(7) Includes 341,250 shares underlying a warrant. Sole power to vote or dispose of the shares is held by Eugene McColley as manager of Roaring Fork Management, LLC, which entity is the general partner of Roaring Fork Capital SBIC, L.P.

(8) Includes 225,000 shares underlying a warrant. Power to vote or dispose of the shares is held by Jon D. Gruber and J. Patterson McBaine, as managers of Gruber & McBaine Capital Management, which entity is the general partner of Lagunitas Partners LP.

(9) Includes 50,000 shares underlying a warrant. Power to vote or dispose of the shares is held by Jon D. Gruber and J. Patterson McBaine, as managers of Gruber & McBaine Capital Management, which entity is the investment advisor to Gruber & McBaine International.


(10) Includes 165,000 outstanding shares and 41,250 shares underlying a warrant held by Jon D. Gruber and Linda W. Gruber JTWROS. Also includes aggregates of 1,100,000 outstanding shares and 275,000 shares underlying warrants held by Lagunitas Partners, LP and Gruber & McBaine International, two other selling security holders.

(11) Represents 165,000 outstanding shares and 41,250 shares underlying a warrant held by Jon D. Gruber and Linda W. Gruber JTWROS.

(12) Includes 85,000 outstanding shares and 21,250 shares underlying a warrant held by Mr. McBaine. Also includes aggregates of 1,100,000 outstanding shares and 275,000 shares underlying warrants held by Lagunitas Partners, LP and Gruber & McBaine International, two other selling security holders.

(13) Represents 85,000 outstanding shares and 21,250 shares underlying a warrant held by Mr. McBaine.

(14) Includes 216,000 shares underlying a warrant. MicroCapital LLC is the general partner and investment advisor to MicroCapital Fund LP and MicroCapital Fund Ltd. Ian P. Ellis is the principal owner of MicroCapital LLC and has sole responsibility for the selection, acquisition and disposition of the portfolio securities by MicroCapital LLC on behalf of its funds.

(15) Includes 121,500 shares underlying a warrant. MicroCapital LLC is the general partner and investment advisor to MicroCapital Fund LP and MicroCapital Fund Ltd. Ian P. Ellis is the principal owner of MicroCapital LLC and has sole responsibility for the selection, acquisition and disposition of the portfolio securities by MicroCapital LLC on behalf of its funds.

(16) Includes 217,125 shares underlying a warrant. Omicron Capital, L.P., a Delaware limited partnership (Omicron Capital), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda (Omicron). Bruce Bernstein is the managing member of Omicron Capital. Omicron Capital, Inc., a Delaware corporation (OCI), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited (Winchester) serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes of Regulation 13D-G under the Exchange Act. Omicron and Winchester are not "affiliates" of one another, as that term is used for purposes of the Exchange Act, or of any other person named in this prospectus as a selling security holder. No person or "group" (as that term is used in Section 13(d) of the Exchange Act or Regulation 13D-G) controls Omicron and Winchester.

(17) Includes 86,250 shares underlying a warrant. Power to vote or dispose of the shares is shared by Mark Fain and Chad Comiteau, as managing directors of Stratford Advisors LLC, which entity is the general partner of Stratford Partners, L.P.

(18) Includes 75,000 shares underlying a warrant. Power to vote or dispose of the shares is held by David W. Berry as principal of Kaizen Capital, LLC, which entity is the general partner of Select Contrarian Value Partners, L.P.

(19) Includes 56,250 shares underlying a warrant. Power to vote or dispose of the shares is held by D. Blair Baker, as president of Precept Management, LLC, which entity is the general partner of Precept Capital Management, L.P., which entity is the agent of Precept Capital Master Fund, G.P.

(20) Represents 650,310 shares underlying a warrant. Power to vote or dispose of the shares is held by Byron Roth, as Chief Executive Officer, and Gordon J. Roth, as Chief Financial Officer, of Roth Capital.

(21) Includes 84,066 shares underlying a warrant. Sole power to vote or dispose of the shares is held by Mr. McDermott as trustee. Mr. McDermott was an officer and shareholder of Larus Corporation until its acquisition by Emrise in July 2004.

(22) Includes 65,934 shares underlying a warrant. Mr. Yost was an officer and shareholder of Larus Corporation until its acquisition by Emrise in July 2004.

(23) Represents 125,000 shares underlying warrants. Power to vote or dispose of the shares is held by Matthew Hayden as president of Hayden Communications, Inc. Hayden Communications, Inc. acts as an investor relations consultant to Emrise.

(24) Represents 35,000 shares underlying a warrant. Power to vote or dispose of the shares is held by William F. Coffin as Chief Executive Officer of Coffin Communications Group, an affiliate of Coffin Partners LLC. Coffin Communications Group is a former investor relations consultant to Emrise.

(25) Includes 150,000 shares underlying a warrant and 103,181 shares held by Mr. Farndell's spouse. Mr. Farndell is a former human resources consultant to Emrise and is the brother-in-law of Carmine T. Oliva, who is an executive officer and director of Emrise.

(26) Includes 50,000 shares underlying a warrant. Mr. Jacobus is a former financial advisor to Emrise.

(27) Includes 120,000 shares underlying a warrant. Mr. Moisset is a former employee of and former consultant to Emrise.

(28) Includes 200,500 shares underlying warrants. Jason Oliva is a former financial advisor to Emrise and is the son of Carmine T. Oliva, who is an executive officer and director of Emrise.

(29)     Mr. Mirabella is a former consultant to Emrise.

(30)     Mr. Albanese is a former financial advisor to Emrise.

PRIVATE PLACEMENTS THROUGH WHICH THE SELLING SECURITY HOLDERS OBTAINED BENEFICIAL OWNERSHIP OF THE OFFERED SHARES

         All of the shares of common stock being offered under this prospectus were issued, or are issuable upon exercise of warrants that were issued, in the below-described private placement transactions.

         JANUARY 2005 PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS

         On January 5, 2005, we issued to 17 accredited record holders in a private offering an aggregate of 12,503,500 shares of our common stock at a purchase price of $1.44 per share and five-year investor warrants to purchase up to an additional 3,125,875 shares of our common stock at an exercise price of $1.73 per share.

         Roth Capital, an NASD-registered broker-dealer, acted as placement agent in connection with the offering. We paid to Roth Capital cash placement agent fees and expenses of approximately $961,000 and issued five-year placement warrants to purchase up to an aggregate of 650,310 shares of our common stock at an exercise price of $1.72 per share in connection with the offering.

         We agreed to register for resale the shares of common stock issued to investors and the shares of common stock issuable upon exercise of the investor warrants and placement warrants. The registration obligations require, among other things, that the registration statement of which this prospectus is a part be declared effective no later than the 150th day following the closing date. If we are unable to meet this obligation or are unable to maintain the effectiveness of the registration in accordance with the requirements of the registration rights agreement that we entered into with the investors, then we will be required to pay to each investor liquidated damages equal to 1% of the amount paid by the investor for the common shares still owned by the investor on the date of the default and 2% of the amount paid by the investor for the common shares still owned by the investor on each monthly anniversary of the date of the default that occurs prior to the cure of the default. The maximum aggregate liquidated damages payable to any investor will be equal to 10% of the aggregate amount paid by the investor for the shares of common stock. Accordingly, the maximum aggregate penalty that we would be required to pay under this provision is 10% of the approximate $18,005,000 initial purchase price of the shares of common stock, which would be $1,801,000.

         The investor warrants and the placement warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like and contain a net exercise cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the average of the closing sale prices for the five trading days immediately prior to the exercise of the warrant as payment for a reduced number of common shares. Use of the cashless exercise feature by the investors is limited to times when a valid resale prospectus is not then available for use by the investors.

         The investor warrants and the placement warrants also contain a call provision. The call provision generally provides that if, at any time after the first anniversary of the issuance of the warrants, the volume weighted average trading price of our common stock for each of 30 consecutive trading days exceeds $3.46, a valid resale prospectus is available for the shares of common stock underlying the warrants or the shares are eligible for resale without volume restrictions pursuant to Rule 144(k) under the Securities Act, and we have complied with our obligations under the warrant and related agreements, then we may require the warrant holder to exercise the warrant in full (subject to the 9.999% limitation described below) on the 30th day following written notice to the warrant holder if the call eligibility criteria described above continue to be met until that date.

         In addition, the investor warrants and the placement warrants contain provisions limiting the exercise or call of the warrants to the extent necessary to insure that following the exercise or call, the total number of shares of common stock then beneficially owned by the warrant holder and its affiliates and others whose beneficial ownership would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act does not exceed 9.999% of the total number of then issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise or call). The 9.999% beneficial ownership limitation may not be waived. However, the beneficial ownership limitation does not preclude a holder from exercising a warrant and selling the shares underlying the warrant in stages over time where each stage does not cause the holder and its affiliates to beneficially own shares in excess of the limitation amount.


         We have registered for resale under this prospectus the shares of common stock issued to investors in the offering and the shares of common stock underlying the investor warrants and the placement warrants. The securities purchase agreement, registration rights agreement and placement agent arrangements contain various indemnification provisions in connection with the offering and registration of the shares and warrants. There are no material relationships between us or our affiliates and any of the investors or placement agents, except that each of The Pinnacle Fund, L.P., JLF Offshore Fund, Ltd., JLF Asset Management, LLC (which entity is investment manager of four of the selling security holders, including JLF Offshore Fund, Ltd.) and Jeffrey L. Feinberg (the managing member of JLF Asset Management, LLC), became a beneficial owner of more than 5% of our outstanding common stock at the closing of the offering.

         LARUS CORPORATION ACQUISITION

         As described elsewhere in this prospectus, we acquired the outstanding capital stock of Larus Corporation in July 2004 from Noel C. McDermott, Trustee of the Noel C. McDermott Revocable Living Trust dated December 18, 1995, and Warren P. Yost and Gail A. Yost, Co-Trustees Under Declaration of Trust dated March 9, 1988. The purchase price for the acquisition consisted of $1,000,000 in cash, the issuance of 1,213,592 shares of our common stock with a fair value of $1,000,000, $887,500 in the form of two short-term, zero interest promissory notes that have since been repaid, $3,000,000 in the form of two subordinated secured promissory notes, warrants to purchase up to an aggregate of 150,000 shares of our stock at $1.30 per share and approximately $580,000 of acquisition costs. In addition, we assumed $245,000 in accounts payable and accrued expenses and entered into an above-market real property lease with the sellers. The warrants contain a net exercise cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the average of the last reported sale prices for a share of our common stock on the OTC Bulletin Board for the five trading days immediately prior to the exercise of the warrant as payment for a reduced number of common shares. We granted the sellers piggyback and demand registration rights for the shares we issued to them in the acquisition and for the shares that are issuable upon exercise of the warrants issued in the acquisition and have registered all of those shares for resale under this prospectus.

         HAYDEN COMMUNICATIONS, INC. INVESTOR RELATIONS WARRANTS

         In November 2004, we issued to Hayden Communications, Inc. warrants to purchase up to 100,000 shares of common stock as partial consideration for investor relations services. The warrants vest and become exercisable in three installments. The warrants vested on November 3, 2004 as to 25,000 underlying shares with an exercise price of $0.85 per share and on March 3, 2005 as to


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

25,000 underlying shares with an exercise price of $1.00 per share. The warrants vest on June 3, 2005 as to the remaining 50,000 underlying shares with an exercise price of $1.15 per share. The warrants are exercisable for a period of three years commencing on their respective vesting dates.

         On January 24, 2005, we issued to Hayden Communications, Inc. a fully-vested three-year warrant to purchase up to 25,000 shares of common stock as additional consideration for investor relations services. The exercise price of the warrant is $2.00 per share. All of the warrants issued to Hayden Communications, Inc. contain a net exercise cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the average of the last bid and asked prices reported on the last business day immediately prior to the exercise of the warrant as payment for a reduced number of common shares. We have agreed to register for resale and have included in this prospectus the 125,000 shares of common stock underlying the warrants issued to Hayden Communications, Inc.

         OTHER PRIVATE PLACEMENT TRANSACTIONS

         In April 2001, we issued to Coffin Partners LLC a five-year warrant to purchase up to 35,000 shares of common stock at a per share exercise price of $0.39 in consideration for investor relations services to be rendered by its affiliate, Coffin Communications Group. We have included these underlying shares for resale under this prospectus.

         In October 2001, we issued to Placido Albanese a three-year warrant to purchase up to 15,000 shares of common stock at a per share exercise price of $0.25 in consideration for financial advisory services rendered. Mr. Albanese exercised this warrant, and we have included the 15,000 outstanding shares of common stock for resale under this prospectus.

         In October 2001, we issued to Joseph Mirabella a three-year warrant to purchase up to 50,000 shares of common stock at a per share exercise price of $0.31 in consideration for consulting services rendered. Mr. Mirabella exercised this warrant, and we have included the 50,000 outstanding shares of common stock for resale under this prospectus.

         In September 2002, we issued to Jacques Moisset a three-year warrant to purchase up to 120,000 shares of common stock at a per share exercise price of $0.50 in consideration for post-retirement business services rendered. We have included these underlying shares for resale under this prospectus.

         In April 2003, we issued to George Farndell a three-year warrant to purchase up to 150,000 shares of common stock at a per share exercise price of $0.75 in consideration for human resources consulting services rendered. We have included these underlying shares for resale under this prospectus.

         In April 2003, we issued to Steven Jacobus a three-year warrant to purchase up to 50,000 shares of common stock at a per share exercise price of $0.75 in consideration for financial advisory services rendered. We have included these underlying shares for resale under this prospectus.

         In April 2003, we issued to Jason Oliva three-year warrants to purchase up to 100,000 shares of common stock at a per share exercise price of $0.75 and up to 100,500 shares of common stock at a per share exercise price of $1.00 in consideration for financial advisory services rendered. We have included these underlying shares for resale under this prospectus.

                              PLAN OF DISTRIBUTION

         The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o through the distribution of the shares by any selling security holder to its partners, members or stockholders;

         o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;

         o one or more underwritten offerings on a firm commitment or best efforts basis;

         o        a combination of any of these methods of sale; or

         o any other method permitted by applicable law; provided, however, that the selling security holders have agreed not to engage in short sales involving the shares offered under this prospectus.

         The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

         If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

         The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

         The selling security holders may sell all or any part of the shares offered under this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If a selling security holder informs us that it has entered into such an agreement or agreements, any material details will be set forth in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

         The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         This prospectus does not cover the sale or other transfer of any of the derivative securities whose underlying shares of common stock are being offered for sale pursuant to this prospectus. If a selling security holder transfers those derivative securities prior to conversion or exercise, then the transferee of those derivative securities may not sell the underlying shares of common stock under this prospectus unless we amend or supplement this prospectus to cover such sales.

         In addition, if any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

         For the period a selling security holder holds a derivative security whose underlying shares of common stock are being offered for sale pursuant to this prospectus, the selling security holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the underlying shares of common stock. The terms on which we could obtain additional capital during the period in which those derivative securities remain outstanding may be adversely affected. The holders of derivative securities are most likely to voluntarily convert or exercise their derivative securities when the conversion or exercise price is less than the market price for our common stock. However, we offer no assurance as to whether any of those derivative securities will be converted or exercised.

         We have agreed to pay all fees and expenses incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, concessions and similar selling expenses they incur.

         We and certain of the selling security holders have agreed to indemnify one another against certain losses, claims, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK


         Our authorized capital stock consists of 150,000,000 shares of common stock, $0.0033 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. As of May 20, 2005, there were 37,384,708 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. The following description of our capital stock does not purport to be complete and should be reviewed in conjunction with our certificate of incorporation and our bylaws.


COMMON STOCK

         All outstanding shares of common stock are, and the common stock to be issued upon exercise of warrants and resold by the selling security holders in this offering will be, fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

         o each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders;

         o subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors, see "Dividend Policy";

         o upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

         o there are no redemption or sinking fund provisions applicable to our common stock; and

         o there are no preemptive or conversion rights applicable to our common stock.

PREFERRED STOCK

         Our board of directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series, any or all of our authorized but unissued shares of preferred stock with any dividend, redemption, conversion and exchange provision as may be provided in that particular series.

         The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our board of directors and making it more difficult for a third-party to acquire, or discourage a third-party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any shares of or to designate any series of preferred stock.

WARRANTS


         At May 20, 2005, we had outstanding warrants to purchase 4,691,685 shares of our common stock at exercise prices ranging from $0.39 to $2.00.


OPTIONS


         At May 20, 2005, we had outstanding options to purchase 1,458,998 shares of our common stock at exercise prices ranging from $0.20 to $3.44.


REGISTRATION RIGHTS

         The holders of various shares of our common stock and warrants are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are described in "Selling Security Holders."

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

         Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring and discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

         CLASSIFIED BOARD

         We have classified our board of directors into three classes of staggered terms. Each class has a term of three years. At each annual meeting, only those directors in one class are the subject of nomination and election. A classified board of directors makes it more difficult for dissident stockholders to wage a proxy fight to elect a majority of the directors.

         UNDESIGNATED PREFERRED STOCK

         The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of Emrise.

         REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER NOMINATIONS AND PROPOSALS

         Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our company.

         DELAWARE ANTI-TAKEOVER STATUTE

         We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

         o Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

         o Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.


         o On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.


         Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of its provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

         The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

TRANSFER AGENT AND REGISTRAR

         The stock transfer agent and registrar for our common stock is Computershare Investor Services. Its telephone number is (303) 986-5400.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered in this offering will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California.

                                     EXPERTS


         Grant Thornton LLP, independent registered public accounting firm, has audited Emrise Corporation's consolidated balance sheets as of December 31, 2004 and 2003, and related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for the years ended December 31, 2004, 2003 and 2002, as set forth in their report. Grant Thornton LLP has also audited Emrise Corporation's Schedule II for the years ended December 31, 2004, 2003 and 2002. We have included those consolidated financial statements and Schedule II in the prospectus and elsewhere in the registration statement in reliance on Grant Thornton LLP's report, given on their authority as experts in accounting and auditing.

         Grant Thornton UK LLP, independent auditor, has audited the consolidated balance sheets and the company balance sheets of Pascall Electronic (Holdings) Limited as of March 18, 2005 and March 31, 2004, and the consolidated profit and loss accounts and consolidated cash flows for the periods from April 1, 2004 to March 18, 2005 and for the year ended March 31, 2004. We have included those consolidated financial statements in the prospectus and elsewhere in the registration statement in reliance on Grant Thornton UK LLP's report, given on their authority as experts in accounting and auditing.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed a registration statement on Form S-1 with respect to the common stock offered in this prospectus with the Commission in accordance with the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document which is filed as an exhibit to the registration statement. Each statement concerning a document which is filed as an exhibit should be read along with the entire document. For further information regarding us and the common stock offered in this prospectus, we refer you to this registration statement and its exhibits and schedules, which may be inspected without charge at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

         The Commission also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the Commission. The Commission's website address is http://www.sec.gov.

                           INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE

                                                                                                               Page
                                                                                                               ----
Emrise Corporation and Subsidiaries
-----------------------------------

Report of Independent Registered Public Accounting Firm.....................................................    F-2

Consolidated Balance Sheets as of December 31, 2004 and 2003................................................    F-3

Consolidated Statements of Operations for the Years Ended December 31, 2004, 2003 and 2002..................    F-4

Consolidated Statements of Comprehensive Income (Loss) for the Years Ended December 31,
    2004, 2003 and 2002.....................................................................................    F-5

Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 2004,
    2003 and 2002...........................................................................................    F-6

Consolidated Statements of Cash Flows for the Years Ended December 31, 2004, 2003
    and 2002................................................................................................    F-7

Notes to Consolidated Financial Statements for the Years Ended December 31, 2004, 2003
    and 2002................................................................................................    F-9

Consolidated Schedule II Valuation and Qualifying Accounts for the Years Ended
    December 31, 2004, 2003 and 2002........................................................................   F-41

Condensed Consolidated Balance Sheets as of March 31, 2005 (unaudited) and December 31, 2004................   F-42

Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2005
   and 2004 (unaudited).....................................................................................   F-43

Condensed Consolidated Statements of Comprehensive Income for the Three Months Ended
   March 31, 2005 and 2004 (unaudited)......................................................................   F-44

Condensed Consolidated Statements of Stockholders' Equity for the Three Months Ended
   March 31, 2005 (unaudited)...............................................................................   F-45

Condensed Consolidated Statements of Cash Flows for the Three Months Ended
   March 31, 2005 and 2004 (unaudited)......................................................................   F-46

Notes to Condensed Consolidated Financial Statements (unaudited)............................................   F-47


Pascall Electronic (Holdings) Limited and Subsidiary
----------------------------------------------------

Report of Independent Auditors..............................................................................   F-61

Consolidated Profit and Loss Account for the Period Ended 18 March 2005 and for the
    Twelve Months Ended 31 March 2004.......................................................................   F-62

Consolidated Balance Sheet at 18 March 2005 and 31 March 2004...............................................   F-63

Balance Sheet at 18 March 2005 and 31 March 2004............................................................   F-64

Consolidated Cash Flow Statement for the Period Ended 18 March 2005 and for the
    Twelve Months Ended 31 March 2004.......................................................................   F-65

Notes to Consolidated Financial Statements for the Period from 1 April 2004 to
    18 March 2005 and for the Twelve Months Ended 31 March 2004.............................................   F-66

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
and Stockholders of Emrise Corporation

We have audited the accompanying consolidated balance sheets of Emrise Corporation, a Delaware corporation, as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Emrise Corporation as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

We have also audited Schedule II of Emrise Corporation for each of the three years in the period ended December 31, 2004. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.

/S/ GRANT THORNTON LLP

Los Angeles, California
March 11, 2005, except for Note 17,
   as to which the date is March 18, 2005

                                 EMRISE CORPORATION AND SUBSIDIARIES
                                     CONSOLIDATED BALANCE SHEETS
                                     DECEMBER 31, 2004 AND 2003
                         (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                          2004              2003
                                                                      ------------      ------------
ASSETS (Notes 5 and 6)
Current assets:
   Cash and cash equivalents                                          $      1,057      $      1,174
   Accounts receivable, net of allowance for doubtful accounts
     of $153 and $161, respectively                                          5,796             5,393
   Inventories (Note 2)                                                      6,491             6,683
   Deferred tax assets (Note 9)                                                352               146
   Prepaid and other current assets                                            417               409
                                                                      ------------      ------------
Total current assets                                                        14,113            13,805
Property, plant and equipment, net (Note 3)                                    909               322
Goodwill, net of accumulated amortization of $1,084 and $1,070 in
  2004 and 2003, respectively (Notes 4 and 15)                               5,881             2,447
Intangible assets other than goodwill, net of accumulated
  amortization of $40                                                        3,560                --
Other assets                                                                   623               595
                                                                      ------------      ------------
                                                                      $     25,086      $     17,169
                                                                      ============      ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Borrowings under lines of credit (Note 5)                          $        878      $      2,882
   Current portion of long-term debt (Note 6)                                  211               316
   Notes payable to stockholders, current portion (Note 16)                    500                --
   Accounts payable                                                          3,398             1,637
   Income taxes payable                                                        572               413
   Accrued expenses (Note 7)                                                 3,014             2,861
                                                                      ------------      ------------
Total current liabilities                                                    8,573             8,109
Long-term debt, less current portion (Note 6)                                  985               819
Notes payable to stockholders, less current portion (Note 16)                2,250                --
Deferred income taxes                                                        1,400                --
Other liabilities                                                              969               325
                                                                      ------------      ------------
Total liabilities                                                           14,177             9,253

Commitments and contingencies (Notes 11 and 17)

Stockholders' equity (Note 8):
   Preferred stock, authorized 10,000,000 shares;
     Convertible Series B Preferred Stock, $0.01 par value,
       issued and outstanding zero shares and 1,000 shares at
       December 31, 2004 and 2003, respectively (aggregate
       liquidation preference of $0 and $4 at December 31, 2004
       and 2003, respectively)                                                  --                 4
   Common stock, $0.0033 par value. Authorized 50,000,000 shares;
       issued and outstanding 24,777,000 shares and 23,476,000
       shares in 2004 and 2003, respectively                                    82                77
   Additional paid-in capital                                               26,746            25,613
   Accumulated deficit                                                     (16,406)          (17,886)
   Accumulated other comprehensive income                                      487               108
                                                                      ------------      ------------
Total stockholders' equity                                                  10,909             7,916
                                                                      ------------      ------------
                                                                      $     25,086      $     17,169
                                                                      ============      ============


                           See accompanying notes to financial statements.

                                                F-3

                            EMRISE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF OPERATIONS
                        YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                               2004              2003              2002
                                           ------------      ------------      ------------
Net sales (Note 12)                        $     29,861      $     25,519      $     22,664
Cost of sales                                    16,146            14,835            14,147
                                           ------------      ------------      ------------
Gross profit                                     13,715            10,684             8,517
Operating expenses:
   Selling, general and administrative           10,226             7,812             7,731
   Engineering and product development            1,521               951             1,015
                                           ------------      ------------      ------------
Income (loss) from operations                     1,968             1,921              (229)
Other income (expense):
   Interest expense                                (433)             (416)             (441)
   Other income (expense), net                       (6)              (58)               80
                                           ------------      ------------      ------------
Income (loss) before income taxes                 1,529             1,447              (590)
Income tax expense (benefit) (Note 9)                49               286               (20)
                                           ------------      ------------      ------------
Net income (loss)                          $      1,480      $      1,161      $       (570)
                                           ============      ============      ============
Basic earnings (loss) per share            $       0.06      $       0.05      $      (0.03)
                                           ============      ============      ============
Diluted earnings (loss) per share          $       0.06      $       0.05      $      (0.03)
                                           ============      ============      ============


                      See accompanying notes to financial statements.

                                            F-4

                            EMRISE CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                        YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
                                       (IN THOUSANDS)


                                                  2004             2003             2002
                                               -----------     -----------      -----------
Net income (loss)                              $     1,480     $     1,161     $      (570)
Other comprehensive income:
   Foreign currency translation adjustment             379             705              446
                                               -----------     -----------      -----------
Comprehensive Income (loss)                    $     1,859     $     1,866      $      (124)
                                               ===========     ===========      ===========


                      See accompanying notes to financial statements.

                                            F-5

                                                 EMRISE CORPORATION AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
                                                           (IN THOUSANDS)


                                         Series B
                                        Convertible                                                       Accumulated
                                      Preferred Stock         Common Stock    Additional                     Other
                                   ---------------------    -----------------   Paid-in   Accumulated     Comprehensive
                                    Shares       Amount     Shares    Amount    Capital     Deficit       Income (Loss)     Total
                                   --------    ---------    -------   -------   -------   ------------    ------------    ---------
Balance at December 31, 2001            150    $     938     20,671   $    68   $24,358   $    (18,459)   $     (1,043)   $   5,862
Preferred Series B conversions          (86)        (538)       864         3       535             --              --           --
Accretion of redeemable
  preferred stock                        --           --         --        --        --            (13)             --          (13)
Warrants issued for services             --           --         --        --         6             --              --            6
Common stock issued for
  services                               --           --         --        --         1             --              --            1
Foreign currency translation
  adjustment                             --           --         --        --        --             --             446      446,000
Net loss                                 --           --         --        --        --           (570)             --         (570)
                                   --------    ---------    -------   -------   -------   ------------    ------------    ---------
Balance at December 31, 2002             64          400     21,535        71    24,900        (19,042)           (597)       5,732
Preferred Series A conversions           --           --      1,263         4       283             --              --          287
Preferred Series B conversions          (63)        (396)       635         2       395             (1)             --           --
Foreign currency translation
  adjustment                             --           --         --        --        --             --             705          705
Accretion of redeemable
  preferred stock                        --           --         --        --        --             (4)             --           (4)
Warrants issued for services             --           --         --        --        19             --              --           19
Exercise of warrants and
  options                                --           --         43        --        16             --              --           16
Net income                               --           --         --        --        --          1,161              --        1,161
                                   --------    ---------    -------   -------   -------   ------------    ------------    ---------
Balance at December 31, 2003              1            4     23,476        77    25,613        (17,886)            108        7,916
Preferred Series B conversions           (1)          (3)         3        --         3             --              --           --
Preferred Series B redemption            --           (1)        --        --        --             --              --           (1)
Stock options exercised                  --           --         19        --         5             --              --            5
Foreign currency translation
  adjustment                             --           --         --        --        --             --             379          379
Stock issued for Larus
  acquisition                            --           --      1,214         4       996             --              --        1,000
Warrants exercised                       --           --         65         1        19             --              --           20
Warrants issued for services             --           --         --        --        38             --              --           38
Value of warrants issued to
  acquire Larus                          --           --         --        --        72             --              --           72
Net income                               --           --         --        --        --          1,480              --        1,480
Balance at December 31, 2004             --           --     24,777   $    82   $26,746   $    (16,406)   $        487    $  10,909
                                   ========    =========    =======   =======   =======   ============    ============    =========


                                           See accompanying notes to financial statements.

                                                                F-6

                                         EMRISE CORPORATION AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
                                                   (IN THOUSANDS)


                                                                         2004             2003              2002
                                                                     -----------      -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                    $     1,480      $     1,161       $      (570)
   Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
       Depreciation and amortization                                         287              249               349
       Deferred taxes                                                       (206)             146                --
       Provision for doubtful accounts                                        --               61               118
       Provision for inventory obsolescence                                1,116              924               438
       Gain on sale of property, plant and equipment                          --                1                (9)
       Stock and warrants issued for services                                 38               19                 7
   Changes in operating assets and liabilities net of businesses acquired:
       Accounts receivable                                                   289             (106)               22
       Inventories                                                          (394)            (113)             (657)
       Prepaid and other assets                                               23             (487)              219
       Accounts payable                                                    1,414             (802)              114
       Accrued expenses and other liabilities                               (163)             (14)             (688)
                                                                     -----------      -----------       -----------
Cash provided by (used in) operating activities                            3,884            1,039              (657)
                                                                     -----------      -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Net purchases of property, plant and equipment                           (724)             (63)             (193)
   Cash received from sale of property, plant and equipment                    8               13                --
   Cash collected on notes receivable                                         --               12                17
   Cash paid for acquisition of Larus net of cash acquired                (1,492)              --                --
                                                                     -----------      -----------       -----------
Cash used in investing activities                                         (2,208)             (38)             (176)
                                                                     -----------      -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net repayments of current notes payable                                (2,004)            (593)             (138)
   Repayments of long-term debt                                             (250)            (110)              (68)
   Proceeds from long-term debt                                               65               --                --
   Cash from warrant/option exercise                                          25               16                --
                                                                     -----------      -----------       -----------
Cash used in financing activities                                         (2,164)            (687)             (206)
                                                                     -----------      -----------       -----------

Effect of exchange rate changes on cash                                      371              606               689
Net increase (decrease) in cash and cash equivalents                        (117)             920              (350)
Cash and cash equivalents at beginning of year                             1,174              254               604
                                                                     -----------      -----------       -----------
Cash and cash equivalents at end of year                             $     1,057      $     1,174       $       254
                                                                     ===========      ===========       ===========


                                   See accompanying notes to financial statements.

                                                        F-7

                                    EMRISE CORPORATION AND SUBSIDIARIES
                             CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
                                               (IN THOUSANDS)


                                                                           2004         2003         2002
                                                                         --------     --------     --------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for:
     Interest                                                            $    367     $    382     $    361
                                                                         ========     ========     ========
     Income taxes                                                        $    428     $     81     $     95
                                                                         ========     ========     ========
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING
   ACTIVITIES:
                                                                         ========     ========     ========
   Issuance of subordinated notes for Larus acquisition                  $  3,000     $     --     $     --
                                                                         ========     ========     ========
   Equipment acquired under capitalized lease                            $     --     $     --     $    143
                                                                         ========     ========     ========
   Common stock issued upon conversion of redeemable preferred stock     $      3     $    287     $     --
                                                                         ========     ========     ========
   Accretion of redeemable preferred stock                               $     --     $      4     $     13
                                                                         ========     ========     ========
   Common stock issued to acquire Larus                                  $  1,000     $     --     $     --
                                                                         ========     ========     ========


                              See accompanying notes to financial statements.

                                                    F-8

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

         Emrise Corporation (the "Company"), operates through three wholly-owned subsidiaries: XET Corporation ("XET"), CXR Larus Corporation ("CXR Larus"), and CXR-Anderson Jacobson, formerly CXR, S.A. ("CXR-AJ"). XET Corporation and its subsidiaries design, develop, manufacture and market electronic components for defense, aerospace and industrial markets. CXR Larus and CXR-AJ design, develop, manufacture and market network access and transmission products and communications test equipment. CXR Larus also engages in the manufacture and sale of communication timing and synchronization products. The Company conducts its operations out of various facilities in the United States, France, the United Kingdom and Japan and organizes itself in two product line segments: electronic components and communications equipment.

BASIS OF PRESENTATION

         The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and each of its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

         The Company derives revenues from sales of electronic components and communications equipment products and services. The Company's sales are based upon written agreements or purchase orders that identify the type and quantity of the item being purchased and the purchase price. The Company recognizes revenue when delivery of products has occurred or services have been rendered, no significant obligations remain on the Company's part, and collectibility is reasonably assured based on the Company's credit and collections practices and policies.

         The Company recognizes revenue from domestic sales of our electronic components and communications equipment at the point of shipment of those products. Product returns are infrequent and require prior authorization because the Company's sales are final and the Company quality tests its products prior to shipment to ensure they meet the specifications of the binding purchase orders under which they are shipped. Normally, when a customer requests and receives authorization to return a product, the request is accompanied by a purchase order for a replacement product.

         Revenue recognition for products and services provided by the Company's United Kingdom subsidiaries depends upon the type of contract involved. Engineering/design services contracts generally entail design and production of a prototype over a term of up to several years, with all revenue deferred until all services under the contracts have been completed. Engineering/design services were not significant in 2004, 2003 and 2002. Production contracts provide for a specific quantity of products to be produced over a specific period of time. Customers issue binding purchase orders for each suborder to be produced. At the time each suborder is shipped to the customer, the Company recognizes revenue relating to the products included in that suborder. Returns are infrequent and permitted only with prior authorization because these products are custom made to order based on binding purchase orders and are

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


quality tested prior to shipment. Generally, these products carry a one-year limited parts and labor warranty. The Company does not offer customer discounts, rebates or price protection on these products.

         The Company recognizes revenue for products sold by its French subsidiary at the point of shipment. Customer discounts are included in the product price list provided to the customer. Returns are infrequent and permitted only with prior authorization because these products are shipped based on binding purchase orders and are quality tested prior to shipment. Generally, these products carry a two-year limited parts and labor warranty.

         Generally, the Company's electronic components, network access and transmission products and communication timing and synchronization products carry a one-year limited parts and labor warranty and our communications test instruments and the Company's European network access and transmission products carry a two-year limited parts and labor warranty. Products returned under warranty are tested and repaired or replaced at the Company's option. Historically, warranty repairs have not been material. The Company does not offer customer discounts, rebates or price protection on these products.

         Revenues from services such as repairs and modifications are recognized when the service has been completed and invoiced. For repairs that involve shipment of a repaired product, the Company recognizes repair revenues when the product is shipped back to the customer. Service revenues represented 5.7%, 3.1% and 2.5% of net sales in 2004, 2003 and 2002, respectively.

         Shipping and handling fees billed to customers totaled $18,000 for domestic operations for the year ended December 31, 2004. Such amounts were not significant for the years ended December 31, 2003 and 2002. Shipping and handling fees billed to international customers are included in net sales and totaled less than 1.0% of net sales for the years ended December 31, 2004, 2003 and 2002. Depending on the operating division, shipping and handling costs are included in cost of sales or selling, general and administrative expenses. Shipping costs included in selling, general and administrative expenses approximated $100,000 in each of the years ended December 31, 2004, 2003 and 2002.

CASH AND CASH EQUIVALENTS

         Cash and cash equivalents consist of all highly liquid investments with an original maturity of three months or less when purchased. As of December 31, 2004 and 2003, cash in foreign accounts was $1,035,000 and $535,000, respectively.

INVENTORIES

         The Company's finished goods electronic components inventories generally are built to order. The Company's communications equipment inventories generally are built to forecast, which requires us to produce a larger amount of finished goods in our communications equipment business so that the Company's customers can promptly be served. The Company's products consist of numerous electronic and other parts, which necessitates that we exercise detailed inventory management. The Company values its inventory at the lower of the actual cost to purchase or manufacture the inventory (first-in, first-out) or the current estimated market value of the inventory (net realizable value). The Company performs physical inventories at least once a year. The Company regularly reviews inventory quantities on hand and records a provision for excess and obsolete inventory based primarily on its estimated forecast of

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)

product demand and production requirements for the next twelve months. Additionally, to determine inventory write-down provisions, the Company reviews product line inventory levels and individual items as necessary and periodically review assumptions about forecasted demand and market conditions. Any parts or finished goods that we determine are obsolete, either in connection with the physical count or at other times of observation, are reserved for and subsequently discarded and written-off. Demand for the Company's products can fluctuate significantly. A significant increase in the demand for the Company's products could result in a short-term increase in the cost of inventory purchases, while a significant decrease in demand could result in an increase in the amount of excess inventory quantities on hand.

         In addition, the communications equipment industry is characterized by rapid technological change, frequent new product development, and rapid product obsolescence that could result in an increase in the amount of obsolete inventory quantities on hand. Also, the Company's estimates of future product demand may prove to be inaccurate, in which case the Company may have understated or overstated the provision required for excess and obsolete inventory. In the future, if the Company's inventory is determined to be overvalued, the Company would be required to recognize such costs in its cost of goods sold at the time of such determination. Likewise, if the Company's inventory is determined to be undervalued, the Company may have over-reported its costs of goods sold in previous periods and would be required to recognize additional operating income at the time of sale. Therefore, although the Company makes every effort to ensure the accuracy of its forecasts of future product demand, any significant unanticipated changes in demand or technological developments could have a significant impact on the value of the Company's inventory and its reported operating results.

PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed principally using the straight-line method over the useful lives of the assets (or lease term, if shorter) as follows:

         Buildings                                                     50 years
         Machinery, equipment and fixtures                             3-7 years
         Leasehold improvements                                        5 years

         Maintenance and repairs are expensed as incurred, while renewals and betterments are capitalized. Research and development costs are expensed as incurred.

LONG-LIVED ASSETS

         The Company reviews the carrying amount of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


PRODUCT WARRANTY LIABILITIES

         Generally, the Company's electronic components, network access and transmission products and communication timing and synchronization products carry a one-year limited parts and labor warranty and the Company's communications test instruments and European network access and transmission products carry a two-year limited parts and labor warranty. Products returned under warranty typically are tested and repaired or replaced at the Company's option. Historically, the Company has not experienced significant warranty costs or returns.

         The Company records in accrued expenses a liability for estimated costs that it expects to incur under its basic limited warranties when product revenue is recognized. Factors affecting the Company's warranty liability include the number of units sold, historical and anticipated rates of claim, and costs per claim. The Company periodically assesses the adequacy of its warranty liability accrual based on changes in these factors.

         The changes in the Company's product warranty liability during 2004 and 2003 were as follows:

                                                                      Year Ended December 31,
                                                                      2004              2003
                                                                  ------------      ------------
Liability, beginning of year                                      $     79,000      $     32,000
Expense for new warranties issued                                       64,000            79,000
Expense related to accrual revision for prior year warranties               --                --
Warranty claims                                                        (79,000)          (32,000)
                                                                  ------------      ------------
Liability, end of year                                            $     64,000      $     79,000
                                                                  ============      ============

INCOME TAXES

         The Company uses the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Deferred income taxes are recognized based on the differences between financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the year and the change during the year in deferred tax assets and liabilities.

STOCK-BASED COMPENSATION

         The Company applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its employee stock-based compensation plans. Accordingly, no compensation cost is recognized for its employee stock option plans unless the exercise price of options granted is less than fair market value on the date of grant. The Company has adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148 "Accounting for Stock-Based Compensation - Presentation and Disclosure."

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


         The following table sets forth the net income (loss), net income (loss) available for common stockholders and earnings (loss) per share amounts for the periods presented as if the Company had elected the fair value method of accounting for stock options:

                                                                2004               2003               2002
                                                            -------------      -------------      ------------
Net income (loss):
   As reported                                              $   1,480,000      $   1,161,000      $   (570,000)
   Add:  Stock-based compensation expense included in
     reported net income, net of related tax effect                    --                 --                --
   Deduct: Stock-based compensation expense determined
     under the fair value-based method                           (127,000)           (45,000)          (20,000)

   Pro forma                                                $   1,353,000      $   1,116,000      $   (590,000)
                                                            =============      =============      ============

Basic earnings (loss) per share:
   As reported                                              $        0.06      $        0.05      $      (0.03)
   Add: Stock-based compensation expense included in
     reported net income, net of related tax effect                    --                 --                --

   Deduct: Stock-based compensation expense determined
     under the fair value-based method                                 --                 --                --
                                                            -------------      -------------      ------------
   Pro forma                                                $        0.06      $        0.05      $      (0.03)
                                                            =============      =============      ============

Diluted earnings (loss) per share:
   As reported                                              $        0.06      $        0.05      $     (0.03)

   Add: Stock-based compensation expense included in
     reported net income, net of related tax effect                    --                 --               --

   Deduct: Stock-based compensation expensed determined
     under the fair value-based method                              (0.01)                --               --
                                                            -------------      -------------      -----------
   Pro forma                                                $        0.05      $        0.05      $     (0.03)
                                                            =============      =============      ===========

         The above calculations include the effects of all grants in the periods presented. Because options often vest over several years and additional awards are made each year, the results shown above may not be representative of the effects on net income or loss in future periods. The calculations were based on a Black-Scholes pricing model with the following assumptions: no dividend yield; expected volatility of 92% to 107%; risk-free interest rate of 3%-4.25%; expected lives of 7 years.

EARNINGS (LOSS) PER SHARE

         Earnings (loss) per share is calculated according to SFAS No. 128, "Earnings Per Share." Basic earnings (loss) per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares outstanding during the year. Diluted earnings (loss) per share reflects the potential dilution of securities that could share in the earnings of the Company.

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


FAIR VALUE OF FINANCIAL INSTRUMENTS

         SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. This statement defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2004 and 2003, the fair value of all financial instruments approximated carrying value.

         The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair value because of the short maturity of these items. The Company believes the carrying amounts of its notes payable and long-term debt approximate fair value because the interest rates on these instruments are subject to change with, or approximate, market interest rates.

USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

         Financial instruments, which potentially expose the Company to concentration of credit risk, consist primarily of cash and accounts receivable. The Company places its cash with high quality financial institutions. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation.

         The Company's accounts receivable result from sales to a broad customer base. The Company extends credit to its customers based upon an evaluation of the customer's financial condition and credit history and generally does not require collateral. Accounts receivable are generally due within 30 days in the Company's U.S. operations and are stated net of allowance for doubtful accounts. Accounts outstanding for longer than the contractual payment terms are considered past due. Provisions for uncollectible accounts are made based on the Company's specific assessment of the collectibility of all past due accounts. Credit losses are provided for in the financial statements and consistently have been within management's expectations. Sales to various BAE Systems companies in the U.S. and Europe represented approximately 15%, 13% and 14% of the Company's total net revenues during 2004, 2003 and 2002, respectively.

FOREIGN CURRENCY TRANSLATION

         The accounts of foreign subsidiaries have been translated using the local currency as the functional currency. Accordingly, foreign currency denominated assets and liabilities have been translated to U.S. dollars at the current rate of exchange on the balance sheet date. The effects of translation

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


are recorded as a separate component of stockholders' equity in accumulated other comprehensive income (loss). Exchange gains and losses arising from transactions denominated in foreign currencies are translated at average exchange rates and included in operations. Such amounts are not material to the accompanying consolidated financial statements.

RECLASSIFICATIONS

         Certain reclassifications have been made to the prior years' financial statements to be consistent with the 2004 presentation.

(2)      INVENTORIES

         Inventories are summarized as follows as of December 31:

                                                       2004             2003
                                                    -----------     -----------
Raw materials                                       $ 3,222,000     $ 3,230,000
Work-in-process                                       1,280,000       1,963,000
Finished goods                                        1,989,000       1,490,000
                                                    -----------     -----------
                                                    $ 6,491,000     $ 6,683,000
                                                    ===========     ===========

         Included in the amounts above are allowances for inventory obsolescence of $2,251,000 and $1,692,000 at December 31, 2004 and 2003, respectively.
Allowances for inventory obsolescence are recorded as necessary to reduce obsolete inventory to estimated net realizable value or to specifically reserve for obsolete inventory that the Company intends to dispose of. The inventory items identified for disposal at each year end are generally discarded during the following year.

(3)      PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consists of the following as of December 31:

                                                        2004            2003
                                                    -----------     -----------
Land and buildings                                  $   390,000     $   365,000
Machinery, equipment and fixtures                     3,999,000       3,591,000
Leasehold improvements                                  482,000         435,000
                                                    -----------     -----------
                                                      4,871,000       4,391,000
Accumulated depreciation                             (3,962,000)     (4,069,000)
                                                    -----------     -----------
                                                    $   909,000     $   322,000
                                                    ===========     ===========

(4)      GOODWILL AMORTIZATION AND IMPAIRMENT TESTING

         The Company initially applied SFAS No. 142, "Goodwill and Other Intangible Assets" on January 1, 2002. SFAS No. 142 disallows the amortization of goodwill and provides for impairment testing of goodwill carrying values on an annual basis or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. In applying SFAS No. 142, the Company performed the transitional reassessment and impairment tests required as of January 1, 2002.

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


At the time of adoption, the Company had $1,084,000 of accumulated amortization of goodwill. The Company performed its annual required tests of impairment as of December 31, 2004 for goodwill in the XCEL Corporation Ltd. and CXR Telcom division reporting units and as of June 30, 2004 for the goodwill within the Larus division reporting unit. No events or changes in circumstances occurred between annual tests that would have required an interim goodwill impairment test.

(5)      LINES OF CREDIT

         A summary of notes payable is as follows as of December 31:

                                                          2004           2003
                                                       ----------     ----------
Line of credit with a U.S. commercial lender           $  118,000     $1,077,000
Lines of credit with foreign banks                        760,000      1,805,000
                                                       ----------     ----------
                                                       $  878,000     $2,882,000
                                                       ==========     ==========

         The Company had a credit facility with Wells Fargo Business Credit, Inc. through June 2004. The facility provided for a revolving loan of up to $3,000,000 secured by the Company's inventory and accounts receivable and a term loan in the amount of $687,000 secured by the Company's machinery and equipment. On December 31, 2003, the interest rate was the prime rate (then 4.0%) plus 1% subject to a minimum interest charge of $13,500 per month. Due to the minimum interest charge, the effective interest rate the Company paid for this credit facility during 2003 was 20.3%. The balance outstanding at December 31, 2003 was $1,077,000 on the revolving loan and $114,000 on the term loan, and $238,000 of additional borrowings were available under the revolving loan. The credit facility contained restrictive financial covenants that were set by mutual agreement each year.

         On June 1, 2004, XET and CXR Larus, together with the Company acting as guarantor, obtained a credit facility from Wells Fargo Bank, N.A. for the Company's domestic operations. This facility is effective through July 1, 2005 and replaced the previous credit facility with Wells Fargo Business Credit, Inc. No prepayment penalty was due because the prior loan contract excluded from prepayment penalties loans replaced with new credit facilities from Wells Fargo Bank, N.A. Also, the new credit facility has no minimum interest but is subject to an unused commitment fee equal to 0.25% per annum, payable quarterly based on the average daily unused amount of the line of credit described in the following paragraph.

         The new credit facility provides a $3,000,000 revolving line of credit secured by accounts receivable, other rights to payment and general intangibles, inventories and equipment. Borrowings do not need to be supported by specific receivables or inventory balances unless aggregate borrowings under the line of credit and the term loan described in the following paragraph exceed $2,000,000 for 30 consecutive days (a "conversion event"). If a conversion event occurs, the line of credit will convert into a formula-based line of credit until the borrowings are equal to or less than $2,000,000 for 30 consecutive days. The formula generally provides that outstanding borrowings under the line of credit may not exceed an aggregate of 80% of eligible accounts receivable, plus 15% of the value of eligible raw material inventory, plus 30% of the value of eligible finished goods inventory. The interest rate is variable and is adjusted monthly based on the prime rate plus 0.5%. The prime rate at December 31, 2004 was 5.0%.

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


         The previous credit facility bore interest at the prime rate plus 1.0% and was subject to a $13,500 minimum monthly interest fee plus an unused commitment fee equal to 0.25% per annum. The average amount outstanding on the revolving portions of the previous and new credit facilities during 2004 was $1,035,000. The prime rate averaged approximately 4.25% in 2004. Therefore, the average annual interest cost on the new revolving line of credit was approximately $49,162 while the average annual interest cost on the prior revolving line of credit was approximately $162,000 due to the minimum interest rate charge of $13,500 per month.

         At December 31, 2004, the Company had a balance owing under the revolving credit line of $118,000, and had $1,882,000 of availability on the non-formula based portion of the credit line. The credit facility is subject to various financial covenants. Minimum debt service coverage ratio of each of XET and CXR Larus must be not less than 1.50:1.00 on a trailing four-quarter basis. "Debt service coverage ratio" equals net income plus depreciation plus amortization, minus non-financed capital expenditures, divided by current portion of long-term debt measured quarterly. Current ratio of each of XET and CXR Larus must be not less than 1.50:1.00, determined as of each fiscal quarter end. "Current ratio" is equal to total current assets divided by total current liabilities. Net income after taxes of each of XET and CXR Larus must be not less than $1.00 on an annual basis, determined as of the end of each quarter. Net profit after taxes of each of XET and CXR Larus must be not less than $1.00 in each fiscal quarter immediately following a fiscal quarter in which that entity incurred a net loss after taxes. Total liabilities divided by tangible net worth of the Company's domestic operations on a consolidated basis must not at any time be greater than 2.00:1.00, determined as of each fiscal quarter end. Tangible net worth of the Company and all of its subsidiaries on a consolidated basis must not at any time be less than $5,200,000, measured quarterly. "Total liabilities" equals current liabilities plus non-current liabilities, minus subordinated debt. "Tangible net worth" equals stockholders' equity plus subordinated debt, minus intangible assets.

         At December 31, 2004, the Company was in compliance with the covenants other than the debt-to-tangible net worth covenant for its domestic operations. The Company obtained a waiver of non-compliance as of December 31, 2004. The Company is currently engaged in discussions with Wells Fargo Bank, N.A. to amend the existing financial covenants effective as of the next measurement date of April 30, 2005. If the Company is unable to comply with the existing or revised covenants and is unable to obtain a waiver or amendment on reasonable terms, the amount outstanding on the line of credit would become due and payable and a default interest rate of prime plus 4.5% would apply. The facility expires in July 2005. The Company currently intends to seek renewal of the facility and believes that the bank will be amenable to renewing it. However, the Company believes it has sufficient funds available to repay the facility if it is unable to obtain a renewal of the facility.

         XPS, one of the Company's United Kingdom subsidiaries, has a credit facility with Venture Finance PLC, a subsidiary of the global Dutch ABN AMRO Holdings, N.V., that expires on November 12, 2005. Using the exchange rate in effect at December 31, 2004 for the conversion of British pounds sterling into United States dollars, the new facility is for a maximum of $2,865,000 and includes a $669,000 unsecured cash flow loan, a $153,000 term loan secured by XPS' fixed assets and the remainder of the loan is secured by XPS' accounts receivable and inventory. The interest rate is the base rate of Venture Finance PLC (4.75% at December 31, 2004) plus 2%, and is subject to a minimum rate of 4% per annum. There are no financial performance covenants applicable to this

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


credit facility. At December 31, 2004 and 2003, the Company had balances owing under the United Kingdom revolving credit facility of $188,000 and $1,227,000, respectively.

         On April 8, 2003, CXR-AJ obtained a credit facility from IFN Finance, a subsidiary of ABN AMRO Holdings N.V. The credit line is for a maximum of $1,488,000, based on the exchange rate in effect at December 31, 2004 for the conversion of euros into United States dollars. The IFN Finance facility replaced several smaller credit lines. The IFN Finance facility is secured by CXR-AJ's accounts receivable and carries an annual interest rate of 1.6 percentage points above the French "T4M" rate. The French T4M rate was 2.04% as of December 31, 2004. Funds that become available under the new IFN Finance credit line as new accounts receivables develop have been used to retire the prior existing CXR-AJ credit facilities. At December 31, 2004 and 2003, the balances outstanding under the French credit line were $572,000 and $578,000, respectively. There are no financial performance covenants applicable to this credit facility.

(6)      LONG-TERM DEBT

         A summary of long-term debt follows as of December 31:

                                                       2004             2003
                                                   -----------      -----------
Term notes payable to commercial lender (a)        $   184,000      $   114,000
Term notes payable to foreign banks (b)                833,000          871,000
Capitalized lease obligations (c)                      179,000          150,000
                                                   -----------      -----------
                                                     1,196,000        1,135,000
Current portion                                       (211,000)        (316,000)
                                                   -----------      -----------
                                                   $   985,000      $   819,000
                                                   ===========      ===========

---------------
         (a) The Company's domestic credit facility with Wells Fargo Bank, N.A. provides for a term loan of $150,000 secured by equipment, amortizable over 36 months at a variable rate equal to the prime rate plus 1.5%. The term loan portion of the facility had a balance of $126,000 at December 31, 2004. Wells Fargo Bank, N.A. has also provided $300,000 of credit for the purchase of new capital equipment when needed, of which a balance of $58,000 was outstanding at December 31, 2004. The capital equipment loans are amortized over five years and bear interest at the bank's 30-day LIBOR rate plus 4%. As of December 31, 2003, the term notes totaling $114,000 were with the bank's financing subsidiary at the prime rate plus 1%, subject to a minimum interest charge of $13,500 included with the revolving loan.

         (b) The Company has agreements with several foreign banks that include term borrowings that mature at various dates through 2007. Interest rates on the borrowings bear interest at rates ranging from 3.25% to 6.75% and are payable in monthly installments. The balances by country of origination at December 31, 2004 were: United Kingdom - $715,000; France - $62,000; and Japan - $56,000. At December 31, 2003, the
                  balances by country of origination were: United Kingdom - $719,000; France - $79,000; and Japan - $73,000.

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


                  The United Kingdom term loan requires payments of $13,440 per quarter, is due and payable in total in 2006, carries an interest rate equal to the lender's base rate (4.75% at December 31, 2004 plus 2% (subject to a minimum rate of 4% per annum), is secured by $316,000 of fixed assets of XCEL Power Systems, Ltd. and is not subject to financial performance covenants.

                  The term loans in France had aggregate balances of $62,000 and $79,000 at December 31, 2004 and 2003, respectively, and are composed of several small loans payable over 36 to 60 months that are secured by the assets of the local subsidiary, bear annual interest rates ranging from 5.2% to 7.0% and are not subject to financial performance covenants.

                  The term loan in Japan is a five-year amortizable loan that commenced in November 2002 and had balances of $56,000 and $73,000 as of December 31, 2004 and 2003, respectively, carries an annual fixed interest rate of 3.25%, is secured by the Japanese subsidiary's assets and is not subject to financial performance covenants.

         (c) Capitalized lease obligations are calculated using interest rates appropriate at the inception of the lease and range from 6% to 18%. Leases are amortized over the lease term using the effective interest method. The leases all contain bargain purchase options and expire at various dates through December 31, 2017.

         Principal maturities related to long-term debt as of December 31, 2004 are as follows:

                     Year Ending December 31,                       Amount
                     ------------------------                    ------------
                               2005                              $   211,000
                               2006                                  828,000
                               2007                                   97,000
                               2008                                   25,000
                               2009                                   18,000
                       2010 and thereafter                            17,000
                                                                 ------------
                               Total                             $ 1,196,000
                                                                 ============

         CXR-AJ has term loans with Banc National de Paris and Sogelease with aggregate balances that totaled $62,000 and $128,000 as of December 31, 2004 and 2003, respectively.

(7)      ACCRUED EXPENSES

         Accrued expenses as of December 31 consisted of the following (in thousands):

                                                         2004           2003
                                                      ----------     ----------
         Accrued salaries                             $      805     $      593
         Accrued payroll taxes and benefits                  491            388
         Advance payments from customers                      77            656
         Other accrued expenses                            1,641          1,224
                                                      ----------     ----------
         Total accrued expenses                       $    3,014     $    2,861
                                                      ==========     ==========

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


         No other individual item represented more than 5% of total current liabilities.

(8)      STOCKHOLDERS' EQUITY

STOCK OPTIONS AND WARRANTS

         The Company has four stock option plans:

         o Employee Stock and Stock Option Plan, effective July 1, 1994, providing for non-qualified stock options as well as restricted and non-restricted stock awards to both employees and outside consultants. Up to 520,000 shares were authorized for issuance under this plan. Terms of related grants under the plan are at the discretion of the board of directors. The board of directors does not intend to issue any additional options or make any additional stock grants under this plan.

         o 1993 Stock Option Plan, providing for the grant of up to 300,000 incentive and non-qualified stock options to purchase stock at not less than the current market value on the date of grant. Options granted under this plan vest ratably over three years and expire 10 years after date of grant. The board of directors does not intend to issue any additional options under this plan.

         o The MicroTel International Inc. 1997 Stock Incentive Plan (the "1997 Plan") provides that options granted may be either qualified or nonqualified stock options and are required to be granted at fair market value on the date of grant. Subject to termination of employment, options may expire up to ten years from the date of grant and are nontransferable other than in the event of death, disability or certain other transfers that the committee of the board of directors administering the 1997 Plan may permit. Up to 1,600,000 stock options were authorized to be granted under the 1997 Plan. All outstanding options of former optionholders under the XET 1987 Employee Stock Option Plan were converted to options under the 1997 Plan as of the date of the merger between the Company and XET at the exchange rate of 1.451478. The board of directors does not intend to issue any additional options under this plan.

         o The 2000 Stock Option Plan was adopted by the board of directors in November 2000 and approved by the stockholders on January 16, 2001. The board of directors adopted the Amended and Restated 2000 Stock Option Plan ("2000 Plan") effective as of August 3, 2001. Under the 2000 Plan, options granted may be either incentive or nonqualified options. Incentive options must have an exercise price of not less than the fair market value of a share of common stock on the date of grant. Nonqualified options must have an exercise price of not less than 85% of the fair market value of a share of common stock on the date of grant. Up to 2,000,000 options may be granted under the 2000 Plan. No option may be exercised more than ten years after the date of grant.

         The Company accounts for stock-based compensation under the "intrinsic value" method. Under this method, no compensation expense is recorded for these plans and arrangements for current employees whose grants provide for exercise prices at or above the market price on the date of grant. Compensation or other

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


expense is recorded based on intrinsic value (excess of market price over exercise price on date of grant) for employees, and fair value of the option awards for others.

         The following table shows activity in the outstanding options for the years ended December 31, 2004, 2003 and 2002:

                                              2004                      2003                       2002
                                    ------------------------  -------------------------  --------------------------
                                                   Weighted                  Weighted                     Weighted
                                                   Average                   Average                      Average
                                        2004       Exercise       2003       Exercise        2002         Exercise
                                       Shares       Price        Shares       Price         Shares         Price
                                    -----------  -----------  -----------  ------------  ------------  ------------
Outstanding at beginning of year     1,729,000       $0.96     1,432,000       $1.11       1,718,000        $1.34
Granted                                424,000       $0.96       344,000       $0.35          50,000        $0.32
Exercised                              (19,000)      $0.33       (28,000)      $0.24              --           --
Forfeited                               (1,000)      $3.44       (19,000)      $2.21        (336,000)       $1.37
--------------------------------    -----------               -----------                 -----------   -----------
Outstanding at end of year           2,133,000       $0.97     1,729,000       $0.96       1,432,000        $1.11
                                    ===========               ===========                 ===========   ===========

         The following table summarizes information with respect to stock options at December 31, 2004:

                                    Options                                              Options Exercisable
                     ---------------------------------------                       -------------------------------
                          Number           Weighted Average          Weighted           Number           Weighted
   Range of            Outstanding            Remaining              Average          Exercisable        Average
   Exercise            December 31,        Contractual Life          Exercise         December 31,       Exercise
    Price                 2004                 (Years)                Price              2004             Price
------------------   ---------------   ---------------------   -----------------   ----------------   ------------
$0.20 to $1.00           1,441,000               7.11                  $0.54            1,017,000          $0.36
$1.01 to $2.00             676,000               0.42                   1.83              676,000           1.83
$3.01 to $4.00              16,000               1.40                   3.22               16,000           3.22
                     ---------------   ---------------------   -----------------   ----------------   ------------
                         2,133,000               4.95                  $0.97            1,709,000          $0.97
                     ===============   =====================   =================   ================   ============

         The fair value of options granted during 2004 was $337,000, at a weighted average value of $0.97 per share. The fair value of options granted during 2003 was $42,000, at a weighted average value of $0.12 per share. The fair values of options granted during 2002 was $13,000 at a weighted average value of $0.26 respectively.

         If the Company had instead elected the fair value method of accounting for stock-based compensation, compensation cost would be accrued at the estimated fair value of all stock option grants over the service period, regardless of later changes in stock prices and price volatility. The fair value at date of grant for options granted in 2004, 2003 and 2002 has been estimated based on a Black-Scholes pricing model with the following assumptions: no dividend yield; expected volatility of 92% to 107% in 2004, 92% in 2003 and 92% in 2002; risk-free interest rate of 3.0% to 4.25%; and average expected lives of seven years.

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


         The board of directors has also authorized the issuance of common stock purchase warrants to certain officers, directors, stockholders, key employees and other parties as follows:

                                                                               Warrant Price
                                                        Number        -------------------------------
                                                       of Shares         Per Share          Total
                                                     ------------     --------------     ------------
Balance outstanding at December 31, 2001               1,972,000      $0.25 to $2.50     $ 1,374,000
Warrants issued                                          120,000           $0.50              60,000
Warrants expired/forfeited                            (1,688,000)     $0.25 to $1.73      (1,161,000)
                                                     ------------     --------------     ------------
Balance outstanding at December 31, 2002                 404,000      $0.25 to $2.50         273,000
Warrants issued                                          401,000       $.75 to $1.00         325,000
Warrants expired/forfeited                              (138,000)          $0.66             (91,000)
Warrants exercised                                       (14,000)          $0.66              (9,000)
                                                     ------------     --------------     ------------
Balance outstanding at December 31, 2003                 653,000      $0.25 to $2.50         498,000
                                                     ------------     --------------     ------------
Warrants issued                                          250,000      $0.85 to $1.30         299,000
Warrants expired/forfeited                               (32,000)          $2.50             (80,000)
Warrants exercised                                       (65,000)     $0.25 to $0.31         (17,000)
                                                     ------------     --------------     ------------
Balance outstanding at December 31, 2004                 806,000      $0.31 to $1.30     $   698,000
                                                     ============     ==============     ============

         During 2004, the Company issued warrants to purchase up to 250,000 shares of common stock at exercise prices ranging from of $0.85 to $1.30 per share in consideration for services rendered or to be rendered and in connection with the acquisition of Larus Corporation. The estimated value of the warrants issued for services rendered was $38,000 and was calculated using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 2.5% to 3.25%, expected life of 3 years, no dividend yield, and an expected volatility of 107%. The estimated value of the warrants issued in connection with the acquisition of Larus Corporation was $72,526 and was calculated using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 3.25%, expected life of three years, no dividend yield, and an expected volatility of 107.19%.

         During 2003, the Company issued warrants to purchase up to 300,000 shares of common stock at the exercise price of $0.75 and 101,000 shares at the exercise price of $1.00. The Company issued the warrants for services rendered or to be rendered. The estimated value of the warrants was $19,000 and was calculated using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 1.6%, expected lives of 3 years, no dividend yield and an expected volatility of 84.8%.

         During 2002, the Company issued warrants to purchase up to 120,000 shares of common stock at an exercise price of $0.50 per share. The Company issued the warrants to a former executive of the Company as compensation for services rendered. The estimated value of the warrants was $6,000 and was calculated using the Black-Scholes pricing model with the following assumptions: no dividend yield; expected volatility of 92%; a risk-free interest rate of 3.75%; and a contractual life of 3 years. Also, during 2002 the Company issued 5,000 shares of common stock in consideration for services rendered. The stock was valued at $1,000 on the date of issuance and, accordingly, the Company recorded a $1,000 expense.

         As of December 31, 2004, the Company was authorized to issue 50,000,000 shares of common stock. As of that date, the Company had 24,777,000 shares of common stock outstanding and 2,938,756 shares of common stock that could become issuable pursuant to the exercise of outstanding stock options and warrants.

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


         As described in Note 17, the Company issued shares of common stock and warrants to purchase shares of common stock in a private offering on January 5, 2005.

DIVIDENDS

         No dividends on the Company's common stock have been paid to date. The Company's line of credit with Wells Fargo Bank, N.A. prohibits the payment of cash dividends on the Company's common stock. The Company currently intends to retain future earnings to fund the development and growth of its business and, therefore, does not anticipate paying cash dividends on its common stock within the foreseeable future. Any future payment of dividends on the Company's common stock will be determined by the Company's board of directors and will depend on the Company's financial condition, results of operations, contractual obligations and other factors deemed relevant by the Company's board of directors.

(9)      INCOME TAXES

         The Company files a consolidated U.S. federal income tax return. This return includes all domestic companies 80% or more owned by the Company. State tax returns are filed on a consolidated, combined or separate basis depending on the applicable laws relating to the Company and its domestic subsidiaries.

         Income (loss) from continuing operations before income taxes was taxed under the following jurisdictions:

                                 2004               2003               2002
                              -----------        -----------        -----------
Domestic                      $ 1,858,000        $   961,000        $   497,000
Foreign                          (329,000)           486,000         (1,087,000)
                              -----------        -----------        -----------
Total                         $ 1,529,000        $ 1,447,000        $  (590,000)
                              ===========        ===========        ===========

         Income tax expense (benefit) consists of the following:

                                2004               2003               2002
                            ------------       ------------       ------------
Current
   Federal                  $     34,000       $     26,000       $         --
   State                          41,000             55,000             18,000
   Foreign                       180,000            351,000            (38,000)
                            ------------       ------------       ------------
Total Current               $    255,000       $    432,000       $    (20,000)
                            ============       ============       ============

Deferred
   Federal                  $   (193,000)      $   (132,000)      $         --
   State                         (11,000)           (14,000)                --
   Foreign                        (2,000)                --                 --
                            ------------       ------------       ------------
Total Deferred              $   (206,000)      $   (146,000)      $         --
                            ============       ============       ============

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


                                2004               2003               2002
                            ------------       ------------       ------------
Total
   Federal                  $   (159,000)      $   (106,000)      $         --
   State                          30,000             41,000             18,000
   Foreign                       178,000            351,000            (38,000)
                            ------------       ------------       ------------
Total                       $     49,000       $    286,000       $    (20,000)
                            ============       ============       ============

         Income tax expense (benefit) differs from the amount obtained by applying the statutory federal income tax rate of 34% to income (loss) from continuing operations before income taxes as follows:

                                                         2004               2003               2002
                                                     -------------      -------------      -------------
Tax (tax benefit) at U.S. federal statutory rate     $     520,000      $     492,000      $    (200,000)
State taxes, net of federal income tax benefit              41,000             43,000            (34,000)
Foreign income taxes                                       248,000            (63,000)           (38,000)
Change in valuation allowances                            (179,000)          (182,000)           258,000
Permanent differences                                       (6,000)            12,000             11,000
Utilization of net operating losses                       (575,000)                --                 --
Other                                                           --            (16,000)           (17,000)
                                                     -------------      -------------      -------------
                                                     $      49,000      $     286,000      $     (20,000)
                                                     =============      =============      =============

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                          2004              2003
                                                      ------------      ------------
Deferred tax assets:
    Fixed assets depreciation                         $    282,000      $    269,000
    Allowance for doubtful accounts                         12,000            10,000
    Inventory reserves and uniform capitalization          393,000           206,000
    Other accrued liabilities                              179,000           112,000
    Deferred compensation                                  122,000           110,000
    Alternative minimum tax credit carryforwards           142,000           142,000
    Capital loss carryforwards                             136,000           136,000
    Net operating loss carryforwards                    11,740,000        12,315,000
                                                      ------------      ------------
Total deferred tax assets                               13,006,000        13,300,000
Valuation allowance for deferred tax assets            (12,654,000)      (13,154,000)
                                                      ------------      ------------
Net deferred tax assets                               $    352,000      $    146,000
                                                      ============      ============

Deferred tax liability:
    Intangible assets other than goodwill             $  1,400,000      $         --
                                                      ============      ============

         As of December 31, 2004, the Company had recorded $352,000 of net deferred tax assets and $1,400,000 of deferred tax liabilities. The Company had federal and state net operating loss carryforwards of approximately $36,056,000 and $3,400,000 as of December 31, 2004 and 2003, respectively, that expire at

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


various dates through 2022. As of December 31, 2004 and 2003, the Company recorded a valuation allowance on the net deferred tax asset. Management considers projected future taxable income and tax planning strategies in making this assessment. For the year ended December 31, 2004, management recorded a reduction in its valuation allowance of $179,000 based on the domestic income in 2004 and projections for future taxable income over periods that the deferred assets are deductible. Management believes that it is more likely than not that the Company will realize the benefits of these deductible differences. The amount of the deferred tax assets considered realizable, however, could materially change in the near future if estimates of future taxable income during the carryforward period are changed.

         As a result of the merger in 1997 of the privately held XET with a wholly-owned, newly formed subsidiary of the Company, with XET as the surviving subsidiary, the Company experienced a more than 50% ownership change for federal income tax purposes. As a result, an annual limitation will be placed upon the Company's ability to realize the benefit of most of its federal net operating loss and credit carryforwards. The amount of this annual limitation, as well as the impact of the application of other possible limitations under the consolidated return regulations, has not been definitively determined at this time. However, management believes approximately 80% of the federal and California net operating losses will not be available to offset future taxable income as a result of the limitations. Management believes sufficient uncertainty exists regarding the realizability of the deferred tax asset items and that a valuation allowance is required.

(10)     EARNINGS (LOSS) PER SHARE

         The following table illustrates the computation of basic and diluted earnings (loss) per share:

                                                                        2004             2003              2002
                                                                    ------------     ------------      ------------
NUMERATOR:
Net income (loss)                                                   $  1,480,000     $  1,161,000      $   (570,000)
     Less: accretion of the excess of the redemption
       value over the carrying value of redeemable
       preferred stock                                                        --           (4,000)          (13,000)
                                                                    ------------     ------------      ------------
Income (loss) attributable to common stockholders                   $  1,480,000     $  1,157,000      $   (583,000)
                                                                    ============     ============      ============

DENOMINATOR:
Weighted average number of common shares outstanding
  during the period - basic                                           24,063,000       22,567,000        21,208,000
Incremental shares from assumed conversions of
  warrants, options and preferred stock                                  776,000        1,244,000                --
Adjusted weighted average shares - diluted                            24,839,000       23,811,000        21,208,000
Basic earnings (loss) per share                                     $       0.06     $       0.05      $      (0.03)
                                                                    ============     ============      ============
Diluted earnings (loss) per share                                   $       0.06     $       0.05      $      (0.03)
                                                                    ============     ============      ============

         The following table shows the common stock equivalents that were outstanding as of December 31, 2004 and 2003 but were not included in the computation of diluted earnings (loss) per share because the options' or warrants' exercise price was greater than the average market price of the common shares and, therefore, the effect would be anti-dilutive:

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


                                                    Number       Exercise Price
                                                  of Shares         Per Share
                                                 -----------     ---------------
Anti-dilutive common stock options:
    As of December 31, 2004                       1,027,000       $1.00 to $3.44
    As of December 31, 2003                         693,000       $1.13 to $3.44
Anti-dilutive common stock warrants:
    As of December 31, 2004                         326,000       $1.00 to $1.30
    As of December 31, 2003                          32,000           $2.50

         The computation of diluted loss per share for 2002 excludes the effect of incremental common shares attributable to the exercise of outstanding common stock options and warrants because their effect was anti-dilutive due to losses incurred by the Company. See summary of outstanding stock options and warrants in Note 8.

(11)     COMMITMENTS AND CONTINGENCIES

LEASES

         The Company conducts most of its operations from leased facilities under operating leases that expire at various dates through 2013. The leases generally require the Company to pay all maintenance, insurance and property tax costs and contain provisions for rent increases. Total rent expense, net of sublease income, for 2004, 2003 and 2002 was approximately $1,070,000, $909,000 and $1,097,000, respectively.

         The future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year (including the related party lease discussed in Note 16) are as follows:

                        Year Ending December 31,                   Amount
                        ------------------------                -----------
                                  2005                          $ 1,040,000

                                  2006                              713,000
                                  2007                              725,000
                                  2008                              527,000
                                  2009                              420,000
                           2010 and thereafter                      486,000
                                                                -----------
                                  Total                         $ 3,911,000
                                                                ===========

LITIGATION

         The Company is not currently a party to any material legal proceedings. However, the Company and its subsidiaries are, from time to time, involved in legal proceedings, claims and litigation arising in the ordinary course of business. While the amounts claimed may be substantial, the ultimate liability cannot presently be determined because of considerable uncertainties that exist. Therefore, it is possible the outcome of such legal proceedings, claims and litigation could have a material effect on quarterly or annual operating results or cash flows when resolved in a future period. However, based on facts

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


currently available, management believes such matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

EMPLOYEE BENEFIT PLANS

         Effective October 1, 1998, the Company instituted a defined contribution plan ("401(k) Plan") covering the majority of its U.S. domestic employees. Participants may make voluntary pretax contributions to such plans up to the limit as permitted by law. Annual contributions to any plan by the Company is discretionary. The Company made contributions of $25,000, $20,000 and $22,000 to the 401(k) Plan for the years ended December 31, 2004, 2003 and 2002, respectively.

         The Company's subsidiary in France has a defined benefit pension plan. The plan is an unfunded plan. As of the December 31, 2004 measurement date, the status of the defined benefit pension plan was as follows:

         Projected benefit obligation                          $178,000
         Fair value of plan assets                             $ 12,000
         Unfunded accumulated benefit                          $166,000
         Accumulated benefit obligation                        $122,000
         Employer contributions                                $ 19,000
         Participant contributions                             $     --
         Benefits paid                                         $ 19,000

         Contributions to be paid to the plan during the year ended December 31, 2005 are estimated to be $20,000.

         Weighted average assumptions used to determine pension benefit obligations at December 31, 2004 were as follows:

         Discount rate                                               4.5%
         Expected return on plan assets                               --%
         Rate of compensation increase                               4.5%

         The components of the net periodic pension costs for the year ended December 31, 2004 were as follows:


         Service cost                                                              $  11,000
         Interest cost                                                                 7,000
         Expected return on plan assets                                                   --
         Amortization of transition asset, prior service cost and actuarial loss          --
                                                                                   ---------
         Net periodic benefit cost                                                 $  18,000
                                                                                   =========

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


         The following table sets forth the changes in benefit obligation for the year ended December 31, 2004:

         Change in benefit obligations:
         Benefit obligation at beginning of year             $  96,000
         Service cost                                           11,000
         Interest cost                                           7,000
         Benefits paid                                         (19,000)
         Contributions                                          19,000
         Effect of foreign currency translation                  8,000
                                                             ---------
         Benefit obligation at end of year                   $ 122,000
                                                             =========

EXECUTIVE MANAGEMENT

         Effective January 1, 2001, the Company and Carmine T. Oliva, its Chief Executive Officer, entered into a new employment agreement that provides for an annual base salary of $250,000, with annual merit increases, an initial term of five years, two renewal periods of two years each, and severance pay of at least three years' salary during the initial period or at least two years' salary during a renewal period.

         Effective July 2, 2001, the Company and Randolph D. Foote, its Senior Vice President and Chief Financial Officer, entered into an employment agreement that provides for an initial annual salary of $130,000, an initial term of three years, two renewal periods of one year each, and severance pay of at least one years' salary.

         Effective July 2, 2001, the Company and Graham Jefferies, Managing Director of XCEL Corporation Ltd. and Executive Vice President and Chief Operating Officer of the Company's Telecommunications Group, entered into an employment agreement that provides for an initial annual salary of 100,000 British pounds sterling (approximately $141,000 at the then current exchange rates), an initial term of three years, two renewal periods of one year each, and severance pay of at least one years' salary.

(12)     SEGMENT AND MAJOR CUSTOMER INFORMATION

         The Company has two reportable segments: electronic components and communications equipment. The electronic components segment operates in the U.S., European and Asian markets and designs, manufactures and markets digital switches and power supplies. The communications equipment segment operates principally in the U.S. and European markets and designs, manufactures and distributes voice and data transmission and networking equipment and communications test instruments.

         The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based upon profit or loss from operations before income taxes exclusive of nonrecurring gains and losses. The Company accounts for intersegment sales at prices negotiated between the individual segments.

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


         The Company's reportable segments are comprised of operating entities offering the same or similar products to similar customers. Each segment is managed separately because each business has different customers and different design and manufacturing and marketing strategies.

         Each segment has business units or components as described in paragraph 30 of SFAS No. 142. Each component has discrete financial information and a management structure. Following is a description of the Company's segment and component structure as of December 31, 2004:

         Reporting Units Within Electronic Components Segment:
         -----------------------------------------------------

         o XET Corporation - Rancho Cucamonga, California: Digitran Division- digital and rotary switches, and electronic subsystem assemblies for defense and aerospace applications and keypads

         o        XET Corporation - Monrovia, California: XCEL Circuits Division
                  - printed circuit boards mostly for intercompany sales

         o XCEL Japan Ltd. - Tokyo, Japan: Reseller of Digitran switches and other third party electronic components

         o XCEL Corporation Ltd. - Ashford, Kent, England: Power supplies and conversion for defense and aerospace applications; this reporting unit also includes XCEL Power Systems, Ltd., Belix Power Conversions Ltd., Belix Wound Components Ltd., and The Belix Company Ltd.

         Reporting Units Within Communications Equipment Segment:
         --------------------------------------------------------

         o        CXR Telcom division of CXR Larus Corporation - San Jose,
                  California: Telecommunications test equipment for the field and central office applications

         o        Larus division of CXR Larus Corporation - San Jose,
                  California: Telecommunications synchronous timing devices and network access equipment

         o CXR-Anderson Jacobson - Abondant, France: network access and modem equipment

         As described in Note 17, the Company acquired PEHL and Pascall in March 2005. These two entities are being included in XCEL Corporation Ltd. reporting unit of the electronic components segment.

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


         Selected financial data for each of the Company's operating segments is shown below.


                                       2004            2003            2002
                                   ------------    ------------    ------------
SALES TO EXTERNAL CUSTOMERS:
     Electronic Components         $ 15,262,000    $ 16,168,000    $ 13,390,000
     Communications Equipment        14,599,000       9,351,000       9,274,000
                                   ------------    ------------    ------------
                                   $ 29,861,000    $ 25,519,000    $ 22,664,000
                                   ============    ============    ============

INTEREST EXPENSE:
     Electronic Components         $    180,000    $    247,000    $    259,000
     Communications Equipment           250,000         162,000         168,000
                                   ------------    ------------    ------------
                                   $    430,000    $    409,000    $    427,000
                                   ============    ============    ============

DEPRECIATION AND AMORTIZATION:
     Electronic Components         $     91,000    $     72,000    $     93,000
     Communications Equipment           126,000          65,000         177,000
                                   ------------    ------------    ------------
                                   $    217,000    $    137,000    $    270,000
                                   ============    ============    ============

SEGMENT PROFITS (LOSSES):
     Electronic Components         $  2,612,000    $  3,590,000    $  2,452,000
     Communications Equipment         1,733,000          74,000      (1,257,000)
                                   ------------    ------------    ------------
                                   $  4,345,000    $  3,664,000    $  1,195,000
                                   ============    ============    ============

SEGMENT ASSETS:
     Electronic Components         $  8,435,000    $  9,466,000    $  9,445,000
     Communications Equipment        16,313,000       6,969,000       6,773,000
                                   ------------    ------------    ------------
                                   $ 24,748,000    $ 16,435,000    $ 16,218,000
                                   ============    ============    ============

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


GOODWILL AND OTHER INTANGIBLE ASSETS BY SEGMENT


                                                     Trademarks          Technology           Customer
                                 Goodwill --      and Trade Names --     Acquired --       Relationships --
                               Not Amortizable     Not Amortizable      10-Year Life        10-Year Life
Gross cost                       Since 2002          Since 2002          Amortizable         Amortizable
----------                     ---------------    ----------------      ------------       --------------

Electronic components           $  1,297,000        $         --        $         --        $         --
Communications equipment           5,668,000           2,800,000             500,000             300,000
                                ------------        ------------        ------------        ------------
Total                           $  6,965,000        $  2,800,000        $    500,000        $    300,000

Accumulated amortization
------------------------
Electronic components           $    212,000        $         --        $         --        $         --
Communications equipment             872,000                  --              25,000              15,000
                                ------------        ------------        ------------        ------------
Total                           $  1,084,000        $         --        $     25,000        $     15,000

Carrying value
--------------
Electronic components           $  1,085,000        $         --        $         --        $         --
Communications equipment           4,796,000           2,800,000             475,000             285,000
                                ------------        ------------        ------------        ------------
Total                           $  5,881,000        $  2,800,000        $    475,000        $    285,000
                                ============        ============        ============        ============

CHANGES IN GOODWILL BY SEGMENT

                                   Electronic     Communications
                                   Components        Equipment         Total
                                   -----------      -----------     -----------

Balance at January 1, 2002         $   957,000      $ 1,432,000     $ 2,389,000
Goodwill acquired                           --               --              --
Impairment                                  --               --              --
Foreign currency translation           (43,000)              --         (43,000)
                                   -----------      -----------     -----------
Balance December 31, 2002          $   914,000      $ 1,432,000     $ 2,346,000
                                   ===========      ===========     ===========


Balance at January 1, 2003         $   914,000      $ 1,432,000     $ 2,346,000
Goodwill acquired                           --               --              --
Impairment                                  --               --              --
Foreign currency translation           101,000               --         101,000
                                   -----------      -----------     -----------
Balance December 31, 2003          $ 1,015,000      $ 1,432,000     $ 2,447,000
                                   ===========      ===========     ===========


Balance at January 1, 2004         $ 1,015,000      $ 1,432,000     $ 2,447,000
Goodwill acquired                           --        3,363,000       3,363,000
Impairment                                  --               --              --
Foreign currency translation            70,000            1,000          71,000
                                   -----------      -----------     -----------
Balance December 31, 2004          $ 1,085,000      $ 4,796,000     $ 5,881,000
                                   ===========      ===========     ===========

                                    EMRISE CORPORATION AND SUBSIDIARIES

                                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


         The following is a reconciliation of the reportable segment revenues, profit or loss and assets to the Company's consolidated totals.

                                                              2004              2003              2002
                                                          ------------      ------------      ------------
Net sales
---------
   Total sales for reportable segments                    $ 29,861,000      $ 25,519,000      $ 22,664,000
   Elimination of intersegment sales                                --                --                --
Total consolidated net sales                              $ 29,861,000      $ 25,519,000      $ 22,664,000

Profit (loss) from continuing operations
----------------------------------------
   before income taxes
   -------------------
     Total profit (loss) for reportable segments          $  4,345,000      $  3,656,000      $  1,195,000
     Unallocated amounts:
       General corporate expenses                           (2,816,000)       (2,209,000)       (1,785,000)
Consolidated income (loss) from continuing operations
   before income taxes                                    $  1,529,000      $  1,447,000      $   (590,000)

Assets
------
   Total assets for reportable segments                   $ 24,748,000      $ 16,437,000      $ 16,218,000
   Other assets                                                338,000           732,000           568,000
Total consolidated assets                                 $ 25,086,000      $ 17,169,000      $ 16,786,000

Interest expense
----------------
   Interest expense for reportable segments               $    430,000      $    409,000      $    427,000
   Other interest expense                                        3,000             7,000            14,000
Total interest expense                                    $    433,000      $    416,000      $    441,000

Depreciation and amortization
-----------------------------
Depreciation and amortization expense
   for reportable segments                                $    217,000      $    185,000      $    270,000
   Other depreciation and amortization expense                  70,000            64,000            79,000
Total depreciation and amortization                       $    287,000      $    249,000      $    349,000


                                                    F-32

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


         A summary of the Company's net sales and identifiable assets by geographical area follows:

                                    2004              2003              2002
                                 -----------       -----------       -----------
Net sales:
----------
    United States                $12,745,000       $ 7,971,000       $ 8,598,000
    Japan                            935,000           838,000           768,000
    France                         7,016,000         6,627,000         5,854,000
    United Kingdom                 9,165,000        10,083,000         7,444,000
                                 -----------       -----------       -----------
                                 $29,861,000       $25,519,000       $22,664,000
                                 ===========       ===========       ===========

Long-lived assets:
------------------
    United States                $   440,000       $   117,000       $   399,000
    Japan                             11,000            16,000            15,000
    France                           142,000           107,000           177,000
    United Kingdom                   316,000            82,000            97,000
                                 -----------       -----------       -----------
                                 $   909,000       $   322,000       $   688,000
                                 ===========       ===========       ===========

         Sales and purchases between geographic areas have been accounted for on the basis of prices set between the geographic areas, generally at cost plus 5%. Identifiable assets by geographic area are those assets that are used in the Company's operations in each location. Net sales by geographic area have been determined based upon the country from which the product was shipped.

         One customer in the electronic components segment accounted for 10% or more of net sales during 2004, 2003 and 2002.

(13)     NEW ACCOUNTING PRONOUNCEMENTS

         In December 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 132 (revised 2003), "Employers' Disclosures about Pensions and Other Postretirement Benefits," an amendment of SFAS No. 87, 88 and 106, and a revision of SFAS No. 132. The statement is effective for fiscal years and interim periods ending after December 15, 2003. This Statement revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by SFAS No. 87, 88 and 106. The new rules require additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The adoption of this statement did not have a material effect on the Company's financial condition or results of operations.


         In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," which addresses the accounting for employee stock options. SFAS No. 123(R) eliminates the ability to account for shared-based compensation transactions using APB Opinion No. 25 and generally would require instead that such transactions be accounted for using a fair value-based method. SFAS No. 123(R) also requires that tax benefits associated with these share-based payments be classified as financing activities in the statement of cash flow rather than operating activities as currently permitted. SFAS No. 123(R) becomes effective for interim or annual periods beginning after June 15, 2005. Accordingly, we are required to apply SFAS No. 123(R) beginning in the quarter ending September 30, 2005. SFAS No. 123(R) offers alternative methods of adopting this final rule. The Company has not yet determined which alternative method it will use.

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


         In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4," SFAS No. 151 clarifies that abnormal inventory costs such as costs of idle facilities, excess freight and handling costs, and wasted materials (spoilage) are required to be recognized as current period costs. The provisions of SFAS No. 151 are effective for the Company's fiscal 2006. The Company is currently evaluating the provisions of SFAS No. 151 and does not expect that adoption will have a material effect on the Company's financial position, results of operations or cash flows.

(14)     QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

         The following is a summary of the quarterly operations for the years ended December 31, 2004 and 2003 (in thousands, except for per share data).

                 2004                        Mar. 31        June 30        Sept. 30       Dec. 31
                 ----                       ----------     ----------     ----------     ----------
Net sales                                   $    6,192     $    6,432     $    7,469     $    9,768
Gross profit                                $    2,747     $    2,899     $    3,230     $    4,839
Net income                                  $       70     $      369     $      158     $      883
Income available to common stockholders     $       70     $      369     $      158     $      883
Earnings per share:
     Basic                                  $       --     $     0.02     $     0.01     $     0.04
                                            ==========     ==========     ==========     ==========
     Diluted                                $       --     $     0.02     $     0.01     $     0.03
                                            ==========     ==========     ==========     ==========


                 2003                        Mar. 31        June 30        Sept. 30       Dec. 31
                 ----                       ----------     ----------     ----------     ----------
Net sales                                   $    5,668     $    6,834     $    6,420     $    6,597
Gross profit                                $    2,141     $    2,829     $    2,715     $    2,999
Net income                                  $       44     $      359     $      504     $      254
Income available to common stockholders     $       42     $      357     $      504     $      254
Earnings per share:
     Basic                                  $       --     $     0.02     $     0.02     $     0.01
                                            ==========     ==========     ==========     ==========
     Diluted                                $       --     $     0.02     $     0.02     $     0.01
                                            ==========     ==========     ==========     ==========

(15)     LARUS CORPORATION ACQUISITION

         Pursuant to the terms of a Stock Purchase Agreement executed on July 13, 2004, the Company acquired all of the issued and outstanding common stock of Larus Corporation. Larus Corporation was based in San Jose, California and engaged in the manufacturing and sale of telecommunications products. Larus Corporation had one wholly-owned subsidiary, Vista Labs, Incorporated ("Vista"), which provided engineering services to Larus Corporation. Assets held by Larus Corporation included intellectual property, cash, accounts receivable and inventories owned by each of Larus Corporation and Vista.

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


         The purchase price for the acquisition totaled $6,539,500 and consisted of $1,000,000 in cash, the issuance of 1,213,592 shares of the Company's common stock with a fair value of $1,000,000, $887,500 in the form of two short-term, zero interest promissory notes that were repaid in 2004, $3,000,000 in the form of two subordinated secured promissory notes, warrants to purchase up to an aggregate of 150,000 shares of the Company's common stock at $1.30 per share, and approximately $580,000 of acquisition costs. The number of shares of our common stock issued as part of the purchase price was calculated based on the $0.824 per share average closing price of our common stock for the five trading days preceding the transaction. The warrants to purchase 150,000 shares of common stock were valued at $72,000 using a Black-Scholes formula that included a volatility of 107.19%, an interest rate of 3.25%, a life of three years and no assumed dividend.

         In addition, the Company assumed $245,000 in accounts payable and accrued expenses and entered into an above-market real property lease with the sellers. This lease represents an obligation that exceeds the fair market value by approximately $756,000 and is part of the acquisition accounting. The cash portion of the acquisition purchase price was funded with proceeds from the Company's credit facility with Wells Fargo Bank, N.A. and cash on-hand.

         In determining the purchase price for Larus Corporation , the Company took into account the historical and expected earnings and cash flow of Larus Corporation, as well as the value of companies of a size and in an industry similar to Larus Corporation, comparable transactions and the market for such companies generally. The purchase price represented a significant premium over the $1,800,000 recorded net worth of Larus Corporation's assets. In determining this premium, the Company considered the Company's potential ability to refine various Larus Corporation products and to use the Company's marketing resources and status as a qualified supplier to qualify and market those products for sale to large telecommunications companies. The Company believes that large telecommunications companies desired to have an additional choice of suppliers for those products and would be willing to purchase Larus Corporation's products following some refinements. The Company also believes that if Larus Corporation had remained independent, it was unlikely that it would have been able to qualify to sell its products to the large telecommunications companies due to its small size and lack of history selling to such companies. Therefore, Larus Corporation had a range of value separate from the net worth it had recorded on its books.


         In conjunction with the Company's July 2004 acquisition of Larus Corporation, the Company has commissioned a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. Although the valuation analysis is still in progress, the Company has estimated that the Larus trade name and trademark are valued at $2,800,000 and that the technology and customer relationships are valued at $800,000. Goodwill associated with the Larus Corporation acquisition totaled $3,363,000 and is not deductible for tax purposes. The Larus trade name and trademark were determined to have indefinite lives and therefore are not being amortized but rather are being periodically tested for impairment. The technology and customer relationships were both estimated to have ten-year lives and, as a result, $40,000 of amortization expense was recorded and charged to administrative expense in 2004. The valuation of the identified intangible assets is expected to be completed in May 2005 and could result in changes to the value of these identified intangible assets and corresponding changes to the value of goodwill. However, the Company does not believe these changes will be material to its financial position or results of operations.

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


         The following table summarizes the unaudited assets acquired and liabilities assumed in connection with this acquisition:

                                                                    Amount
                                                                 in Thousands
                                                                 ------------

Current assets                                                   $     2,460
Property, plant and equipment                                             90
Intangible assets other than goodwill                                  3,600
Goodwill                                                               3,363
Total assets acquired                                                  9,513
Current liabilities                                                     (685)
Deferred income taxes                                                 (1,400)
Unfavorable lease obligation and other
  liabilities                                                           (888)
Total liabilities assumed                                             (2,973)
                                                                 ------------
Net assets acquired                                              $     6,540
                                                                 ============


         The intangible assets other than goodwill consist of non-amortizable trade names with a carrying value of $2,800,000, and technology and customer relationships with carrying values of $500,000 and $300,000, respectively, that are amortizable over ten years.


         Amortization for the intangibles subject to amortization as of December 31, 2004 is anticipated to be approximately $80,000 per year for each of the next five years.

         The following table summarizes, on an unaudited pro forma basis, the combined results of operations of the Company and Larus Corporation, as though the acquisition occurred as of January 1, 2003. The pro forma amounts give effect to appropriate adjustments for interest expense and income taxes. The pro forma amounts presented are not necessarily indicative of future operating results (in thousands, except per share amounts):


                                                      Year Ended December 31,
                                                   ----------------------------
                                                       2004             2003
                                                   -----------      -----------
Revenues                                           $    32,486      $    31,376
Net income                                         $     1,720      $     1,264
Earnings per share of common stock:
     Basic                                         $      0.07      $      0.06
     Diluted                                       $      0.07      $      0.05

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


(16)     RELATED PARTY TRANSACTIONS

         On July 13, 2004, the Company issued two promissory notes to the former stockholders of Larus Corporation totaling $3,000,000 in addition to paying cash and issuing shares of common stock and two zero interest short-term notes totaling $887,500 that were repaid in 2004, in exchange for 100% of the common stock of Larus Corporation (see Note 15). These notes are subordinated to the Company's bank debt and are payable in 72 equal monthly payments of principal totaling $41,667 per month plus interest at the 30-day LIBOR rate plus 5% with a maximum interest rate of 7% during the first two years of the term of the notes, 8% during the third and fourth years, and 9% thereafter. During December 2004, the 30-day LIBOR rate was 2.42%.

         Future maturities of notes payable to stockholders are as follows:

         Year Ending December 31,
         ------------------------
                   2005                $   500,000
                   2006                $   500,000
                   2007                $   500,000
                   2008                $   500,000
                   2009                $   500,000
                Thereafter             $   250,000
                                       -----------
                                       $ 2,750,000
                                       ===========

         Total interest paid on these notes in 2004 was $75,000.

         The Company entered into an above-market real property lease with the sellers. This lease represents an obligation that exceeds the fair market value by approximately $756,000. The lease term is for 7 years and expires on June 30, 2011. It is renewable for a 5-year term priced under market conditions. The base rent is based on a minimum rent of $.90 per square foot per month, which is $27,000 monthly or $324,000 per year, subject to monthly adjustments of the interest rate based on the Federal Reserve Discount Rate that match the lessor's variable interest rate mortgage payments on the building. The maximum increase in any year is 1.5%, with a cumulative maximum increase of 8% over the life of the lease. The increases apply to that portion of the rent that corresponds to the interest portion of the lessor's mortgage. Lease payments paid to the related parties during 2004 totaled $171,000. Future minimum lease payments under the operating lease payable to the stockholders are included in Note 11.

         There are no guarantees by officers or fees paid to officers or loans to or from officers. In 2004, the Company paid $10,000 to Jason Oliva, the son of Carmine T. Oliva, for specific financial analysis services. In 2003, the Company issued to Jason Oliva three-year warrants to purchase up to 100,000 shares of common stock at a per share exercise price of $0.75 and up to 100,500 shares of common stock at a per share exercise price of $1.00 in consideration for financial advisory services rendered.

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


(17)     SUBSEQUENT EVENTS

JANUARY 2005 FINANCING

         On January 5, 2005, the Company issued to 17 accredited record holders in a private offering an aggregate of 12,503,500 shares of common stock at a purchase price of $1.44 per share and five-year investor warrants to purchase up to an additional 3,125,875 shares of our common stock at an exercise price of $1.73 per share, for total proceeds of approximately $18,005,000. The Company paid cash placement agent fees and expenses of approximately $961,000, and issued five-year placement warrants to purchase up to an aggregate of 650,310 shares of common stock at an exercise price of $1.73 per share in connection with the offering. The total warrants issued, representing 3,775,875 shares of the Company's common stock, have an estimated value of $4,400,000. Additional costs related to the financing include legal, accounting and consulting fees that continue to be incurred in connection with the resale registration described below. The Company used a portion of the proceeds from this financing to fund the acquisition of Pascall described below. The Company intends to use the remaining proceeds from this financing for additional acquisitions and for investments in new products and enhancements to existing products.

         The Company agreed to register for resale the shares of common stock issued to investors and the shares of common stock issuable upon exercise of the investor warrants and placement warrants. The registration obligations require, among other things, that a registration statement be declared effective no later than the 150th day following the closing date. If the Company is unable to meet this obligation or unable to maintain the effectiveness of the registration in accordance with the requirements contained in the registration rights agreement the Company entered into with the investors, then the Company will be required to pay to each investor liquidated damages equal to 1% of the amount paid by the investor for the common shares still owned by the investor on the date of the default and 2% of the amount paid by the investor for the common shares still owned by the investor on each monthly anniversary of the date of the default that occurs prior to the cure of the default. The maximum aggregate liquidated damages payable to any investor will be equal to 10% of the aggregate amount paid by the investor for the shares of the Company's common stock. Accordingly, the maximum aggregate penalty that the Company would be required to pay under this provision is 10% of the $18,005,000 initial purchase price of the common stock, which would be approximately $1,801,000. Although the Company anticipates that it will be able to meet its registration obligations, it also anticipates that it will have sufficient cash available to pay these penalties if required.

PASCALL ACQUISITION

         On March 1, 2005, the Company and XCEL Corporation Limited, a second-tier wholly-owned subsidiary of the Company ("XCEL"), entered into an agreement ("Purchase Agreement") relating to the acquisition of Pascall Electronic (Holdings) Limited ("PEHL") by XCEL. The closing of the purchase occurred on March 18, 2005. The Company loaned to XCEL the funds that XCEL used to purchase PEHL.

         PEHL was a wholly-owned subsidiary of Intelek Properties Limited, which itself is an operating subsidiary of Intelek PLC, a London Stock Exchange public limited company. PEHL and its subsidiary, Pascall Electronics Limited ("Pascall"), produce, design, develop, manufacture and sell power supplies and radio frequency products for a broad range of applications, including in-flight entertainment systems and military programs.

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


         Under the Purchase Agreement, XCEL purchased all of the outstanding capital stock of PEHL. The initial purchase price was 3,100,000 British pounds sterling (approximately U.S. $5,972,000 based on the exchange rate in effect on March 18, 2005). The purchase price was paid in cash and is subject to upward or downward adjustment on a pound for pound basis to the extent that the value of the net assets of Pascall as of the closing date is greater or less than 2,520,000 British pounds sterling. The calculation of the value of the net assets of Pascall is to occur within six weeks after the closing, and Intelek Properties Limited will have 25 business days after receipt of the calculation to accept or dispute the calculation. Any payment relating to the increase or reduction of the purchase price based on the value of the net assets of Pascall will be due from XCEL or Intelek Properties Limited, as the case may be, within 14 days of the acceptance of the calculation. A default rate of interest equal to 3% above the base lending rate of Barclays Bank plc London will apply if the adjustment payment is not timely made. The purchase price is also subject to downward adjustments for any payments that may be made to XCEL under indemnity, tax or warranty provisions of the Purchase Agreement.

         XCEL loaned to PEHL and Pascall at the closing 1,600,000 British pounds sterling (approximately U.S. $3,082,000 based on the exchange rate in effect on March 18, 2005) in accordance with the terms of a Loan Agreement entered into by those entities at the closing. The loaned funds were used to immediately repay outstanding intercompany debt owed by PEHL and Pascall to Intelek Properties Limited.

         The Company and Intelek PLC have agreed to guarantee payment when due of all amounts payable by XCEL and Intelek Properties Limited, respectively, under the Purchase Agreement. The Company and XCEL agreed to seek to replace the guaranty that Intelek Properties Limited has given to Pascall's landlord with a guaranty by the Company, and XCEL has agreed to indemnify Intelek Properties Limited and its affiliates for damages they suffer as a result of any failure to obtain the release of the guarantee of the 17-year lease that commenced in May 1999. The leased property is a 30,000 square foot administration, engineering and manufacturing facility located off the south coast of England.

         Intelek Properties Limited has agreed to various restrictive covenants that apply for various periods following the closing. The covenants include non-competition with Pascall's business, non-interference with Pascall's customers and suppliers, and non-solicitation of Pascall's employees. In conjunction with the closing, Intelek Properties Limited, XCEL, Intelek PLC and the Company entered into a Supplemental Agreement dated March 18, 2005. The Supplemental Agreement provides, among other things, that an interest free bridge loan of 200,000 British pounds sterling (approximately U.S. $385,000 based on the exchange rate in effect on March 17, 2005) that was made by Intelek Properties Limited to Pascall on March 17, 2005 would be repaid by Pascall by March 31, 2005. XCEL agreed to ensure that Pascall has sufficient funds to repay the bridge loan. A default rate of interest equal to 3% above the base lending rate of Barclays Bank plc London will apply if the loan is not timely repaid.

                       EMRISE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (CONTINUED)


         The following table summarizes the unaudited assets acquired and liabilities assumed in connection with this acquisition, based on Pascall's balance sheet data at February 28, 2005:

                                                             Dollars
                                                           in Thousands
                                                           ------------

         Current assets .............................       $    5,543
         Property, plant and equipment ..............            1,398
         Intangibles, including goodwill ............            3,577
         Other assets ...............................              152
                                                            ----------
         Total assets acquired ......................           10,669
         Current liabilities ........................            1,528
         Other liabilities ..........................              117
                                                            ----------
         Total liabilities assumed ..................            1,645
                                                            ----------
         Net assets acquired ........................       $    9,024
                                                            ==========

         The following table summarizes, on an unaudited pro forma basis, the combined results of operations of the Company and Pascall, as though the Pascall acquisition occurred as of January 1, 2003. The pro forma amounts give effect to appropriate adjustments for interest expense and income taxes. The pro forma amounts presented are not necessarily indicative of future operating results (in thousands, except per share amounts).

                                                  Year Ended December 31,
                                                ---------------------------
                                                   2004             2003
                                                ----------       ----------

Revenues ................................       $   41,697       $   38,540
Net income ..............................            1,655            1,308
Earnings per share of common stock:
     Basic ..............................       $     0.07       $     0.06
                                                ----------       ----------
     Diluted ............................       $     0.07       $     0.05
                                                ==========       ==========

                                          EMRISE CORPORATION AND SUBSIDIARIES
                                               CONSOLIDATED SCHEDULE II
                                           VALUATION AND QUALIFYING ACCOUNTS
                                     YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002


                                                         Additions                        Reserve
                                          Balance at    Charged to      Deductions       Acquired
                                         Beginning of     Costs and    Write-offs of        with          Balance at
             Description                     Year         Expenses        Accounts      Acquisition      End of Year
-------------------------------------    ------------   -----------    -------------    -----------      ------------
Allowance for doubtful accounts:
--------------------------------
     Year ended December 31, 2004        $   161,000    $        --     $   (32,000)    $     24,000     $   153,000
     Year ended December 31, 2003        $   130,000    $    61,000     $   (30,000)    $         --     $   161,000
     Year ended December 31, 2002        $   226,000    $   118,000     $  (214,000)    $         --     $   130,000

Allowance for inventory obsolescence:
-------------------------------------
     Year ended December 31, 2004         $1,692,000    $1,116,000      $  (557,000)    $         --      $2,251,000
     Year ended December 31, 2003         $1,497,000    $   924,000     $  (729,000)    $         --      $1,692,000
     Year ended December 31, 2002         $1,152,000    $   438,000     $   (93,000)    $         --      $1,497,000


                                                         F-41

                                  EMRISE CORPORATION AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              AS OF MARCH 31, 2005 AND DECEMBER 31, 2004
                          (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                          March 31,       December 31,
                                                                            2005              2004
                                                                        ------------      ------------
                                                                        (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                            $      6,861      $      1,057
   Accounts receivable, net of allowance for doubtful accounts
     of $150 and $153, respectively                                            7,645             5,796
   Inventories                                                                 8,885             6,491
   Deferred tax assets                                                           352               352
   Prepaid and other current assets                                              840               417
                                                                        ------------      ------------
Total current assets                                                          24,583            14,113
Property, plant and equipment, net                                             2,236               909
Goodwill, net of accumulated amortization of $1,084                           10,552             5,881
Intangible assets, net of accumulated amortization of $60 and
   $40, respectively                                                           3,590             3,560
Other assets                                                                     580               623
                                                                        ------------      ------------
                                                                        $     41,541      $     25,086
                                                                        ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Borrowings under lines of credit                                     $        946      $        878
   Current portion of longterm debt                                              940               211
   Notes payable to stockholders, current portion                                500               500
   Accounts payable                                                            3,393             3,398
   Income taxes payable                                                          568               572
   Accrued expenses                                                            3,304             3,014
                                                                        ------------      ------------
Total current liabilities                                                      9,651             8,573
Longterm debt, less current portion                                              377               985
Notes payable to stockholders, less current portion                            2,125             2,250
Deferred income taxes                                                          1,400             1,400
Other liabilities                                                                941               969
                                                                        ------------      ------------
Total liabilities                                                             14,494            14,177

Stockholders' equity:
   Preferred stock, authorized 10,000,000 shares;
     issued and outstanding zero shares
   Common stock, $0.0033 par value. Authorized 50,000,000 shares;
     issued and outstanding 37,385,000 and 24,777,000, respectively              123                82
   Additional paidin capital                                                  43,634            26,746
   Accumulated deficit                                                       (16,756)          (16,406)
   Accumulated other comprehensive income                                         46               487
                                                                        ------------      ------------
Total stockholders' equity                                                    27,047            10,909
                                                                        ------------      ------------
                                                                        $     41,541      $     25,086
                                                                        ============      ============


                See accompanying notes to condensed consolidated financial statements.

                                                 F-42

                       EMRISE CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                 Three Months Ended March 31,
                                                ------------------------------
                                                    2005              2004
                                                ------------      ------------

Net sales                                       $      7,299      $      6,192
Cost of sales                                          4,187             3,445
                                                ------------      ------------
Gross profit                                           3,112             2,747
Operating expenses:
   Selling, general and administrative                 2,831             2,217
   Engineering and product development                   532               283
                                                ------------      ------------
Income (loss) from operations                           (251)              247
Other expense:
   Interest income                                        72                --
   Interest expense                                     (102)              (96)
   Other expense, net                                     (3)               (6)
                                                ------------      ------------
Income (loss) before income taxes                       (284)              145
Income tax expense                                        66                75
                                                ------------      ------------
Net income (loss)                               $       (350)     $         70
                                                ============      ============
Basic earnings (loss) per share                 $      (0.01)     $       0.00
                                                ============      ============
Diluted earnings (loss) per share               $      (0.01)     $       0.00
                                                ============      ============


     See accompanying notes to condensed consolidated financial statements.

                       EMRISE CORPORATION AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                   THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                                         Three Months
                                                       Ended March 31,
                                                ------------------------------
                                                    2005              2004
                                                ------------      ------------
Net income (loss)                               $       (350)     $         70
Other comprehensive income (loss):
   Foreign currency translation adjustment              (441)               (2)
                                                ------------      ------------
Comprehensive income (loss)                     $       (791)     $         68
                                                ============      ============


     See accompanying notes to condensed consolidated financial statements.

                                                 EMRISE CORPORATION AND SUBSIDIARIES
                                                  THREE MONTHS ENDED MARCH 31, 2005
                                      CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                             (UNAUDITED)
                                                           (IN THOUSANDS)


                                                                                                        Accumulated
                                                 Common Stock            Additional                        Other
                                          ---------------------------     Paid-In      Accumulated     Comprehensive
                                             Shares         Amount        Capital        Deficit       Income (Loss)       Total
                                          ------------   ------------   ------------   ------------    ------------    ------------
Balance at December 31, 2004                    24,777   $         82   $     26,746   $    (16,406)   $        487    $     10,909
Stock option exercises                             104             --             36             --              --              36
Issuance of common stock and warrants           12,504             41         16,852             --              --          16,893
Foreign currency translation adjustment             --             --             --             --            (441)           (441)
Net loss                                            --             --             --           (350)             --            (350)
                                          ------------   ------------   ------------   ------------    ------------    ------------
Balance at March 31, 2005                       37,385   $        123   $     43,634   $    (16,756)   $         46    $     27,047
                                          ============   ============   ============   ============    ============    ============


                               See accompanying notes to condensed consolidated financial statements.

                                                                F-45

                                     EMRISE CORPORATION AND SUBSIDIARIES
                                  THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 (UNAUDITED)
                                                (IN THOUSANDS)


                                                                                        Three Months
                                                                                      Ended March 31,
                                                                                ----------------------------
                                                                                   2005             2004
                                                                                -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                               $      (350)     $        70
   Adjustments to reconcile net income (loss) to cash provided by (used in)
     operating activities:
       Depreciation and amortization                                                     97               59
       Provision for inventory obsolescence                                             640              173
   Changes in operating assets and liabilities net of businesses acquired:
     Accounts receivable                                                              1,597              681
     Inventories                                                                       (612)             (62)
     Prepaid and other assets                                                          (380)              39
     Accounts payable and accrued expenses                                           (2,362)            (328)
                                                                                -----------      -----------
Cash provided by (used in) operating activities                                      (1,370)             632
                                                                                -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Net purchases of property, plant and equipment                                       (37)             (96)
   Cash paid for acquisition of Pascall, net of cash acquired                        (9,341)              --
                                                                                -----------      -----------
Cash used in investing activities                                                    (9,378)             (96)
                                                                                -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net repayments of current notes payable                                               68             (562)
   Repayments of long-term debt                                                        (202)              (8)
   Proceeds from long-term debt                                                         198               --
   Proceeds from issuance of common stock in offering                                16,893               --
   Proceeds from exercise of stock options                                               36                1
                                                                                -----------      -----------
Cash provided by (used in) financing activities                                      16,993             (569)
                                                                                -----------      -----------

Effect of exchange rate changes on cash                                                (441)             (65)
Net increase (decrease) in cash and cash equivalents                                  5,804              (98)
Cash and cash equivalents at beginning of period                                      1,057            1,174
                                                                                -----------      -----------
Cash and cash equivalents at end of period                                      $     6,861      $     1,076
                                                                                ===========      ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the period for:
     Interest                                                                   $        96      $        70
                                                                                ===========      ===========
     Income taxes                                                               $        71      $         5
                                                                                ===========      ===========


                    See accompanying notes to condensed consolidated financial statements.

                                                    F-46

                       EMRISE CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

         Emrise Corporation (the "Company"), operates through three wholly-owned subsidiaries: Emrise Electronics Corporation (formerly XET Corporation ("Emrise Electronics")), CXR Larus Corporation ("CXR Larus"), and CXR-Anderson Jacobson ("CXR-AJ"). Emrise Electronics and its subsidiaries design, develop, manufacture and market digital and rotary switches, power supplies, radio frequency ("RF") and microwave components and subsystems, and subsystem assemblies. CXR Larus designs, develops, manufactures and markets network access and transmission products, communications test equipment, and communication timing and synchronization products. CXR-AJ designs, develops, manufactures and markets network access and transmission products. The Company conducts its operations out of various facilities in the United States, England, France and Japan and organizes itself in two product line segments: electronic components and communications equipment.

BASIS OF PRESENTATION

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and therefore do not include all information and footnotes necessary for a complete presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America.

         The unaudited condensed consolidated financial statements do, however, reflect all adjustments, consisting of only normal recurring adjustments, which are, in the opinion of management, necessary to state fairly the financial position as of March 31, 2005 and December 31, 2004 and the results of operations and cash flows for the related interim periods ended March 31, 2005 and 2004. However, these results are not necessarily indicative of results for any other interim period or for the year. It is suggested that the accompanying condensed consolidated financial statements be read in conjunction with the Company's audited consolidated financial statements included in its 2004 annual report on Form 10-K.

STOCK-BASED COMPENSATION

         The Company applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its employee stock-based compensation plans. Accordingly, no compensation cost is recognized for its employee stock option plans unless the exercise price of options granted is less than fair market value on the date of grant. The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148 "Accounting for Stock-Based Compensation-Transition and Disclosure."

         The following table sets forth the net income, net income available for common stockholders and earnings per share amounts for the periods presented as if the Company had elected the fair value method of accounting for stock options for all periods presented (in thousands, except per share amounts):

                           EMRISE CORPORATION AND SUBSIDIARIES
                  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005 AND 2004
                                       (UNAUDITED)


                                                                               Three Months
                                                                             Ended March 31,
                                                                       ---------------------------
                                                                           2005            2004
                                                                       -----------      ----------
Net income (loss):
   As reported                                                         $      (350)     $       70
   Add:  Stock-based compensation expense included in reported net
     income, net of related tax effect                                          --              --

   Deduct:  Stock-based compensation expense determined under the              (47)            (15)
     fair value-based method
                                                                       -----------      ----------

   Pro forma                                                           $      (397)     $       55
                                                                       ===========      ==========

Basic earnings (loss) per share:
   As reported                                                         $     (0.01)     $     0.00

   Add: Stock based compensation expense included in reported net               --              --
     income, net of related tax effect
   Deduct: Stock-based compensation expense determined under the                --              --
     fair value-based method
                                                                       -----------      ----------

   Pro forma                                                           $     (0.01)     $     0.00
                                                                       ===========      ==========

Diluted earnings (loss) per share:
   As reported                                                         $      0.00      $    (0.01)

   Add: Stock based compensation expense included in reported net               --              --
     income, net of related tax effect
   Deduct: Stock-based compensation expensed determined under the               --              --
     fair value-based method
                                                                       -----------      ----------

   Pro forma                                                           $     (0.01)     $     0.00
                                                                       ===========      ==========

         The above calculations include the effects of all grants in the periods presented. Because options often vest over several years and additional awards are made each year, the results shown above may not be representative of the effects on net income or loss in future periods. The calculations were based on a Black-Scholes pricing model with the following assumptions: no dividend yield; expected volatility of 87% to 92%; risk-free interest rate of 3%; expected lives of 7 years.

                       EMRISE CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)


(2)      EARNINGS PER SHARE

         The following table illustrates the computation of basic and diluted earnings per share (in thousands, except per share amounts):

                                                                                         Three Months
                                                                                        Ended March 31,
                                                                                   ----------------------
                                                                                     2005          2004
                                                                                   --------      --------
NUMERATOR:
Net income                                                                         $   (350)     $     70

Less:  accretion of the excess of the redemption value over the carrying value
of redeemable preferred stock                                                            --            --
                                                                                   --------      --------

Income attributable to common stockholders                                         $   (350)     $     70
                                                                                   ========      ========

DENOMINATOR:
Weighted average number of common shares outstanding during the period-basic         36,788        23,480

Incremental shares from assumed conversions of warrants and options                      --           915
                                                                                   --------      --------

Adjusted weighted average number of outstanding shares-diluted                       36,788        24,395
                                                                                   --------      --------

Basic earnings per share                                                           $  (0.01)     $   0.00
                                                                                   ========      ========

Diluted earnings per share                                                         $  (0.01)     $   0.00
                                                                                   ========      ========

         The computation of diluted loss per share for the three months ended
March 31, 2005 excludes the effect of incremental common shares attributable to the exercise of outstanding common stock options and warrants because their effect was antidilutive due to losses incurred by the Company. The computation of diluted loss per share for the three months ended March 31, 2004 excludes the effect of incremental common shares attributable to the exercise of outstanding common stock options and warrants because their effect was antidilutive as a result of the exercise prices exceeding the average market prices of the underlying shares of common stock.

         The following options and warrants were excluded from the computation of diluted earnings per share (in thousands, except per share amounts):

                                                                                             Three Months
                                                                                           Ended March 31,
                                                                                 ---------------------------------
                                                                                       2005             2004
                                                                                 --------------    ---------------

 Options and warrants to purchase shares of common stock                              6,065              693
                                                                                 --------------    ---------------

 Exercise prices                                                                  $0.20 - $3.44     $1.89 - $3.44
                                                                                 --------------    ---------------


                                                        F-49

                       EMRISE CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)


(3)      INVENTORIES

         Inventories consist of the following (in thousands):

                                           March 31, 2005      December 31, 2004
                                           --------------      -----------------
  Raw materials                            $        3,912      $           3,222
  Work-in-process                                   2,548                  1,280
  Finished goods                                    2,425                  1,989
                                           $        8,885      $           6,491

(4)      REPORTABLE SEGMENTS

         The Company has two reportable segments: electronic components and communications equipment. The electronic components segment operates in the United States, European and Asian markets and designs, manufactures and markets digital and rotary switches, electronic power supplies , RF and microwave components and subsystems and subsystem assemblies. The communications equipment segment also operates in the United States, European and Asian markets and designs, manufactures and distributes network access and transmission products, communications test instruments and network timing and synchronization products.

         The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based upon profit or loss from operations before income taxes exclusive of nonrecurring gains and losses. The Company accounts for intersegment sales at prices negotiated between the individual segments.

         The Company's reportable segments are comprised of operating entities offering the same or similar products to similar customers. Each segment is managed separately because each business has different customers and different design and manufacturing and marketing strategies.

         Each segment has business units or components as described in paragraph 30 of SFAS No. 142. Each component has discrete financial information and a management structure. Following is a description of the Company's segment and component structure as of March 31, 2005:

         Reporting Units Within Electronic Components Segment:
         -----------------------------------------------------

         o Emrise Electronics - Rancho Cucamonga, California: Digitran Division- digital and rotary switches, and electronic subsystem assemblies for defense, aerospace and industrial applications

         o Emrise Electronics - Monrovia, California: XCEL Circuits Division - printed circuit boards mostly for intercompany use but with a small base of outside customers

         o XCEL Japan Ltd. - Tokyo, Japan: Reseller of Digitran switches and other third party electronic components

                       EMRISE CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)


         o        XCEL Corporation Ltd. - Ashford, Kent, England/Isle of Wight,
                  England: Power supplies and radio frequency products for defense and aerospace applications and for a broad range of applications, including in-flight entertainment systems; this reporting unit also includes XCEL Power Systems, Ltd., Belix Wound Components Ltd., Pascall Electronic (Holdings) Limited and Pascall Electronics Limited

         Reporting Units Within Communications Equipment Segment:
         --------------------------------------------------------

         o        Larus division of CXR Larus - San Jose, California:
                  Communication timing and synchronization devices and network access equipment

         o        CXR Telcom division of CXR Larus - San Jose, California:
                  Communications test equipment for the field and central office applications

         o        CXR-AJ - Abondant, France: network access equipment.

         There were no differences in the basis of segmentation or in the basis of measurement of segment profit or loss from the amounts disclosed in the Company's audited consolidated financial statements included in its 2004 annual report on Form 10-K except for the inclusion of Pascall sales in the electronic components segment for the last 13 days of the three months ended March 31, 2005. Selected financial data for each of the Company's operating segments is shown below (in thousands):

                                         Three Months Ended   Three Months Ended
                                           March 31, 2005       March 31, 2004
                                          ---------------      ----------------
 Sales to external customers:
 ----------------------------
      Electronic Components               $         3,807      $          3,905
      Communications Equipment                      3,492                 2,287
                                          ---------------      ----------------
                                          $         7,299      $          6,192
                                          ===============      ================

Segment pretax profit (losses):
-------------------------------
      Electronic Components               $           505      $            783
      Communications Equipment                       (187)                  (11)
                                          ---------------      ----------------
                                          $           318      $            772
                                          ===============      ================

                                           March 31, 2005      December 31, 2004
                                          ---------------      ----------------
Segment assets:
---------------
      Electronic Components               $        20,137      $          8,435
      Communications Equipment                     15,603                16,313
                                          ---------------      ----------------
                                          $        35,740      $         24,748
                                          ===============      ================

                       EMRISE CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)


         The following is a reconciliation of the reportable segment sales, income or loss and assets to the Company's consolidated totals (in thousands):

                                                            Three Months Ended      Three Months Ended
                                                              March 31, 2005          March 31, 2004
                                                            ------------------      ------------------
Income (loss) before income taxes
---------------------------------
     Total income (loss) for reportable segments            $             318       $             772
     Unallocated amounts:
       General corporate expenses                                        (602)                   (627)
                                                                ---------------      ----------------
Consolidated income (loss) before income taxes              $            (284)      $             145
                                                                ===============      ================

                                                              March 31, 2005        December 31, 2004
                                                            ------------------      ------------------
Assets
------
   Total assets for reportable segments                     $          35,740       $          24,748
   Other assets                                                         5,801                     338
                                                                ---------------      ----------------
Total consolidated assets                                   $          41,541       $          25,086
                                                                ===============      ================


(5)      NEW ACCOUNTING PRONOUNCEMENTS

         New accounting pronouncements are discussed under the heading "Impacts of New Accounting Pronouncements" in Part I, Item 2 of this report.

(6)      INCOME TAXES

         The effective tax rate for the three-month period ended March 31, 2005 is different than the 34% U.S. statutory rate primarily because of foreign taxes on foreign source income that cannot be offset by domestic tax loss carryforwards.

(7)      CREDIT FACILITIES

         On June 1, 2004, two of the Company's subsidiaries, Emrise Electronics and CXR Larus, together with the Company acting as guarantor, obtained a credit facility from Wells Fargo Bank, N.A. for the Company's domestic operations. This facility is effective through July 1, 2005 and replaced the previous credit facility the Company had with Wells Fargo Business Credit, Inc. No prepayment penalty was due because the prior loan contract excluded from prepayment penalties loans replaced with new credit facilities from Wells Fargo Bank, N.A. The new credit facility is subject to an unused commitment fee equal to 0.25% per annum, payable quarterly based on the average daily unused amount of the line of credit described in the following paragraph.

         The credit facility provides a $3,000,000 revolving line of credit secured by accounts receivable, other rights to payment and general intangibles, inventories and equipment. Borrowings do not need to be supported by specific receivables or inventory balances unless aggregate borrowings under the line of credit and the term loan described in the following paragraph exceed $2,000,000 for 30 consecutive days (a "conversion event"). If a conversion event occurs, the line of credit will convert into a formula-based line of credit until the

                       EMRISE CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)


borrowings are equal to or less than $2,000,000 for 30 consecutive days. The formula generally provides that outstanding borrowings under the line of credit may not exceed an aggregate of 80% of eligible accounts receivable, plus 15% of the value of eligible raw material inventory, plus 30% of the value of eligible finished goods inventory. The interest rate is variable and is adjusted monthly based on the prime rate plus 0.5%. The prime rate at March 31, 2005 was 5.50%.

         The credit facility also provides for a term loan of $150,000 secured by equipment, amortizable over 36 months at a variable rate equal to the prime rate plus 1.5%. The term loan portion of the facility had a balance of $112,000 at March 31, 2005.

         Wells Fargo Bank, N.A. has also provided the Company with $300,000 of credit available for the purchase of new capital equipment when needed through July 1, 2005, of which a balance of $142,000 was outstanding at March 31, 2005. The interest rate is equal to the 90-day London InterBank Offered Rate ("LIBOR") rate (3.10% at March 31, 2005) plus 3.75% per annum. Amounts borrowed under this arrangement are amortized over 60 months from the respective dates of borrowing.

         As of March 31, 2005, the Company had no outstanding balance owing under the revolving credit line, and the Company had $2,000,000 of availability on the non-formula based portion of the credit line. The credit facility is subject to various financial covenants. As of March 31, 2005, the Company was in compliance with each of those covenants. The minimum debt service coverage ratio of each of Emrise Electronics and CXR Larus must be not less than 1.50:1.00 on a trailing four-quarter basis. "Debt service coverage ratio" is defined as net income plus depreciation plus amortization, minus non-financed capital expenditures, divided by current portion of long-term debt measured quarterly. The current ratio of each of Emrise Electronics and CXR Larus must be not less than 1.50:1.00, determined as of each fiscal quarter end. "Current ratio" is defined as total current assets divided by total current liabilities. Net income after taxes of each of Emrise Electronics and CXR Larus must be not less than $1.00 on an annual basis, determined as of the end of each quarter. Net profit after taxes of each of Emrise Electronics and CXR Larus must be not less than $1.00 in each fiscal quarter immediately following a fiscal quarter in which that entity incurred a net loss after taxes. Total liabilities divided by tangible net worth of our domestic operations on a consolidated basis must not at any time be greater than 2.00:1.00, determined as of each fiscal quarter end. Tangible net worth of us and all of our subsidiaries on a consolidated basis must not at any time be less than $5,200,000, measured at the end of each quarter. "Total liabilities" is defined as current liabilities plus non-current liabilities, minus subordinated debt. "Tangible net worth" is defined as stockholders' equity plus subordinated debt, minus intangible assets.

         The credit facility expires in July 2005. The Company currently intends to seek renewal of the credit facility and believes that the bank will be amenable to renewing it. However, if the Company is unable to obtain a renewal of the credit facility, the Company believes that it will have sufficient funds available to timely repay any additional amounts it may borrow under the credit facility prior to its expiration.

         As of March 31, 2005, the Company's foreign subsidiaries had credit facilities, including lines of credit and term loans, with Venture Finance PLC, a subsidiary of the global Dutch ABN AMRO Holdings, N.V. financial institution, in England, IFN Finance, a subsidiary of ABN AMRO Holdings, N.V., Banc National de Paris, Societe Generale in France and Sogelease and Johnan Shinkin Bank in Japan. At March 31, 2005, the balances outstanding under the Company's United Kingdom, France and Japan credit facilities were $1,230,000, $692,000 and $52,000, respectively.

                       EMRISE CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)


         On July 13, 2004, the Company issued two promissory notes to the former stockholders of Larus totaling $3,000,000 in addition to paying cash and issuing shares of common stock (see Note 8), in exchange for 100% of the outstanding capital stock of Larus. These notes are subordinated to the Company's bank debt and are payable in 72 monthly equal payments of principal totaling $41,667 per month plus interest at the 30-day LIBOR rate plus 5% with a maximum interest rate of 7% during the first two years of the term of the notes, 8% during the third and fourth years and 9% thereafter. As of March 31, 2005, the 30-day LIBOR rate was 2.86%. The total balance of these promissory notes as of March 31, 2005 was $2,625,000.

         Future maturities of notes payable to stockholders are as follows:

              Year Ending           Dollars in
              December 31,          Thousands
              ------------          ---------
                  2005              $    375
                  2006                   500
                  2007                   500
                  2008                   500
                  2009                   500
               Thereafter                250
                                    --------
                                    $  2,625
                                    ========

         Total interest paid on these notes for the quarter ended March 31, 2005 was $53,000.

                       EMRISE CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)


(8)      RELATED PARTY TRANSACTIONS

         On July 13, 2004, the Company issued two promissory notes to the former stockholders of Larus Corporation totaling $3,000,000 in addition to paying cash and issuing shares of common stock and two zero interest short-term notes totaling $887,500 that were repaid in 2004, in exchange for 100% of the common stock of Larus Corporation (see Note 7).

         The Company entered into an above-market real property lease with the former stockholders of Larus Corporation. This lease represents an obligation that exceeds the fair market value by approximately $756,000. The lease term is for 7 years and expires on June 30, 2011. It is renewable for a 5-year term priced under market conditions. The base rent is based on a minimum rent of $0.90 per square foot per month, which is $27,000 monthly or $324,000 per year, subject to monthly adjustments of the interest rate based on the Federal Reserve Discount Rate that match the lessor's variable interest rate mortgage payments on the building. The maximum increase in any year is 1.5%, with a cumulative maximum increase of 8% over the life of the lease. The increases apply to that portion of the rent that corresponds to the interest portion of the lessor's mortgage. Lease payments paid to the related parties during the three months ended March 31, 2005 totaled $92,000.

(9)      JANUARY 2005 PRIVATE PLACEMENT

         On January 5, 2005, the Company issued to 17 accredited record holders in a private offering an aggregate of 12,503,500 shares of common stock at a purchase price of $1.44 per share and five-year investor warrants to purchase up to an additional 3,125,875 shares of our common stock at an exercise price of $1.73 per share, for total proceeds of approximately $18,005,000. The Company paid cash placement agent fees and expenses of approximately $961,000, and issued five-year placement warrants to purchase up to an aggregate of 650,310 shares of common stock at an exercise price of $1.73 per share in connection with the offering. The total warrants issued, representing 3,776,185 shares of the Company's common stock, have an estimated value of $4,400,000. Additional costs related to the financing include legal, accounting and consulting fees that totaled approximately $192,000 through March 31, 2005 and continue to be incurred in connection with the resale registration described below. The Company used a portion of the proceeds from this financing to fund the acquisition of Pascall described below. The Company intends to use the remaining proceeds from this financing for additional acquisitions and for investments in new products and enhancements to existing products.

         The Company agreed to register for resale the shares of common stock issued to investors and the shares of common stock issuable upon exercise of the investor warrants and placement warrants. The registration obligations require, among other things, that a registration statement be declared effective no later than the 150th day following the closing date. If the Company is unable to meet this obligation or unable to maintain the effectiveness of the registration in accordance with the requirements contained in the registration rights agreement the Company entered into with the investors, then the Company will be required to pay to each investor liquidated damages equal to 1% of the amount paid by the investor for the common shares still owned by the investor on the date of the default and 2% of the amount paid by the investor for the common shares still owned by the investor on each monthly anniversary of the date of the default that occurs prior to the cure of the default. The maximum aggregate liquidated damages payable to any investor will be equal to 10% of the aggregate amount paid by the investor for the shares of the Company's common stock. Accordingly,

                       EMRISE CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)


the maximum aggregate penalty that the Company would be required to pay under this provision is 10% of the $18,005,000 initial purchase price of the common stock, which would be approximately $1,801,000. Although the Company anticipates that it will be able to meet its registration obligations, it also anticipates that it will have sufficient cash available to pay these penalties if required.

(10)     LARUS CORPORATION AND PASCALL ACQUISITIONS

LARUS CORPORATION ACQUISITION

         Pursuant to the terms of a Stock Purchase Agreement executed on July 13, 2004, the Company acquired all of the issued and outstanding common stock of Larus Corporation. Larus Corporation was based in San Jose, California and engaged in the manufacturing and sale of telecommunications products. Larus Corporation had one wholly-owned subsidiary, Vista Labs, Incorporated ("Vista"), which provided engineering services to Larus Corporation. Assets held by Larus Corporation included intellectual property, cash, accounts receivable and inventories owned by each of Larus Corporation and Vista.

         The purchase price for the acquisition totaled $6,539,500 and consisted of $1,000,000 in cash, the issuance of 1,213,592 shares of the Company's common stock with a fair value of $1,000,000, $887,500 in the form of two short-term, zero interest promissory notes that were repaid in 2004, $3,000,000 in the form of two subordinated secured promissory notes, warrants to purchase up to an aggregate of 150,000 shares of the Company's common stock at $1.30 per share, and approximately $580,000 of acquisition costs. The number of shares of the Company's common stock issued as part of the purchase price was calculated based on the $0.824 per share average closing price of the Company's common stock for the five trading days preceding the transaction. The warrants to purchase 150,000 shares of common stock were valued at $72,000 using a Black-Scholes formula that included a volatility of 107.19%, an interest rate of 3.25%, a life of three years and no assumed dividend.

         In addition, the Company assumed $245,000 in accounts payable and accrued expenses and entered into an above-market real property lease with the sellers. This lease represents an obligation that exceeds the fair market value by approximately $756,000 and is part of the acquisition accounting. The cash portion of the acquisition purchase price was funded with proceeds from the Company's credit facility with Wells Fargo Bank, N.A. and cash on-hand.

         In determining the purchase price for Larus Corporation, the Company took into account the historical and expected earnings and cash flow of Larus Corporation, as well as the value of companies of a size and in an industry similar to Larus Corporation, comparable transactions and the market for such companies generally. The purchase price represented a significant premium over the $1,800,000 recorded net worth of Larus Corporation's assets. In determining this premium, the Company considered the Company's potential ability to refine various Larus Corporation products and to use the Company's marketing resources and status as a qualified supplier to qualify and market those products for sale to large telecommunications companies. The Company believes that large telecommunications companies desired to have an additional choice of suppliers for those products and would be willing to purchase Larus Corporation's products following some refinements. The Company also believes that if Larus Corporation had remained independent, it was unlikely that it would have been able to qualify to sell its products to the large telecommunications companies due to its small size and lack of history selling to such companies. Therefore, Larus Corporation had a range of value separate from the net worth it had recorded on its books.

                       EMRISE CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)


         In conjunction with the acquisition of Larus Corporation, the Company commissioned a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. Although the valuation analysis is still in progress, the Company has estimated that the Larus Corporation trade name and trademark are valued at $2,800,000 and that the technology and customer relationships are valued at $800,000. Goodwill associated with the Larus Corporation acquisition totaled $3,363,000. The Larus Corporation trade name and trademark were determined to have indefinite lives and therefore are not being amortized but rather are being periodically tested for impairment. The technology and customer relationships were both estimated to have ten-year lives and, as a result, $40,000 of amortization expense was recorded and charged to administrative expense in 2004. The valuation of the identified intangible assets is expected to be completed during the quarter ending June 30, 2005 and could result in changes to the value of these identified intangible assets and corresponding changes to the value of goodwill. However, the Company does not believe these changes will be material to its financial position or results of operations.

         The following table summarizes the unaudited assets acquired and liabilities assumed in connection with this acquisition:

                                                                      Dollars
                                                                   in Thousands
                                                                   ------------
         Current assets                                            $     2,460
         Property, plant and equipment                                      90
         Intangible assets other than goodwill                           3,600
         Goodwill                                                        3,363
                                                                   ------------
         Total assets acquired                                           9,513
         Current liabilities                                              (685)
         Deferred income taxes                                          (1,400)
         Unfavorable lease obligation and other liabilities               (888)
                                                                   ------------
         Total liabilities assumed                                      (2,973)
                                                                   ------------
         Net assets acquired                                       $     6,540
                                                                   ============

         The intangible assets other than goodwill consist of non-amortizable trade names with a carrying value of $2,800,000, and technology and customer relationships with carrying values of $500,000 and $300,000, respectively, that are amortizable over ten years. Amortization for the intangibles subject to amortization as of March 31, 2005 is anticipated to be approximately $80,000 per year for each of the next five years.

PASCALL ACQUISITION

         On March 1, 2005, the Company and XCEL Corporation Limited, a second-tier wholly-owned subsidiary of the Company ("XCEL"), entered into an agreement ("Purchase Agreement") to acquire all of the issued and outstanding capital stock of Pascall Electronic (Holdings) Limited ("PEHL") by XCEL. The closing of the purchase occurred on March 18, 2005. The Company loaned to XCEL the funds that XCEL used to purchase PEHL. PEHL has one wholly-owned subsidiary, Pascall Electronics Limited ("Pascall"), which produces, designs, develops, manufactures and sells power supplies and radio frequency products for a broad range of applications, including in-flight entertainment systems and military programs.

                       EMRISE CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)


         Under the Purchase Agreement, XCEL purchased all of the outstanding capital stock of PEHL, using funds loaned to XCEL by the Company. The purchase price for the acquisition totaled $9,669,000, subject to adjustments as described below, and included a $5,972,000 cash payment to PEHL's former parent, a $3,082,000 loan to PEHL and Pascall and approximately $615,000 in acquisition costs, as described below.

         The initial portion of the purchase price was 3,100,000 British pounds sterling (approximately U.S. $5,972,000 based on the exchange rate in effect on March 18, 2005). The initial portion of the purchase price was paid in cash at the closing and is subject to upward or downward adjustment on a pound for pound basis to the extent that the value of the net assets of Pascall as of the closing date was greater or less than 2,520,000 British pounds sterling.

         On May 6, 2005, the Company submitted to Intelek Properties Limited (which is a subsidiary of Intelek PLC, a London Stock Exchange public limited company, and is the former parent of PEHL), the Company's calculation of the value of the net assets of Pascall as of the closing date, which the Company believes slightly exceeded 2,520,000 British pounds sterling. Intelek Properties Limited has 25 business days after receipt of the calculation to accept or dispute the calculation. Any payment relating to the increase or reduction of the purchase price based on the value of the net assets of Pascall will be due from XCEL or Intelek Properties Limited, as the case may be, within 14 days of the acceptance of the calculation. A default rate of interest equal to 3% above the base lending rate of Barclays Bank plc London will apply if the adjustment payment is not timely made. However, the Company anticipates that any adjustment payment based on this calculation will not be material to the Company's financial results and that it will be timely made. The purchase price is also subject to downward adjustments for any payments that may be made to XCEL under indemnity, tax or warranty provisions of the Purchase Agreement.

         XCEL loaned to PEHL and Pascall at the closing 1,600,000 British pounds sterling (approximately U.S. $3,082,000 based on the exchange rate in effect on March 18, 2005) in accordance with the terms of a Loan Agreement entered into by those entities at the closing. The loaned funds were used to immediately repay outstanding intercompany debt owed by PEHL and Pascall to the seller.

         The Company and Intelek PLC have agreed to guarantee payment when due of all amounts payable by XCEL and Intelek Properties Limited, respectively, under the Purchase Agreement. The Company and XCEL agreed to seek to replace the guaranty that Intelek Properties Limited has given to Pascall's landlord with a guaranty by the Company, and XCEL has agreed to indemnify Intelek Properties Limited and its affiliates for damages they suffer as a result of any failure to obtain the release of the guarantee of the 17-year lease that commenced in May 1999. The leased property is a 30,000 square foot administration, engineering and manufacturing facility located off the south coast of England.

         Intelek Properties Limited has agreed to various restrictive covenants that apply for various periods following the closing. The covenants include non-competition with Pascall's business, non-interference with Pascall's customers and suppliers, and non-solicitation of Pascall's employees. In conjunction with the closing, Intelek Properties Limited, Intelek PLC, XCEL, and the Company entered into a Supplemental Agreement dated March 18, 2005. The Supplemental Agreement provides, among other things, that an interest -free bridge loan of 200,000 British pounds sterling (approximately U.S. $385,000

                       EMRISE CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)


based on the exchange rate in effect on March 17, 2005) that was made by the seller to Pascall on March 17, 2005 would be repaid by Pascall by March 31, 2005. XCEL agreed to ensure that Pascall had sufficient funds to repay the bridge loan. The bridge loan was repaid in full by Pascall on the March 31, 2005 due date.

         The following table summarizes the unaudited assets acquired and liabilities assumed in connection with this acquisition, including $615,000 in acquisition costs:

                                                             Dollars
                                                           in Thousands
                                                           ------------
        Current assets...............................      $      6,196
        Property, plant and equipment................             1,367
        Intangibles, including goodwill..............             4,721
                                                           ------------
        Total assets acquired........................            12,284
        Current liabilities..........................             2,535
                                                           ------------
        Other liabilities............................                80
                                                           ------------
        Total liabilities assumed....................             2,615
                                                           ------------
        Net assets acquired..........................      $      9,669
                                                           ============

         The purchase price represented a significant premium over the recorded net worth of Pascall's assets. In determining to pay this premium, we considered various factors, including the opportunities that Pascall presented for us to add RF components and RF subsystem assemblies to our product offerings, the marketing resources of Pascall in the United States power supplies market, and expected synergies between Pascall's business and our existing power supplies business.

         In conjunction with the acquisition of Pascall, the Company is preparing to commission a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. The Company has considered whether the acquisition included various types of identifiable intangible assets, including without limitation patents, covenants not to compete, customers, trade names and trademarks. The Company has estimated that the Pascall trade name and trademark are valued at $50,000 and believes that no other identifiable intangible assets of value were acquired. Accordingly, the Company has estimated that the goodwill associated with the Pascall acquisition totaled $4,671,000. The Pascall trade name and trademark were determined to have indefinite lives and therefore are not being amortized but rather are being periodically tested for impairment. The valuation of the identified intangible assets is expected to be completed during the quarter ending September 30, 2005 and could result in changes to the value of these identified intangible assets and corresponding changes to the value of goodwill. However, the Company does not believe these changes will be material to its financial position or results of operations.

PRO FORMA RESULTS OF OPERATIONS

         The following table summarizes, on an unaudited pro forma basis, the combined results of operations of the Company, Larus Corporation and Pascall, as though the Larus Corporation and Pascall acquisitions occurred as of January 1, 2004. The pro forma amounts give effect to appropriate adjustments for interest expense and income taxes. The pro forma amounts presented are not necessarily indicative of future operating results (in thousands, except per share amounts).

                       EMRISE CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)


                                                        Three Months
                                                       Ended March 31,
                                                ---------------------------
                                                   2005              2004
                                                ----------       ----------
Revenues                                        $  10,540        $   12,215
Net income (loss)                               $    (189)       $      644
Earnings (loss) per share of common stock
   Basic                                        $   (0.01)       $     0.02
                                                ==========       ==========
   Diluted                                      $   (0.01)       $     0.02
                                                ==========       ==========

(11)     ACCRUED EXPENSES


         Accrued expenses were as follows (in thousands):

                                           March 31, 2005      December 31, 2004
                                           --------------      -----------------
Accrued salaries                           $          879      $             805
Accrued payroll taxes and benefits                    642                    491
Advance payments from customers                       398                     77
Other accrued expenses                              1,385                  1,641
                                           --------------      -----------------
Total accrued expenses                     $        3,304      $           3,014
                                           ==============      =================

REPORT OF THE INDEPENDENT AUDITORS

TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF PASCALL ELECTRONIC (HOLDINGS) LIMITED

We have audited the consolidated balance sheets and the company balance sheets of Pascall Electronic (Holdings) Limited as at 18 March 2005 and 31 March 2004 and the consolidated profit and loss accounts and consolidated cash flows for the period from 1 April 2004 to 18 March 2005 and for the year ended 31 March 2004. These financial statements are the responsibility of Pascall Electronic (Holdings) Limited's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Pascall Electronic (Holdings) Limited as at 18 March 2005 and 31 March 2004 and the results of its operations and its cash flows for the period from 1 April 2004 to 18 March 2005 and for the year ended 31 March 2004 in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 29 to the financial statements.


GRANT THORNTON UK LLP
REGISTERED AUDITORS
CHARTERED ACCOUNTANTS

Northampton, England
26 May 2005

PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS

CONSOLIDATED PROFIT AND LOSS ACCOUNT


                                                                   PERIOD           YEAR
                                                                   ENDED           ENDED
                                                                 18 MARCH        31 MARCH
                                                                   2005             2004
                                                        NOTE      (POUNDS)        (POUNDS)

TURNOVER                                                 2       5,577,648       6,650,278

Cost of sales                                                   (4,864,212)     (5,642,113)
                                                                ----------      ----------

GROSS PROFIT                                                       713,436       1,008,165
                                                                ----------      ----------

Administrative expenses (including an
  exceptional charge of
  (POUNDS)241,976 - see Note 4)                                   (712,958)       (707,735)
Distribution costs                                                (591,262)       (454,760)
Other operating income                                   3         108,880         120,972
                                                                ----------      ----------
                                                                (1,195,340)     (1,041,523)
                                                                ----------      ----------
OPERATING LOSS                                           4        (481,904)        (33,358)
Exceptional item-gain on disposal of
  dormant subsidiaries                                   5         315,686              --

LOSS ON ORDINARY ACTIVITIES BEFORE
                                                                ----------      ----------
  INTEREST AND TAXATION                                           (166,218)        (33,358)
Bank interest                                                      (59,344)        (37,369)

LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                       (225,562)        (70,727)
Tax on loss on ordinary activities                       7         191,623          44,944

                                                                ----------      ----------
LOSS ON ORDINARY ACTIVITIES AFTER TAXATION                         (33,939)        (25,783)
Equity dividends                                         9              --         (39,000)

                                                                ----------      ----------
RETAINED LOSS FOR THE PERIOD                            19         (33,939)        (64,783)
                                                                ==========      ==========

All of the activities of the group are classed as continuing.
There were no recognised gains or losses other than the loss for the financial period.

      The accompanying accounting policies and notes form an integral part of these financial statements.

PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS

CONSOLIDATED BALANCE SHEET


                                                                            18 MARCH        31 MARCH
                                                                              2005            2004
                                                                   NOTE     (POUNDS)        (POUNDS)

FIXED ASSETS
Tangible assets                                                     10        709,719         810,007
                                                                           ----------      ----------

CURRENT ASSETS
Stocks                                                              12      1,451,595       1,013,377
Debtors                                                             13      1,871,930       1,782,160

Cash at bank and in hand                                                      170,150         475,767
                                                                           ----------      ----------

                                                                            3,493,675       3,271,304

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                      14     (3,395,842)     (3,220,309)
                                                                           ----------      ----------

NET CURRENT ASSETS                                                             97,833          50,995
                                                                           ----------      ----------

TOTAL ASSETS LESS CURRENT LIABILITIES                                         807,552         861,002

CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR             15        (20,219)        (39,730)
                                                                           ----------      ----------

NET ASSETS                                                                    787,333         821,272
                                                                           ==========      ==========
CAPITAL AND RESERVES
Called up share capital                                             17        364,711         364,711
Share premium account                                               18         68,856          68,856
Capital redemption reserve                                          18        312,714         312,714
Profit and loss account                                             18         41,052          74,991

SHAREHOLDERS' FUNDS                                                 19        787,333         821,272
                                                                           ----------      ----------

Equity                                                                        647,013         680,952
Non-equity                                                                    140,320         140,320

                                                                              787,333         821,272
                                                                           ==========      ==========

The financial statements were approved by the Board of Directors on 26 May 2005.


Director:  Carmine T. Oliva.

      The accompanying accounting policies and notes form an integral part of these financial statements.

PASCALL ELECTRONIC (HOLDINGS) LIMITED (PARENT COMPANY ONLY)

BALANCE SHEET


                                                                            18 MARCH        31 MARCH
                                                                              2005            2004
                                                                   NOTE     (POUNDS)        (POUNDS)

FIXED ASSETS
Investments                                                         11       746,499          585,548
                                                                           ----------      ----------

CURRENT ASSETS
Debtors                                                             13            --          759,703

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                      14            --         (598,970)
                                                                           ----------      ----------

NET CURRENT ASSETS                                                                --          160,733
                                                                           ----------      ----------

TOTAL ASSETS LESS CURRENT LIABILITIES                                        746,499          746,281
                                                                           ==========      ==========
CAPITAL AND RESERVES
Called up share capital                                             17       364,711          364,711
Share premium account                                               18        68,856           68,856
Capital redemption reserve                                          18       312,714          312,714
Profit and loss account                                             18           218               --
                                                                           ----------      ----------

SHAREHOLDERS' FUNDS                                                          746,499          746,281
                                                                           ==========      ==========

Equity                                                                       606,179          605,961
Non-equity                                                                   140,320          140,320
                                                                           ----------      ----------

                                                                             746,499          746,281
                                                                           ==========      ==========

The financial statements were approved by the Board of Directors on 26 May 2005.




Director:  Carmine T. Oliva.


      The accompanying accounting policies and notes form an integral part of these financial statements.

PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS

CONSOLIDATED CASH FLOW STATEMENT



                                                                                     18 MARCH       31 MARCH
                                                                                       2005           2004
                                                                            NOTE     (POUNDS)       (POUNDS)

NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES                          20       360,759      (233,832)

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest paid                                                                         (61,868)      (35,613)
                                                                                     --------      --------

NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND SERVICING OF
FINANCE                                                                               (61,868)      (35,613)
                                                                                     --------      --------

TAXATION                                                                                   20       149,858

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                                                    (183,488)      (84,542)

Sale of tangible fixed assets                                                          39,657        62,433
                                                                                     --------      --------

NET CASH OUTFLOW FROM CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
                                                                                     (143,831)      (22,109)
                                                                                     --------      --------

ACQUISITIONS AND DISPOSALS

Sale of subsidiary undertakings                                                        76,000            --
                                                                                     --------      --------

NET CASH INFLOW FROM ACQUISITIONS AND DISPOSALS                                        76,000            --
                                                                                     --------      --------

EQUITY DIVIDENDS PAID                                                                 (39,000)           --

FINANCING
Capital elements of finance lease rentals                                             (41,544)      (36,073)
                                                                                     --------      --------

NET CASH OUTFLOW FROM FINANCING                                                       (41,544)      (36,073)
                                                                                     --------      --------

INCREASE/(DECREASE) IN CASH                                                  21       150,536      (177,769)
                                                                                     ========      ========




                     The accompanying accounting policies and notes form an integral part of these financial statements.


                                                      F-65

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


1.       PRINCIPAL ACCOUNTING POLICIES

         BASIS OF PREPARATION

         The financial statements are prepared in accordance with applicable United Kingdom accounting standards and under the historical cost convention. During the latest period presented, the company changed its fiscal year end to 18 March from 31 March.

         The principal accounting policies of the group are set out below. The policies have remained unchanged from the previous year.

         BASIS OF CONSOLIDATION

         The "group" financial statements consolidated those of the company, being Pascall Electronic (Holdings) Limited, and its subsidiary undertaking (see Note 11) drawn up to 18 March 2005. Acquisitions of subsidiaries are dealt with by the acquisition method of accounting.

         GOODWILL

         Goodwill arising on consolidation representing the excess of the fair value of the consideration given over the fair values of the identifiable net assets acquired, is capitalised and is amortised on a straight line basis over its estimated useful economic life. Negative goodwill is written back to the profit and loss account to match the recovery of the non-monetary assets acquired.

         As a matter of accounting policy, purchased goodwill first accounted for in accounting periods ending before 23 December 1998, the implementation date of Financial Reporting Standard No 10, was eliminated from the financial statements by immediate write-off on acquisition against reserves. Such goodwill will be charged or credited to the profit and loss account on the subsequent disposal of the business to which it relates.

         TURNOVER

         Turnover consists of the invoiced value (excluding VAT) for goods and services supplied in the period.

         RESEARCH AND DEVELOPMENT

         Research and development expenditure is written off in the period in which it is incurred.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


         TANGIBLE FIXED ASSETS AND DEPRECIATION

         Tangible fixed assets are stated at cost or valuation, net of depreciation and any provision for impairment.

         Depreciation is calculated to write down the cost less estimated residual value of all tangible fixed assets over their useful economic lives. Where there is evidence of impairment, fixed assets are written down to their recoverable amount. The principal annual rates used are as follows:

         Short leasehold property              life of lease
         Plant and machinery                   10%-25%          Straight line
         Motor vehicles                        25%              Reducing balance

         STOCKS AND WORK IN PROGRESS

         Stocks and work in progress are stated at the lower of cost and net realisable value. Cost is determined on a first-in first-out basis. The cost of work in progress and finished goods comprises materials, direct labour and attributable production overheads. Net realisable value is based on estimated sales price after allowing for all further costs of completion and disposal.

         DEFERRED TAXATION

         Deferred tax is provided, except as noted below, on timing differences that have arisen but not reversed by the balance sheet date, where the timing differences result in an obligation to pay more tax, or a right to pay less tax, in the future. Timing differences arise because of differences between the treatment of certain items for accounting and taxation purposes.

         In accordance with FRS 19 deferred tax is not provided on timing differences arising from:

         a) revaluation gains on land and buildings, unless there is a binding agreement to sell them at the balance sheet date; and

         b) gains on the sale of non-monetary assets, where on the basis of all available evidence it is more likely than not that the taxable gain will be rolled over into replacement assets.

         Deferred tax assets are recognised to the extent that it is regarded as more likely than not that they will be recovered.

         Deferred tax is measured at the tax rates that are expected to apply in the periods when the timing differences are expected to reverse, based on tax rates and law enacted or substantively enacted at the balance sheet date. Deferred tax assets and liabilities are not discounted.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


         FOREIGN CURRENCIES

         Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction, or if hedged at the forward contract rate. Monetary assets and liabilities denominated in foreign currency are translated into sterling at the rate of exchange ruling at the balance sheet date, or if hedged the forward contract rate. All exchange differences are recognised in the profit and loss account.

         GOVERNMENT GRANTS

         Grants in respect of fixed assets are credited to the profit and loss account in equal annual instalments over the useful lives of the assets concerned.

         Other grants are credited to the profit and loss account in the same year as the expenditure to which they contribute.

         LEASED ASSETS

         Fixed assets subject to finance leases are capitalised and depreciated in accordance with the depreciation policy stated above. The corresponding liability for the capital element is included in creditors, and the interest, calculated on a straight line basis, is charged against profits over the period of the lease. The rental and operating lease costs of all other assets are charged against profit before interest, as incurred.

         RETIREMENT BENEFITS

         DEFINED CONTRIBUTION PENSION SCHEME

         The pension costs charged against operating profits are the contributions payable to the scheme in respect of the accounting period.

         DEFINED BENEFIT PENSION SCHEME

         Pascall Electronics Limited, the trading subsidiary of Pascall Electronic (Holdings) Limited, participated in the Intelek plc Group Defined Benefit Pension Scheme.

         Prior to the cessation of Pascall Electronics Limited's participation in the Intelek plc Group Defined Benefit Pension Scheme on 18 March 2005, in accordance with SSAP 24, contributions to the scheme were charged to profits on the recommendation of a qualified actuary using the defined accrued benefit method so as to spread the cost of pensions over the anticipated service lives of scheme members. Deferred tax is fully accounted for on any difference between accumulated pension costs charged against profits and accumulated contributions paid.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


2.       TURNOVER BY GEOGRAPHICAL MARKET

         Turnover is wholly attributable to the principal activity of the group.

         An analysis of turnover by geographical market is given below:

                                                     PERIOD        TWELVE MONTHS
                                                      ENDED                ENDED
                                                   18 MARCH             31 MARCH
                                                       2005                 2004
                                                   (POUNDS)             (POUNDS)

        European Community  (excluding UK)         153,147               157,703
        Rest of Europe                                   -                 5,964
        North America                            3,405,990             4,797,849
        South America                                  235                21,620
        Asia                                       716,695               846,371
        Africa                                      27,486                13,249

        Export sales                             4,303,553             5,842,756
        United Kingdom                           1,274,095               807,522
                                                 ---------               -------

                                                 5,577,648             6,650,278
                                                 =========             =========

3.      OTHER OPERATING INCOME

                                                    PERIOD        TWELVE MONTHS
                                                     ENDED                ENDED
                                                  18 MARCH             31 MARCH
                                                      2005                 2004
                                                   (POUNDS)             (POUNDS)

        Rental income                               87,662               99,972
        DTI Grant                                   21,000               21,000
        Other                                          218                    -
                                                 ---------               -------
                                                   108,880              120,972
                                                 =========             =========

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


4.       OPERATING LOSS

         The operating loss is arrived at after charging/(crediting):

                                                                                   PERIOD        TWELVE MONTHS
                                                                                    ENDED                ENDED
                                                                                 18 MARCH             31 MARCH
                                                                                     2005                 2004
                                                                                  (POUNDS)             (POUNDS)

          Depreciation of tangible fixed assets                                   283,131              287,038
          Auditors' remuneration - audit services                                  23,669                9,500
          Research and development                                                645,125              641,000
          Operating lease rentals
          - plant and machinery                                                     9,231                9,662
          - land and buildings                                                    331,557              313,625
          Loss on sale of fixed assets                                              2,628               20,044
          Deferred income from Government Grants                                  (21,000)             (21,000)
          Exceptional item - write-off of pension prepayment                      241,976                    -
                                                                                 =========             ========

         On 18 March 2005 the company ceased its participation in the Intelek plc group pension scheme. As a result the company no longer participates in a defined benefit pension scheme.

         Accordingly, the SSAP 24 prepayment amounting to (POUNDS)241,976 recognised in the prior year accounts has been charged to the profit and loss account through administrative expenses as an exceptional item for the period ended 18 March 2005. The related deferred tax liability of (POUNDS)72,593 has been released to the profit and loss account.

5.       EXCEPTIONAL ITEMS

         On 22 February 2005 the subsidiary undertaking, Pascall Microwave Limited, was sold for consideration of (POUNDS)1 to the ultimate parent undertaking at that time, being Intelek plc. The gain arising on disposal amounted to (POUNDS)315,685.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


6.       DIRECTORS AND EMPLOYEES

         The average number of staff employed by the group during the period, including directors was:

                                                                                  PERIOD        TWELVE MONTHS
                                                                                   ENDED                ENDED
                                                                                18 MARCH             31 MARCH
                                                                                    2005                 2004

         Production and ancillary                                                     92                   93
         Administration and sales                                                     16                   15
                                                                               ---------            ---------
                                                                                     108                  108
                                                                               =========            =========

         Staff costs during the period were as follows:
                                                                                  PERIOD        TWELVE MONTHS
                                                                                   ENDED                ENDED
                                                                                18 MARCH             31 MARCH
                                                                                    2005                 2004
                                                                                 (POUNDS)             (POUNDS)

         Wages and salaries                                                    2,277,533            2,264,745
         Social security costs                                                   212,066              212,786
         Other pension costs                                                     338,082              101,734
                                                                               ---------            ---------
                                                                               2,827,681            2,579,265
                                                                               =========            =========


                                                      F-71

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


6.       DIRECTORS AND EMPLOYEES (CONTINUED)

         Remuneration in respect of directors was as follows:

                                                                                  PERIOD        TWELVE MONTHS
                                                                                   ENDED                ENDED
                                                                                18 MARCH             31 MARCH
                                                                                    2005                 2004
                                                                                 (POUNDS)             (POUNDS)

         Emoluments                                                              211,010              221,186
         Pension contributions to money purchase schemes                          12,667               11,795
                                                                               ---------            ---------
                                                                                 223,677              232,981
                                                                               =========            =========

         The emoluments of the highest paid director excluding pension contributions were (POUNDS)76,122 (2004: (POUNDS)96,502).

         Pension contributions for the highest paid director were (POUNDS)4,106 (2004: (POUNDS)5,055).

         There were two directors accruing benefits under a money purchase scheme (2004: 6).

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


7.       TAXATION ON LOSS ON ORDINARY ACTIVITIES

         (a) Analysis of charge in the period

                                                                                PERIOD                TWELVE
                                                                                 ENDED                MONTHS
                                                                              18 MARCH                 ENDED
                                                                                  2005              31 MARCH
                                                                               (POUNDS)                 2004
                                                                                                     (POUNDS)
         CURRENT TAX:
         UK corporation tax based at 30% (2004: 30%)                                -                     -
         Adjustment in respect of prior year                                        -               (66,808)

         Group relief
         Adjustment in respect of prior year                                        -                32,055
                                                                             ---------              --------

         Total current tax                                                          -               (34,753)

         DEFERRED TAXATION:
         Origination and reversal of timing differences                      (191,623)              (10,191)
                                                                             ---------              --------
         Taxation on loss on ordinary activities                             (191,623)              (44,944)
                                                                             =========              ========

Unrelieved tax losses of (POUNDS)240,000 remain available to offset against future taxable trading profits.


                                      F-73

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


7.       TAXATION ON LOSS ON ORDINARY ACTIVITIES (CONTINUED)

         (b) Factors affecting current tax charge

         The tax assessed on the loss on ordinary activities for the period is higher than the standard rate of corporation tax in the UK of 30% (2004: 30%). The differences are explained as follows:

                                                                                 PERIOD       TWELVE MONTHS
                                                                                  ENDED               ENDED
                                                                               18 MARCH            31 MARCH
                                                                                   2005                2004
                                                                                (POUNDS)            (POUNDS)

        Loss on ordinary activities before taxation                            (225,562)           (70,727)
                                                                               =========           ========

        Loss on ordinary activities multiplied by standard rate of
        corporation tax in the UK of 30% (2004: 30%)                            (67,669)           (21,218)

        Effects of:
        Research and development tax credit                                     (33,856)           (22,780)
        Expenses not deductible for tax purposes                                 76,525              5,081
        Non taxable gains on disposal of dormant subsidiaries                   (94,706)                 -
        Capital allowances in excess of depreciation                             14,881             14,858
        Creation of tax losses                                                   72,167                  -
        Other timing differences                                                 32,658             18,739
        Group losses not paid for                                                     -              5,320
        Adjustments in respect of prior years                                         -            (34,753)
                                                                               ---------           --------

        Total current tax (note 7(a))                                                 -            (34,753)
                                                                               =========           ========

8.       PROFIT FOR THE FINANCIAL YEAR

         The parent company has taken advantage of section 230 of the Companies Act 1985 and has not included its own profit and loss account in these financial statements. The parent company's profit for the year was (POUNDS)218 (2004: (POUNDS)Nil).

                      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                                           MONTHS ENDED 31 MARCH 2004


9.       DIVIDENDS

                                                                                PERIOD        TWELVE MONTHS
                                                                                 ENDED                ENDED
                                                                              18 MARCH             31 MARCH
                                                                                  2005                 2004
                                                                               (POUNDS)             (POUNDS)

          Equity dividends:
          Ordinary shares - proposed final dividend of Nil per share
          (2004: 17.38p)                                                             -              39,000
                                                                               =========           ========


10.      TANGIBLE FIXED ASSETS

                                                       SHORT
                                                    LEASEHOLD
                                                     LAND AND         PLANT AND           MOTOR
                                                    BUILDINGS         MACHINERY        VEHICLES            TOTAL
         THE GROUP                                    (POUNDS)          (POUNDS)        (POUNDS)         (POUNDS)
         COST
         At 1 April 2004                             251,477         3,278,730           85,949        3,616,156
         Additions                                         -           196,170           28,958          225,128
         Disposals                                         -            (9,457)         (55,913)         (65,370)
                                                     --------        ----------         --------       ----------
         At 18 March 2005                            251,477         3,465,443           58,994        3,775,914
                                                     --------        ----------         --------       ----------
         DEPRECIATION
         At 1 April 2004                              94,473         2,683,423           28,253        2,806,149
         Charge for the period                        12,296           254,902           15,933          283,131
         Disposals                                         -                 -          (23,085)         (23,085)
                                                     --------        ----------         --------       ----------
         At 18 March 2005                            106,769         2,938,325           21,101        3,066,195
                                                     --------        ----------         --------       ----------
         NET BOOK VALUE
         At 18 March 2005                            144,708           527,118           37,893          709,719
                                                     ========        ==========         ========       ==========

         At 31 March 2004                            157,004           595,307           57,696          810,007
                                                     ========        ==========         ========       ==========


                                                      F-75

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


10.      TANGIBLE FIXED ASSETS (CONTINUED)

         The figures stated above include assets held under finance leases and similar hire purchase contract as follows:

                                                                       (POUNDS)

         Net book value at 18 March 2005                                81,409
                                                                        =======

         Net book value at 31 March 2004                                84,666
                                                                        =======

         Depreciation provided in the period                            31,257
                                                                        =======
         THE COMPANY

         The company held no fixed assets at 18 March 2005 or 31 March 2004.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


11.      FIXED ASSET INVESTMENTS

                                                                      SHARES IN
                                                                     SUBSIDIARY
                                                                   UNDERTAKINGS
                                                                        (POUNDS)
        THE COMPANY
        Cost
        At 1 April 2004                                                 585,548
        Additions                                                       236,951
        Disposals                                                       (76,000)
                                                                        --------
        At 18 March 2005                                                746,499
                                                                        ========

        NET BOOK VALUE
        At 18 March 2005                                                746,499
                                                                        ========

        At 31 March 2004                                                585,548
                                                                        ========

         At 18 March 2005 the company held more than 20% of the allotted share capital of the following subsidiary undertaking:

                                         CLASS OF SHARE     PROPORTION HELD BY
         SUBSIDIARY UNDERTAKING           CAPITAL HELD            COMPANY              NATURE OF BUSINESS

         Pascall Electronics              Ordinary                 100%                Design, development and
         Limited                                                                       manufacture of electronic
                                                                                       instruments, components and
                                                                                       sub systems

         The subsidiary undertaking is consolidated within these financial statements under the acquisition method of accounting.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


12.      STOCKS

         THE GROUP

                                                   18 MARCH 2005   31 MARCH 2004
                                                        (POUNDS)        (POUNDS)

         Raw materials and consumables                   401,273         399,019
         Work in progress                                743,872         339,989
         Finished goods and goods for resale             306,450         274,369
                                                       ---------       ---------
                                                       1,451,595       1,013,377
                                                       =========       =========

         THE COMPANY

         The company had no stocks at 18 March 2005 or 31 March 2004.

13.      DEBTORS

         THE GROUP
                                                   18 MARCH 2005   31 MARCH 2004
                                                        (POUNDS)        (POUNDS)

        Trade debtors                                  1,525,256       1,391,867
        Amounts owed by group undertakings                     -               -
        Other debtors                                     21,421          14,142
        Prepayments and accrued income                   102,886         345,387
        Taxation recoverable                              26,153          26,173
        Deferred tax asset (Note 16)                     196,214           4,591
                                                       ---------       ---------
                                                       1,871,930       1,782,160
                                                       =========       =========

         Included in prepayments is a SSAP 24 pension prepayment of (POUNDS)Nil (2004: (POUNDS)241,976).

         THE COMPANY
                                                   18 MARCH 2005   31 MARCH 2004
                                                       (POUNDS)         (POUNDS)

        Amounts owed by group undertakings                     -         759,703
                                                       =========       =========

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


14.      CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

         THE GROUP                                                         18 MARCH 2005        31 MARCH 2004
                                                                                 (POUNDS)             (POUNDS)

         Bank overdrafts                                                         140,657              596,810
         Obligations under finance leases                                         50,194               30,587
         Trade creditors                                                         846,251              789,836
         Amounts owed to group undertakings                                    1,600,000            1,178,877
         Other taxation and social security                                      129,809              128,054
         Other creditors                                                           7,848                2,983
         Proposed dividend                                                             -               39,000
         Accruals and other deferred income                                      621,083              454,162
                                                                               ---------            ---------
                                                                               3,395,842            3,220,309
                                                                               =========            =========

         Amounts payable under finance leases and hire purchase contracts are secured upon the assets to which they relate.

         THE COMPANY
                                                                           18 MARCH 2005        31 MARCH 2004
                                                                                (POUNDS)             (POUNDS)

         Amounts owed to group undertakings                                            -              598,970
                                                                               =========            =========

15.      CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

         THE GROUP                                                          18 MARCH 2005       31 MARCH 2004
                                                                                  (POUNDS)            (POUNDS)
         Obligations under finance leases
         - one to two years                                                       20,219               39,730
                                                                               =========            =========

         THE COMPANY

         The company had no liabilities due in greater than one year at 18 March 2005 or 31 March 2004.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


16.      DEFERRED TAXATION

         THE GROUP                                                    DEFERRED
                                                                     TAX ASSET
                                                                       (POUNDS)

         At 1 April 2004                                                4,591
         Reversed during period                                       191,623
                                                                      -------
         At 18 March 2005                                             196,214
                                                                      =======

         The deferred tax asset recognised in the financial statements is set out below:

                                              18 MARCH 2005       31 MARCH 2004
                                                    (POUNDS)            (POUNDS)

         Accelerated capital allowances             42,805             28,824
         Other timing differences                   81,243            (26,263)
         Losses                                     72,166              2,030
                                                   -------            --------
                                                   196,214              4,591
                                                   =======            ========

         THE COMPANY

         The company had no deferred tax assets or liabilities at 18 March 2005 or 31 March 2004.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


17.      SHARE CAPITAL

                                                                                18 MARCH 2005       31 MARCH 2004
                                                                                     (POUNDS)             (POUNDS)
         AUTHORISED
         307,190 ordinary shares of (POUNDS)1 each                                    307,190             307,190
         215,250 9 1/2% redeemable convertible cumulative preference shares
         of (POUNDS)1 each                                                            215,250             215,250
         300,640 10% non-cumulative preference shares of (POUNDS)1 each               300,640             300,640
                                                                                      -------             -------
                                                                                      823,080             823,080
                                                                                      =======             =======
         ALLOTTED, CALLED UP AND FULLY PAID
         224,391 ordinary shares of (POUNDS)1 each                                    224,391             224,391
         140,320 10% non-cumulative preference shares of (POUNDS)1 each               140,320             140,320
                                                                                      -------             -------
                                                                                      364,711             364,711
                                                                                      =======             =======

         Rights of non-equity shareholders:

         The holders of the 10% non-cumulative preference shares are entitled to be paid a fixed non-cumulative preferential dividend at the rate of 10% per annum out of the profits of the company resolved to be distributed in respect of that period.

         On a winding up the holders of the 10% non-cumulative preference shares would have a right to receive out of the assets available for distribution, repayment in full of the nominal amount paid up on these preference shares in priority to all other shares of the company. There is no other right to participate in the profits or assets of the company under such circumstances.

         The preference shares do not confer on the holders the right to receive notices of, or to attend or vote at, general meetings of the company unless a resolution for the winding up of the company shall be proposed and then only on such resolution.

                     PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                                          MONTHS ENDED 31 MARCH 2004


18.      SHARE PREMIUM ACCOUNT AND RESERVES

                                                                    SHARE           CAPITAL             PROFIT
                                                                  PREMIUM        REDEMPTION           AND LOSS
                                                                  ACCOUNT           RESERVE            ACCOUNT
          THE GROUP                                               (POUNDS)          (POUNDS)           (POUNDS)

          At 1 April 2004                                         68,856            312,714            74,991
          Loss for the period                                          -                  -           (33,939)
                                                                  ------            -------           --------
          At 18 March 2005                                        68,856            312,714            41,052
                                                                  ======            =======           ========


                                                                    SHARE           CAPITAL             PROFIT
                                                                  PREMIUM        REDEMPTION           AND LOSS
                                                                  ACCOUNT           RESERVE            ACCOUNT
          THE COMPANY                                             (POUNDS)          (POUNDS)           (POUNDS)

          At 1 April 2004                                         68,856            312,714                 -
          Profit for the period                                        -                  -               218
                                                                  ------            -------           --------
          At 18 March 2005                                        68,856            312,714               218
                                                                  ======            =======           ========

         The cumulative amount of goodwill arising from acquisitions accounted for in years ending before 23 December 1998 which has been written off to group reserves, net of goodwill charged or credited to the profit and loss account on subsequent disposal of the business to which it related is (POUNDS)280,797 (2004: (POUNDS)280,797).

         The balance on the share premium account and capital redemption reserve may not be distributed legally under the Companies Act 1985.

                    PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                                          MONTHS ENDED 31 MARCH 2004


19.      RECONCILIATION OF MOVEMENT IN SHAREHOLDERS' FUNDS

                                                                                  PERIOD        TWELVE MONTHS
                                                                                   ENDED                ENDED
                                                                                18 MARCH             31 MARCH
                                                                                    2005                 2004
                                                                                 (POUNDS)             (POUNDS)

         Loss for the financial period                                           (33,939)             (25,783)
         Dividends                                                                     -              (39,000)
                                                                                ---------            ---------
         Net decrease in shareholders' funds                                     (33,939)             (64,783)

         Shareholders' funds at 1 April 2004                                     821,272              886,055
                                                                                ---------            ---------
         Shareholders' funds at 18 March 2005                                    787,333              821,272
                                                                                =========            =========

20.      NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES

                                                                                  PERIOD        TWELVE MONTHS
                                                                                   ENDED                ENDED
                                                                                18 MARCH             31 MARCH
                                                                                    2005                 2004
                                                                                 (POUNDS)             (POUNDS)

         Operating loss                                                         (481,904)             (33,358)
         Depreciation                                                            283,131              287,038
         Profit on sale of fixed assets                                            2,628               20,044
         (Increase)/decrease in stock                                           (438,218)             126,596
         Decrease/(increase) in debtors                                          341,519             (379,651)
         Increase/(decrease) in creditors                                        653,603             (254,501)
                                                                                ---------            ---------
         Net cash inflow/(outflow) from operating activities                     360,759             (233,832)
                                                                                =========            =========


                                                    F-83

                    PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                                          MONTHS ENDED 31 MARCH 2004


21.      RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                                                  PERIOD        TWELVE MONTHS
                                                                                   ENDED                ENDED
                                                                                18 MARCH             31 MARCH
                                                                                    2005                 2004
                                                                                 (POUNDS)             (POUNDS)

         Increase/(decrease) in cash in year                                     150,536             (177,769)
         Cash outflow from finance leases                                         41,544               36,073
                                                                                ---------            ---------
         Change in net debt resulting from cash flows                            192,080             (141,696)
         Inception of finance leases                                             (41,640)            (106,390)
                                                                                ---------            ---------
         Movement in net debt in the year                                        150,440             (248,086)
         Net debt at 1 April 2005                                               (191,360)              56,726
                                                                                ---------            ---------
         Net debt at 18 March 2005                                               (40,920)            (191,360)
                                                                                =========            =========

22.      ANALYSIS OF CHANGES IN NET DEBT

                                                           AT                                             AT
                                                      1 APRIL      CASH FLOW       NON-CASH         18 MARCH
                                                         2004        (POUNDS)         ITEMS             2005
                                                      (POUNDS)                      (POUNDS)         (POUNDS)

         Cash at bank and in hand                     475,767       (305,617)             -          170,150
         Overdrafts                                  (596,810)       456,153              -         (140,657)
                                                     ---------      ---------       --------        ---------
                                                     (121,043)       150,536              -           29,493
         Finance leases                               (70,317)        41,544        (41,640)         (70,413)
                                                     ---------      ---------       --------        ---------
                                                     (191,360)       192,080        (41,640)         (40,920)
                                                     =========      =========       ========        =========


                                                    F-84

                    PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                                          MONTHS ENDED 31 MARCH 2004


23.      DISPOSALS

         During the period the group disposed of its interest in Pascall
         Microwave Limited and Pascall Electronic Systems Limited. Group profits include (POUNDS)Nil earned by Pascall Microwave Limited and Pascall
         Electronic Systems Limited up to their date of disposal on 22 February
         2005. The net assets/(liabilities) on the date of disposal were:

                                                                                                      PASCALL
                                                                                 PASCALL           ELECTRONIC
                                                                               MICROWAVE              SYSTEMS
                                                                                 LIMITED              LIMITED
                                                                                 (POUNDS)             (POUNDS)

         Debtors                                                                 796,699                2,205
         Creditors                                                              (720,701)            (317,889)
                                                                                ---------            ---------
                                                                                  75,998             (315,684)

         Profit on disposal                                                            1              315,685
                                                                                ---------            ---------
                                                                                  75,999                    1
                                                                                ---------            ---------
         Satisfied by:
         Cash                                                                     75,999                    1
                                                                                ---------            ---------

         Pascall Microwave Limited and Pascall Electronic Systems Limited were dormant for the period ended 18 March 2005 and the year ended 31 March
         2004 and therefore made no contribution to group cash flows.

         Analysis of the net cash inflow of cash in respect of disposals during the period:

                                                                                    2005                 2004
                                                                                 (POUNDS)             (POUNDS)

         Cash consideration                                                       76,000                    -
                                                                                =========            =========


                                                    F-85

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


24.      RETIREMENT BENEFITS

         DEFINED CONTRIBUTION PENSION SCHEME

         The group operates a defined contribution pension scheme for the benefit of the employees. The assets of the scheme are administered by trustees in a fund independent from those of the group.

         DEFINED BENEFIT PENSION SCHEME

         On 18 March 2005 Intelek plc, the group's ultimate parent undertaking for the period to that date, undertook to meet Pascall Electronics Limited's proportion of the Scheme deficit at that date. The potential liability has not yet been finalised by the Scheme's actuaries, but it is not expected to exceed (POUNDS)800,000.

         Since the period-end a sum in excess of this amount has been paid over to the Trustees of the Scheme by Intelek plc to meet Pascall Electronics Limited's proportion of the deficit arising in the Scheme. Furthermore the Scheme trustees have given an undertaking discharging Pascall Electronics Limited from any further liability to the Scheme.

         At 1 April 2004, the financial statements included a prepayment in respect of Scheme contributions of (POUNDS)241,976 as required by SSAP
         24. As at 18 March 2005 following agreement by Intelek plc to make up the shortfall for the elements of the Scheme attributable to Pascall Electronics Limited, this prepayment was written off to the profit and loss account.

         Full disclosures as required by SSAP 24 and FRS 17 transitional disclosures are given in the financial statements of Intelek plc.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


25.      FINANCIAL COMMITMENTS

         CAPITAL COMMITMENTS

         Capital expenditure commitments are as follows:

                                                                                  18 MARCH 2005         31 MARCH 2004
                                                                                        (POUNDS)              (POUNDS)

         Contracted for, but not provided in the accounts                                   712                 1,188
                                                                                      =========             =========

         OPERATING LEASE COMMITMENTS

         The payments which the group is committed to make in the next year under operating leases are as follows:

                                                                                  18 MARCH 2005         31 MARCH 2004
                                                                                        (POUNDS)              (POUNDS)
         (i) Land and buildings, leases expiring
               beyond five years                                                        276,530               298,500
                                                                                      =========             =========
         (ii) Other assets, leases expiring
               within one year                                                            5,334                     -
               one to five years                                                          5,705                 8,054
                                                                                      =========             =========
                                                                                         11,039                 8,054
                                                                                      =========             =========

26.      CONTINGENT LIABILITIES

         The group has entered into foreign exchange commitments totalling (POUNDS)2,178,000 (2004: (POUNDS)1,539,000).

27.      RELATED PARTY DISCLOSURES

         The group has taken advantage of the exemption offered by FRS 8 not to disclose transactions with other group companies on the grounds that it is a wholly owned subsidiary and group accounts are publicly available from the registered office of the ultimate parent undertaking.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


28.      ULTIMATE PARENT UNDERTAKING

         The company's immediate parent undertaking is Xcel Corporation Limited.

         The company's ultimate parent undertaking was Intelek plc for the year ended 31 March 2004 and for the period to 18 March 2005. Intelek plc is a company incorporated in the United Kingdom.

         At 18 March 2005, the company's ultimate parent undertaking changed from Intelek plc to Emrise Corporation, a company incorporated in the United States of America. The largest group of undertakings for which group accounts are drawn up is that headed by Emrise Corporation.

         Copies of the consolidated financial statements of Emrise Corporation and Intelek plc are available from the registered office of the relevant company.

29. SUMMARY OF CERTAIN DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA

         The financial statements are prepared in conformity with accounting principles generally accepted in the United Kingdom ("U.K. GAAP") which differ in certain respects from accounting principles generally accepted in the United States of America ("U.S. GAAP").

         The following is a summary of the significant adjustments to loss on ordinary activities and shareholders' funds when reconciling amounts recorded in the financial statements to the corresponding amounts in accordance with U.S. GAAP. There are no differences between turnover recorded in the financial statements and the corresponding amounts in accordance with U.S. GAAP.

                                                                                  PERIOD                 YEAR
                                                                                   ENDED                ENDED
                                                                           18 MARCH 2005        31 MARCH 2004
                                                                                 (POUNDS)             (POUNDS)

         Loss on ordinary activities under U.K. GAAP                             (33,939)             (25,783)
         U.S. GAAP adjustments:
           Adjustments under SFAS No. 133-Derivatives (a)                         61,717               (2,471)
           Provision for compensated absences (b)                                  2,781                1,338
           Adjustment to pension charge (c)                                      169,383              (59,483)
           Elimination of gain on disposal of dormant
              subsidiaries (d)                                                  (315,686)                   -
                                                                                ---------             --------
         Loss on ordinary activities under U.S. GAAP                            (115,744)             (86,399)
                                                                                =========             ========


      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


29. SUMMARY OF CERTAIN DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA (CONTINUED)

                                                                           18 MARCH 2005       31  MARCH 2004
                                                                                 (POUNDS)             (POUNDS)

         Shareholders' funds under U.K. GAAP                                     787,333              821,272
         U.S. GAAP adjustments:
           Adjustments under SFAS No. 133-Derivatives (a)                         56,871               (4,846)
           Provision for compensated absences (b)                                (15,991)             (18,772)
           Elimination of pension asset (c)                                            -             (169,383)
           Elimination of dividend provision (e)                                       -               39,000
           Adjustment to record goodwill previously written off to
           group reserves (f)                                                     42,000               42,000
                                                                                 --------            ---------
         Shareholders' funds under U.S. GAAP                                     870,213              709,271
                                                                                 ========            =========

         (a)      Adjustments under SFAS No. 133-Derivatives

         Under U.K. GAAP, at each balance sheet date, monetary assets and liabilities denominated in a foreign currency may be translated at a forward rate where there are related or matching forward contracts in respect of trading transactions. Under U.K. GAAP the fair value of derivatives is not permitted to be recognised on the balance sheet. Under U.S. GAAP, Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments, requires the valuation of monetary assets and liabilities at their fair value. Changes in fair value are either reflected in current earnings or comprehensive income depending on the nature of the derivative.

         (b) Provision for compensated absences

         Under U.K. GAAP, no provision is made for employee compensated absences. Under U.S. GAAP provision is made for the cost of employee's rights to compensated absences from work.

         (c) Adjustment to pension charge and elimination of pension asset

         Under U.K. GAAP, the company recorded a charge to write off a pension asset that was previously recorded under SSAP 24. U.S. GAAP would not have permitted the initial recording of the pension asset. The pension asset was eliminated at 31 March 2004 for U.S. GAAP presentation.

         (d) Elimination of gain on disposal of dormant subsidiaries

         Under U.K. GAAP, gains arising upon the disposal of a subsidiary undertaking to a related party may be recognised in the profit and loss account for the period. Under U.S. GAAP, gains arising upon the disposal of a subsidiary undertaking to a related party must be recognized directly in shareholders' funds.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


29. SUMMARY OF CERTAIN DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA (CONTINUED)

         (e) Elimination of dividend provision

         Under U.K. GAAP, for accounting periods beginning before 1 January 2005, dividends not approved for payment prior to the year-end may be provided for at the balance sheet date. Under U.S. GAAP, a dividend must be approved prior to the year-end in order for it to be recorded as a liability at the balance sheet date.

         (f) Adjustment to record goodwill previously written off to group reserves.

         For acquisitions prior to 1998, U.K. GAAP permitted goodwill arising on acquisitions to be written off directly to group reserves. Under U.S. GAAP, the amount of goodwill required to be recognised would be (POUNDS)42,000 at 18 March 2005 and 31 March 2004.

         PRESENTATIONAL DIFFERENCES

         BALANCE SHEET PRESENTATION

         Under U.K. GAAP, assets in the balance sheet are presented in ascending order of liquidity.

         Under U.S. GAAP, assets are presented in descending order of liquidity.

         COMPREHENSIVE INCOME (LOSS)

         The comprehensive loss under U.S. GAAP is the same as net loss under U.S. GAAP for all periods presented.

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


29. SUMMARY OF CERTAIN DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA (CONTINUED)

         CASH FLOW STATEMENT

         As permitted by Item 17 of Form 20-F, the following statements of cash flows were prepared in conformity with U.S. GAAP.


                                                             PERIOD      YEAR
                                                             ENDED       ENDED
                                                           18 MARCH    31 MARCH
                                                             2005        2004
                                                           (POUNDS)    (POUNDS)
                                                           --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                   (115,744)    (86,399)

  Adjustments to reconcile net loss to cash provided by (used in) operating activities:

     Depreciation and amortization                          283,131     287,038

     Gain on sale of property, plant and equipment            2,628      20,044

     Deferred income taxes                                 (108,907)    (87,307)

  Changes in operating assets and liabilities:

     Accounts receivable                                   (173,994)   (330,145)

     Inventories                                           (438,218)    126,596

     Accounts payable and accrued expenses                  811,015    (100,551)

     Other liabilities                                           --      51,137

Cash provided by (used in) operating activities             259,911    (119,587)

CASH FLOWS FROM INVESTING ACTIVITIES:

  Net purchases of property, plant and equipment           (183,488)    (84,542)

  Proceeds from sale of property, plant and equipment        39,657      62,433
  Proceeds from sale of investments in subsidiary            76,000          --
Cash used in investing activities                           (67,831)    (22,109)
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Repayments) borrowings on bank overdraft                (456,153)    469,284
  Repayments of capital lease obligations                   (41,544)    (36,073)
Cash provided by (used in) financing activities            (497,697)    433,211
Net increase (decrease) in cash and cash equivalents       (305,617)    291,515
Cash and cash equivalents at beginning of period            475,767     184,252
Cash and cash equivalents at end of period                  170,150     475,767
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
     Interest                                                61,868      35,613
     Income taxes                                                --          --
  Noncash transactions:
     Purchase of equipment under capital lease               41,640     106,390

     Conversion of payable to Intelek plc into equity       315,684          --
                                                            =======     =======

      PASCALL ELECTRONIC (HOLDINGS) LIMITED AND ITS SUBSIDIARY UNDERTAKINGS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            PERIOD FROM 1 APRIL 2004 TO 18 MARCH 2005 AND THE TWELVE
                           MONTHS ENDED 31 MARCH 2004


29. SUMMARY OF CERTAIN DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA (CONTINUED)

         RELATED PARTY DISCLOSURES

         U.S. GAAP requires the disclosure of related party transactions. The following summarizes the related party balances and transactions for each period with Intelek plc, the ultimate parent undertaking for the period to 18 March 2005 and the year ended 31 March 2004:

                                                                             AT                   AT
                                                                        18 MARCH 2005        31 MARCH 2004
                                                                          (POUNDS)             (POUNDS)
                                                                        -------------        -------------

         Non-interest bearing payable to Intelek plc                      1,800,000            1,178,877


         Of the (POUNDS)1,800,000 payable to Intelek plc at 18 March 2005, (POUNDS)200,000 is included in trade creditors in Note 14. The remaining (POUNDS)1,600,000 was replaced by debt payable to Xcel Corporation Limited, the company's immediate parent undertaking at 18 March 2005.

         During the period ended 18 March 2005 Intelek plc charged the group (POUNDS)Nil (2004: (POUNDS)252,370) in respect of management charges.

         On 22 February 2005 the group sold its interest in Pascall Microwave Limited and Pascall Electronic Systems Limited for cash consideration amounting to (POUNDS)76,000.

         During the period ended 18 March 2005 Intelek plc converted payables amounting to (POUNDS)315,686 into equity.

                               EMRISE CORPORATION


                                   PROSPECTUS


                                  _______, 2005



         WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN WE DELIVER THIS PROSPECTUS OR A SUPPLEMENT OR MAKE A SALE PURSUANT TO THIS PROSPECTUS OR A SUPPLEMENT, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.

                                     PART II
                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth all expenses to be paid by the registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

         SEC registration fee                                         $  3,225
         Legal fees and expenses                                      $150,000
         Accounting fees and expenses                                 $ 90,000
         Printing expenses                                            $  5,000
         Blue sky fees and expenses                                   $ 10,000
         Transfer agent and registrar fees and expenses               $     --
         Miscellaneous                                                $ 15,000
                                                                      --------
         Total                                                        $273,225
                                                                      ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit indemnification under certain circumstances and subject to certain limitations, such as if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         As permitted to Section 145 of the Delaware General Corporation Law, the registrant's amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors of monetary damages for breach of their fiduciary duty as directors.

         In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that:

         o The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant's request, to the fullest extent permitted by Delaware law.

         o The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

         o The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advance if it is ultimately determined that such person is not entitled to indemnification.

         o The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

         o The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

         The registrant's policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and which allow for additional procedural protections. The registrant also maintains directors' and officers' insurance to insure those persons against various liabilities.

         Registration rights agreements between the registrant and various investors provide for cross-indemnification in connection with registration of the registration's common stock on behalf of those investors.

         These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

         Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein.


                                                                       EXHIBIT
              DOCUMENT                                                 NUMBER
              --------                                                 ------
Restated Certificate of Incorporation                                    3.1
Amended and Restated Bylaws                                              3.2
Form of Indemnification Agreement                                       10.4
Registration Rights Agreements                                       4.2 and 4.5


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

         In March 2002, the registrant issued an aggregate of 39,628 shares of common stock upon conversion of 3,962.8 shares of Series B Preferred Stock held by two individuals.

         In April and May 2002, the registrant issued an aggregate of 756,742 shares of common stock upon conversion of 75,674.2 shares of Series B Preferred Stock held by four individuals and three entities.

         In July 2002, the registrant issued an aggregate of 46,293 shares of common stock upon conversion of 4,629.3 shares of Series B Preferred Stock held by one entity.

         In September 2002, the registrant issued to a former employee for advice and consultation services valued at $6,000, three-year warrants to acquire 120,000 shares of our common stock at an exercise price of $0.50 per share.

         In November 2002, the registrant issued 5,000 shares of common stock with an aggregate value of $1,000 to a former employee for services rendered.

         In December 2002, the registrant issued an aggregate of 16,759 shares of common stock to two holders of Series B Preferred Stock upon conversion of 1,675.9 shares of Series B Preferred Stock.

         In March 2003, the registrant issued 41,663 shares of common stock to one investor upon conversion of 4,166.3 shares of Series B Preferred Stock.

         In April 2003, the registrant issued to two individuals three-year warrants to purchase up to 150,000 shares of common stock at a per share exercise price of $0.75 and up to 100,500 shares of common stock at a per share exercise price of $1.00 in consideration for financial advisory services rendered.

         In May and June 2003, the registrant issued an aggregate of 587,286 shares of common stock to five investors upon conversion of 58,728.6 shares of Series B Preferred Stock.

         In May and June 2003, the registrant issued an aggregate of 1,263,250 shares of common stock to four investors upon conversion of 25 shares of Series A Preferred Stock.

         In September 2003, the registrant issued an aggregate of 5,926 shares of common stock to two investors upon conversion of 52.6 shares of Series B Preferred Stock.

         In January 2004, the registrant issued 3,703 shares of common stock to an investor upon conversion of shares of Series B Convertible Preferred Stock.

         On July 13, 2004, the registrant issued 1,213,592 shares of common stock and warrants to purchase up to an aggregate of 150,000 shares of common stock at $1.30 per share to two trusts as part of the purchase price for the acquisition of Larus Corporation pursuant to a Stock Purchase Agreement.

         On November 3, 2004, the registrant issued to one entity warrants to purchase an aggregate of 100,000 shares of common stock at exercise prices ranging from $0.85 to $1.15 per share as partial consideration for investor relations services. On January 24, 2005, the registrant issued to this same entity additional warrants to purchase 25,000 shares of common stock at an exercise price of $2.00 per share, again as partial consideration for investor relations services.

         In December 2004, the registrant issued 15,000 shares of common stock to one individual upon exercise of a warrant with an aggregate exercise price of $3,750.

         In January 2005, the registrant issued 12,503,500 shares of common stock at a purchase price of $1.44 per share and five-year investor warrants to purchase up to an additional 3,125,875 shares of common stock at an exercise price of $1.73 per share in a private offering to 17 record holders pursuant to a Securities Purchase Agreement. The registrant also entered into a Registration Rights Agreement in which it agreed to register for resale the shares of common stock issued to investors and the shares of common stock issuable upon exercise of the investor warrants and placement warrants. Additionally, the registrant paid cash placement agent fees and expenses of approximately $961,000 and issued a five-year placement agent warrant to purchase up to 650,310 shares of common stock at an exercise price of $1.73 per share.

         In March 2005, the registrant issued to one entity a three-year warrant to purchase up to 85,000 shares of common stock at an exercise price of $1.86 per share as partial consideration for financial advisory services.

         The issuances of our securities described above were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering. This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and stock certificates were issued with restrictive legends.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) EXHIBITS.

         The following exhibits are included or incorporated herein by reference.

     EXHIBIT
     NUMBER                     DESCRIPTION
     ------                     -----------

      2.1 Stock Purchase Agreement dated July 13, 2004 between MicroTel International Inc.; Noel C. McDermott; Warren P. Yost; Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995; and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (1)


      2.2 Agreement dated March 1, 2005 among Intelek Properties Limited, XCEL Corporation Limited, Intelek plc and Emrise Corporation relating to the sale and purchase of the outstanding capital shares of Pascall Electronic (Holdings) Limited (17)

      2.3 Supplemental Agreement dated March 18, 2005 among Intelek Properties Limited, XCEL Corporation Limited, Intelek plc and Emrise Corporation (17)

      2.4 Loan Agreement dated March 18, 2005 among XCEL Corporation Limited, Pascall Electronics Limited and Pascall Electronic (Holdings) Limited (17)

      3.1 Amended and Restated Certificate of Incorporation of Emrise Corporation filed with the Secretary of State of Delaware on May 9, 2005 (19)


      3.2 Amended and Restated Bylaws adopted by the Board of Directors of the Corporation on September 1, 2004 (3)

      4.1 Securities Purchase Agreement dated December 29, 2004 among Emrise Corporation and the investors listed on an attachment thereto (4)

      4.2 Registration Rights Agreement dated December 29, 2004 among Emrise Corporation and the investors who are parties to the Securities Purchase Agreement listed as Exhibit 4.1 (4)

      4.3 Form of Investor Warrant issued by Emrise Corporation to the investors who are parties to the Securities Purchase Agreement listed as Exhibit 4.1 (4)

      4.4 Form of Placement Warrant issued by Emrise Corporation to Roth Capital Partners, LLC covering 650,310 shares of common stock
                  (4)


      4.5 Registration Rights Agreement dated July 13, 2004 among the Registrant and Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995, and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (18)

      4.6 Form of Common Stock Purchase Warrant dated July 13, 2004 issued by the Registrant to: (a) Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995 (84,066 shares); and (b) Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (65,934 shares) (18)


      4.7 Warrants to Purchase Common Stock dated November 3, 2004 issued by the Registrant to Hayden Communications, Inc. (100,000 shares) (18)

     EXHIBIT
     NUMBER                     DESCRIPTION
     ------                     -----------


      4.8 Warrants to Purchase Common Stock dated January 24, 2005 issued by the Registrant to Hayden Communications, Inc. (25,000 shares) (18)

      4.9 Warrants to Purchase Common Stock dated April 3, 2001 issued by the Registrant to Coffin Partners LLC (35,000 shares) (18)

      4.10 Warrants to Purchase Common Stock dated September 25, 2002 issued by the Registrant to Jacques Moisset (120,000 shares)
                  (18)

      4.11 Form of Warrants to Purchase Common Stock dated April 2, 2003 issued by the Registrant to: (a) Jason Oliva (100,000 shares at $0.75 per share); (b) Jason Oliva (100,500 shares at $1.00 per share); (c) Steven Jacobus (50,000 shares at $0.75 per share); and (d) George Farndell (150,000 shares at $0.75) (18)

      5           Opinion of Rutan & Tucker, LLP*


      10.1        1993 Stock Option Plan (#) (6)

      10.2        Employee Stock and Stock Option Plan (#) (7)

      10.3        1997 Stock Incentive Plan (#) (8)

      10.4        Amended and Restated 2000 Stock Option Plan (#) (9)

      10.5 Form of Incentive Stock Option Agreement Under Amended and Restated 2000 Stock Option Plan (#) (5) 10.6 Form of Non-Qualified Stock Option Agreement Under Amended and Restated 2000 Stock Option Plan (#) (5) 10.7 Credit Facility Letter Agreement dated June 1, 2004 between Wells Fargo Bank, N.A., XET Corporation and CXR Telcom Corporation (10)

      10.8 Revolving Line of Credit Note dated June 1, 2004 in the principal amount of up to $3,000,000 made by XET Corporation and CXR Telcom Corporation in favor of Wells Fargo Bank, N.A.
                  (10)

      10.9 Term Note dated June 1, 2004 in the principal amount of $150,000 made by XET Corporation and CXR Telcom Corporation in favor of Wells Fargo Bank, N.A. (10)

      10.10 Continuing Guaranty made by XET Corporation and CXR Telcom Corporation in favor of Wells Fargo Bank, N.A. (10)

      10.11 Security Agreement Equipment made by XET Corporation in favor of Wells Fargo Bank, N.A. (10)

      10.12 Security Agreement Equipment made by CXR Telcom Corporation in favor of Wells Fargo Bank, N.A. (10)

      10.13 Continuing Security Agreement Rights to Payment and Inventory made by XET Corporation in favor of Wells Fargo Bank, N.A.
                  (10)

      10.14 Continuing Security Agreement Rights to Payment and Inventory made by CXR Telcom Corporation in favor of Wells Fargo Bank, N.A. (10)


      10.15 Deed of Guarantee and Indemnity dated November 12, 2002 made by MicroTel International Inc., XCEL Corporation Limited, Belix Power Conversion Limited and Belix Wound Components Limited in favor of Venture Finance plc (11)

     EXHIBIT
     NUMBER                     DESCRIPTION
     ------                     -----------


      10.16 Advantage Facility dated November 12, 2002 between XCEL Power Systems Limited and Venture Finance plc (11)

      10.17 Cashflow Loan Agreement dated November 12, 2002 between XCEL Power Systems Limited and Venture Finance plc (11)

      10.18 Term Loan Agreement dated November 12, 2002 between XCEL Power Systems Limited and Venture Finance plc (11)

      10.19 Deed of Subordination dated November 12, 2002 between Venture Finance plc, MicroTel International Inc. and XCEL Corporation Limited (11)

      10.20 Agreement for the Purchase of Debts dated November 12, 2002 between XCEL Power Systems Limited and Venture Finance plc
                  (11)

      10.21 Letter Agreement dated October 23, 2002 between XCEL Power Systems Limited and Venture Finance plc regarding Amendments to Agreement for the Purchase of Debts (11)


      10.22 Credit Facility Agreement dated April 8, 2003, between IFN Finance and CXR, S.A.S. (11)

      10.23 English Summary of Credit Facility Agreement dated April 8, 2003 between IFN Finance and CXR, S.A.S. (12)

      10.24 Subordinated Secured Promissory Note dated July 13, 2004 in the principal amount of $1,681,318.68 made by MicroTel International Inc. in favor of Noel C. McDermott Revocable Living Trust dated December 19, 1995 (10)

      10.25 Subordinated Secured Promissory Note dated July 13, 2004 in the principal amount of $1,318,681.32 made by MicroTel International Inc. in favor of Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (10)

      10.26 Pledge and Security Agreement dated July 13, 2004 between MicroTel International Inc.; Noel C. McDermott, as Collateral Agent; Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995; and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (10)


      10.27 Intercreditor Agreement dated July 13, 2004 between MicroTel International Inc.; Noel C. McDermott, as Trustee of the Noel
                  C. McDermott Revocable Living Trust dated December 19, 1995; and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (10)

      10.28 Continuing Guarantee dated July 13, 2004 made by Larus Corporation in favor of Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995, and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (10)

      10.29 Continuing Guarantee dated July 13, 2004 made by Vista Labs Incorporated in favor of Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995, and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (10)

      10.30 Continuing Guarantee dated July 13, 2004 made by CXR Telcom in favor of Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995, and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (10)

     EXHIBIT
     NUMBER                     DESCRIPTION
     ------                     -----------


      10.31 Security Agreement dated July 13, 2004 made by Larus Corporation in favor of Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995, and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (10)

      10.32 Security Agreement dated July 13, 2004 made by Vista Labs Incorporated in favor of Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995, and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (10)


      10.33 Security Agreement dated July 13, 2004 made by CXR Telcom in favor of Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995, and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (10)

      10.34 Lease agreement between the Registrant and Property Reserve Inc. dated September 16, 1999 (13)

      10.35 Lease agreement between XET, Inc. and Rancho Cucamonga Development dated August 30, 1999 (13)

      10.36 Commercial Lease dated July 13, 2004 between MicroTel International Inc., as Tenant, and Noel C. McDermott and Warren P. Yost, as Landlord, for the premises located at 894 Faulstich Court, San Jose, California (10)

      10.37 Employment Agreement dated as of January 1, 2001 between the Registrant and Carmine T. Oliva (#) (14) 10.38 Employment Agreement dated as of July 2, 2001 between the Registrant and Randolph D. Foote (#) (9)

      10.39 Employment Agreement dated as of January 1, 2001 between the Registrant and Graham Jefferies (#) (9)

      10.40 Form of Executive Officer and Director Indemnification Agreement entered into between the Registrant and each of Carmine T. Oliva, Robert B. Runyon, Laurence P. Finnegan, Jr., Otis W. Baskin, Randolph D. Foote and Graham Jefferies (2)

      10.41       Description of Retirement Account Matching Contributions (#)
                  (5)

      21          Subsidiaries of the Registrant (5)

      23.1 Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm *

      23.2        Consent of Rutan & Tucker, LLP (contained in Exhibit 5)


      23.3        Consent of Grant Thornton UK LLP, Independent Auditors*


      24 Power of Attorney (contained on the signature page to the initial filing of this registration statement)

---------------

*        Filed herewith.

(#) Management contract or compensatory plan, contract or arrangement required to be filed as an exhibit.

(1) Filed as an exhibit to the Registrant's current report on Form 8-K for July 13, 2004 and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's current report on Form 8-K for December 8, 2004 and incorporated herein by reference.

(3) Filed as Appendix G to the Registrant's definitive proxy statement for the Registrant's 2004 annual meeting of stockholders and incorporated herein by reference.


(4) Filed as an exhibit to the Registrant's current report on Form 8-K for December 29, 2004 and incorporated herein by reference.


(5) Filed as an exhibit to the Registrant's annual report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference.

(6) Filed as an exhibit to the Registrant's annual report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.

(7) Filed as an exhibit to the Registrant's definitive proxy statement for the Registrant's annual meeting of stockholders held June 11, 1998 and incorporated herein by reference.

(8) Filed as an exhibit to the Registrant's definitive proxy statement for the special meeting of stockholders held January 16, 2001 and incorporated herein by reference.

(9) Filed as an exhibit to the Registrant's quarterly report on Form 10-Q for September 30, 2001 and incorporated herein by reference.

(10) Filed as an exhibit to the Registrant's quarterly report on Form 10-Q for June 30, 2004 and incorporated herein by reference.

(11) Filed as an exhibit to the Registrant's quarterly report on Form 10-Q for June 30, 2003 and incorporated herein by reference.

(12) Filed as an exhibit to Amendment No. 1 to the Registrant's quarterly report on Form 10-Q for June 30, 2003 and incorporated herein by reference.

(15) Filed as an exhibit to the Registrant's registration statement on Form S-8 (Registration Statement No. 333-29925) and incorporated herein by reference.

(16) Filed as an exhibit to the initial filing of the Registrant's registration statement on Form S-1 (Registration Statement No. 333-63024) and incorporated herein by reference.


(17) Filed as an exhibit to the Registrant's current report on Form 8-K for March 18, 2005 and incorporated herein by reference.

(18) Filed as an exhibit to Amendment No. 1 to the Registrant's registration statement on Form S-1 (Registration Statement No. 333-122394) and incorporated herein by reference.

(19) Filed as an exhibit to the Registrant's current report on Form 8-K for May 6, 2005 and incorporated herein by reference.

(b)      FINANCIAL STATEMENT SCHEDULES


         The following financial statement schedule required to be filed by Item 16(b) is contained on page F-41 of this registration statement.


         Consolidated Schedule II Valuation and Qualifying Accounts for the Years Ended December 31, 2004, 2003 and 2002

         All other schedules have been omitted because they are either inapplicable or the required information has been given in the consolidated financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 2 to registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga, State of California on May 30, 2005.


                               EMRISE CORPORATION

                               By: /s/ Carmine T. Oliva
                                   --------------------------------
                                   Carmine T. Oliva
                                   Chairman of the Board, President
                                   and Chief Executive Officer


         Pursuant to the requirements of the Securities Exchange Act of 1934, this amendment no. 2 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

            NAME                                  TITLE                                  DATE
--------------------------------       ----------------------------------            ------------
/s/ Carmine T. Oliva                   Chairman of the Board, President,             May 30, 2005
--------------------------------       Chief Executive Officer (principal
Carmine T.  Oliva                      executive officer) and Director

/s/ Carmine T. Oliva                   Acting Chief Financial Officer                May 30, 2005
--------------------------------       (principal accounting and
Carmine T. Oliva                       financial officer)

/s/ Robert B. Runyon*                  Director                                      May 30, 2005
--------------------------------
Robert B. Runyon

/s/ Laurence P. Finnegan, Jr.*         Director                                      May 30, 2005
--------------------------------
Laurence P. Finnegan, Jr.

/s/ Otis W. Baskin*                    Director                                      May 30, 2005
--------------------------------
Otis W.  Baskin

*  By: /s/ Carmine T. Oliva
       --------------------
       Carmine T. Oliva,
       Attorney-in-Fact



                                             II-12

         INDEX TO EXHIBITS ATTACHED TO THIS AMENDMENT NO. 2 TO FORM S-1

  Exhibit
   Number                      Description
  -------                      -----------

    5          Opinion of Rutan & Tucker, LLP

    23.1 Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

    23.2       Consent of Rutan & Tucker, LLP (contained in Exhibit 5)

    23.3       Consent of Grant Thornton UK LLP, Independent Auditors



                                     II-13